   As filed with the Securities and Exchange Commission on November   , 1999

                                                        Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                --------------

                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                --------------

                           CYBERNET INTERNET SERVICES
                              INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                      7375                   51-0384117
     (State or other      (Primary Standard Industrial    (I.R.S. Employer
     jurisdiction of       Classification Code Number)    Identification No.)
     incorporation or
      organization)




                            Stefan-George-Ring 19-23
                                 D-81929 Munich
                                    Germany
                                 +49-89-993-150
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  Andreas Eder
                      Chairman of the Board of Directors,
                     President and Chief Executive Officer
                 Cybernet Internet Services International, Inc.
                            Stefan-George-Ring 19-23
                             81929 Munich, Germany
                                 +49-89-993-150
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                --------------

                                   Copies To:

                            Michael H. Chanin, Esq.
                     Powell, Goldstein, Frazer & Murphy LLP
                           1001 Pennsylvania Ave., NW
                           Washington, DC 20004-2505
                                 (202) 347-0066

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                --------------
                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------

                                             Proposed
                                              Maximum
 Title of Each Class of                      Aggregate  Proposed Maximum     Amount of
    Securities to be        Amount to be     Price Per Aggregate Offering   Registration
       Registered            Registered       Unit(1)         Price             Fee
-----------------------------------------------------------------------------------------
13% Convertible Senior
 Subordinated Discount
 Notes Due 2009.........      $51,506,345(2)   100%    $     51,506,345(2) $14,318.76
13% Convertible Senior
 Subordinated Pay-In-
 Kind Notes due 2009.... (Euro)46,928,436(3)   100%    (Euro)46,928,436(3)  $13,571.86(4)
Common Stock, par value
 $.001 per share........ 5,617,138 shares(5)    (5)            (5)              (6)
-----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o).
(2) Represents the accreted value of the Discount Notes as of the filing date.
(3) Represents the principal amount of the Pay-in-Kind Notes originally issued and the principal amount of such notes which is issuable under the pay-in-kind feature of such notes.
(4) Based upon the conversion rate of $1.0403 = (Euro)1.00 which is the Federal Reserve Bank of New York noon buying rate as of November 17, 1999.
(5) Represents shares issuable upon conversion of the Discount Notes and the Pay-in-Kind Notes registered hereunder. Pursuant to Rule 416, such number of shares registered hereby shall include an indeterminate number of shares that may be issued in connection with a stock split, stock dividend, recapitalization or similar event.
(6) Pursuant to Rule 457(i), there is no additional filing fee with respect to the shares of common stock issuable upon conversion of the Discount Notes and Pay-in-Kind Notes because no additional consideration will be received in connection with the exercise of the conversion privilege.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 23, 1999

PROSPECTUS

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.
                                     [LOGO]

   $50,002,183 13.0% Convertible Senior Subordinated Discount Notes due 2009
  (Euro)25,000,000 13.0% Convertible Senior Subordinated Pay-In-Kind Notes due
                                      2009
                       [5,617,138] Shares of Common Stock

  On August 26, 1999, we issued and sold $50,002,183 in aggregate initial accreted value ($93,500,000 principal amount when fully accreted) of our 13.0% Convertible Senior Subordinated Discount Notes due 2009 (the "Discount Notes") and (Euro)25 million aggregate principal amount of our 13.0% Convertible Senior Subordinated Pay-In-Kind Notes due 2009 (the "PIK Notes") in private offerings. The Discount Notes and the PIK Notes are referred to collectively as the "Notes." The initial purchaser of the Discount Notes and the PIK Notes subsequently transferred the notes to various other holders in transactions exempt from registration under the Securities Act of 1933 (the "Securities Act"). In connection with the private offerings, we agreed to register the Discount Notes and the PIK Notes and the shares of common stock into which the notes are convertible to facilitate secondary trading by these holders, who we refer to as selling securityholders. This prospectus is part of a registration statement that fulfills this obligation. All securities offered by this prospectus are offered by selling securityholders.

  The Discount Notes and the PIK Notes are convertible by holders into shares of our common stock. The number of shares of our common stock issuable upon conversion of the Discount Notes is equal to the accreted value of the Discount Notes being converted on the date of conversion divided by $25.00, subject to adjustment under certain circumstances. The number of shares of our common stock issuable upon conversion of the PIK Notes is equal to the principal amount of the notes being converted divided by (Euro)25.00, subject to adjustment under certain circumstances. If the market price of our common stock exceeds certain prices during certain specified periods, the Discount Notes and the PIK Notes will automatically convert into shares of our common stock on or after August 26, 2000. You can find a more extensive description of the Discount Notes and the PIK Notes beginning on page 93.

  We may redeem all or part of the Notes on or after August 15, 2004. We may also redeem all but not part of the Notes at any time if changes in tax laws impose certain withholding taxes on amounts payable on the Notes.

  The Notes are not secured and are subordinated to all of our present and future senior indebtedness.

  Our common stock is quoted on the OTC Bulletin Board operated by The Nasdaq Stock Market under the symbol "ZNET" and trades on the Neuer Market of the Frankfurt Stock Exchange under the symbol "CYN." On November 17, 1999, the last reported sale price for our common stock on the OTC Bulletin Board and the Neuer Market was $11.50 per share and (Euro)11.40 share, respectively.

                                 ------------

  An investment in the Notes and our common stock involves a high degree of risk. Please see "Risk Factors" beginning on page 16.

                                 ------------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.

                                 ------------

                 The date of this prospectus is    .   , 1999.
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY + +NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN + +OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE +
+SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                               TABLE OF CONTENTS

  YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

                                                                          Page
                                                                          ----
Currency and Financial Statement Presentation............................  ii
Information Regarding Forward-Looking Statements.........................  ii
Summary..................................................................   1
Ratio of Earnings to Fixed Costs.........................................  15
Risk Factors.............................................................  16
Use of Proceeds..........................................................  37
Exchange Rate Information................................................  38
Price Range of Common Stock and Dividend Policy..........................  39
Capitalization...........................................................  40
Selected Consolidated Financial and Operating Data.......................  41
Unaudited Pro Forma Consolidated Financial Statements....................  43
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  48
Quantitative and Qualitative Disclosures About Market Risk...............  64
Business.................................................................  65
Information Regarding Significant Subsidiaries...........................  82

                                                                          Page
                                                                          ----
Management...............................................................  83
Related Party Transactions...............................................  90
Stock Ownership of Principal Beneficial Owners and Management............  91
Description of the PIK Notes.............................................  93
Description of the Discount Notes........................................ 122
Certain Definitions...................................................... 151
Registration Rights...................................................... 165
Description of Material Indebtedness..................................... 166
Description of Capital Stock............................................. 167
Anti-Takeover Provisions................................................. 170
Certain United States Federal Income Tax Consequences to Holders of PIK
 Notes................................................................... 173
Certain United States Federal Income Tax Consequences to Holders of
 Discount Notes.......................................................... 177
Selling Securityholders.................................................. 180
Plan of Distribution..................................................... 180
Legal Matters............................................................ 181
Independent Accountants.................................................. 181
Available Information.................................................... 182
Listing and General Information.......................................... 183
Glossary of Terms........................................................ 185
Index to Financial Statements............................................ F-1

  No dealer, salesperson or other individual has been authorized to give any information or make any representation not contained in this prospectus in connection with the offering covered by this prospectus. If given or made, such information or representation must not be relied upon as having been authorized by the Company. This prospectus does not constitute an offer or a solicitation in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus, nor any distribution of securities made hereunder shall under any circumstances, create any implication that there has not been any change in the facts set forth in this prospectus or in the affairs of the Company since the date hereof.

  The securities may not be offered or sold in or into the United Kingdom except in circumstances that do not constitute an offer to the public within the meaning of the Public Offers of Securities Regulations 1995. All applicable provisions of the Financial Services Act 1986 must be complied with in respect of anything done in relation to securities in, from or otherwise involving the United Kingdom.

  We confirm, having made all reasonable inquiries, that this prospectus contains all information which is material in the context of the sale of the securities, that the information contained herein is true and accurate in all material respects and is not misleading in any material respect, that the opinions and intentions expressed herein are honestly held and that there are no other facts the omission of which would make any of such information or the expression of any such opinions or intentions misleading in any material respect. The Company accepts responsibility accordingly.

                 CURRENCY AND FINANCIAL STATEMENT PRESENTATION

  In this prospectus, unless otherwise specified or unless the context otherwise requires, all references to "Deutsche Marks," "DM" and "Pfennigs" are to the lawful currency of the Federal Republic of Germany, all references to "Lire," "Lira" and "Lit." are to the lawful currency of Italy, all references to "Austrian Schillings" and "ATS" are to the lawful currency of Austria, all references to "Euro" and "(Euro)" are to the lawful currency of the countries of the European Monetary Union, and all references to "U.S. dollars," "dollars" and "$" are to the lawful currency of the United States. Non-U.S. currency amounts stated in dollars, unless otherwise indicated, have been translated from Deutsche Marks, Lire, Austrian Schillings or Euro at assumed rates solely for convenience and should not be construed as representations that the Deutsche Mark, Lira, Austrian Schilling or Euro amounts actually represent such dollar amounts or could be converted into dollars at the rate indicated or any other rate. Except as otherwise indicated in this prospectus, such dollar amounts have been translated from Euro to Deutsche Marks at the rate of
(Euro)1.00 = DM 1.9558, from Euro to Lire at the rate of (Euro)1.00 = Lit. 1,936.27, from Euro to Austrian Schillings at the rate of (Euro)1.00 = ATS
13.7603 and from dollars to Euro at the rate of $1.00 = (Euro)0.9613, the noon buying rate in The City of New York for cable transfers in foreign currencies as certified by the Federal Reserve Bank of New York for customs purposes (the "Noon Buying Rate") on November 17, 1999. You should read "Exchange Rate Information" for information regarding recent rates of exchange between the U.S. dollar and the Deutsche Mark, between the U.S. dollar and the Austrian Schilling, between the U.S. dollar and the Lira and between the U.S. dollar and the Euro.

  Unless otherwise indicated, financial information in this prospectus has been prepared in accordance with generally accepted accounting principles in the United States.

                INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

  This prospectus contains or incorporates by reference forward-looking statements. These statements can often be identified by the use of forward-looking terminology such as "estimate," "project," "believe," "expect," or "anticipate" or the negative of such terms or other variations on such or comparable terms, or by discussions of strategy that involve risks and uncertainties. These forward-looking statements include statements concerning:

  (1) the strategies for our business;

  (2) our anticipated growth of the communications and information services industry;

  (3) our plans to devote significant management time and capital resources to our business;

  (4) our expectations as to funding capital requirements;

  (5) our anticipated dates on which we will begin to provide certain services or reach specific milestones in our business strategies; and

  (6) other expectations, beliefs, future plans, anticipated development and other matters that are not historical facts.

  You should be aware that these forward-looking statements are not historical facts and are subject to risks and uncertainties, including financial, regulatory environment, changes and growth in the Internet and telecommunications industry and the general economy, changes in product and services offerings, risks associated with our limited operating history, managing rapid growth, acquisitions and strategic investments, dependence on effective information and billing systems and trend projections. Any of these factors could cause actual events or results to differ materially from those expressed or implied by the statements. We cannot assure that such results expressed or implied by the statements will be achieved, or that, if achieved, such results will be indicative of the results in subsequent periods. The most important factors that could prevent us from achieving our stated goals include the risks that we will not:

  (1) achieve and sustain profitability from the creation and implementation of our Internet Protocol based communications network;

  (2) overcome significant early operating losses;

  (3) produce sufficient capital to fund our business strategies;

  (4) enhance financial and management controls;

  (5) attract and retain additional qualified management and other personnel;

  (6) negotiate peering agreements; and

  (7) make acquisitions necessary to expand our network, products and services and to implement our strategies.

  For a discussion of certain of these factors, see Risk Factors beginning on page 16.

                                    GLOSSARY

  This prospectus contains a number of technical and industry-related terms that may not be easily understandable by all readers. We have attempted to define these terms as they arise in the text. We have also provided definitions for certain of these terms in a glossary which begins on page 185 of this prospectus.

                                    SUMMARY

  Because this is a summary, it may not contain all information that may be important to you. You should read the entire prospectus, including the information incorporated by reference and the financial data and related notes, before making an investment decision.

  We began our operations with the formation of Cybernet Internet Dienstleistungen AG ("Cybernet AG"), a privately held German stock company. Cybernet AG was organized in December 1995, and commenced significant operations in 1996. On September 17, 1997, Cybernet AG was acquired by Cybernet Internet Services International, Inc., a Utah corporation, organized on September 27, 1983 ("Cybernet Utah"). At the time that it acquired Cybernet AG, Cybernet Utah had no material business activities, assets or liabilities. Effective November 18, 1998, Cybernet Utah was merged into Cybernet Internet Services International, Inc., a Delaware corporation ("Cybernet Delaware"), and the Delaware corporation is the surviving entity of the merger. On June 30, 1999, we consummated our acquisition of all of the issued and outstanding capital stock of Flashnet S.p.A. ("Flashnet"), a leading Internet Service Provider ("ISP") based in Rome, Italy. The terms "Company," "Cybernet," "we," "us" and "our," as used in this prospectus, refer to Cybernet Delaware and its subsidiaries as a combined entity, except where its use is such that it is clear that such term means only Cybernet Delaware, and the terms do not in any case refer to the selling securityholders.

                                  The Company

  Through our subsidiaries, we are a leading provider of Internet communications services and solutions in Germany, Austria, Italy and Switzerland targeting small- and medium-sized enterprises. Our Internet protocol ("IP") solutions are based on a core product offering consisting of Internet connectivity and value-added services. Such value-added services include virtual private networks ("VPNs"), web-hosting, co-location, security solutions, electronic commerce, Intranet/Extranet and workflow solutions. We offer consulting, design and installation, training, technical support, and operation and monitoring of IP-based systems. We market our products and services primarily to small- and medium-sized enterprises in Europe because we believe that they represent an underserved and sizeable market. Companies in this market are characterized by a lack of internal technical resources, rapidly expanding communications needs and a high propensity to utilize third-party outsourcing. We are recognized as a provider of high quality Internet connectivity services and solutions to enterprises and as one of Germany's leading Internet access providers. IT Services, a leading German computer magazine, has ranked us number one among German ISPs in terms of infrastructure, international outlook and customer service.

  Our mission is to become a leading European provider of IP-based communications services and network-based business solutions. We intend to continue to focus on small- and medium-sized enterprises in Europe, offering a full portfolio of advanced communications products, including Internet access and value-added services.

  We believe that our capabilities in Internet, telecommunications and systems integration services differentiate us from many of our competitors who offer some, but not all, of the products and services that we offer. We approach and win business customers by offering and designing a full range of services and solutions for mission critical communications needs, such as electronic commerce solutions, Intranets and VPNs. This enables us to work directly with different levels of our customers' organizations, to participate in the design of customers' systems and to offer additional network and communications services as our customers' businesses grow and their needs change. By basing our solutions upon product modules, we are able to meet our customers' individual needs at competitive prices, while realizing higher margins by reducing costs through standardization. Also, as a result of the high quality of our services and the value-added nature of our solutions, we believe that we experience higher customer retention rates and that we are less vulnerable to pricing pressures than many of our competitors in the telecommunications and Internet industries.

  We sell our services and solutions primarily through our direct sales force. Most of our sales people are based in regional offices and are supported by specialized technical and commercial assistance from our customer care centers in Munich, Vienna, Zurich and Trento. We complement our direct sales effort with an extensive reseller and referral network of over 100 companies and by forming marketing alliances with technology leaders such as Hewlett-Packard, Microsoft, Network Associates and Sun Microsystems. While our reseller arrangements begin with sales of our basic product offerings, such as connectivity, they can lead to direct sales by us of more complex solutions, such as security solutions or VPNs.

  We operate a geographically distributed IP network based upon leased lines. Our network is spread over six countries and consists of network nodes equipped primarily with Cisco and Ascend routers connected to a redundant high-performance backbone infrastructure. We help corporate customers reduce telecommunications costs by offering Internet connectivity through dedicated lines at more than 56 directly owned Points of Presence ("POPs"). We also offer a system of dial-in nodes with ISDN or analog modem ports to smaller enterprises, employees and affiliates of corporate customers. These nodes permit local dial-in access throughout Germany, Italy and Switzerland and most of Austria. Flashnet owns 20 of these POPs for dedicated lines (which can also accommodate dial-in traffic) and has access to more than 300 dial-in access nodes. Recently, we reorganized our dial-in network in Germany by concentrating multiple dial-in access nodes into larger access points called "Virtual POPs," which use a Public Switched Telephone Network ("PSTN") to aggregate traffic. We expect this will generate operating efficiencies, in that there will be fewer overall nodes to service. We are expanding our network across Germany, Austria, Italy and Switzerland by installing additional POPs and replacing dial-in access nodes with Virtual POPs.

  We also plan to add digital circuit switching capabilities to our network to offer voice telecommunications services to our customers, capture more revenues from dial-in traffic and provide termination services to other carriers.

  We have increased our revenues from $0.3 million in 1996 to $8.6 million in 1998 ($17.4 million pro forma for acquisitions, including Flashnet). As of September 30, 1999, we provided services to approximately 13,400 business customers, an increase from approximately 200 customers at December 31, 1996. The majority of these customers are small- to medium-sized enterprises. We also provide services to larger companies and organizations such as BASF Corporation, German Parcel, Commerzbank, Hewlett-Packard, Start Media Plus, DaimlerChrysler Aerospace Dornier, BMW Financial Services, Raiffeisenbank, Zuegg, Honeywell, Lauda Air, Modern Times, Amadeus, Lufthansa, News, Nokia Italia, ERG, Avis, Ferrovie dello Stato (Italian Railways) and the Italian Parliament.

  Our management team consists of individuals with extensive Internet, Information Technology ("IT") and telecommunications expertise. Andreas Eder, co-founder and Chief Executive Officer, previously held various positions at Siemens-Nixdorf Information Systems and The Boston Consulting Group. Dr. Alessandro Giacalone, Chief Operating Officer, previously headed the European-Industry Computer Research Center and established it as a leading German ISP. He was also a Professor of Computer Science at the State University of New York at Stony Brook. Robert Eckert, our Chief Financial Officer, was previously with Netsource A/S, Swisscom International, and General Electric (USA). Bernd Buchholz our Executive Vice President for Sales and Marketing was previously managing director of Esprit Telecom in Germany and the head of Novell, Europe. Walter Franz, who is principally responsible for our network, was director of network operations for MCI/WorldCom in Germany and also worked for MFS Telecommunications and Motorola. In addition, we have recruited individuals at various managerial levels from leading industry participants such as AT&T/Unisource, British Telecommunications and Deutsche Telekom. Our policy is to retain the key executives of the companies we acquire. To this end, we typically structure our acquisitions to give such executives an equity participation in the future success of our Company. We have retained most of the key managers in our acquisitions.

Business Strategy

  Our objective is to become a leading provider of communications services and network-based business solutions to small- to medium-sized enterprises in Europe. We currently offer a full-service portfolio of advanced communications products including Internet access and value-added services, as well as switched voice services. The principal elements of our business strategy are as follows:

  Target Small- to Medium-Sized Business Enterprises. We focus on small- to medium-sized enterprises. In Germany, we focus on companies that typically have revenues between (Euro)25 million and (Euro)500 million. According to Statistisches Bundesamt, a German government agency, such companies generate 45% of Germany's total corporate revenues. In other countries, the revenues of small- to medium-sized enterprises as a portion of total corporate revenues vary. We believe that this customer segment is underserved and has substantial and increasing communications needs. Small- to medium-sized enterprises typically lack the technical resources to build and maintain extensive communications systems and, as a consequence, they outsource many services and solutions to third parties. We focus in particular on network intensive industries, such as IT, tourism, retail, finance, government, media and advertising. For many of these industries, utilization of the Internet has become essential. In certain markets, we also serve high-end residential customers.

  Initiate Long-Term Relationships with Customers Through Local Coverage and at an Early Stage. Unlike some of our competitors, we use strong local management teams to address the needs of our customers. Most of our sales people are based in regional offices and are supported by specialized technical and commercial assistance from our offices in Munich, Vienna, Zurich and Trento. This strategy allows us to initiate close relationships with our customers at an early stage of their Internet service requirements, engage in strategic discussions with senior management about their communications requirements, participate in the design of their systems, services and solutions, and establish the basis for long-term relationships at different levels of our customers' organizations. We are then in a position to provide our customers with additional services as their requirements increase or change over time. This also enables us to offer additional solutions to our customers without having to compete primarily on price.

  Develop Total Communications Offering. We currently offer both Internet connectivity services and modular Internet business solutions to our customers. Our modular solutions include web-hosting and -housing, VPNs, security solutions, electronic commerce solutions and Intranet and workflow solutions. As technology evolves, we intend to broaden our product offering to include additional services, solutions and innovations that have proven reliable and effective. In June 1999, we started offering voice services. Our ability to offer voice services will allow us to provide one-stop shopping for integrated voice and data solutions. We believe IP technology and IP applications will be the primary platform and interface for business, data and voice communications in the future.

  Expand Sales Channels. We are currently pursuing growth opportunities through various sales channels. These include trained direct sales representatives with strong technical backgrounds, an extensive reseller program and marketing alliances with technology leaders like Hewlett-Packard, Microsoft, Network Associates, and Sun Microsystems. We are expanding our direct sales force and regional offices to increase our local coverage. We currently have 19 sales offices (seven in Germany, one in Austria, nine in Italy and two in Switzerland), and we plan to increase this number. We intend to expand our reseller and referral arrangements to increase sales of our basic connectivity services and to enhance our marketing alliances to obtain more potential customer contacts.

  Control Our Network. We consider it strategically important to control and operate our own network infrastructure. This will enable us to: (i) maximize revenues by offering total communications services, including broad band and voice services; (ii) achieve the highest levels of service quality and reliability; and (iii) reduce transmission costs. This involves:

  . optimizing the configuration of our IP network by concentrating international access at a few select locations where the cost of global access can be minimized; concentrating network planning and management in one central location; and planning the network's redundancy on a pan-European basis rather than on a local basis;

  . establishing up to nine large-scale data centers to enhance our co-location and housing service offering;

  . acquiring up to nine carrier grade digital circuit switches to be installed in key cities; and

  . leasing transmission capacity on a long-term basis, acquiring backbone capacity or constructing our own infrastructure in selected locations to transport high bandwidth data and voice services over all available transmission protocols (including alternative long-haul transmission such as microwave).

  Accelerate Growth in Europe Through Targeted Acquisitions. To date, we have successfully integrated three acquisitions. We have recently acquired three additional companies which we are in the process of integrating. We will seek to acquire additional Internet-related companies to strengthen our presence in other European countries while continuing to grow internally. We look for strategically and culturally compatible companies to add to our strong management, enhance our technical expertise and enhance our customer base in our current coverage area and bordering countries.

Acquisitions

  Since we began business in 1996, we have acquired seven companies, through which we have expanded our technical capabilities, attracted additional talent, entered new markets and increased our customer base:

  . Cybernet E-Commerce. In September 1997, we acquired 100% of Artwise GmbH ("Artwise") which was later renamed Cybernet E-Commerce GmbH & Co. ("Cybernet E-Commerce"), a German company which has provided us with expertise in Intranet messaging and workflow solutions and established our presence in the Ulm region of Germany;

  .  Eclipse. In December 1997, we acquired 66% of Eclipse s.r.l.
     ("Eclipse"), an ISP based in Trento, Italy, through which we established our presence in Northern Italy and in June 1999, we acquired the remaining 34%;

  . Open:Net. In August 1998, we acquired 100% of Open:Net Internet Solutions GmbH ("Open:Net"), an ISP through which we increased our penetration of the southwest German market serviced by Cybernet E-Commerce;

  . Vianet. In December 1998, we acquired 100% of Vianet Telekommunikations A.G. ("Vianet"), a leading Austrian ISP through which we entered the Austrian market and significantly increased our customer base;

  . Sunweb. In May 1999, we acquired 51% and an option to purchase the remaining 49% of Sunweb Internet Services SIS AG ("Sunweb"), through which we established a presence in Switzerland and acquired substantial additional expertise in switched voice services; and

  . Flashnet. In June 1999, we acquired 100% of Flashnet, a leading Italian ISP, through which we gained access to all major business centers in Italy.

  . Novento. In October 1999, we acquired a majority interest in Novento Telecom A.G. and its sister organization, Multicall Telefonmarketing A.G., which are German direct marketing organizations for communication services, through which we expanded our sales capabilities and acquired additional sales and marketing expertise.

Recent Developments

  Flashnet Acquisition. On June 30, 1999, we purchased all of the issued and outstanding capital stock of Flashnet for a purchase price consisting of Lit.
41.0 billion ($22.6 million) in cash and 301,290 newly issued shares of our common stock, a total purchase price valued at Lit. 54.2 billion ($29.9 million) as of May 14, 1999, the contract date. The selling stockholders consisted of: (i) two affiliates of 3i, an English investment group, which together owned 42.6% of Flashnet's stock, on a fully diluted basis, and which received their portion of the purchase price in cash; and (ii) members of Flashnet's management and their affiliates who owned the remaining stock and received a combination of Cybernet stock and cash. Among this latter group of selling stockholders were the President, Managing Director, Sales Director and two technical directors, all of whom have agreed to continue as employees under long-term contracts with customary covenants not to compete.

  Headquartered in Rome, Flashnet is the third largest Internet service provider ("ISP") in Italy, offering business and residential customers dedicated lines, dial-in and satellite access to the Internet, web-hosting, co-location services, electronic commerce, VPNs and a variety of other services. It maintains a customer care center which is available 24 hours per day to business customers and 18 hours per day to residential customers. In 1998, Flashnet had revenues of Lit. 8.3 billion ($4.6 million).

  Founded in 1994 as a division of a computer distribution group, Flashnet originally focused on the residential market and built a clientele which totaled approximately 38,000 residential customers as of March 31, 1999. Over the last 20 months, it has shifted its marketing focus to businesses and has already developed a business customer base consisting of approximately 1,600 customers as of March 31, 1999.

  Flashnet owns 20 POPs for dedicated lines and has access to more than 300 dial-in access nodes which can also accommodate dial-in traffic. The POPs interconnect with each other through leased lines. In Rome, Flashnet has international access through primary links with MCI/WorldCom, Global One and Ebone. Most of Flashnet's network equipment is manufactured by Cisco.

  The table below summarizes certain operating and financial results of
Flashnet:

                                                          December 31, March 31,
                                                              1998       1999
                                                          ------------ ---------
Operating Data
Residential Customers(/1/)...............................    31,556     38,269
Business Customers(/1/)..................................     1,096      1,625
                                                             ------     ------
  Total Customers........................................    32,652     39,894

--------
(1)Including customers obtained through resellers.

                                             Year or Six Months Ended
                                    -------------------------------------------
                                    December 31, June 30, December 31, June 30,
                                        1998       1999       1998       1999
                                    ------------ -------- ------------ --------
                                        Lit.       Lit.        $          $
                                    ------------ -------- ------------ --------
                                         (millions)            (thousands)
Financial Data (US GAAP)
Net Sales..........................     8,334     7,662       4,597     4,352
EBITDA.............................    (2,354)     (101)     (1,298)      (57)
EBIT...............................    (3,011)     (543)     (1,661)     (308)
Net Income.........................    (2,366)     (850)     (1,305)     (483)
Stockholders' deficit(/1/).........      (533)      417        (294)      251

--------
(1) At period end.

Recent Offerings

  Private Unit Offering and Exchange Offer. On July 8, 1999, we sold 150,000 units (the "Units") in a private offering (the "Private Unit Offering"). Each Unit consisted of $1,000 principal amount of our 14.0% senior notes due 2009 (the "Restricted Senior Notes") and one warrant to purchase 30.2310693 shares of our common stock. In the aggregate, the warrants entitle their holders to purchase 4,534,604 shares of our common stock, par value $.001 per share, (representing approximately 15% of our issued and outstanding capital stock on a fully diluted basis at that time). The net proceeds of the Unit Private Offering were $145,500,000. Of that amount, $57,466,076 was used to purchase U.S. government securities pledged to a collateral agent to secure payment of the first six interest payments on the Restricted Senior Notes, and $22,374,264 was used to repay an interim loan incurred to finance the cash portion of the acquisition price for Flashnet.

  In conjunction with the Private Unit Offering, we entered into a registration rights agreement with the initial purchasers of the Units in which we agreed, among other things, to exchange (the "Exchange Offer") the Restricted Senior Notes for substantially identical 14.0% senior notes due 2009 registered under the Securities Act (the "Exchange Notes"). For purposes of this prospectus the term "Senior Notes" refers to the Restricted Senior Notes and the Exchange Notes issued in exchange for the Restricted Senior Notes.

  Private Discount Notes Offering. On August 26, 1999, we sold the Discount Notes in a private offering (the "Private Discount Notes Offering"). Each Discount Note was sold at an initial accreted value of $534.78, a substantial discount from its principal amount at maturity of $1,000. There will not be any accrual of cash interest on the Discount Notes prior to August 15, 2004 or payment of cash interest prior to February 15, 2005. Holders of the Discount Notes may convert the Discount Notes at their option into our common stock at any time on or after August 25, 2000. The number of shares of our common stock issuable upon conversion of the Discount Notes is equal to the accreted value of the Discount Notes being converted on the date of conversion divided by $25.00, subject to adjustment in certain events. If the market price of our common stock exceeds certain prices during certain specified periods, the Discount Notes will automatically convert into shares of our common stock on or after August 26, 2000. The net proceeds of the Private Discount Notes Offering were $47,502,074, which we intend to use for capital expenditures and general corporate purposes. See "Description of the Discount Notes."

  Private PIK Notes Offering. On August 26, 1999, we sold the PIK Notes in a private offering (the "Private PIK Notes Offering"). We will pay interest on the PIK Notes in the form of additional notes issued under the pay-in-kind feature through August 15, 2004. From that date to maturity interest will accrue and will be paid in cash. Holders of the PIK Notes and any additional notes issued under the pay-in-kind feature may convert both types of notes at their option into our common stock at any time on or after August 25, 2000. The number of shares of our common stock issuable upon conversion of these notes is equal to the principal amount of the PIK Notes being converted divided by
(Euro)25.00, subject to adjustment in certain events. If the market price of our common stock exceeds certain prices during certain specified periods, the PIK Notes will automatically convert into shares of our common stock on or after August 26, 2000. The net proceeds of the Private PIK Notes Offering were ,750,000, which we intend to use for capital expenditures and general corporate purposes. See "Description of the PIK Notes."

General Information

  Our principal executive offices are located at Stefan-George-Ring 19-23, 81929 Munich, Germany, telephone number: +49-89-993-150, and our registered address in the United States is Corporation Services Company, 1013 Centre Road, Wilmington, Delaware 19805.

                                   PIK Notes


Issuer..................  Cybernet Internet Services International, Inc.

PIK Notes...............  (Euro)25,000,000 aggregate principal amount of 13.0%
                          Convertible Senior Subordinated Pay-In-Kind Notes due 2009. The PIK Notes are convertible into our common stock. See "--Conversion" below and see "Description of the PIK Notes" and "Description of Capital Stock."

Maturity Date...........  August 15, 2009.

Interest................  We will pay interest on the PIK Notes semi-annually at a rate of 13.0% per annum on each February 15 and August 15 (i) in the form of additional notes issued under the pay-in-kind feature of the PIK Notes (the "Secondary PIK Notes"), starting on February 15, 2000 and continuing through August 15, 2004 and (ii) in cash, starting on February 15, 2005 and continuing to maturity on August 15, 2009. There will not be any accrual of cash interest on the PIK Notes prior to August 15, 2004 or payment of cash interest on the PIK Notes prior to February 15, 2005. References to the PIK Notes in this prospectus includes the Secondary PIK Notes.

Ranking.................  The PIK Notes are senior subordinated unsecured debt.
                          They rank equally in right of payment to all our existing and future senior subordinated debt (including the Discount Notes) and junior in right of payment to all our existing and future unsubordinated indebtedness (including the Senior Notes). Because Cybernet Delaware conducts its business principally through its subsidiaries, existing and future debt and other liabilities and commitments of its subsidiaries, including trade payables, will be effectively senior to the PIK Notes.

Optional Redemption.....  We may redeem the PIK Notes, in whole or in part, at any time on or after August 15, 2004, at the redemption prices set forth in this prospectus, plus accrued and unpaid interest and additional amounts due under tax gross-up provisions of the PIK Notes, if any, to the redemption date. See "Description of the PIK Notes--Optional Redemption."

                          We may also redeem all but not just a portion of the PIK Notes at any time, if changes in certain tax laws impose certain withholding taxes on amounts payable on the PIK Notes. If we decide to do this, we must pay holders a price equal to the principal amount plus accrued interest and the other amounts described in the section "Description of the PIK Notes-- Redemption for Taxation Reasons."

Conversion..............  Unless previously redeemed, the PIK Notes are convertible, at the option of the holders, into shares of our common stock at any time on or after August 25, 2000 and prior to the maturity date. The number of shares of our common stock issuable upon conversion of the PIK Notes is equal to the principal amount of the PIK Notes being converted divided by
                          (Euro)25.00, subject to adjustment in certain events (the "PIK Conversion Ratio").

                          In addition, if the closing sale price of our common stock on the Neuer Market of the Frankfurt Stock Exchange during any period described below has exceeded the price for such period referred to below for at least 30 consecutive trading days ("Market Criteria," with the 30-day period being referred to as the "Market Criteria Period"), and the registration statement of which this prospectus is a part is then effective and available, all of the PIK Notes will be automatically converted on the next trading day after the Market Criteria Period into that number of shares of our common stock derived by application of the PIK Conversion Ratio; provided, however, that if the Market Criteria are satisfied during the first 365 days after August 26, 1999, the conversion will not occur until August 26, 2000 and will occur then only if the closing sale price of our common stock is at least (Euro)32.00 on such date:

                             12 Months
                             Beginning     Closing Sale Price
                          ---------------  ------------------
                          August 15, 1999     (Euro)32.00
                          August 15, 2000     (Euro)38.46
                          August 15, 2001     (Euro)44.92
                          August 15, 2002     (Euro)51.37
                          August 15, 2003     (Euro)57.83

Change of Control.......  Upon a change of control, each holder of the PIK
                          Notes may require us to repurchase all or a portion of such holder's PIK Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon and additional amounts due under tax gross-up provisions of the PIK Notes, if any, to the date of repurchase.

Withholding Taxes;
 Additional Amounts.....  Unless required by law, all our payments in respect of the PIK Notes will be made without withholding or deduction for or on account of any taxes imposed by or within any relevant taxing jurisdiction. Subject to certain exceptions and limitations, we will be required to pay any additional amounts as may be necessary in order that the net amounts received by the holders of PIK Notes after any withholding or deduction in respect of any such taxes required by law will equal the respective amounts of principal and interest that would have been received in respect of the PIK Notes in the absence of such withholding or deduction.

Certain Covenants.......  The PIK Notes are issued under an indenture (the "PIK
                          Notes Indenture") which contains covenants that, among other things, limit our ability and the ability of certain of our subsidiaries to:

                          .  incur certain additional indebtedness;

                          . pay dividends on, redeem or repurchase our capital stock or make certain investments;

                          . issue or sell capital stock of certain of our subsidiaries;

                          . incur indebtedness junior in right of payment to our senior indebtedness but senior in right of payment to the PIK Notes;

                          .  engage in transactions with affiliates;

                          .  create certain liens;

                          .  sell assets;

                          .  guarantee indebtedness;

                          .  restrict dividend or other payments to us; and

                          .  consolidate, merge or transfer all or
                             substantially all our assets and the assets of our subsidiaries on a consolidated basis.

                          These covenants are subject to important exceptions and qualifications, which are described under "Description of the PIK Notes" in this prospectus.

Registration Rights.....  We are required to use our best efforts to maintain the effectiveness of the registration statement of which this prospectus is a part until certain dates specified therein. See "Registration Rights."

Trustee, Paying Agent
 and Registrar..........  The Bank of New York.

Listing, Admission or
 Eligibility for
 Trading................  We expect to list the PIK Notes or to have them admitted for trading on an internationally recognized stock exchange or make them eligible for trading in an over-the-counter trading market.

  You should read "Description of the PIK Notes" for additional information concerning the securities being offered.

                                 Discount Notes


Issuer..................  Cybernet Internet Services International, Inc.

Discount Notes            $93,500,000 principal amount when fully accreted,
 Offered................  $50,002,183 aggregate initial accreted value
                          ("Accreted Value"), of 13.0% Convertible Senior
                          Subordinated Discount Notes due 2009. The Discount
                          Notes are convertible into our common stock. See "--
                          Conversion" below and see "Description of the Discount Notes" and "Description of Capital Stock."

Maturity Date...........  August 15, 2009.

Yield and Interest......  The Discount Notes were initially sold at a substantial discount from their principal amount at maturity, and there will not be any accrual of cash interest on the Discount Notes prior to August 15, 2004 or payment of cash interest on the Discount Notes prior to February 15, 2005. For a discussion of the United States federal income tax treatment of the Discount Notes and the original issue discount rules, see "Certain United States Federal Income Tax Consequences to Holders of Discount Notes." From and after August 15, 2004 the Discount Notes will bear interest at a rate of 13.0% per annum payable semi-annually in cash on each February 15 and August 15, commencing February 15, 2005.

Ranking.................  The Discount Notes are senior subordinated unsecured debt. They rank equally in right of payment to all our existing and future senior subordinated debt (including the PIK Notes) and junior in right of payment to all our existing and future unsubordinated indebtedness (including the Senior Notes). Because Cybernet Delaware conducts its business principally through its subsidiaries, existing and future debt and other liabilities and commitments of its subsidiaries, including trade payables, will be effectively senior to the Discount Notes.

Optional Redemption.....  We may redeem the Discount Notes, in whole or in part, at any time on or after August 15, 2004, at the redemption prices set forth in this prospectus, plus accrued and unpaid interest and additional amounts due under tax gross-up provisions of the Discount Notes, if any, to the redemption date. See "Description of the Discount Notes--Optional Redemption."

                          We may also redeem all but not just a portion of the Discount Notes at any time, if changes in certain tax laws impose certain withholding taxes on amounts payable on the Discount Notes. If we decide to do this, we must pay holders a price equal to the principal amount plus accrued interest and the other amounts described in the section "Description of the Discount Notes--Redemption for Taxation Reasons."

Conversion..............  Unless previously redeemed, the Discount Notes are convertible, at the option of the holders, into shares of our common stock at any time on or after August 25, 2000 and prior to the maturity date. The number of shares of our common stock issuable upon conversion of the Discount Notes is equal to the Accreted Value of the Discount Notes being converted (on the date of conversion) divided by $25.00, subject to adjustment in certain events (the "Discount Conversion Ratio").

                          Accordingly, the number of shares of our common stock issuable upon conversion of the Discount Notes will increase as the Accreted Value of the Discount Notes increases. In addition, if the closing sale price of our common stock on the Neuer Markt of the Frankfurt Stock Exchange during any period described below has exceeded the price for such period referred to below for at least 30 consecutive trading days ("Market Criteria," with the 30-day period being referred to as the "Market Criteria Period"), and the registration statement of which this prospectus is a part is then effective and available, all of the Discount Notes will be automatically converted on the next trading day after the Market Criteria Period into that number of shares of our common stock derived by application of the Discount Conversion Ratio, provided, however, that if the Market Criteria are satisfied during the first 365 days after August 26, 1999, the conversion will not occur until August 26, 2000 and will occur then only if the closing sale price of our common stock is at least
                          (Euro)32.00 on such date:

                             12 Months
                             Beginning     Closing Sale Price
                          ---------------  ------------------
                          August 15, 1999     (Euro)32.00
                          August 15, 2000     (Euro)38.46
                          August 15, 2001     (Euro)44.92
                          August 15, 2002     (Euro)51.37
                          August 15, 2003     (Euro)57.83

Change of Control.......  Upon a change of control, each holder of the Discount
                          Notes may require us to repurchase all or a portion of such holder's Discount Notes at a purchase price equal to 101% of the Accreted Value thereof, plus accrued and unpaid interest thereon and additional amounts due under tax gross-up provisions of the Discount Notes, if any, to the date of repurchase.

Withholding Taxes;
 Additional Amounts.....  Unless required by law, all our payments in respect of the Discount Notes will be made without withholding or deduction for or on account of any taxes imposed by or within any relevant taxing jurisdiction. Subject to certain exceptions and limitations, we will be required to pay any additional amounts as may be necessary in order that the net amounts received by the holders of the Discount Notes after any withholding or deduction in respect of any such taxes required by law will equal the respective amounts of principal and interest that would have been received in respect of the Discount Notes in the absence of such withholding or deduction.

Certain Covenants.......  The Discount Notes are issued under an indenture (the
                          "Discount Notes Indenture") which contains covenants that, among other things, limit our ability and the ability of certain of our subsidiaries to:

                          .  incur certain additional indebtedness;

                          . pay dividends on, redeem or repurchase our capital stock or make certain investments;

                          . issue or sell capital stock of certain of our subsidiaries;

                          . incur indebtedness junior in right of payment to our senior indebtedness but senior in right of payment to the Discount Notes;

                          .  engage in transactions with affiliates;

                          .  create certain liens;

                          .  sell assets;

                          .  guarantee indebtedness;

                          .  restrict dividend or other payments to us; and

                          .  consolidate, merge or transfer all or
                             substantially all our assets and the assets of our subsidiaries on a consolidated basis.

                          These covenants are subject to important exceptions and qualifications, which are described under "Description of the Discount Notes" in this prospectus.

Registration Rights,
 Liquidated Damages and
 Conversion Ratio
 Adjustment.............  We are required to use our best efforts to maintain the effectiveness of the registration statement of which this prospectus is a part until certain dates specified therein. See "Registration Rights."

Trustee, Paying Agent
 and Registrar..........  The Bank of New York.

Listing.................  We expect to list the Discount Notes or to have them admitted for trading on an internationally recognized stock exchange or make them eligible for trading in an over-the-counter trading market.

  You should read "Description of the Discount Notes" for additional information concerning the securities being offered.

                                  Risk Factors

  See "Risk Factors" for a discussion of factors you should carefully consider before deciding to invest in the Notes. Risk Factors begin on page 16.

            Summary Consolidated Financial and Operating Information

  The summary historical consolidated financial and operating data as of and for the years ended December 31, 1996, 1997 and 1998 and the nine months ended September 30, 1998 and 1999 have been derived from our audited Consolidated Financial Statements included elsewhere in this prospectus. The pro forma consolidated financial data has been derived from our unaudited Pro Forma Consolidated Financial Statements included elsewhere in this prospectus. The financial data set forth below has been prepared in accordance with generally accepted accounting principles in the United States ("US GAAP"). The unaudited interim financial statements contained in this prospectus include all adjustments, consisting of normal recurring adjustments, that management considers necessary for a fair presentation of the financial position and results of operations for the interim periods.

  The historical consolidated financial data set forth below should be read in conjunction with our Consolidated Financial Statements and the notes thereto included elsewhere in this prospectus. The pro forma consolidated financial data set forth below should be read in conjunction with our unaudited Pro Forma Consolidated Financial Statements and the notes thereto included elsewhere in this prospectus.

  Results of operations for the periods presented are not necessarily indicative of results of operations for future periods. Our development and expansion activities, including acquisitions, during the periods shown below, may significantly affect the comparability of this data from one period to another. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                  Nine months ended
                             Years ended December 31,               September 30,
                          ---------------------------------- -----------------------------
                                                  Pro forma                     Pro forma
                          1996    1997    1998    1998 (/1/)  1998      1999    1999 (/1/)
                          -----  ------  -------  ---------- -------  --------  ----------
                                     (in thousands, except per share data)
Statement of Operations
 Data:
Revenue
 Internet Projects......  $ 217  $1,598  $ 5,139   $ 6,206   $ 3,118  $  3,452   $  3,884
 Network Services.......     91     716    3,495    11,184     2,261    11,292     15,167
                          -----  ------  -------   -------   -------  --------   --------
 Total revenue..........    308   2,314    8,634    17,390     5,379    14,744     19,051
Cost of revenues
 Internet Projects......    237   1,495    4,699     5,500     1,887     3,238      3,551
 Network Services.......    119     866    4,067     8,949     2,619    10,702     13,367
 Depreciation and
  amortization (/2/)....      7     171    1,674     2,050       680     2,374      2,504
                          -----  ------  -------   -------   -------  --------   --------
 Total cost of
  revenues..............    363   2,532   10,440    16,499     5,186    16,314     19,422
Gross profit (loss).....    (55)   (218)  (1,806)      891       193    (1,570)      (371)
Operating expenses:
 General and
  administrative
  expenses..............    263     482    1,576     3,512     1,241     9,377     10,502
 Marketing expenses.....    165   1,188    3,844     5,536     3,268     7,244      7,469
 Research and
  development...........    179     280    2,941     3,858     1,166     3,796      3,914
 Depreciation and
  amortization (/3/)....     22     116      880     5,011       475     2,922      4,409
                          -----  ------  -------   -------   -------  --------   --------
 Total operating
  expenses..............    629   2,066    9,241    17,917     6,150    23,339     26,294
                          -----  ------  -------   -------   -------  --------   --------
Operating loss..........   (684) (2,284) (11,047)  (17,026)   (5,957)  (24,909)   (26,665)
Interest income
 (expense), net.........     (2)    (39)     (43)     (267)      (47)   (6,111)    (6,158)
Foreign currency
 translation gain
 (loss).................    --      --       --        --        --       (651)      (651)
                          -----  ------  -------   -------   -------  --------   --------
 Loss before taxes and
  minority interest.....   (686) (2,323) (11,090)  (17,293)   (6,004)  (31,671)   (33,474)
 Income tax benefit.....    402   1,339    6,173     6,753     3,226    13,668     13,624
 Minority interest......    --      --       145       145       --        101        101
                          -----  ------  -------   -------   -------  --------   --------
Net loss................  $(284) $ (984) $(4,772)  (10,395)  $(2,778) $(17,902)  $(19,749)
                          =====  ======  =======   =======   =======  ========   ========
 Basic and diluted loss
  per share.............  $(.12) $ (.12) $  (.30)  $  (.64)  $ (0.18) $  (0.92)  $  (1.00)
                          =====  ======  =======   =======   =======  ========   ========

                                                                  Nine months ended
                            Years ended December 31,                September 30,
                         ----------------------------------      --------------------
                                                  Pro forma                Pro forma
                         1996    1997     1998    1998(/1/)        1999    1999(/1/)
                         -----  -------  -------  ---------      --------  ----------
                                           (in thousands)
Other Financial and
 Operating Data:
Number of Network
 Services
 customers(/4/).........   166    4,061    6,923    42,391 (/5/)   10,830    50,724 (/5/)
EBITDA(/6/)............. $(655) $(1,997) $(8,493)  $(9,965)      $(20,264) $(20,403)
Capital
 expenditures(/7/)......   552    1,708    6,034     8,713         10,724         --
Ratio of earnings to
 fixed charges(/8/).....   --       --       --        --             --          --

                                             December 31,       September 30,
                                        ---------------------- ----------------
                                         1996   1997    1998    1998     1999
                                        ------ ------- ------- ------- --------
                                                    (in thousands)
Balance Sheet Data:
Working capital (deficiency)(/9/)...... $  339 $   891 $37,751 $ 2,567 $130,999
 Total assets..........................  2,211  12,617  79,445  33,247  302,177
 Long-term debt(/10/)..................    --       42   1,383   1,133  177,503
 Total stockholders' equity............  1,790   8,908  67,359  21,057  103,025


--------
(1) Pro forma statement of operations is based on the unaudited Pro Forma Consolidated Financial Statements included elsewhere in this prospectus. The pro forma statement of loss for the year ended December 31, 1998 is based on the historical statement of loss adjusted as if the Open:Net, Vianet and Flashnet acquisitions were completed on January 1, 1998, and the pro forma statement of loss for the nine months ended September 30, 1999 is based on the historical statements of loss adjusted as if the Flashnet acquisition had been completed on January 1, 1999. The pro forma data does not purport to represent what our results of operations would have been had these acquisitions been made on such dates.
(2) Represents depreciation and amortization of capitalized costs related to investments in product development, designing our network (including related software) and building network capacity (including related personnel and consulting costs).
(3) Represents depreciation of property and equipment and amortization of acquired goodwill.
(4) Number of customers as of December 31, 1996, 1997 and 1998; and March 31, 1999.
(5) Includes 32,652 and 39,894 Flashnet customers (of which 1,096 and 1,625 were business customers and 31,556 and 38,269 were residential customers) as at December 31, 1998 and March 31, 1999, respectively.
(6) We define EBITDA as loss before interest, income taxes, minority interest, depreciation and amortization. EBITDA is included because management believes it is a useful indicator of a company's ability to incur and service debt. EBITDA should not be considered as a substitute for operating earnings, net income, cash flow or other statements of operations or cash flow data computed in accordance with US GAAP or as a measure of our results of operations or liquidity. Funds depicted by this measure may not be available for management's discretionary use (due to covenant restrictions, debt service payments and other commitments). Because all companies do not calculate EBITDA identically, the presentation of EBITDA contained herein may not be comparable to other similarly entitled measures of other companies.
(7) Pro forma capital expenditures for the nine months ended September 30, 1999 was not available.
(8) For purposes of computing the ratio of earnings to fixed charges, earnings consist of losses before income taxes and minority interest, plus fixed charges. Fixed charges consist of interest expense. Earnings were insufficient to cover fixed charges by $(684), $(2,284), $(10,893), $(5,890), $(16,616) and $(25,133) for the years ended December 31, 1996,
    1997 and 1998, for the nine months ended September 30, 1999, the year ended December 31, 1998 pro forma and the nine months ended September 30, 1999 pro forma, respectively.
(9) We define working capital as total current assets less total current liabilities.
(10) Long-term debt includes obligations under capital lease agreements.

                       RATIO OF EARNINGS TO FIXED CHARGES

   We have had a deficiency in our earnings to cover fixed charges for the periods set forth below. In computing the ratio of earnings to fixed charges, earnings consist of losses before income taxes and minority interest, plus fixed charges, and fixed charges consist of interest expense.

                                                              Nine Months
                                                            ended September
                           Years ended December 31,               30,
                        ----------------------------------  -----------------
                                                  Proforma           Proforma
                        1996    1997      1998      1998     1999      1999
                        -----  -------  --------  --------  -------  --------
                                         (in thousands)
Deficiency in earnings
 to cover fixed
 charges............... $(684) $(2,284) $(10,893) $(16,616) $(5,890) $(25,133)

                                  RISK FACTORS

  You should consider carefully the risks described below and other information in this prospectus before making an investment decision. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we may currently deem immaterial may also impair our business operations.

  If any of the following events identified in the following risk factors actually occur, they could materially adversely affect our business, financial condition and results of operations.

  This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks identified below and elsewhere in this prospectus. See "Information Regarding Forward-Looking Statements."

 We Have a History of Losses and Cannot Be Certain We Will Achieve Positive Cash Flow

  For the years ended December 31, 1996, 1997 and 1998, we had net losses before taxes of $685,627, $2,323,247 and $11,090,260, respectively. For the nine months ended September 30, 1999, we had a net loss before taxes of approximately $13,654,000. In addition, we had an accumulated deficit of approximately $14,685,000 as of September 30, 1999. We are likely to continue to incur significant additional losses in the intermediate term.

  Although we have experienced revenue growth on an annual basis, with revenues increasing from $307,673 to $2,314,021 and to $8,633,528 for the years ended December 31, 1996, 1997 and 1998, respectively, and increasing from approximately $5,379,000 to approximately $14,744,000 for the nine months ended September 30, 1998 and 1999, we cannot be certain that revenues will continue at their current level or will increase in the future.

  We have not achieved profitability on a quarterly or annual basis to date. We anticipate that we will continue to incur significant additional losses in the intermediate term while we expend substantial amounts on network infrastructure, sales and marketing and business development. Even thereafter, we cannot be certain that we will achieve or sustain positive cash flow or profitability from our operations. Our net losses and negative cash flow from operating activities are likely to continue even longer than we currently anticipate if:

  . we do not establish and maintain a customer base that generates sufficient revenue;

  . prices for our products or services decline faster than we have anticipated;

  . we do not remain competitive in the innovation and quality of our products;

  .  we do not attract and retain qualified personnel;

  . we do not reduce our termination costs as we expand our network by negotiating competitive interconnection rates and peering arrangements; or

  . we do not obtain necessary governmental approvals, rights-of-way and operator licenses.

  Our ability to achieve our objectives is subject to financial, competitive, regulatory, legal, technical and other factors, many of which are beyond our control.

 Our Limited Operating History Makes it Difficult to Assess Our Past Performance and Future Prospects

  We commenced significant operations in 1996. Accordingly, you have limited historical operating and financial information on which to base your evaluation of our performance and our prospects. Moreover, we have acquired six companies since we commenced significant operations, which limits the comparability of our operating and financial information from period to period.

  You should consider our prospects in light of the substantial risks, expenses, uncertainties and difficulties frequently encountered by companies in the new and rapidly evolving markets for Internet products and services. Such risks include the possibility that:

  . we will be unable to increase and sustain levels of interest in our products and services by the small- and medium-sized corporations we are targeting;

  . we will fail to sell our products successfully through our direct sales force;

  . our competitors will develop services or products similar or superior to our own;

  . market prices for our products and services will fall as a result of competition or other factors;

  . we will be unable to identify, attract, motivate and retain qualified personnel; and

  . we will fail to fully integrate with our existing operations the technology and operations of any of the businesses that we acquire.

  As we are currently entering the telecommunications business, you should also consider the risks that we will fail to, among other things:

  . obtain and retain necessary licenses and regulatory approvals to deploy our network and provide telecommunications services in our target markets;

  . enter into and implement on a timely basis interconnection agreements with the incumbent operators in our target markets; and

  . obtain and use telephone numbers, carrier selection codes and other rights and privileges necessary to compete effectively.

  We cannot be sure that we will be successful in addressing such risks, and the failure to do so could have a material adverse impact on our business, financial condition and results of operation and our ability to pay principal and interest on the Notes when due.

 We Are Substantially Leveraged

  We have a substantial amount of debt as a result of offering $150 million of Senior Notes, approximately $50 million of Discount Notes and (Euro) 25 million of PIK Notes. Subject to restrictions in the indenture governing the Senior Notes (the "Senior Notes Indenture"), the Discount Notes Indenture and the PIK Notes Indenture (the Senior Notes Indenture, the PIK Notes Indenture and the Discount Notes Indenture are referred to collectively as the "Indentures"), we may borrow even more money for working capital, capital expenditures, research and development, acquisitions or other general corporate purposes. We are considering offering additional debt securities in the future.

  The following table shows certain important credit statistics and (i) reflects the acquisition of Flashnet, and (ii) assumes the completion of the Private Unit Offering, the Private Discount Notes Offering and the Private PIK Notes Offering as of the date or at the beginning of the period specified below and the net proceeds of the Private Unit Offering, the Private Discount Notes Offering and the PIK Notes Private Offering as intended all as of September
30, 1999.

                                                           At September 30, 1999
                                                           ---------------------
                                                               (in thousands
                                                               except ratio)
Total debt................................................       $177,503
Stockholders equity.......................................       $103,025
Total debt to equity ratio................................            1.7x

  The following table shows interest expense and the excess of fixed charges over earnings for the nine month period ended September 30, 1999 as if the same events had occurred on January 1, 1999.

                                                                 For the Nine
                                                                 Months Ended
                                                              September 30, 1999
                                                              ------------------
                                                                (in thousands)
Interest expense.............................................      $23,465
Earnings deficiency to cover fixed charges...................      $20,767

  Our high level of debt could have important consequences for you. In particular, some or all of the following factors may reduce the amount of money available to us to finance our operations and other business activities, or may place us at a competitive disadvantage:

  . a significant portion of the net proceeds of the Private Unit Offering has been set aside for the payment of interest on the Senior Notes;

  . beginning in the fourth year following issuance of the Units, we will need to use a large portion of the money earned by our subsidiaries to pay interest on the Senior Notes and, beginning in the sixth year following issuance of the Discount Notes and the PIK Notes, we will need to use a large portion of the money earned by our subsidiaries to pay interest on the Discount Notes and the PIK Notes;

  . we may have difficulty borrowing money in the future for working capital, capital expenditures, research and development, acquisitions, implementation of our business strategies or other purposes;

  . the covenants included in the Indentures may restrict our ability to expand or pursue certain business opportunities;

  .  we may have more indebtedness than certain of our competitors;

  . our debt level may reduce our flexibility to adjust rapidly to changing market conditions, including increased competition in the Internet services and telecommunications industries;

  . our debt level may reduce our ability to invest in new and developing technologies; and

  . our debt level may make us more vulnerable to downturns in general economic conditions or in our industries and to changing market conditions and regulations.

  We expect to obtain all or most of the money to pay our expenses and to pay the principal and interest on the Senior Notes, the Discount Notes and the PIK Notes, except as described in the paragraph below, from the operations of our subsidiaries. Our ability to meet our obligations thus depends on the future performance of our subsidiaries. This in turn depends on successful implementation of our strategy and on financial, business, economic, competitive, regulatory, technical and other factors. We cannot control many of these factors, such as economic conditions in the markets where our subsidiaries operate, pressure from competitors, regulatory developments and changes in technology.

  We cannot be certain that our subsidiaries will earn enough money to allow us to pay the principal and interest on the Senior Notes, the Discount Notes and the PIK Notes, and to meet our other obligations. If we do not have enough money to do so, we may be required to obtain additional equity capital, to refinance all or part of our existing debt or to borrow more money. Our ability to refinance our debt or to borrow more money will depend on our financial condition at the time, the restrictions in the agreements governing our debt and other factors, including general market and economic conditions. If such additional equity or debt financing or refinancing is not possible, we could be forced to dispose of assets at unfavorable prices. In addition, we could default on our obligation to make payments on the Senior Notes, the Discount Notes or the PIK Notes.

 We Must Depend on Our Subsidiaries to Repay Our Debts; Ranking of the Senior Notes, Discount Notes and PIK Notes and Structural Subordination

  Cybernet Delaware intends to loan or contribute a portion of the proceeds of the Private Unit Offering, the Private Discount Notes Offering and the Private PIK Notes Offering (collectively, the "Private Offerings") to its subsidiaries. Cybernet Delaware's cash flow and consequent ability to service its debt obligations, is dependent upon its ability to receive cash from its subsidiaries. Such subsidiaries are separate legal entities and have no obligation to pay amounts due under the Senior Notes, the Discount Notes and PIK Notes or to make funds available for such payments. In addition, applicable law of the jurisdictions in which these subsidiaries are organized or contractual or other obligations to which they are subject may limit their ability to pay dividends or make payments on intercompany loans, including those made with the proceeds of the Private Offerings. All of Cybernet Delaware's subsidiaries are restricted from paying dividends unless they meet the statutory financial requirements in their respective jurisdictions of organization. Vianet does not currently meet the statutory requirements for payment of dividends and our other subsidiaries may be similarly restricted. Although the Indentures currently limit the ability of such subsidiaries to enter into consensual restrictions on their ability to pay dividends and make other payments, such limitations are subject to a number of significant qualifications and exceptions and the subsidiaries may agree to such restrictions in certain circumstances. Furthermore, the payment of interest and principal on inter-company loans and advances as well as the payment of dividends by these subsidiaries may be subject to taxes.

  The Discount Notes and the PIK Notes are subordinated to all senior indebtedness of Cybernet Delaware, including indebtedness under the Senior Notes. Therefore, in the event of bankruptcy, liquidation or reorganization of Cybernet Delaware, the assets of Cybernet Delaware will be available to pay obligations on the Discount Notes and the PIK Notes only after all senior indebtedness has been paid in full. Creditors of Cybernet Delaware's subsidiaries will have a prior claim to the assets of such subsidiaries before claims of holders of Cybernet Delaware's indebtedness, including the Senior Notes, the Discount Notes and the PIK Notes. Accordingly, the Senior Notes, the Discount Notes and the PIK Notes, will effectively be subordinated in right of payment to all existing and future indebtedness and other liabilities, including trade payables, of these subsidiaries, except to the extent that Cybernet Delaware is recognized as a creditor as a result of any parent-subsidiary loans. Cybernet Delaware may, however, contribute, rather than loan, all of the proceeds of the Private Offerings to its subsidiaries. If Cybernet Delaware is recognized as a creditor because it has made one or more parent-subsidiary loans, its claims would still be subordinated with respect to any assets of the subsidiary pledged to secure other indebtedness and any indebtedness of such subsidiary senior to that held by Cybernet Delaware. Moreover, Cybernet Delaware may decide to contractually subordinate some or all of any proceeds of the Private Offerings that it loans to its subsidiaries. The subordinated nature of such loans may have an adverse effect on the ability of our subsidiaries to pay amounts owed and, therefore, on Cybernet Delaware's ability to make payment on the Senior Notes, the Discount Notes and the PIK Notes. In addition, in the event of a bankruptcy of one or more of such subsidiaries, we cannot assure you that any of these inter-company loans will be respected under applicable bankruptcy law. The bankruptcy laws of the jurisdictions in which our subsidiaries are organized differ significantly from those applicable in the United States. Although the Indentures currently limit, the ability of such subsidiaries to incur indebtedness and to issue preferred stock in the future, there are certain significant qualifications and exceptions to this limitation. Accordingly, the subsidiaries may continue to incur a substantial amount of indebtedness and issue preferred stock under certain circumstances.

 The Indentures Contain Restrictive Covenants

  Each of the Indentures contains a number of covenants that will impose significant operating and financial restrictions on us and limit the discretion of our management with respect to certain business matters. These covenants, among other things, will limit or prohibit us from incurring additional debt, making investments, paying dividends to our stockholders, creating liens, selling assets, engaging in mergers or consolidations, prepaying subordinated indebtedness, repurchasing or redeeming capital stock, entering into certain transactions with affiliates and capitalizing on business opportunities.

  The limitations in the Indentures are subject to a number of important qualifications and exceptions. In particular, while the Indentures restrict our ability to incur additional indebtedness by requiring compliance with a specified leverage ratio, each nevertheless permits us and our subsidiaries to incur substantial additional indebtedness to finance the design, development, construction, acquisition, transportation, installation or integration of equipment, inventory or network assets used in our business or the acquisition of capital stock of a company principally engaged in a similar business.

  Failure to comply with the covenants and restrictions in the Indentures or in any other financing agreements we may execute could trigger defaults under such agreements even if we are able to pay our debt. Such defaults could result in a default on the Senior Notes, the Discount Notes or the PIK Notes and could delay or preclude payment of principal or interest on the Senior Notes, the Discount Notes or the PIK Notes.

 We Will Need Additional Capital in the Future

  As we continue to develop and expand our business and deploy our network, we will require significant capital to fund our capital expenditures and working capital needs, as well as our debt service requirements and cash flow deficits. In particular, we expect to incur significant capital expenditures to make acquisitions and to lease transmission capacity on a long-term basis, acquire backbone capacity or construct our own infrastructure in selected locations in order to transport high bandwidth data and voice services over all available transmission protocols.

  The actual amounts and timing of our future capital requirements may vary significantly from our estimates. In addition, we continually reevaluate our business plan in our rapidly changing industry. Accordingly, it is likely that our plan will change in material respects in the intermediate term. Any such change could result in a need for additional financing. Our revenues and costs are dependent on factors that are not within our control, such as advances in technology, increased competition, regulatory development, fluctuation in interest or currency exchange rates, the demand for our services and various factors such as the ability to obtain necessary rights-of-way in constructing the network. Due to the uncertainty of these factors, our actual revenues and costs may vary from expected amounts, possibly to a material degree, and such variations are likely to affect our future capital requirements.

  We are considering offering additional debt or equity securities in the future. We may need to seek even more capital sooner than we expect if:

  .  our development plans or projections change or prove to be inaccurate;

  .  we cannot achieve a sufficient customer base and level of traffic;

  .  cost overruns occur in connection with the development of the network;

  .  we cannot obtain interconnection agreements as we expand our network;

  . technological advances render significant portions of our network investments obsolete or unprofitable; or

  . competition reduces prices of our products or services faster than we expect.

  We intend to evaluate acquisition opportunities and strategic alliances on an ongoing basis as they arise and we may require additional financing if we elect to pursue any such opportunities. Such additional financing may not be available on acceptable terms or at all. Moreover, our substantial indebtedness as a result of the Private Offerings and other possible future debt financings may adversely affect our ability to raise additional funds. An inability to obtain financing could require us to delay or abandon plans for parts of our network, acquisition opportunities, or strategic alliances.

 We May Have Difficulty Establishing and Maintaining Interconnection Agreements and Peering Relationships

  If the incumbent operators deny us interconnection or fail to grant us interconnection for sufficient capacity on acceptable terms, we will have to use refile or resale agreements to terminate such traffic through other carriers that have interconnection arrangements with those incumbent operators. Termination through refile or resale agreements is significantly more expensive than termination through our own interconnection and could render our services noncompetitive.

  If we are unable to preserve our existing peering arrangements or to obtain additional ones, this could increase our costs, and limit our ability to compete effectively with other European IP backbone providers that have better peering arrangements. The dominance of national ISPs is driving industry peering practice. The basis on which large national ISPs make peering available is becoming more limited as the provision of Internet access and related services expands. Recently, companies that previously offered peering have cut back by establishing new, more restrictive criteria for peering or have eliminated peering relationships entirely.

  We have negotiated peering arrangements with several IP backbone providers and several European ISPs. If increasing requirements associated with maintaining peering with these ISPs develop, we may have to comply with those additional requirements in order to continue these peering relationships.

  Our ability to obtain and maintain peering arrangements with other European ISPs and with United States ISPs is critical to our ability to exchange traffic with those ISPs without having to pay transit costs. However, we cannot be certain that we will be able to negotiate additional peer status with United States ISPs or with European IP backbone providers or that we will be able to terminate traffic on their networks at favorable prices. In particular, major United States ISPs require almost all European ISPs and IP backbone providers to pay a transit fee to exchange traffic.

 We Are Dependent on Our Key Personnel

  Our success depends upon the continued efforts of our senior management team and our technical, marketing and sales personnel. Such employees may voluntarily terminate their employment with us at any time. We maintain no key man life insurance policies. Our success also depends on our ability to attract, train, retain and motivate additional highly skilled and qualified managerial, technical, marketing and sales personnel. Competition for qualified employees and personnel in the Internet and telecommunications industries in Europe is intense. Only a limited number of persons have the required knowledge and experience in the particular sectors and countries in which we operate. The process of hiring employees with the combination of skills and attributes required to carry out our strategy can be extremely challenging and time-consuming. We cannot assure you that we will be able to retain existing personnel or to identify and hire new qualified personnel. If we were to lose the services of our key personnel or were unable to attract additional qualified personnel, this could materially adversely affect our business, financial condition and results of operations.

 We Are Dependent on Our Suppliers

  We are dependent on third-party suppliers for our leased-line connections and bandwidth. Info AG, a potential competitor, and Deutsche Telekom, a competitor, are our primary providers of network and switching capacity. We also depend upon telecommunications carriers, which are often our competitors, to provide telecommunications services and lease physical space to us for routers, modems and other equipment. We have few long-term contracts with such suppliers. Most of these suppliers are not subject to any contractual restrictions that prohibit them from competing with us. Moreover, any failure or delay of any network provider to deliver bandwidth to us or to provide operations, maintenance and other services with respect to such bandwidth on a timely or adequate basis could adversely affect us. If these suppliers change their pricing structures, we may be adversely affected.

  We are also dependent on certain third-party suppliers of hardware components. Although we attempt to maintain a number of vendors for each product, certain components which we use in providing our network services are currently available from only one source. For example, routers are currently available only from Cisco. A failure by a supplier to deliver quality products to us on a timely basis or our inability to develop alternate sources if and as required could result in delays which could have a material adverse effect on us. Moreover, we cannot be sure that we will be able to obtain such supplies on the scale we require at an affordable cost or at all. Neither can we be certain that our suppliers will not enter into exclusive arrangements with our competitors or stop selling their products or components to us at commercially reasonable prices or at all. Any failure of our sole or limited-source suppliers to provide products or components that comply with its standards could have a material adverse effect on us. Our remedies against suppliers who fail to deliver products to us on a timely basis are restricted by contractual liability limitations in supply agreements and purchase orders and, in many cases, by practical considerations relating to our desire to maintain good relationships with suppliers. Finally, as our suppliers revise and upgrade their equipment technology, we may encounter difficulties in integrating the new technology into our network.

 We Are Subject to Risks as We Make Acquisitions and Engage in Strategic
Alliances

  As part of our business strategy, we may acquire, make investments in, or enter into strategic alliances with companies in complementary businesses, so as to optimize our market presence in the regions we presently serve and expand into other European countries. Any such future acquisitions, investments or strategic alliances would involve risks, such as

  . incorrect assessment of the value, strengths and weaknesses of acquisition and investment opportunities;

  . underestimating the difficulty of integrating the operations and personnel of newly acquired companies;

  . the potential disruption of our ongoing business, including possible diversions of resources and management time;

  . the potential inability to maintain uniform standards, controls, procedures and policies; and

  . the threat of impairing relationships with employees and customers as a result of changes in management or ownership.

  We cannot assure you that we will be successful in overcoming these risks. Moreover, we cannot be certain that any desired acquisition, investment or strategic alliance could be made in a timely manner or on terms and conditions acceptable to us. Neither can we assure that we will be successful in identifying attractive acquisition candidates. We expect that competition for such acquisitions may be significant. Competition for Internet companies is based on a number of factors including price, terms and conditions, size, access to capital, and ability to offer cash, stock or other forms of consideration. We may compete with other companies with similar acquisition strategies, many of which may be larger and have greater financial and other resources than we have.

  An additional risk associated with acquisitions is that many attractive acquisition candidates do not have audited financial statements and have varying degrees of internal controls. Although we may believe that the available financial information for a particular business is reliable, we cannot guarantee that a subsequent audit would not reveal matters of significance, including with respect to liabilities, contingent or otherwise. We expect that, from time to time in the future, we will enter into acquisition agreements, the pro forma effect of which is not known and cannot be predicted. Our completion of such acquisitions may have a material impact on the financial information set forth in this prospectus.

  We have recently acquired or agreed to acquire a number of Internet-related companies. Certain of these companies incurred net losses prior to their acquisition. We believe that after eliminating redundant network architecture and administrative functions and further integrating the operations of these companies with our own, we will be able to realize cost savings on our consolidated operations. However, we cannot assure you that our integration of the operations of these companies will be accomplished successfully. Our inability to improve the operating performance of these companies or to integrate successfully their businesses could have a material adverse effect on us.

 We May Have Difficulty Managing Our Rapid Growth

  Our growth strategy has placed and will continue to place a significant strain on our customer support, sales and marketing, administrative resources, network and operations and management and billing systems. Such a strain on our administrative and operational capabilities could adversely affect the quality of our services and our ability to collect revenues. To manage our growth effectively, we will have to enhance further the efficiency of our operational support, other back office systems and financial systems and controls and expenditures on administrative expenses. Management is currently in the process of addressing certain weaknesses in our systems of internal controls, which have been identified by our auditors, and in our customer support services. We have also recently undertaken measures to address inefficiencies in the control of our administrative expenditures. We cannot assure you that we will be able to develop and maintain adequate internal operating, administrative and financial systems, and procedures and controls or that measures undertaken or to be undertaken to reduce administrative expenses as a percentage of total revenues will in fact result in such reductions.

  Managing our growth will become even more challenging as we expand our target markets and our product and service offerings. We believe that establishing and maintaining brand identity for our products and services is a critical aspect of attracting and expanding our customer base. Promotion and enhancement of our brands will depend largely on our success in continuing to provide high quality Internet communications services, solution and product support. We cannot guarantee that we will be able to maintain those levels of quality. If we are unable to do so or otherwise fail to promote and maintain our brands, or if we incur excessive expenses in an attempt to improve our services or promote and maintain our brands, then our business, results of operations and financial condition could be materially and adversely affected.

  In addition, as we continue to grow we will have to expand and train our employee base to handle the increased volume and complexities of our business. We cannot assure you that we will be able to attract, train and manage sufficient personnel to keep pace with our growth.

We Have Experienced Difficulties in Collecting Certain Accounts Receivable

  We have recently experienced difficulties in collecting some of our accounts receivable, primarily at Cybernet AG and at Flashnet. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources--Working Capital." We have instituted various measures which we expect will facilitate collection of these receivables, including realignment of sales force compensation schemes, pre-contract credit evaluations for both business and residential customers and assignment of direct responsibility to managers at the subsidiary level for reductions in receivables balances. However, we cannot assure you that these or other measures we may take will result in a reduction in receivables balances or that we will not continue to experience such collection difficulties in the future. Our inability successfully to collect on such accounts may have a material adverse impact on our business, results of operations and financial condition.

 We Are Subject to Risks as a Result of the International Scope of Our
Operations

  We may face certain risks because we conduct an international business including:

  . regulatory restrictions or prohibitions on the provision of our services;

  .  tariffs and other trade barriers;

  .  difficulties in staffing and managing foreign operations;

  .  longer payment cycles;

  .  problems in collecting accounts receivable;

  .  political risks; and

  . potentially adverse tax consequences of operating in multiple jurisdictions, including the imposition or increase in withholding taxes on remittances and other payments by subsidiaries.

  We cannot assure you that such factors will not have an adverse effect on our future operations and, consequently, on our business, financial condition and results of operations. In addition, an adverse change in laws or administrative practices in countries within which we operate could have a material adverse effect on us.

 We Are Subject to Foreign Exchange Rate Risks

  The proceeds from the Private Unit Offering and the Private Discount Notes Offering were in United States dollars, but many of the costs and expenses of implementing our business strategies will be in Euros and, to a lesser extent, in Swiss Francs. Therefore, the extent to which we can apply such proceeds to these costs and expenses will be subject to currency exchange rate fluctuations.

  The principal and interest due on the Senior Notes and the Discount Notes are payable in United States dollars. However, our revenues will largely be in Euros and, to a lesser extent, in Swiss Francs. Accordingly, our ability to pay the interest and principal when due on the Senior Notes and the Discount Notes will be dependent to a significant extent on the future exchange rate of the Euro against the United States dollar.

 We May Not Have the Financial Resources to Repurchase the Senior Notes, the Discount Notes or the PIK Notes as Required on a Change of Control

  Upon the occurrence of a change of control (as defined in the Indentures), we will be required to make an offer to purchase all of the outstanding Senior Notes, Discount Notes and PIK Notes at a price equal to 101% of the accreted value or principal amount, as applicable, of the Senior Notes, Discount Notes and PIK Notes, plus accrued and unpaid interest, if any, to the date of repurchase. In such an event, we cannot be certain that we would have sufficient assets to satisfy our obligations under the Senior Notes, Discount Notes and PIK Notes and any other indebtedness then outstanding. Our failure to repurchase the Senior Notes, Discount Notes and PIK Notes upon a change of control due to inadequate financial resources in such instance would result in a default under the Indentures.

 There Are Questions About Certain Actions Taken by Our Predecessor

  In 1996, the good standing of our predecessor, Cybernet Utah, was revoked by the State of Utah for failure to pay excise taxes. This occurred prior to any transaction with Cybernet AG and at a time when the predecessor company had officers, directors and management who, with the exception of one individual, are and were unaffiliated with our officers, directors and management. In 1997, the State of Utah reinstated our predecessor company's good standing, based upon certain actions which were taken by its Board of Directors. These actions were taken without prior approval of shareholders but were ratified by shareholders before consummation of the transaction with Cybernet AG. There is a degree of uncertainty as to whether the shareholders' subsequent ratification suffices to authorize the actions of the predecessor's Board of Directors. We believe it is unlikely that anyone would challenge these actions of our predecessor company and our legal counsel has advised us that, even if someone did, such actions are unlikely to be properly attributable to us, the successor company, and such actions are unlikely to give anyone the ability to successfully pursue a remedy against us, in each case in such a way as to have a material adverse effect on us. Nevertheless, we cannot assure you that such a challenge will not be made and, if successful, that it would not have a material adverse effect on our business, results of operations and financial condition.

 There Are Questions About Service of Process and Enforcement of Judgments

  We are a Delaware corporation maintaining a registered agent in Delaware, and process may be served at the address of the registered agent. However, most of our assets are located outside the United States. Most of our officers and directors are not residents of the United States, and a substantial portion of their assets is located outside the United States. As a result, it may not be possible for investors to effect service of process in the United States upon such non-resident officers and directors or to enforce in jurisdictions outside the United

States judgments obtained against us or our directors and officers. This applies to any action, including civil actions based on the United States federal securities laws. In addition, awards for punitive damages in actions brought in the United States or elsewhere may be unenforceable in Germany.

 There May be Questions About Our Status Under German Law

  We are a Delaware corporation in good standing the existence of which is legally recognized under state and federal law in the United States. Since incorporating in Delaware in November 1998, our Board of Directors has included a United States resident and we have held shareholders' and directors' meetings in the United States. In May 1999, we established an office in the United States and elected a United States resident as our Secretary and a United States citizen as our Chief Financial Officer. However, most of our day-to-day activities have been managed from Europe and we did not maintain a United States office before May 1999. The possibility exists that a German court might view precedents so as to refuse to recognize our existence as a United States corporation in the period between our November 1998 incorporation and the establishment of our United States office on the grounds that we were required to maintain more contact with the United States during that period. If such a challenge to our status as a United States corporation were successfully brought under German law, contracts into which we entered during that period might be void and Cybernet might be treated as if it were a general partnership under German law. Acting for and on behalf of Cybernet, our management could be held personally liable for our actions and liabilities and may, as a consequence, be entitled to be indemnified by Cybernet. We have been advised by our German counsel that our contacts with the United States were sufficient at all times and that it is likely that a German court would conclude that we were at all times recognizable as a Delaware corporation under German law. However, the possibility exists that a German court might read certain precedents to the contrary. We cannot assure you that such a challenge to our status under German law would not be made or that, if made, such challenge would not be successful. The implications of a successful challenge are uncertain but would likely have a material adverse effect on our business, results of operations and financial condition.

 Sales of Shares by Our Shareholders Could Depress Our Stock Price.

  The market price of our common stock could drop as a result of sales of a large number of our shares or warrants or a substantial amount of our convertible debt securities in the public market after the Exchange Offer and after registration of the Notes. The perception that such sales may occur could have the same effect. The price of the Notes would also likely be adversely affected by decreases in the price of our common stock.

  As of November 10, 1999, our executive officers and directors owned, directly or indirectly, approximately 10.5% of our common stock and approximately 17.8% of our Series A Non-Voting Preferred Stock. Our Series A Non-Voting Preferred Stock is convertible in various amounts over time into common stock and all of it is convertible by January 1, 2001. In addition, executive officers and directors hold options to purchase an aggregate of 500,000 shares of common stock exercisable starting on December 28, 1999. Assuming conversion of all these shares and exercise of all these warrants, these officers and directors would hold approximately 12.6% of our common stock.

  In addition, Holger Timm owns, a former director of Cybernet who resigned on December 2, 1998, either directly or indirectly through a company controlled by him, shares of common stock, Series A Non-Voting Preferred Stock and Series B Voting Preferred Stock which in the aggregate and assuming conversion of all the Series A Non-Voting Preferred Stock into Voting Stock, would constitute approximately 26.3% of our voting shares.

 One Shareholder Controls a Large Block of Cybernet Stock and His Interests May Conflict with Yours

  Holger Timm, a former director of Cybernet who resigned on December 2, 1998, directly or indirectly, holds approximately 10.9% of the common stock of Cybernet, 100% of the Series B Voting Preferred Stock and 58.1% of the Series A Non-Voting Preferred Stock, which is convertible, over time, into our common stock. As a result, assuming conversion of all the Series A Non-Voting Preferred Stock into Voting Stock,

Mr. Timm would hold approximately 26.3% of our voting shares. Mr. Timm is the controlling shareholder and an executive officer of the company which owns 40% of the investment bank which served as the underwriter in our December 1998 public offering of common stock, for which services such investment bank received approximately $3 million in fees. Mr. Timm is also a principal stockholder and executive officer of one of our customers, Cybermind, which is itself a principal stockholder of the Company. Mr. Timm has the power to influence actions requiring stockholder approval (including amendments to our Certificate of Incorporation and By-laws and approving mergers and sales of all or substantially all of our assets). We can offer no assurance that the interests of Mr. Timm will not conflict with your interests. See "Stock Ownership of Principal Beneficial Owners and Management."

 We Are Subject to Certain Anti-Takeover Provisions Which May Delay or Prevent a Change of Control

  Certain provisions of the Delaware General Corporation Law (the "DGCL") and our Certificate of Incorporation and By-Laws may delay, discourage or prevent a future takeover or change in control of Cybernet unless such takeover or change in control is approved by our Board of Directors. Such provisions may also make the removal of directors and management more difficult, may discourage bids for our common stock at a premium over the market price and may adversely affect the market price, the voting and other rights of the holders of our common stock.

  In particular, we are subject to the anti-takeover provisions of Section 203 of the DGCL, which prohibits us from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which such person became an interested stockholder, unless the business combination is approved in a prescribed manner.

  In addition, our Certificate of Incorporation provides that the Board of Directors must be divided into three classes of directors serving staggered terms and that all stockholder actions must be effected at a duly called meeting and not by written consent. Either of these provisions could have the effect of discouraging a third party from making a tender offer or otherwise attempting to gain control of Cybernet. Our Certificate of Incorporation also places certain restrictions on who may call a special meeting of stockholders.

  In addition, our Board of Directors has the authority to issue up to 50,000,000 shares of undesignated preferred stock and to determine the price, rights, preferences, and privileges of those shares without any further vote or actions by the stockholders. The rights of the holders of our common stock are subject to, and may be adversely affected by, the rights of all present and any future holders of preferred stock. The issuance of additional shares of preferred stock may provide desirable flexibility in connection with possible acquisitions and may serve other corporate purposes but such issuance could make it more difficult for a third party to acquire a majority of the outstanding voting stock of Cybernet.

 The Internet Services Market Is New and Uncertain and It May Be Difficult to Retain Customers

  The market for Internet connectivity services and related software products and services is in an early stage of growth, particularly in the European markets in which we operate. As a consequence, current and future competitors are likely to introduce competing Internet connectivity services, online services and products, and it is difficult to predict the rate at which the market will grow or at which new or increased competition will result in market saturation. For example, certain companies have recently introduced free Internet access services in support of their other product and service offerings. If demand for Internet services fails to grow, or grows more slowly than anticipated, our business, results of operations and financial condition could be materially adversely affected.

  The immature nature of the market for Internet access services may also adversely affect our ability to retain new customers, as customers may discontinue our services after an initial trial period. During each fiscal period we typically acquire new customers for our products and services, while seeking to renew service agreements with existing customers. The sales and marketing expenses associated with attracting new customers are substantial. Our ability to improve operating margins will depend, in significant part, on our ability to retain customers. While we continue to invest significant resources in our telecommunication infrastructure and customer support resources, we cannot be certain that these investments will improve customer retention. Since the Internet market is new and the utility of available services is not well understood by many new and potential customers, we are unable to predict future customer retention rates. Any deterioration in customer retention rates or increased costs associated with retaining customers could have a material adverse effect on our business, results of operations and financial condition.

 We Are Dependent on the Internet

  Our products and services are targeted toward users of the Internet, which has experienced rapid growth. Evolving industry standards, frequent new product and service introductions and demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty, as is typical in the case of a new and rapidly evolving industry characterized by quickly changing technology. While we believe that Europeans will adopt this new technology with the same enthusiasm that the people in the United States have, we cannot be certain that the European market will develop to the same extent.

  In addition, critical issues concerning the commercial use of the Internet remain unresolved and may impact the growth of Internet use, especially in the business and geographic markets we target. Despite growing interest in the many commercial uses of the Internet, many businesses have been deterred from purchasing Internet access services for a number of reasons, including, among others:

  .  lack of availability of cost-effective, high-speed options;

  .  inconsistent quality of service;

  .  a limited number of local access points for corporate users;

  .  inability to integrate business applications on the Internet;

  .  the need to deal with multiple and frequently incompatible vendors;

  . inadequate protection of the confidentiality of stored data and information moving across the Internet; and

  .  a lack of tools to simplify Internet access and use.

  In particular, a perceived lack of security of commercial data, such as credit card numbers, has significantly impeded commercial exploitation of the Internet to date, and we cannot be certain that encryption or other technologies will be developed to satisfactorily address these security concerns. Capacity constraints caused by growth in the use of the Internet may also, unless resolved, impede further expansion in the use of the Internet to the extent that users experience delays, transmission errors and other difficulties. Further, the adoption of the Internet for commerce and communications replaces more established means of communication and requires the understanding and acceptance of a new way of conducting business and exchanging information. Some businesses may be unwilling to commit themselves to learning this new way of conducting business until it is proved.

 We Are Subject to Security and Fraud Risks

  Despite our efforts to implement network security measures, such as limiting physical and network access to our routers, our Internet infrastructure is vulnerable to computer viruses, break-ins and similar disruptive problems caused by customers, employees or other Internet users. Computer viruses, break-ins or other disruptive or security problems could lead to interruptions, delays or cessation in service to our Internet customers. Further, such inappropriate or unauthorized use of the Internet could also potentially jeopardize the security of confidential information stored in the computer systems of our customers and other parties connected to the Internet, which may deter potential customers and give rise to uncertain liability to users whose security or privacy has been violated. The security and privacy concerns of existing and potential customers may inhibit the growth of the Internet service industry in general and our customer base and revenues in particular. A significant security breach could result in a loss of customers, damage to our reputation, direct damages, costs of repair and detection and other expenses. In addition, our revenues for any given period may be adversely affected by fraud or debt collection problems that we experience. The occurrence of any of the foregoing events could have a material adverse effect on our business, results of operations and financial condition.

 We May Be Hurt by System Failures

  Our success is largely dependent upon our ability to deliver high speed, uninterrupted access to the Internet. Any system failure that causes interruptions in our operations could have a material adverse effect on us. Our telecommunications network is carried primarily on lines leased from Deutsche Telekom. Failures in this or any other telecommunications network we rely on would result in customers' receiving no or diminished access to the Internet. We also currently lease the properties where our POPs are located. Any relocation that may be required as a result of expired or changing lease terms may result in increased costs or temporary disruption of service. We seek to upgrade our POPs regularly to reduce congestion and improve efficiency. However, any such future difficulties could cause a loss of customers or slow the growth of new customers and could, therefore, have a material adverse effect on our business, results of operations and financial condition.

  Our operations are dependent on our ability to protect our computer equipment and the information stored in its data centers, access nodes and POPs against damage by fire, natural disaster, power loss, telecommunications failures, unauthorized invasion and other catastrophic events. We believe we have taken appropriate measures to reduce the risk of interruption in our operations. However, we cannot assure you that these measures are sufficient. Any damage or failure that causes interruptions in our operations could have a material adverse effect on our business, results of operations and financial condition.

 We Could Be Held Liable for Information Disseminated Over Our Network

  The law relating to liability of ISPs for information and materials carried on or disseminated through their networks is not completely settled. A number of lawsuits have sought to impose such liability for material deemed to be socially harmful. In particular, one lower court in Germany, where we presently have the majority of our operations, recently found the manager of an ISP liable for the contents of materials transmitted after the ISP failed to remove the offending material from its news-server, despite requests from government authorities. The law relating to the regulation and liability of information carried or disseminated by ISPs is also undergoing a process of development in other European countries.

  The possibility that courts could impose liability for information or material carried on or disseminated through our network could require us to take measures to reduce our exposure to such liability. Such measures may require us to spend substantial resources or to discontinue certain product or service offerings. Any of these actions could have a material adverse effect on our business, operating results and financial condition.

  Due to the increasing use of the Internet, it is possible that additional laws and regulations may be adopted with respect to the Internet covering issues such as user privacy, pricing, taxes, defamation, obscurity, intellectual property protection, consumer protection technology export and other controls. Changes in the regulatory environment relating to the Internet services industry, including regulatory changes that directly or indirectly affect telecommunication costs or increase the likelihood or scope of competition, could have a material adverse effect on our business, results of operations and financial condition.

 We Are Subject to Regulation

  Currently, few laws or regulations are directly applicable to activities or commerce on the Internet. However, a number of legislative and regulatory proposals are under consideration and may be adopted in various jurisdictions with respect to issues such as Internet user privacy, infringement, pricing, taxes, quality of products and services and intellectual property rights. It is uncertain how existing laws will be applied to the Internet in areas such as intellectual property (including copyrights, trademarks and trade secrets), obscenity and defamation. The adoption of new laws or the adaptation of existing laws to the Internet may decrease the growth in the use of the Internet, which could in turn decrease the demand for our products and services, increase our cost of doing business or otherwise have a material adverse effect on our business, result of operations and financial condition.

  The European telecommunications industry, which we plan to enter, is subject to a significant degree of regulation. Our ability to operate networks and provide services in Germany, Austria, Italy and Switzerland is dependent upon our ability to obtain appropriate licenses, registrations and other authorizations or permissions from governmental authorities in each jurisdiction in which we operate and on those licenses and other authorizations remaining in force. Such licenses generally contain clauses pursuant to which we may be fined or our license may be revoked in certain circumstances. Such revocation may be on very short notice. The revocation of any of our licenses would force us to stop operating in the relevant country. In some cases, the licenses we receive may be of fixed duration and we must comply with regulations and technical requirements prescribed by the jurisdiction in which we obtained such licenses in order to maintain them. We have no guarantees that we will be able to obtain, maintain or renew the licenses, authorizations and registrations we need to provide telecommunications services or that such licenses and other authorizations will be issued or renewed on terms or with fees that are commercially viable. The loss, or substantial limitations of, or the failure to obtain, licenses, authorizations or registrations could have a material adverse effect on our business.

  The recent liberalization of the European telecommunications market, induced by legislation of the European Union ("EU") and the introduction of the World Trade Organization Basic Telecom Agreement, has significantly reduced the regulatory barriers to entry in the markets in which we operate or intend to operate. However, national regulatory frameworks which are fully consistent with the policies and requirements of the EU and the World Trade Organization have only recently been, or are still being, implemented in certain EU member states and Switzerland, respectively. These nations are in the early stages of providing for and adapting to a liberalized telecommunications market. As a result, in these markets, we and other new entrants may encounter more protracted and difficult procedures to obtain licenses and negotiate interconnection agreements. We cannot assure you that further alterations to the regulatory frameworks, which may place our operations and competitive position at a disadvantage, will not be made in the future. In particular, German regulatory authorities have indicated to Deutsche Telekom, the dominant telecommunications provider in Germany, that it will be allowed to take additional costs into account when determining fees, subject to regulatory approval. Although the regulatory authority denied Deutsche Telekom's first application for higher prices on the basis that Deutsche Telekom had not demonstrated higher costs, we cannot assure you that the regulatory authorities will continue to reach such conclusions in the future. We also cannot assure you that such fees, which tend to be favorable for new entrants providing long distance and international voice telephony services, will remain at their current levels. See also "Business--Regulation."

  Many of the countries in which we intend to establish facilities and provide services lack the level of experience the United States has with regulation of a competitive telecommunications market. In Germany and many of the other Western European countries in which we operate or intend to operate the markets for public switched services were virtually closed to competition until January 1, 1998. Prior to that time, few entities other than the incumbent operators had the right to provide public voice telephony services or installed public networks. As a result, few pro-competitive regulations and regulators existed to enforce laws and regulations against the incumbent operators. The limited experience of legislators, regulators and courts with the implementing of a competitive regulatory regime, combined with continued full or partial government ownership of the incumbent operators, as discussed below, could slow or even undermine the movement to competitive telecommunications markets in these countries.

  As a result, we may be incorrect in our assumptions that:

  . each European country where we intend to establish networks and provide services will enact and enforce, on a timely basis, the measures necessary to ensure that new entrants such as Cybernet can compete fairly with the incumbent operators; and

  . we will be allowed to provide and expand our services in these European countries as set forth in our business plans.

  We cannot assure you, with respect to any country in which we operate or plan to operate, that future changes in the law, regulation, or government will not have a material adverse effect on Cybernet.

 We Are Subject to Intellectual Property Risks

  Legal standards relating to the validity, enforceability and scope of protection of intellectual property rights in Internet-related industries are uncertain and still evolving, and we cannot be certain as to the future viability or value of any of our intellectual property rights or those of other companies within the IT industry. We cannot assure you that the steps we have taken to protect our intellectual property rights will be adequate or that third parties will not infringe or misappropriate our proprietary rights. Any such infringement or misappropriation, should it occur, could have a material adverse effect on our business, results of operations and financial condition. Furthermore, we cannot be certain that our business activities will not infringe the proprietary rights of others or that such other parties will not assert infringement claims against us. We anticipate that we may be subject to claims in the ordinary course of our business, including claims of alleged infringement of the trademarks and other intellectual property rights of third parties due to the dissemination of our content or the provision of access by our online services to content made available by third parties. Such claims and any resultant litigation, should it occur, could subject us to significant liability for damages and could result in invalidation of our proprietary rights and, even if not meritorious, could be time-consuming and expensive to defend, and could result in the diversion of management time and attention, any of which could have a material adverse effect on our business, results of operations and financial condition.

  We regard substantial elements of our products and services as proprietary and we attempt to protect them by relying on trademark, service mark, trade dress, copyright and trade secret laws and restrictions on disclosure and transfer of title. We also enter into confidentiality agreements with our employees, suppliers, distributors, consultants, vendors and customers and license agreements with third parties and generally seek to control access to and distribution of our technology, documentation and other proprietary information. We are pursuing the registration of our service marks in the EU but we currently have no patents or applications for patents pending for our products or services. Effective service mark, copyright and trade secret protection may not be available in every country in which our products and services are distributed or made available. We cannot assure you that the steps we have taken to protect our proprietary rights will be adequate or that third parties will not infringe or misappropriate our copyrights, service marks, trade dress and similar proprietary rights.

 We Are Dependent on Our Billing and Information Systems

  As we add additional services, sophisticated back office information and processing systems become more and more vital to our growth and our ability to:

  .  manage and monitor traffic along our network;

  .  track service provisioning, traffic faults and repairs;

  .  effect least cost routing;

  .  achieve operating efficiencies;

  .  monitor costs;

  .  bill and receive payments from customers; and

  .  reduce credit exposure.

  We have purchased from Kenan Systems ("Kenan") a new billing system which we have installed and are integrating into our German operations and which we are beginning to implement in Italy. We cannot assure you that this system will be successfully implemented on a timely basis or at all, or that it will perform as expected. We also cannot assure you that this transition will not cause delays or interruptions in our monitoring and billing activities.

  The billing system we are acquiring will require enhancements and ongoing investments, particularly as traffic volume increases. We may encounter difficulties in enhancing our systems or integrating new technology into our systems in a timely and cost-effective manner. Implementation of that system in Germany did cause some delay in our processing of customer invoices and we cannot assure that its implementation in other countries will not cause similar delays. Such difficulties could have a material adverse effect on our ability to operate efficiently and provide adequate customer service.

 We Are Subject to Risks Associated with Converting to the Euro

  On January 1, 1999, 11 of the 15 EU member countries adopted the Euro as their common legal currency, at which time their respective individual currencies became irrevocably fixed at a rate of exchange to the Euro, and the Euro became a currency in its own right. Presently, the following 11 currencies are subject to the Euro conversion: the Austrian Shilling, the Belgian Franc, the Dutch Guilder, the Finnish Markka, the French Franc, the Deutsche Mark, the Irish Punt, the Italian Lira, the Luxembourg Franc, the Portuguese Escudo and the Spanish Peseta.

  From January 1, 1999, until January 1, 2002, the Euro will exist in electronic form only and the participating countries' individual currencies will persist in tangible form as legal tender in fixed denominations of the Euro. During this transition period, we must manage transactions with our customers and our third party vendors in both the Euro and the participating countries' respective individual currencies. This may cause significant logistical problems. We may incur increased operational costs and may have to modify or upgrade our information systems in order to:

  .  convert individual currencies to Euro;

  . convert individual currencies of participating countries into each other;

  . execute conversion calculations utilizing six-digit exchange rates and other prescribed requirements;

  .  accommodate the new Euro currency symbol; and

  . permit pricing, advertising, billing, accounting, internal financial calculations, sales and other transactions or practices to be effected simultaneously in Euro and the participating countries' respective individual currencies.

  Changes in pricing denominations for products once sold and advertised in an individual currency and now sold and advertised in the Euro could cause material billing errors and complications. Fluctuations in the business cycles of a participating country or a failure on any participating country's part to comply with EC directives could have negative economic effects on other participating countries, including countries in which we operate. Any of the above could have a material adverse effect on us and our ability to make payments under the Senior Notes, the Discount Notes and the PIK Notes.

  While we believe that our systems have not been adversely impacted by the Euro conversion, we cannot guarantee that we will be able to avoid the accounting, billing and logistical difficulties that might result from the introduction of the Euro. In addition, we cannot be sure that we, our third-party suppliers or our customers will be able to implement the necessary protocols successfully. If we, our third-party vendors, customers or any others with whom we must interact or interconnect, fail to adapt and modify our procedures and systems to accommodate the Euro conversion, this could materially adversely affect our results of operations and our ability to meet our obligations under the Senior Notes, the Discount Notes and the PIK Notes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Conversion to the Euro."

 We Are Subject to Certain Risks Associated with the Year 2000

  The Year 2000 problem results from the fact that many existing computer programs and systems have used only two digits to identify the year in the date field. These programs were designed and developed without considering the impact of a change in the century designation. If not corrected, computer applications that use a two-digit format could fail or create erroneous results in any computer calculation or other process involving the Year 2000 or a later date.

  We have identified two main areas of Year 2000 risk for our IT systems:

  . Our internal computer systems or embedded chips could be disrupted or fail, causing an interruption or decrease in productivity in our operations; and

  . Computer systems or embedded chips of third parties including (without limitation) financial institutions, suppliers, vendors, landlords, customers, suppliers of communications services and others could be disrupted or fail, causing an interruption or decrease in our ability to continue our operations.

  We have recently completed, or are in the process of completing, a number of acquisitions and have therefore had less of an opportunity to identify and address any Year 2000 issues such companies may have.

  Although we have taken significant steps to identify and remedy the Year 2000 problem, we cannot assure you that our operations will not be materially adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000."

 We Are Subject to the Risks Associated with Rapid Industry Changes

 Changes in the Internet Services Industry

  The Internet services industry in which we operate is characterized by rapidly changing technology, evolving industry standards, emerging competition and frequent new service, software and other product innovations. We cannot guarantee that we will be able to identify new service opportunities successfully and develop and bring new products and services to market in a timely and cost-effective manner, or that products, software and services or technologies developed by others will not render our products and services non-competitive or obsolete. In addition, we cannot provide any assurance that our product or service developments or enhancements will achieve or sustain market acceptance or be able to address effectively the compatibility and interoperability issues raised by technological changes or new industry standards.

  As Internet-related industries evolve, we may be required to develop or acquire additional technological capabilities. In particular, there is substantial uncertainty as to the transmission media for future ISPs. Currently, we provide access to Internet services primarily through analog telephone lines and ISDN lines. Several companies have recently introduced, on an experimental basis, delivery of Internet access services through cable television lines. If the Internet becomes accessible by cable modem, or if screen based telephones, television or other consumer electronic devices or customer requirements change the way Internet access is provided, we will need to develop new services or modify our existing services to accommodate these developments. This pursuit of technological advances may require substantial time and expense and we cannot be certain that we will succeed in adapting our business to handle such requirements. Failure to do so could have a material adverse effect on our business, results of operations and financial condition.

 Changes in the Telecommunications Industry

  The European telecommunications industry which we are entering is also changing rapidly due to, among other factors:

  .  market liberalization;

  .  continuing privatization of incumbent operators;

  .  significant technological advancements;

  .  introductions of new products and services utilizing new technologies;

  .  increased availability of transmission capacity;

  .  expansion of telecommunications infrastructure;

  .  increased use of the Internet for voice and data transmission; and

  .  the globalization of economies and trade.

  These factors are likely to continue to affect our markets and may have unforeseen effects which could have a material adverse effect on us. In particular, if the continued growth we anticipate in the demand for voice and IP services were not to occur or we were precluded from servicing this anticipated demand, we might not be able to generate sufficient revenues in the next few years to fund our working capital requirements. Even if these factors turn out as anticipated, we cannot be sure that our strategy will be successful in this rapidly evolving market. In addition, further changes may happen at any time that could significantly affect our operations.

  Our success will depend substantially on our ability to predict which of the many possible current and future networks, products and services will be important to finance, establish and maintain. In particular, as we further expand and develop our network, we will become increasingly exposed to the risks associated with the relative effectiveness of our technology and equipment. The cost of implementation of emerging and future technologies could be significant, and we cannot be certain that we will select appropriate technology and equipment or that we will obtain such new technology on a timely basis or on satisfactory terms. We may choose new technologies that prove to be inadequate or incompatible with technologies of our customers, providers of transmission capacity or other carriers. As new technologies develop, we may be forced to implement such new technologies at substantial cost to remain competitive. In addition, competitors may implement new technologies before we do, allowing such competitors to provide lower priced or enhanced services and superior quality compared to those we provide. The failure to obtain effective technology and equipment may hinder our ability to provide competitive products and services, and may adversely affect the viability of our operations and could have a material adverse impact on our business.

 The Markets in Which We Operate Are Highly Competitive

 Competition in the Internet Services Market

  The Internet services market is extremely competitive and we expect competition in this market to intensify in the future. We believe that our ability to compete successfully depends on a number of factors including:

  .  our market presence;

  .  our image and reputation;

  .  our technical expertise;

  . the capacity, reliability, latency and security of our network infrastructure;

  .  the functionality, performance and quality of our services;

  .  our ability to provide customization and customer support;

  .  the variety of services we offer;

  . the pricing and quality of products and services offered by competitors and suppliers;

  . the timing of our introductions of new products and services and of those of our competitors;

  .  our ability to support industry standards; and

  .  industry and general economic trends.

  Many new start-up businesses as well as existing businesses in different industries have been drawn by the tremendous growth and potential market size of the Internet services market. Our current and prospective competitors include:

  . ISPs such as European Computer Industry Research Centre, Xlink, PSInet, UUNet Technologies, EUnet and Nacamar in Germany; EUnet Multimedia Network Services, Netway Austria and Cybertron in Austria; and I-Net in Italy; as well as numerous smaller, regional ISPs in each country;

  .  established online services such as America Online and CompuServe;

  . major systems integrators and computer manufacturers such as Andersen Consulting and IBM;

  . telecommunications companies such as Mannesmann Arcor, Deutsche Telekom and Viag Interkom in Germany; Telekom Austria and United Telecom Austria in Austria; and Infostrada, Telecom Italia and Wind in Italy;

  .  cable operators such as Deutsche Telekom and Primacom; and

  .  value-added resellers of computer, network and peripheral equipment.

  Many of these current and prospective competitors have greater market presence, engineering and marketing capabilities, brand recognition and financial, technological, personnel and other resources than we do. As a result, such competitors may be able to develop and expand their communications and network infrastructures more quickly, to adapt more swiftly to new or emerging technologies and changes in customer requirements, to take advantage of acquisition and other opportunities more readily, and to devote greater resources to the marketing and sale of their products and services than we can.

  Prices for IP services are currently relatively high in Europe. However, the U.S. market for IP services has been experiencing downward pressure on prices and certain companies have recently introduced free Internet access services in Europe in support of their other product and service offerings. As competition increases, we anticipate comparable price decreases in the European IP market over the next few years. As a result of an increase in the number of competitors, and vertical and horizontal integration in the industry, we currently encounter and expect to continue to encounter significant pricing pressure. We cannot be certain that we will be able to offset the adverse effect on revenues of any necessary price reductions by increasing the number of our customers, generating higher revenue from enhanced services, reducing costs or otherwise. We cannot assure you that IP service prices will not decline more quickly than our IP transmission or termination costs. If this were to occur, it could have a material adverse effect on our gross profit margins.

  Competition affects not only the price of our products and services but also our ability to attract and retain effective, knowledgeable salespeople. Furthermore, advances in technology as well as changes in the marketplace and the regulatory environment occur constantly and we cannot predict the effect that ongoing or future developments may have on us or on the pricing of our products and services. In addition, we believe that Internet access services businesses are likely to encounter consolidation in the near future, which could result in increased price and other competition. This could result in an erosion of our market share and could prevent us from becoming profitable. In summary, we cannot be certain that we will have the financial resources, technical expertise or marketing and support capabilities to compete successfully in the Internet services market.

 Competition in the European Telecommunications Market

  Competition in the European telecommunications market, which we are entering, is intense and is based primarily on price. The opening of the market to alternative operators, combined with technological advances, has resulted in significant reductions in retail and wholesale prices for voice services. Prices declined significantly during 1998 and we expect prices to continue to decline. While decreasing prices fuel growing demand for bandwidth, they also narrow gross profit margins on long distance voice traffic. Our ability to compete successfully in this environment will significantly depend on our ability to generate high traffic volumes from our customers while keeping our cost of services low. We cannot assure you that we will be able to do this.

  In all of the countries in which Cybernet currently offers its services we compete with the incumbent operators (Deutsche Telekom in Germany, Austria Telecom in Austria, Telecom Italia in Italy and Swisscom in Switzerland ). In all of these countries, the incumbent operators virtually control all access to local networks and have significant operational economies, including a large national network and existing operating agreements with other incumbent operators.

  Many of our competitors have greater financial resources and would be in a better position than we would be to withstand the adverse effect on gross profit margins caused by price decreases, particularly those competitors that already own infrastructure and have interconnection or peering arrangements and thus enjoy a lower cost base than we do. Unless and until we are able to reduce our cost base, we may not be able to compete on the basis of price if market prices are reduced below a certain level. Inability to price our services competitively may in turn cause us to lose customers.

Tax-related Risks

  The Discount Notes will be issued at a substantial discount from their principal amount at maturity. If a debt instrument is originally issued at a discount that is equal to or greater than a de minimis amount, the debt instrument will be treated as having "original issue discount" ("OID") for U.S. federal income tax purposes. Although cash interest will not accrue on the Discount Notes prior to August 15, 2004, and there will be no periodic payments of cash interest on the Discount Notes prior to February 15, 2005, OID will accrue from the issue date of the Discount Notes. Consequently, purchasers of the Discount Notes generally will be required to include amounts in gross income for U.S. federal income tax purposes in advance of their receipt of the cash payments to which the income is attributable. Such amounts may be significant as a result of the substantial OID on the Discount Notes. See "Certain United States Federal Income Tax Consequences to Holders of Discount Notes--Original Issue Discount" for a more detailed discussion of the U.S. federal income tax consequences for the beneficial owners resulting from the purchase, ownership and disposition of the Discount Notes.

  The Discount Notes and the PIK Notes (collectively, the "Notes") will be "applicable high yield discount obligations" ("AHYDOs"), as defined in the Internal Revenue Code of 1986, as amended ("the Code"), because (i) the yield to maturity on the Notes exceeds the "applicable federal rate" in effect at the time of their issuance (the "AFR") plus five percentage points and (ii) the Notes have "significant OID" as that term is defined in the Code. As a result, we will not be allowed to take a deduction for OID accrued on the Notes for U.S. federal income tax purposes until such time as we actually pay such OID. Moreover, since the yield to maturity on the Notes for U.S. federal tax purposes until such time as we actually pay such OID. Moreover, since the yield to maturity on the Notes exceeds the AFR plus 6% (such excess shall be referred to hereinafter as the "Disqualified Yield"), the deduction for OID accrued on the Notes will be permanently disallowed for U.S. federal income tax purposes to the extent such interest or OID is attributable to the Disqualified Yield on the Notes ("Dividend-Equivalent Interest"). For purposes of the dividends received deduction, such Dividend-Equivalent Interest will be treated as a dividend to the extent it is deemed to have been paid out of our current or accumulated earnings and profits. Accordingly, a U.S. Holder of the Notes that is a corporation may, subject to applicable limitations, be entitled to take a dividends received deduction with respect to any Dividend-Equivalent Interest received by such corporate holder on such Note.


  Under Section 163(1) of the Code, no deduction is permitted for interest paid or accrued on any indebtedness of a corporation that is "payable in equity" of the issuer. Debt is treated as payable in equity of the issuer if a substantial amount of the principal or interest is required to be paid in, or converted into, equity of the issuer or if the debt is part of an arrangement which is reasonably expected to result in a substantial amount of the principal or interest being paid in, or converted into, equity of the issuer. The legislative history to section 163(1) indicates that it is not expected that the provision will affect debt convertible at the holder's option if the conversion price is significantly higher than the market price of the stock on the date of the debt issuance. However, the legislative history does not address debt instruments, such as the Notes, that mandatorily convert if the market price of the stock reaches certain thresholds. Thus, it is unclear whether 163(1) will disallow our interest deduction with respect to the Notes.

 There Is No Established Market for the PIK Notes or the Discount Notes

  The PIK Notes and the Discount Notes are new issues of securities for which there is currently no trading market. We cannot assure you as to:

  . the liquidity of any market for either the PIK Notes or the Discount Notes that may develop;

  . your ability as a holder of either the PIK Notes or the Discount Notes to sell such Notes; or

  . the price at which you would be able to sell any of your PIK Notes or Discount Notes.

  The initial purchaser of the Notes has advised us that it presently intends to make a market in the Notes. The initial purchaser is not obligated, however, to make a market, and any such market-making may be discontinued at any time at the sole discretion of the initial purchaser and without notice. Moreover, the liquidity of the trading market in the Notes may be adversely affected by changes in the overall market for high-yield, convertible and/or equity securities and by changes in our financial performance or prospectus or in the prospects for companies in our industry in general. Accordingly, we cannot assure you as to the development or liquidity of any market for the Notes. If a market for any of such securities were to develop, they could trade at prices that may be higher or lower than those reflected by their offering price depending on many factors, including prevailing interest rates, our operating results and the market for similar securities. Historically, the market for such securities has been subject to disruptions that have caused substantial volatility in the prices of similar securities. If a market for the Notes were to develop, we cannot be certain that such a market would not be subject to similar disruptions.

  The common stock of the Company is currently only traded on certain over-the-counter markets, including the OTC Bulletin Board operated by The Nasdaq Stock Market, Inc. (the "OTC Bulletin Board") and the Freiverkehr of the Berlin and Munich Stock Exchanges, and in Germany (in the aforementioned over-the-counter markets and on the Neuer Markt of the Frankfurt Stock Exchange). Furthermore, shares of common stock of the Company have only traded on the Neuer Markt since December 9, 1998. The common stock is not presently listed on any national securities exchange in the United States and there is currently no established trading market for the common stock in the United States.

  We cannot assure you as to:

  . whether the market price for the common stock will ever exceed the effective conversion price of the Notes;

  . the liquidity of any U.S. market for the common stock of the Company that may develop;

  . your ability as a holder of common stock to sell any shares of common stock in such United States market; or

  . the price at which you would be able to sell any of your shares of common stock in such United States market.

 We Do Not Expect to Pay Dividends

  The Company does not anticipate paying cash dividends in the foreseeable future. See "Price Range of Common Stock and Dividend Policy."

                                USE OF PROCEEDS

  We will not receive any proceeds from sales by any selling securityholders of the Discount Notes or the PIK Notes or the underlying common stock.

                           EXCHANGE RATE INFORMATION

  The following tables set forth, for the periods indicated, certain information concerning the Noon Buying Rate for Deutsche Marks, Italian Lire, Austrian Schillings and Euro, expressed in Deutsche Marks, Italian Lire, Austrian Schillings and Euro, respectively, per dollar. Such rates are provided solely for the convenience of the reader and should not be construed as a representation that Deutsche Marks, Italian Lire, Austrian Schillings or Euro amounts actually represent such dollar amounts or that such Deutsche Marks, Italian Lire, Austrian Schillings or Euro amounts could have been, or could be, converted into dollars at that rate or at any other rate. We did not use such rates in the preparation of the combined financial statements of the Company included elsewhere in this prospectus. On the tables for the Deutsche Mark, Italian Lira and Austrian Schilling, the columns entitled "Average Rate" represent the average Noon Buying Rates on the last business day of each month during the relevant period. As of January 1, 1999, the Deutsche Mark, the Italian Lira and the Austrian Schilling began trading at fixed rates against the Euro.

Deutsche Mark Exchange Rate                  Average                    Period-
Year Ended December 31,                        Rate     High     Low    End Rate
---------------------------                  -------- -------- -------- --------
1995........................................   1.4261   1.5612   1.3565   1.4345
1996........................................   1.5070   1.5655   1.4354   1.5387
1997........................................   1.7394   1.8810   1.5413   1.7991
1998........................................   1.7588   1.8542   1.6060   1.6670
Italian Lira Exchange Rate                   Average                    Period-
Year Ended December 31,                        Rate     High     Low    End Rate
--------------------------                   -------- -------- -------- --------
1995........................................ 1,628.95 1,736.25 1,569.00 1,584.00
1996........................................ 1,538.37 1,602.00 1,496.00 1,519.00
1997........................................ 1,712.15 1,840.75 1,515.70 1,769.00
1998........................................ 1,737.19 1,827.60 1,592.00 1,654.00
Austrian Schilling Exchange Rate             Average                    Period-
Year Ended December 31,                        Rate     High     Low    End Rate
--------------------------------             -------- -------- -------- --------
1995........................................   9.8733  10.9845   9.5903  10.0810
1996........................................  10.6002  11.0070  10.1000  10.8340
1997........................................  12.2386  13.2330  10.8400  12.6340
1998........................................  12.1940  13.0160  11.3230  11.6040
Euro Exchange Rate                                                      Period-
Month End 1999(a)                                       High     Low    End Rate
------------------                                    -------- -------- --------
January 31...........................................   0.8794   0.8466   0.8794
February 28..........................................   0.9114   0.8819   0.9095
March 31.............................................   0.9332   0.9079   0.9252
April 30.............................................   0.9466   0.9223   0.9466
May 28...............................................   0.9595   0.9270   0.9595
June 30..............................................   0.9713   0.9509   0.9699
July 31..............................................   0.9863   0.9329   0.9351
August 31............................................   0.9607   0.9239   0.9486
September 30.........................................   0.9684   0.9361   0.9389
October 30...........................................   0.9508   0.9185   0.9508

--------
(a) On November 17, 1999, the Noon Buying Rate was $1.00 = (Euro)0.9613 and the Euro was fixed to the Deutsche Mark at (Euro)1.00 = DM 1.9558, to the Italian Lira at (Euro)1.00 = Lit. 1,936.27 and to the Austrian Schilling at
    (Euro)1.00 = ATS 13.7603.

                PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Price Range Of Common Stock

  Our common stock is traded on the OTC Bulletin Board under the symbol "ZNET" and on the Neuer Markt of the Frankfurt Stock Exchange under the Symbol "CYN." Our common stock also trades on the Freiverkehr of the Berlin and Munich Stock Exchanges under the securities identification number WP-Kenn-Nr. 906 623. Our principal foreign trading market is the Neuer Markt. As of August 2, 1999, the Company had 169 registered stockholders of record. The closing price of the common stock on the OTC Bulletin Board and the Neuer Markt on November 17, 1999 was $11.50 per share and (Euro)11.40 per share, respectively.

  The following tables set forth for the periods indicated the high and low bid prices for the common stock as reported each quarterly period in 1997 and 1998 and each monthly period in 1999 on the OTC Bulletin Board and the Neuer Markt. The prices are inter-dealer prices, do not include retail mark up, mark down or commission and may not necessarily represent actual transactions.

                               otc bulletin board

                                                    High         Low
       1997                                     ------------ ------------
       Third Quarter(/1/)...................... $     11.250       $9.310
       Fourth Quarter.......................... $     16.250       $7.750
                                                    High         Low
       1998                                     ------------ ------------
       First Quarter........................... $     34.500      $11.500
       Second Quarter.......................... $     28.750      $20.000
       Third Quarter........................... $     29.875      $18.000
       Fourth Quarter.......................... $     37.250      $13.000
                                                    High         Low
       1999                                     ------------ ------------
       January................................. $     47.000      $29.625
       February................................ $     43.875      $33.500
       March................................... $     36.000      $26.500
       April................................... $     27.750      $23.000
       May..................................... $     24.000      $20.000
       June.................................... $     20.000      $16.000
       July.................................... $     21.750      $14.500
       August.................................. $     18.000      $14.000
       September............................... $     20.875      $14.250
       October................................. $     16.000      $13.750(/2/)
--------
(1) On September 17, 1997, Cybernet Utah, the Company's predecessor, acquired
    Cybernet AG. Prior to that date, Cybernet Utah had no material business activities, assets or liabilities. Accordingly, stock prices for the period prior to September 17, 1997, do not relate to the business in which the
    Company is presently engaged.
(2) As reported by The NASDAQ Trading and Market Services' Daily Trade and
    Quote Summary Report (www.OTCBB.com).

                  neuer markt of the frankfurt stock exchange

                                                    High         Low
       1998                                     ------------ ------------
       Fourth Quarter (beginning December 9,
        1998).................................. (Euro)33.029 (Euro)24.900
                                                    High         Low
       1999                                     ------------ ------------
       January................................. (Euro)41.200 (Euro)26.600
       February................................ (Euro)39.900 (Euro)31.400
       March................................... (Euro)32.500 (Euro)24.500
       April................................... (Euro)24.700 (Euro)21.650
       May..................................... (Euro)23.400 (Euro)20.300
       June.................................... (Euro)19.500 (Euro)16.400
       July.................................... (Euro)19.800 (Euro)14.200
       August.................................. (Euro)17.450 (Euro)13.300
       September............................... (Euro)19.400 (Euro)14.800
       October................................. (Euro)15.850 (Euro)13.300(/1/)

--------
(1) As reported for trades on the electionic trading system of Deutsche Borse A.G. (www.neuermarkt.com).

Dividend Policy
  The Company has never paid dividends on its common stock.

                                 CAPITALIZATION

  The following table sets forth our cash and capitalization as of September 30, 1999. This table should be read in conjunction with the Consolidated Financial Statements and notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations," included elsewhere in this prospectus.

                                                                       At
                                                                  September 30,
                                                                      1999
                                                                  -------------
Cash:
Cash and restricted cash.........................................   $198,456
                                                                    ========
Debt:
Overdrafts and short-term borrowings.............................   $     88
Current Portion long-term debt and capital lease obligations.....      1,552
Capital lease obligations........................................      1,175
Notes offered in Private Unit Offering...........................     98,289
PIK Notes........................................................     27,095
Discount Notes...................................................     50,815
                                                                    --------
    Total debt...................................................   $179,014
                                                                    --------
Shareholders Equity:
  Common Stock $.001 par value, 50,000,000 shares authorized,
   20,729,988 issued and outstanding.............................   $     21
  Preferred stock $.001 par value, 50,000,000 shares authorized,
   6,360,000 shares issued and outstanding.......................          5
  Additional paid in capital.....................................    131,230
  Accumulated deficit............................................    (24,338)
  Cumulative translation adjustment..............................     (3,893)
                                                                    --------
    Total shareholders equity....................................   $103,025
                                                                    --------
    Total Capitalization.........................................   $282,039
                                                                    ========

               SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

  The selected consolidated financial data as of and for the years ended December 31, 1996, 1997, and 1998, set forth below, is derived from our audited Consolidated Financial Statements included elsewhere in this prospectus. The selected consolidated financial data as of and for the nine months ended September 30, 1998 and 1999 set forth below, is derived from our unaudited Interim Financial Statements included elsewhere in this prospectus. The pro forma consolidated financial data for the year ended December 31, 1998 and as of and for the nine months ended September 30, 1999, set forth below, is derived from our unaudited Pro Forma Consolidated Financial Statements included elsewhere in this prospectus. The financial data set forth below has been prepared in accordance with US GAAP. The unaudited Interim Financial Statements included in this prospectus include all adjustments, consisting of normal recurring adjustments, that management considers necessary for a fair presentation of the financial position and results of operations for the interim periods.

  The information set forth below should be read in conjunction with our audited Consolidated Financial Statements, our unaudited Interim Financial Statements and our unaudited Pro Forma Consolidated Financial Statements, and the related notes thereto included elsewhere in this prospectus. Historical and pro forma results of operations presented herein are not necessarily indicative of results of operations for future periods. Our development and expansion activities, including acquisitions, during the periods set forth below significantly affect the comparability of this information from one period to another. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                  Nine months ended
                             Years ended December 31,               September 30,
                          ---------------------------------- -----------------------------
                                                  Pro forma                     Pro forma
                          1996    1997    1998    1998 (/1/)  1998      1999    1999 (/1/)
                          -----  ------  -------  ---------- -------  --------  ----------
                                     (in thousands, except per share data)
Statement of Operations
 Data:
Revenue
 Internet Projects......  $ 217  $1,598  $ 5,139   $ 6,206   $ 3,118  $  3,452   $  3,884
 Network Services.......     91     716    3,495    11,184     2,261    11,292     15,167
                          -----  ------  -------   -------   -------  --------   --------
 Total revenue..........    308   2,314    8,634    17,390     5,379    14,744     19,051
Cost of revenues
 Internet Projects......    237   1,495    4,699     5,500     1,887     3,238      3,551
 Network Services.......    119     866    4,067     8,949     2,619    10,702     13,367
 Depreciation and
  amortization (/2/)....      7     171    1,674     2,050       680     2,374      2,504
                          -----  ------  -------   -------   -------  --------   --------
 Total cost of
  revenues..............    363   2,532   10,440    16,499     5,186    16,314     19,422
Gross profit (loss).....    (55)   (218)  (1,806)      891       193    (1,570)      (371)
Operating expenses:
 General and
  administrative
  expenses..............    263     482    1,576     3,512     1,241     9,377     10,502
 Marketing expenses.....    165   1,188    3,844     5,536     3,268     7,244      7,469
 Research and
  development...........    179     280    2,941     3,858     1,166     3,796      3,914
 Depreciation and
  amortization (/3/)....     22     116      880     5,011       475     2,922      4,409
                          -----  ------  -------   -------   -------  --------   --------
 Total operating
  expenses..............    629   2,066    9,241    17,917     6,150    23,339     26,294
                          -----  ------  -------   -------   -------  --------   --------
Operating loss..........   (684) (2,284) (11,047)  (17,026)   (5,957)  (24,909)   (26,665)
Interest income
 (expense), net.........     (2)    (39)     (43)     (267)      (47)   (6,111)    (6,158)
Foreign currency
 translation gain
 (loss).................    --      --       --        --        --       (651)      (651)
                          -----  ------  -------   -------   -------  --------   --------
 Loss before taxes and
  minority interest.....   (686) (2,323) (11,090)  (17,293)   (6,004)  (31,671)   (33,474)
 Income tax benefit.....    402   1,339    6,173     6,753     3,226    13,668     13,624
 Minority interest......    --      --       145       145       --        101        101
                          -----  ------  -------   -------   -------  --------   --------
Net loss................  $(284) $ (984) $(4,772)  (10,395)  $(2,778) $(17,902)  $(19,749)
                          =====  ======  =======   =======   =======  ========   ========
 Basic and diluted loss
  per share.............  $(.12) $ (.12) $  (.30)  $  (.64)  $ (0.18) $  (0.92)  $  (1.00)
                          =====  ======  =======   =======   =======  ========   ========

                                                                   Nine months ended
                             Years ended December 31,                September 30,
                         -----------------------------------      --------------------
                                                  Pro forma                 Pro forma
                         1996    1997     1998    1998 (/1/)        1999    1999 (/1/)
                         -----  -------  -------  ----------      --------  ----------
                          (in thousands, except number of customers data and
                                               ratios)
Other Financial and
 Operating Data:
Number of Network
 Services customers
 (/4/)..................   166    4,061    6,923    42,391 (/5/)    10,830     50,724(/5/)
EBITDA (/6/)............ $(655) $(1,997) $(8,493)  $(9,965)       $(20,264)  $(20,403)
Capital expenditures
 (/7/)..................   552    1,708    6,034     8,713          10,724
Ratio of earnings to
 fixed charges (/8/)....   --       --       --        --


                                             December 31,       September 30,
                                        ---------------------- ----------------
                                         1996    1997   1998    1998     1999
                                        ------- ------ ------- ------- --------
                                                    (in thousands)
Balance Sheet Data:
Working capital (deficiency) (/9/)..... $   339 $  891 $37,751 $ 2,567 $130,899
Total assets...........................   2,211 12,617  79,445  33,247  302,177
Long-term debt (/10/)..................     --      42   1,383   1,133  177,503
Total stockholders' equity.............   1,790  8,908  67,359  21,057  103,025

--------
(1) Pro forma statement of operations is based on the unaudited Pro Forma Consolidated Financial Statements included elsewhere in this prospectus. The pro forma statement of loss for the year ended December 31, 1998 is based on the historical statement of loss adjusted as if the Open:Net, Vianet and Flashnet acquisitions were completed on January 1, 1998 and the pro forma statement of loss for the nine months ended September 30, 1999 is based on the historical statements of loss adjusted as if the Flashnet acquisition had been completed on January 1, 1999. The pro forma data does not purport to represent what our results of operations would have been had these acquisitions been made on such dates.
(2) Represents depreciation and amortization of capitalized costs related to investments in product development, designing our network (including related software) and building network capacity (including related personnel and consulting costs).
(3) Represents depreciation of property and equipment and amortization of acquired goodwill.
(4) Number of customers as of December 31, 1996, 1997, and 1998, and March 31, 1999.
(5) Includes 32,652 and 39,894 Flashnet customers (of which 1,096 and 1,625 were business customers and 31,556 and 38,269 were residential customers) at December 31, 1998 and March 31, 1999, respectively.
(6) We define EBITDA as loss before interest, income taxes, minority interest, depreciation and amortization. EBITDA is included because management believes it is a useful indicator of a company's ability to incur and service debt. EBITDA should not be considered as a substitute for operating earnings, net income, cash flow or other statements of operations or cash flow data computed in accordance with US GAAP or as a measure of our results of operations or liquidity. Funds depicted by this measure may not be available for management's discretionary use (due to covenant restrictions, debt service payments and other commitments). Because all companies do not calculate EBITDA identically, the presentation of EBITDA contained herein may not be comparable to other similarly entitled measures of other companies.
(7) Pro forma capital expenditures for the nine months ended September 30, 1999 was not available.
(8) For purposes of computing the ratio of earnings to fixed charges, earnings consist of losses before income taxes and minority interest, plus fixed charges. Fixed charges consist of interest expense. Earnings were insufficient to cover fixed charges by $(684), $(2,284), $(10,893), $(5,890), $(16,616) and $(25,133) for the years ended December 31, 1996,
    1997 and 1998, for the nine months ended September 30, 1999, the year ended December 31, 1998 pro forma and the nine months ended September 30, 1999 pro forma, respectively.
(9) We define working capital as total current assets less total current liabilities.
(10) Long-term debt includes obligations under capital lease agreements.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

  The following unaudited Pro Forma Consolidated Financial Statements are based on our Consolidated Financial Statements contained elsewhere in this prospectus. The accompanying unaudited Pro Forma Consolidated Statements of Loss for the year ended December 31, 1998 and the nine months ended
September 30, 1999, are based on the historical consolidated financial statements of the Company contained elsewhere in this prospectus, adjusted as if the acquisitions of Open:Net, Vianet and Flashnet, collectively referred to as the "Acquisitions," had occurred on January 1, 1998. These unaudited Pro Forma Consolidated Financial Statements do not include the results of operations of Sunweb due to the relative insignificance of the amounts involved.

  The unaudited Pro Forma Consolidated Financial Statements combine the historical financial position and results of the Company with the historical financial position and results of the Acquisitions, prior to the dates the Company made such acquisitions, using the purchase method of accounting. The Pro Forma Consolidated Statements of Loss presented are not necessarily indicative of the operating results that would have been achieved had such transactions occurred at the dates indicated above. These statements are based on the assumptions set forth in the notes to such statements and should be read in conjunction with the related financial statements and notes thereto of the Company, Open:Net, Vianet and Flashnet included elsewhere in this prospectus.

  The accounting adjustments reflected in the accompanying unaudited Pro Forma Consolidated Financial Statements reflect estimates made by the Company and assumptions which the Company believes to be reasonable. The Company believes that no significant uncertainties should affect the pro forma adjustments and considers the impact of any such uncertainties to be immaterial.

                   Pro Forma Consolidated Statements of Loss

                          Year ended December 31, 1998
                                  (unaudited)

                                       Historical                    Pro Forma
                                        Company    Acquisitions     as Adjusted
                                       ----------  ------------     -----------
                                         (in thousands, except per share
                                                      data)
Revenue
  Internet Projects..................  $    5,139    $  1,067(a)    $    6,206
  Network Services...................       3,495       7,689(a)        11,184
                                       ----------    --------       ----------
Total revenues.......................       8,634       8,756           17,390
Cost of revenues
  Internet Projects..................       4,699         801(b)         5,500
  Network Services...................       4,067       4,882(b)         8,949
  Depreciation and amortization......       1,674         376(b)         2,050
                                       ----------    --------       ----------
    Total cost of revenues...........      10,440       6,059           16,499
                                       ----------    --------       ----------
Gross profit (loss)..................      (1,806)      2,697              891
General and administrative expenses..       1,576       1,936(c)         3,512
Marketing expenses...................       3,844       1,692(c)         5,536
Research and development expenses....       2,941         917(c)         3,858
Depreciation and amortization........         880       3,885(c)(d)      4,765
                                       ----------    --------       ----------
    Total operating expenses.........       9,241       8,430           17,671
                                       ----------    --------       ----------
Operating loss.......................     (11,047)     (5,733)         (16,780)
Interest expense.....................         197         234(e)           431
Interest income......................         154          10(e)           164
                                       ----------    --------       ----------
Loss before taxes and minority inter-
 est.................................     (11,090)     (5,957)         (17,047)
Income tax benefit...................       6,173         580(f)         6,753
Minority interest....................         145         --               145
                                       ----------    --------       ----------
Net loss.............................  $   (4,772)   $ (5,377)      $  (10,149)
                                       ==========    ========       ==========
Basic and diluted loss per share.....  $    (0.30)                  $    (0.62)
                                       ==========                   ==========
Number of shares used to compute
 earnings per share..................  16,012,653     370,926(g)    16,383,579
                                       ==========    ========       ==========

                   Pro Forma Consolidated Statements Of Loss

                      Nine months ended September 30, 1999
                                  (unaudited)

                               Historical                         Pro Forma
                                Company      Acquisitions        as Adjusted
                              -------------  -------------       -------------
                               (in thousands, except per share data)
Revenue
  Internet Projects.........  $       3,452    $      432 (a)    $       3,884
  Network Services..........         11,292         3,875 (a)           15,167
                              -------------    ----------        -------------
Total revenues..............         14,744         4,307               19,051
Cost of revenues
  Internet Projects.........          3,238           313 (b)            3,551
  Network Services..........         10,702         2,665 (b)           13,367
  Depreciation and amortiza-
   tion.....................          2,374           130 (b)            2,504
                              -------------    ----------        -------------
    Total cost of revenues..         16,314         3,108               19,422
                              -------------    ----------        -------------
Gross (loss)................         (1,570)        1,199                 (371)
General and administrative
 expenses...................          9,377         1,125 (c)           10,502
Marketing expenses..........          7,244           225 (c)            7,469
Research and development ex-
 penses.....................          3,796           118 (c)            3,914
Depreciation and amortiza-
 tion.......................          2,922         1,487 (c)(d)         4,409
                              -------------    ----------        -------------
    Total operating ex-
     penses.................         23,339         2,955               26,294
                              -------------    ----------        -------------
Operating loss..............        (24,909)       (1,756)             (26,665)
Interest expense............          8,294            47 (e)            8,341
Interest income.............          2,183           --                 2,183
Foreign currency translation
 gain (loss)................           (651)          --                  (651)
                              -------------    ----------        -------------
Loss before taxes...........        (31,671)       (1,803)             (33,474)
Minority interest income
 (expense)..................            101           --                   101
Income tax benefit..........         13,668           (44)(f)           13,624
                              -------------    ----------        -------------
Net loss....................  $     (17,902)   $   (1,847)       $     (19,749)
                              =============    ==========        =============
Basic and diluted loss per
 share......................  $       (0.92)                     $       (1.00)
                              =============                      =============
Number of shares used to
 compute loss per share.....     19,417,249       332,329 (g)       19,749,578
                              =============    ==========        =============

            Notes To The Pro Forma Consolidated Financial Statements

         (All dollar amounts in thousands, unless otherwise indicated)

(a) Includes the revenues of the Acquisitions for the periods prior to their respective acquisition dates as follows.

                                                 Vianet Open:Net Flashnet Total
                                                 ------ -------- -------- -----
     1998 Pro Formas
     Internet Projects..........................   --     461       606   1,067
     Network Services........................... 3,123    372     4,194   7,689
     1999 Pro Formas
     Internet Projects..........................   --     --        432     432
     Network Services...........................   --     --      3,875   3,875

(b) Includes the cost of revenues of the Acquisitions for the periods prior to their respective acquisition dates as follows.

                                                 Vianet Open:Net Flashnet Total
                                                 ------ -------- -------- -----
     1998 Pro Formas
     Internet Projects..........................   --     242       559     801
     Network Services........................... 1,682    215     2,985   4,882
     Depreciation and amortization..............    88     22       266     376
     1999 Pro Formas
     Internet Projects..........................   --     --        313     313
     Network Services...........................   --     --      2,665   2,665
     Depreciation and amortization..............   --     --        130     130

(c) Includes the operating expenses of the Acquisitions for the periods prior to their respective acquisition dates as follows.

                                                 Vianet Open:Net Flashnet Total
                                                 ------ -------- -------- -----
     1998 Pro Formas
     General and administrative expenses........   420     26     1,490   1,936
     Marketing expenses.........................   741    310       641   1,692
     Research and development expenses..........   259    178       480     917
     Depreciation and amortization..............    75     27       112     214
     1999 Pro Formas
     General and administrative expenses........   --     --      1,125   1,125
     Marketing expenses.........................   --     --        225     225
     Research and development expenses..........   --     --        118     118
     Depreciation and amortization..............   --     --        118     118

(d) Represents the amortization of goodwill and other intangible assets arising from the Acquisitions.

                                                  Vianet Open:Net Flashnet Total
                                                  ------ -------- -------- -----
   1998 Pro Formas
   Amortization.................................   766     168     2,737   3,671
   1999 Pro Formas
   Amortization.................................   --      --      1,369   1,369

  Amortization is calculated on a straight line basis using the following useful lives.

     Goodwill.......................................................... 10 years
     Customer base.....................................................  5 years
     Management contracts..............................................  3 years

  The calculation and allocation of the purchase price was as follows:

                                            Vianet  Open:Net Flashnet   Total
                                            ------  -------- --------  -------
     Purchase price.......................  $4,483   $2,541  $26,584   $33,608
     Less: net assets acquired............     (37)     130     (790)     (697)
                                            ------   ------  -------   -------
     Excess of purchase price over net as-
      sets acquired.......................  $4,520   $2,411  $27,374   $34,305
     Allocated to:
     Goodwill.............................  $2,063   $2,299  $27,374   $31,736
     Customer base........................   1,945      112      --      2,057
     Management contracts.................     512      --       --        512
                                            ------   ------  -------   -------
                                            $4,520   $2,411  $27,374   $34,305
                                            ======   ======  =======   =======

  In addition to the cash of $4,483 (of which $4,125 was paid in the first quarter of 1999), the purchase price for Vianet includes 225,000 shares of common stock of the Company which were placed with a trustee to be released annually over a five year period. Of these shares, 150,000 are to be released in 30,000 share increments as long as the owner of these shares remains an employee of the Company. The remaining 75,000 shares are to be released annually over a five year period in 15,000 share increments. The 150,000 shares as to which release will be made so long as the owner thereof remains an employee of the Company are being treated as contingent consideration and, accordingly, will be recorded as an additional cost of the acquisition when the shares are released by the trustee.

(e) Includes interest income and expense of the Acquisitions for the periods prior to their respective acquisition dates as follows:

                                                  Vianet Open:Net Flashnet Total
                                                  ------ -------- -------- -----
     1998 Pro Formas
     Interest expense............................    3       8      223     234
     Interest income.............................  --      --        10      10
     1999 Pro Formas
     Interest expense............................  --      --        47      47
     Interest income.............................  --      --       --      --

(f) The income tax adjustment represents Vianet income tax expense of $4 and Flashnet income benefit of $584 for 1998 and a Flashnet income tax expense of $44 for 1999.

(g) Weighted average shares outstanding for the purposes of calculating pro forma basic and diluted loss per share is as follows:

                                                            1998       1999
                                                         ---------- ----------
     Historical weighted average shares................. 16,012,653 19,417,249
     Shares issued in connection with certain of the
      Acquisitions and not reflected in historical
      weighted average shares;
       Open: Net acquisition............................     38,597        --
       Flashnet acquisition.............................    332,329    332,329
                                                         ---------- ----------
                                                         16,383,579 19,749,578
                                                         ========== ==========

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

  The following discussion is based on our Consolidated Financial Statements included elsewhere in this prospectus. The discussion of the results of operations of Vianet, with respect to the fiscal years ended 1998 and 1997, is based on financial statements included elsewhere in this prospectus. Such financial statements have been prepared in accordance with US GAAP. This section contains forward-looking statements that involve inherent risks and uncertainties. Actual results may differ materially from those contained in such forward-looking statements. See "Risk Factors" and "Information Regarding Forward-Looking Statements."

 Overview

 General

  We have experienced substantial rates of revenue growth since commencing significant operations in 1996. Our revenues have grown from $307,673 in 1996 to $2,314,021 in 1997 and to $8,633,528 in 1998 (approximately $17,390,000 in
1998 on a pro forma basis). This revenue growth has been generated both internally, as we have significantly expanded our customer base, and through acquisitions.

  Since 1996, we have acquired seven companies:

  . Cybernet E-Commerce. In September 1997, we acquired 100% of Artwise, which was later renamed Cybernet E-Commerce, the financial results of which are included in our Consolidated Financial Statements from the date of that acquisition.

  . Eclipse. In December 1997, we acquired 66% of Eclipse, but did not include the financial results of that company's operations in our Consolidated Financial Statements until 1998 because its 1997 financial results from the date of that acquisition were immaterial to our consolidated results. In June 1999, we acquired the remaining 34%.

  . Open:Net. In August 1998, we acquired 100% of Open:Net, the financial results of which are included in our Consolidated Financial Statements from the date of that acquisition.

  . Vianet. In December 1998, we acquired 100% of Vianet but did not include the financial results of that company's operations in our Consolidated Financial Statements until the first quarter of 1999 because the 1998 financial results from the date of that acquisition were immaterial to our consolidated results. We have, however, included below a discussion of Vianet's results of operations for its fiscal years 1998 and 1997.

  . Sunweb. In May 1999, we acquired 51% of Sunweb. Because that acquisition occurred in May 1999, the financial results of that company's operations are not included in our Consolidated Financial Statements for 1998 nor in our results of operations for the three months ended on March 31, 1999.

  . Flashnet. In June 1999, we acquired 100% of Flashnet, a leading Italian ISP through which we gained access to all major business centers in Italy.

  . Novento. In October 1999, we acquired a majority interest in Novento Telecom A.G. and its sister organization, Multicall Telefonmarketing A.G., which are German direct marketing organizations for communications services.

  Our recent acquisition history limits the comparability of the historical financial information discussed herein.

  The following table sets forth, for the periods indicated, the items of our Consolidated Statements of Loss expressed as a percentage of total revenues:

                                           Percent of Total Revenues
                                 ----------------------------------------------
                                                                Nine months
                                  Years ended December 31,  ended September 30,
                                 -------------------------- -------------------
                                   1996     1997     1998     1998      1999
                                 -------- -------- -------- --------- ---------
Revenue
Internet Projects..............     70.6%    69.1%    59.5%     58.0%     23.4%
Network Services...............     29.4%    30.9%    40.5%     42.0%     76.6%
  Total Revenues...............    100.0%   100.0%   100.0%    100.0%    100.0%
Cost of Revenues
Internet Projects..............     77.0%    64.6%    54.4%     35.1%     22.0%
Network Services...............     38.8%    37.4%    47.1%     48.7%     72.6%
Depreciation and amortization..      2.2%     7.4%    19.4%     12.6%     16.0%
  Total cost of revenues.......    118.0%   109.4%   120.9%     96.4%    110.6%
Gross loss.....................    -18.0%    -9.4%   -20.9%     -3.6%     10.6%
Operating Expenses
General and administrative
 expenses......................     85.5%    20.8%    18.3%     23.1%     63.6%
Marketing expenses.............     53.5%    51.4%    44.5%     60.8%     49.1%
Research and development.......     58.2%    12.1%    34.1%     21.7%     25.7%
Depreciation and amortization..      6.9%     5.0%    10.2%      8.8%     19.8%
  Total operating expenses.....    204.1%    89.3%   107.1%    114.4%    158.3%
Operating loss.................   -222.1%   -98.7%  -128.0%    110.8%    169.0%
Interest expense...............     -0.7%    -1.7%    -2.3%      2.1%     56.3%
Interest income................       --       --      1.8%      1.2%     14.8%
Realized foreign currency
 translation losses............       --       --       --        --       4.4%
Loss before taxes and minority
 interest......................   -222.8%  -100.4%  -128.5%    111.7%    214.8%
Income tax benefit.............    130.6%    57.9%    71.5%       60%     92.7%
Net loss before minority
 interest......................    -92.2%   -42.5%   -57.0%     51.7%    122.1%
Minority interest..............       --       --      1.7%      0.0%      0.7%
Net loss.......................    -92.2%   -42.5%   -55.3%     51.7%    121.4%

 Revenues

  We classify our revenues into two categories: revenues from Internet Projects and revenues from Network Services. Internet Project revenues result from consulting, installation fees, training of our customers' employees and hardware and software sales resulting from, for example, the installation of VPNs, websites, e-commerce solutions and customer servers in our data centers. Internet Project revenues for any particular project depend upon its size and complexity. An Internet Project is typically completed within three months and the related revenues are recognized upon completion and customer acceptance of the related project.

  In most cases, after completion of an Internet Project, we derive recurring revenues from the ongoing management and monitoring of the services and solutions we have set up. We record these recurring revenues under Network Services revenues. Network Services revenues are primarily derived from recurring connectivity charges and include maintenance and usage charges related to VPNs, co-location and hosting services. Network Services revenues also result from eight affinity groups with which we have specific contractual arrangements. These affinity groups act as resellers of our connectivity services and their members become our customers. The customers who came to us through affinity groups tend to be smaller customers. The majority of our Network Services revenues are from connectivity charges. We recognize these revenues when the services are provided to our customers. Revenues from Network Services in 1998 constituted 40.5% of our total revenues compared with 30.9% for 1997. We expect Network Services revenues to continue to increase as a percentage of total revenues as we grow our customer base and thereby create a larger portion of recurring revenues. In 1998, Flashnet had total revenues of Lit. 8,334,043 thousand ($4,597,003). We also expect that our acquisition of Flashnet, which has relatively less Internet Project revenues, will contribute to this shift.

  We currently encounter and expect to continue to encounter significant downward pressure on the prices of our products and services. We expect that these price declines will dampen revenues for the second quarter.

  The table below summarizes the revenues and customer evolution for Internet Projects and Network Services for the years ended December 31, 1996, 1997 and 1998, respectively and the three months ended March 31, 1999:

                                                                   As at and
                                            As at and for the       for the
                                           years ended December      three
                                                   31,            months ended
                                           ---------------------   March 31,
                                            1996   1997    1998       1999
                                           ------ ------  ------  ------------
Internet Projects
Internet Project Customers(a).............     12     49     122        O19
Internet Project Revenues ($'000).........    217  1,598   5,139      1,392
Average Internet Project Revenue per
 Customer ($)............................. 18,108 32,610  42,124     73,274
Network Services
Network Services Business Customers
 Number of Customers(b)...................    166  2,120   3,077      6,095
 Average Number of Customers(c)...........     83  1,143   2,599      5,994
 Churn Percentage(d)......................    N/A    4.8%    0.8%       0.4%
 Revenues ($'000).........................     91    659   2,680      2,279
 Average Revenues per Customer(e)($)......  1,093    577   1,031        380
Network Services Affinity Group Customers
 Number of Customers(b)...................    --   1,941   3,846      4,735
 Average Number of Customers(c)...........    --     971   2,894      4,291
 Revenues ($'000).........................    --      57     814        183
 Average Revenues per Customer(e)($)......    --      58     281         43
Total Network Services Customers
 Number of Customers(b)...................    166  4,061   6,923     10,830
 Average Number of Customers(c)...........     83  2,114   5,492     10,285
 Revenues ($'000).........................     91    716   3,494      2,462
 Average Revenues per Customer(e)($)......  1,093    339     636        239

--------
(a)  Represents aggregate customers during the relevant period.
(b)  Number of customers at end of relevant period.
(c) Calculated as the arithmetic average of beginning-of-period and end-of-period customers. The beginning of period customers for the three months ended March 31, 1999 include 2,816 Network Services Business Customers of Vianet (not included in number of customers as of December 31, 1998).
(d) Calculated as the number of customers lost during the period as a percentage of the average number of customers for the period.
(e) Calculated as revenues for the period divided by average number of customers for the period.

 Cost of Revenues

  Cost of revenues consists principally of (i) telecommunications expenses,
(ii) personnel costs, (iii) cost of hardware and software sold, (iv) amortization of product development costs, (v) depreciation of network infrastructure, and (vi) service and consulting expenses. Telecommunications expenses mainly represent the cost of transporting Internet traffic from our customers' locations through a local telecommunications carrier to one of our access nodes and the cost of leasing lines to interconnect our backbone nodes. Like our revenues, we classify our cost of revenues (other than depreciation and amortization costs) according to whether they are incurred in connection with Internet Projects or with Network Services. Additionally, we include in our cost of revenues certain depreciation and amortization of capitalized costs related to investments in product development, designing our network (including related software), and building network capacity (including related personnel and consulting costs). These costs are amortized over a period not exceeding four years. As we develop our network capacity, we expect to record increased costs for depreciation and amortization of network infrastructure.

  In 1998, Flashnet's cost of revenues was Lit. 6,615,614 thousand ($3,649,129) representing 79.4% of its revenues, a lower percentage than our own. We therefore expect that in 1999 our acquisition of Flashnet will have a positive effect on our gross margin.

 General and Administrative Expenses

  General and administrative expenses consist principally of salaries and other personnel costs for our administrative staff, office rent and utilities. In 1998, Flashnet's general and administrative expenses were Lit. 2,586,000 thousand ($1,426,421), representing approximately 31.0% of revenues. This is approximately equal to the relationship between our general and administrative expenses and revenues.

 Marketing Expenses

  Marketing expenses consist principally of salaries of our sales force and advertising and communication expenditures. As we continue to grow our sales force and to increase brand awareness, we anticipate that marketing expenses will continue to increase. In 1998, Flashnet had marketing expenses of Lit. 1,114,000 thousand ($614,475) representing 13.4% of revenues.

 Research and Development

  Research and development expenses consist principally of personnel costs of employees working on the development of new products and services, consulting costs and certain overhead items associated with these activities. In 1998, Flashnet had research and development expenses of Lit. 834,000 thousand ($460,029) representing 10.0% of revenues compared to 34.1% for Cybernet.

 Depreciation and Amortization

  Depreciation and amortization expense consists of depreciation of capital expenditures for property and equipment purchased to build the corporate infrastructure necessary to support our anticipated growth as well as amortization of goodwill related to our acquisitions. Goodwill represents the excess of the purchase price of companies we purchased over the fair value of the tangible assets and identifiable intangible assets of those companies and is amortized over 10 years. This expense in our income statement does not include the depreciation and amortization described under "--Cost of Revenues" above.

 Interest Expense and Income

  Interest expense consists principally of interest associated with capital lease obligations which we undertook in 1998 to finance the purchase of computer equipment. Interest income consists of interest earned on excess cash balances, including those resulting from the proceeds of our 1998 equity offerings. Our interest expense and income will increase significantly in future periods as a result of interest accruing on the Senior Notes, the Discount Notes and the PIK Notes and interest generated by the collateral account created in connection with the issuance of the Senior Notes.

 Income Taxes

  Our income tax benefits result largely from the operating losses of our German subsidiaries. Under current German law, the tax benefit resulting from these losses can be carried forward indefinitely.

 Other Comprehensive Loss: Foreign Currency Translation Adjustments

  Foreign currency translation adjustments result from the translation of the assets and liabilities of our international subsidiaries from their local reporting currency into United States dollars using current exchange rates at the balance sheet dates. Statement of operations items are translated at average exchange rates prevailing during the period. The resulting translation adjustments are recorded in the foreign currency translation adjustment account in equity. Accordingly, we recognize unrealized foreign exchange gains with respect to non-United States dollar-denominated assets when the value of the United States dollar decreases with respect to these other currencies and unrealized foreign exchange losses when the relative value of the United States dollar increases.

 Results of Operations--Nine Months Ended September 30, 1998 Compared to the Nine Months Ended September 30, 1999

 Revenues

  Total revenues increased 174.1% from $5,378,365 in the first nine months of 1998 to $14,743,590 in the first nine months of 1999, primarily as a result of increased Network Services revenues. Internet Project revenues increased 10.7% from $3,117,810 in the first nine months of 1998 to $3,451,588 for the same time period in 1999 while Network Services revenues increased 399.5% from $2,260,555 to $11,292,001. The first nine months Network Services revenues represented 76.6% of total revenues in 1999, as compared with 42.0% in 1998.

  The increase in revenues from Network Services is mainly a result of expansion of our customer base, which provides us with a stream of recurring revenues. Although the Company has focused on building these recurring revenues from Network Services, building relations with Internet Project customers remains a continuing strategy. In addition, we consolidated $2,808,707 of Vianet revenues, $258,305 of Sunweb revenues (second and third quarters of 1999), and $2,825,593 of Flashnet revenues (third quarter of 1999 only) in the first nine months of 1999. Vianet's revenues are derived primarily from Network Services, Sunweb's revenues are more heavily weighted toward projects, and Flashnet's revenues are principally derived from Network Services. Excluding the impact of consolidating Vianet's, Open:Net's, Sunweb's and Flashnet's revenues, Network Services revenues in the first nine months of 1999 would have increased 64.6% from the first nine months of 1998.

 Cost of Revenues

  Cost of revenues increased 214.5% from $5,186,602 in the first nine months of 1998 to $16,313,600 in the first nine months of 1999. Cost of revenues for Internet Projects increased 71.6% from $1,887,073 to $3,237,129. Cost of revenues for Network Services increased 308.6% from $2,619,227 to $10,701,583. A portion of the increase in Network Services costs reflects the consolidation of Vianet, Sunweb and Flashnet. Excluding these acquisitions, our cost of revenues increased approximately 137.3%. This increase was due to expenditures for personnel and expenses associated with the expansion of our network (newly hired personnel for network deployment and management and network facilities) and the cost of leasing additional lines to provide the increased capacity we will require as our business grows. In the first nine months of 1999, the Company's technical and operational staff increased from 61 to 151 (excluding the acquisition of Vianet, Sunweb and Flashnet) and 99 to 214 on a pro forma basis (i.e. including these acquisitions).

 Gross Margin (Loss)

  While total revenues increased significantly in the first nine months of 1999, larger increases in the cost of revenues led to a decline in gross margin from $191,763 in the first nine months of 1998 to $(1,570,010) in the first nine months of 1999. Cost of revenues as a percentage of total revenues increased from 96.4% in the first nine months of 1998 to 110.6% in the same time period for 1999. This is principally due to our investment in

Network Services infrastructure, discussed above. We expect to see improvement in our gross margin generally and in Network Service in particular as we expand our customer base and increase revenues per account and are thereby able to spread the costs of product and network development over a larger revenue base. We also expect our gross margin to improve over time as a result of our strategy to construct our own infrastructure, including the replacement of leased transmission facilities with owned facilities and the purchase of domestic and international transmission capability as a telecommunications operator (rather than as a purchaser at retail prices).

 General and Administrative Expenses

  General and administrative expenses increased 655.5% from $1,241,134 in the first nine months of 1998 to $9,376,941 in the first nine months of 1999. These expenses constituted 63.6% of revenues in the first nine months of 1999, compared to 23.1% for the same period in 1998. During the first nine months of 1999, the Company added more than 50 employees in general and administrative functions. Personnel additions were made to develop and manage information systems, strengthen finance and accounting functions and better manage customer care and billing. In addition, the Company added senior management to oversee corporate development and international operations.

  The impact of consolidating Vianet, Sunweb and Flashnet in the first nine months of 1999 has also had an unfavorable impact on these expenses. Vianet, Sunweb and Flashnet together incurred general and administrative expenses of $1,088,522 in the first nine months of 1999.

 Marketing Expenses

  Marketing expenses increased 121.6% from $3,268,811 in the first nine months of 1998 to $7,244,310 in the first nine months of 1999, principally as a result of substantial investments in marketing activities, including trade fairs, product literature and related expenditures. These investments have also included consolidating the various local brands that we have acquired. This increase also reflects the impact of consolidating Vianet, Sunweb and Flashnet in 1999, which together incurred marketing expenses of $1,062,833. Although we expect marketing expenses to decrease as a percentage of revenues over time, we expect marketing expenses to increase as we increase spending to further establish our trade name locally and internationally. We are beginning both national and international advertising campaigns, the first step of which is the launch of the new Cybernet-Italy organization scheduled for November 1999.

 Research and Development

  Research and development expenditures increased 225.6% from $1,166,003 in the first nine months of 1998 to $3,796,087 in the first nine months of 1999, as the Company continues to invest in the development of new products and services. We are currently performing a detailed assessment of our current products and services in an attempt to better focus our products and services to be offered to customers in the future. As part of this process we are evaluating the strategic significance of certain products in the Company's portfolio.

 Depreciation and Amortization

  Depreciation and amortization increased 514.3% from $475,718 in the first nine months of 1998 to $2,922,163 in the first nine months of 1999. This increase is attributable to the additional amortization of the goodwill arising from the acquisition of Open:Net and Vianet in 1998 and the acquisition of Sunweb and Flashnet in 1999. In addition, depreciation expense increased due to increased investments in computer hardware and software and office facilities.

 Interest Expense and Income

  Interest expense increased from $114,179 in the first nine months of 1998 to $8,294,452 in the same period of 1999. This was primarily a result of the interest expense incurred during the third quarter of 1999 on the Units sold in July. Our interest income increased from $66,712 in the first nine months of 1998 to $2,182,718 in the same period of 1999. This increase is a result of interest earned on cash proceeds from our

December 1998 equity offering and the interest earned on the proceeds from the July Private Unit Offering and the August Private Notes offerings.

 Realized Foreign Currency Translation Gains or Losses

  The Company incurred $650,644 of foreign exchange losses in the first nine months of 1999.

 Other Comprehensive Loss: Foreign Currency Translation Adjustments

  Foreign currency translation adjustments resulted in a loss of $172,686 in the first nine months of 1998 and a loss of $3,891,924 in the first nine months of 1999. The increase in 1999 over 1998 is a result of the strengthening of the U.S. dollar in the first nine months of 1999 in relation to the Deutsche Mark.

 Results of Operations--Year Ended December 31, 1998 As Compared To The Year Ended December 31, 1997

 Revenues

  Total revenues increased by 273.1% from $2,314,021 in 1997 to $8,633,528 in 1998. In 1998, Network Services represented 40.5% of total revenues as compared to 30.9% in 1997. The relative shift from Internet Project revenues to Network Services revenues is primarily a result of the fact that we have expanded our customer base and have thereby created a larger recurring revenue base. It also results from the fact that a larger proportion of the revenues from the companies we have acquired are Network Services revenues.

  Our revenue growth has been generated through our acquisitions as well as internal growth of our existing business. The chart below sets forth our revenues from existing operations compared to our revenues from acquired companies for both Internet Projects and Network Services in 1998, pro forma as if the acquisitions of Open:Net, Vianet and Flashnet had occurred on January 1, 1998.

 Pro Forma for Year Ended December 31, 1998

                                             Revenues from      Revenues from
                                          Existing Operations Acquired Companies
                                          ------------------- ------------------
   Internet Projects Revenues............        59.3%               20.9%
   Network Services Revenues.............        40.7%               79.1%

  Internet Project revenues increased by 221.6% from $1,597,869 in 1997 to $5,139,110 in 1998 and represented 69.1% and 59.5% of our total revenues in 1997 and 1998, respectively. Average Internet Project revenues per customer increased from $32,610 in 1997 to $42,124 in 1998 reflecting our transition from smaller to medium-sized customers as our reputation and brand awareness have improved. This has resulted in an increase in average revenues per customer.

  Network Services revenues increased by 387.9% from $716,152 in 1997 to $3,494,418 in 1998 and represented 30.9% and 40.5% of total revenues in 1997 and 1998, respectively. Our total number of customers increased by 70.5% in 1998 to 6,923 customers from 4,061 in 1997. No single customer accounted for more than 6% of our revenues in 1998. A substantial number of our smaller Network Services customers belongs to affinity groups with which we began forming relationships in our prior years. Excluding affinity group members, we provided Network Services to 3,077 customers as of December 31, 1998, compared to 2,120 customers as of December 31, 1997. The addition of 977 new customers (which includes affinity group customers) produced 55.9% of Network Services revenues. We derived the remaining 44.1% from existing customers. Average revenues per Network Services customer increased from $339 in 1997 to $636 in 1998 (from $577 to $1,031, excluding affinity group customers) reflecting the transition of our customer base to larger enterprises and the provision of services in addition to connectivity.

  We derived $7,692,555 or 89.1% of total revenues in 1998 from our operations in Germany and $940,973 or 10.9% of total revenues from our operations in Italy. Vianet, our Austrian subsidiary, which we acquired on December 28, 1998, and whose results are not included in the Company's results of operations for the year ended December 31, 1998, had revenues of approximately $3.2 million in 1998.

 Cost of Revenues

  Total cost of revenues increased by 312.4% from $2,531,787 in 1997 to $10,440,008 in 1998. Cost of revenues as a percentage of revenues increased from 109.4% in 1997 to 120.9% in 1998.

  The costs of our Internet Project revenues increased by 214.2% from $1,495,234 in 1997 to $4,698,557 in 1998. This increase primarily resulted from increased purchases of hardware and software and the costs of additional personnel. Costs of Internet Projects as a percentage of Internet Project revenues decreased from 93.6% in 1997 to 91.4% in 1998. This decrease is primarily attributable to a reduction in training and seminar expenditures, partially offset by the increase in purchases of hardware and software.

  The costs of our Network Services revenues increased by 370.0% from $865,357 in 1997 to $4,067,513 in 1998. This increase primarily consisted of additional leased line expenses to provide the increased capacity we will require as our business grows. Costs of Network Services revenues as a percentage of related revenues decreased from 120.8% in 1997 to 116.4% in 1998. This decrease is primarily attributable to a decline in personnel costs associated with these revenues and a reduction in purchased Internet services due to the development of our own network.

  Depreciation and amortization included in cost of revenues increased by 877.8% from $171,196 in 1997 to $1,673,938 in 1998 as a result of new investments in project development from year to year. We have capitalized certain investments associated with designing the network (including related software) and with building network capacity (including related personnel and consulting costs) and 1998 was the first year to include a full year of depreciation for these investments.

 General and Administrative Expenses

  General and administrative expenses increased by 227.1% from $481,700 in 1997 to $1,575,758 in 1998. The increase in our general and administrative expenses reflects not only the costs of building a corporate infrastructure to support our anticipated growth but also the impact of the addition of general and administrative expenses of companies acquired in 1997 and 1998. As a percentage of total revenues, general and administrative expenses decreased from 20.8% in 1997 to 18.3% in 1998.

 Marketing Expenses

  Marketing expenses increased by 223.4% from $1,188,634 in 1997 to $3,844,232 in 1998. These higher marketing expenses reflect an increase in salary expense resulting from our larger sales force and an increase in advertising and communication expenses reflecting our drive to improve local and international awareness of our brand. As a percentage of total revenues, our marketing expenses decreased from 51.4% in 1997 to 44.5% in 1998.

 Research and Development

  Research and development expenses increased by 951.4% from $279,698 in 1997 to $2,940,865 in 1998. The development of our modular products and the related pricing research which we conducted in 1998 is reflected in the higher personnel costs included in research and development. The personnel utilized for this purpose include not only members of our research and development staff, but also members of our marketing force, and we include in research and development expenses the portion of our marketing force personnel's time devoted to product development. We also incurred consulting expenses in 1998 not incurred in 1997 while researching the viability of certain telecommunications services that we plan to offer in the future. These consulting expenses amounted to $554,005. As a percentage of revenues, research and development expenses increased from 12.1% in 1997 to 34.1% in 1998.

 Depreciation and Amortization

  Depreciation and amortization expense increased by 659.3% from $115,899 in 1997 to $879,978 in 1998. This increase reflects increased depreciation of capital expenditures on property and equipment purchased in order to build the corporate infrastructure necessary to support our anticipated growth. This expense also reflects increased amortization of goodwill related to our 1997 and 1998 acquisitions. Most of these investments were not capitalized until 1997, and because we had a full year of depreciation for 1998, depreciation and amortization expenses for 1998 are significantly greater than they were in 1997.

  Net goodwill in connection with the 1997 acquisitions of Cybernet E-Commerce and Eclipse amounted to $1,322,566 at December 31, 1997 and net goodwill including the 1998 acquisitions of Open:Net and Vianet amounted to $6,504,576 at December 31, 1998. We amortize goodwill over 10 years. In 1999, we will begin depreciating additional goodwill of approximately $30 million which will be added to our balance sheet as a result of the Flashnet acquisition.

 Interest Expense and Income

  Interest expense increased by 398.7% from $39,550 in 1997 to $197,243 in 1998 as a result of new capital lease obligations, which we undertook in 1998 to finance acquisitions of computer equipment. We earned interest income in 1998 of $154,296 on excess cash balances resulting from the proceeds of our 1998 equity offering. We had no interest income in 1997.

 Income Taxes

  We recorded income tax benefits of $1,339,407 in 1997 and $6,172,645 in 1998, arising principally from incurred operating losses from our operating subsidiaries in Germany. Under the current German tax code, these net operating losses may be carried forward indefinitely and used to offset our future taxable earnings.

 Other Comprehensive Loss: Foreign Currency Translation Adjustments

  Foreign currency translation adjustments resulted in a gain in 1998 of $1,204,589 and a loss in 1997 of $210,211 in 1997. The 1998 gain is a result of the weakening of the U.S. dollar in 1998 in relation to the Deutsche Mark.

 Results of Operations--Year Ended December 31, 1997 As Compared To The Year Ended December 31, 1996

 Revenues

  Total revenues increased by 652.1% from $307,673 in 1996 to $2,314,021 in 1997. This revenue growth is primarily a result of the fact that 1997 was a full year of operations while 1996 was primarily devoted to start-up and initial marketing activities.

  Revenues from Internet Projects increased by 635.3% from $217,296 in 1996 to $1,597,869 in 1997 and represented 70.6% and 69.1% of total revenues in 1996 and 1997, respectively. Average revenues per customer increased from $18,108 in 1996 to $32,610 in 1997. The increase in average revenues per customer reflects our transition from small- to medium-sized customers.

  Revenues from Network Services increased by 692.4% from $90,377 in 1996 to $716,152 in 1997 and represented 29.4% and 30.9% of total revenues in 1996 and 1997, respectively. Our total number of customers increased by 2,346.4% in 1997 to 4,061 customers from 166 in 1996. No single customer accounted for more than 10% of our revenues in 1997. In 1997 we added 1,941 new customers by establishing relationships with affinity groups. This addition of new customers allowed us to obtain additional revenues with relatively low incremental cost. Excluding affinity group members, we provided Network Services to 2,120 customers as of December 31, 1997, compared to 166 customers as of December 31, 1996. The addition of 2,009 new customers (which includes affinity group customers) represented 97.0% of Network Services revenues. The remaining 3.0% was derived from existing customers. Average revenues per customer decreased from $1,093 in 1996, our first year of operation, to $339 in 1997. This decrease occurred in part because 1997 was the first year in which we contracted with affinity group customers. These customers typically produce lower average Network Services revenues than our business customers.

 Costs of Revenues

  Total costs of revenues increased by 597.2% from $363,120 in 1996 to $2,531,787 in 1997. Costs of revenues as a percentage of revenues decreased from 118.0% in 1996 to 109.4% in 1997.

  The costs of our Internet Projects revenues increased by 530.8% from $237,037 in 1996 to $1,495,234 in 1997. This increase primarily resulted from increased personnel costs, training and seminars, and purchases of software. Costs of Internet Projects as a percentage of related revenues decreased from 109.1% in 1996 to 93.6% in 1997. This decrease is primarily attributable to a reduction of freelance staff costs utilized to design websites during our first year of operations.

  The costs of our Network Services revenues increased by 625.4% from $119,297 in 1996 to $865,357 in 1997. This increase primarily resulted from increased personnel costs and the cost of additional leased lines. Costs of Network Services as a percentage of related revenues decreased from 132.0% in 1996 to 120.8% in 1997. This decrease is primarily due to a decline in purchased Internet services and leased line expenses as a percentage of revenues and was partially offset by additional personnel costs.

  Depreciation and amortization, included in costs of revenues, increased by 2,422.8% from $6,786 in 1996 to $171,196 in 1997 as a result of new investments in product development and establishing our network from year to year.

 General and Administrative Expenses

  General and administrative expenses increased by 83.0% from $263,175 in 1996 to $481,700 in 1997. Increases in our general and administrative expenses reflect the costs of building a corporate infrastructure which will support our future growth. It also reflects the impact of the addition of general and administrative expenses of companies acquired in 1997. As a percentage of revenues, general and administrative expenses decreased from 85.5% in 1996 to 20.8% in 1997.

 Marketing Expenses

  Marketing expenses increased by 621.8% from $164,669 in 1996 to $1,188,634 in 1997. Increases in our marketing expenses are attributable primarily to increased salaries reflecting our efforts to build a larger sales force and larger advertising and communication expenses in our drive to improve public awareness of our brand name. As a percentage of revenues, our marketing expenses decreased from 53.5% in 1996 to 51.4% in 1997 due to a reduction of freelance staff costs. These reductions were partially offset by higher personnel costs and advertising and telecommunications expenses.

 Research and Development

  Research and development expenses increased by 56.3% from $178,994 in 1996 to $279,698 in 1997 primarily as a result of increased personnel costs. As a percentage of revenues, our research and development decreased from 58.2% in 1996 to 12.1% in 1997 due to the growth of our revenues as significant operations commenced.

 Depreciation and Amortization

  Depreciation and amortization increased by 445.1% from $21,263 in 1996 to $115,899 in 1997, reflecting increased capital expenditures in property, plant and equipment. The increase in goodwill amortization from 1996 to 1997 is due to goodwill arising from the 1997 acquisitions.

  We had no net goodwill at December 31, 1996. At December 31, 1997, net goodwill in connection with the acquisitions of Artwise and Eclipse amounted to $1,322,566.

 Interest Expense and Income

  Interest expense increased by 1,802.4% from $2,079 in 1996 to $39,550 in 1997, principally due to the higher level of overdrafts and short-term borrowings in 1997 compared to 1996. We incurred these overdrafts to fund our working capital requirements.

 Income Taxes

  We recorded income tax benefits of $401,849 in 1996 and $1,339,407 in 1997, arising principally from operating losses incurred from our operating subsidiaries in Germany. Under the current German tax code, these net operating losses may be carried forward indefinitely and used to offset our future taxable earnings.

 Other Comprehensive Loss: Foreign Currency Translation Adjustments

  Foreign currency translation adjustments resulted in a loss of $210,211 in 1997 and a loss of $5,089 in 1996.

 Vianet--Results of Operations--Year Ended December 31, 1998 As Compared To The Year Ended December 31, 1997

  Vianet is an Austrian ISP acquired by our Company on December 28, 1998. We accounted for the acquisition using the purchase method of accounting. Because Vianet's results of operations subsequent to the acquisition date were immaterial to our consolidated financial results, we did not include them in our 1998 Consolidated Financial Statements.

  We provide below a discussion of Vianet's results of operations for the year ended December 31, 1998 as compared to the year ended December 31, 1997. The financial statements on which this discussion is based have been prepared in accordance with US GAAP.

 Total Revenues

  Total revenues include payment for systems integration and consulting projects, the basic connectivity fee that is paid at the beginning of each three month period and current usage fees which are invoiced monthly after the relevant month. The prepaid connectivity fee is recorded under deferred income and recognized as revenue after the service is provided. System integration and consulting projects are billed and paid upon completion. Total revenues increased by 37.3% from ATS 27,390,233 ($2,125,949) in 1997 to ATS 37,617,683
($2,919,773) in 1998. The revenue growth was generated by Vianet's increased customer base.

 Costs of Products Sold

  Costs of products sold consist primarily of telecommunications fees, licenses and marketing. Costs of products sold increased by 37.5% from ATS 12,403,754 ($962,743) in 1997 to ATS 17,051,503 ($1,323,487)
in 1998. These costs increased because increased usage by the growing customer base required upgrades to the network infrastructure for current and future needs.

 Research and Development

  Research and development costs consist principally of personnel costs, consulting costs and allocated overhead costs. Vianet had no research and development costs in 1997 and ATS 1,282,625 ($99,554) of such costs in 1998. This increase in costs of research and development resulted from activities related to the enhancement of existing services, the addition of value-added products and billing flexibility.

 General and Administrative

  General and administrative costs increased by 39.0% from ATS 14,787,656 ($1,147,774) in 1997 to ATS 20,558,892 ($1,595,720) in 1998. This increase in general and administrative costs resulted from growth in the size of Vianet. General and administrative costs include primarily salaries and other personnel costs of Vianet's administrative staff, office rent and other overhead expenses.

 Interest Income and Expense

  Interest income decreased by 57.2% from ATS 20,972 ($1,628) in 1997 to ATS 8,966 ($696) in 1998. This decrease resulted from lower bank balances. Interest income is primarily attributable to short term interest earned on bank balances. Interest expense increased by 3.0% from ATS 86,212 ($6,692) in 1997 to ATS 88,803 ($6,893) in 1998. This increase resulted from increased short-term borrowing. Interest expense is primarily attributable to Vianet's overdraft facility.

 Income Taxes

  Vianet received a tax benefit of ATS 4,940 ($383) in 1998 and had income tax expenses of ATS 193,116 ($14,989) in 1997.

 Liquidity and Capital Resources

 Overview

  Since our inception, we have financed our operations and growth primarily from the proceeds of private and public sales of equity and debt securities. Total net proceeds of equity offerings in the three years ended December 31, 1998 amounted to approximately $67,660,706. Additionally, in 1998, our subsidiaries financed the acquisition of certain equipment with capital lease obligations. Total net proceeds from the Private Unit Offering in July 1999, and from the Private Discount Notes Offering and the Private PIK Notes Offering in August 1999, were approximately $216,861,000.

 Cash Flow

  Operating activities used cash of $569,685, $1,432,432 and $10,335,128 in each of the three years ended December 31, 1996, 1997 and 1998, respectively. The large increase in cash used in 1998 resulted from increased expenditures for marketing and research and development. For the nine months ended September 30, 1999, operating activities used $26,646,458, compared to $2,232,661 for the comparable period in 1998. This is principally the result of higher net losses, increases in deferred tax assets, increases in accounts receivable and other assets.

  Investing activities used cash of $1,532,912, $4,790,473 and $9,928,634 in each of the three years ended December 31, 1996, 1997 and 1998, respectively. The large increase in 1998 resulted from the business acquisitions and the increase in expenditures for property and equipment in that year. Expenditures for property and equipment consisted principally of purchases of computer hardware and other expenditures related to our

Internet backbone and equipment necessary to support our anticipated growth. For the nine months ended September 30, 1999, investing activities used cash of $38,298,792, compared to $12,630,021 for the comparable period in 1998. This increase in use of cash reflects the acquisition of Flashnet and Sunweb ($22,749,328), the payment of our deferred purchase obligation for the Vianet acquisition ($4,119,266), and purchases of property and equipment ($10,724,156). Expenditures for property and equipment consisted principally of purchases of computer hardware and software and other expenditures related to our Internet backbone and equipment necessary to support our anticipated growth.

  Net cash provided by financing activities was $2,084,784, $8,644,161 and $60,010,168 in each of the three years ended December 31, 1996, 1997 and 1998, respectively. The large increase in 1998 results principally from our December 1998 public equity offering which generated $44,977,376 in net proceeds and the May 1998 private equity offering which generated $12,600,000 in proceeds. In June 1997, we completed a private placement which generated $8,070,427 in net proceeds. In addition, in 1996, we received $2,012,903 in equity investments from our founders. For the nine months ended September 30, 1999, net cash provided by financing activities was $166,040,789 compared to $16,110,411 for the comparable period in 1998. This increase resulted from the issuance of the Units and the Notes in July and August of 1999, respectively. The Private Unit Offering in July 1999 generated $144,500,000 in net proceeds, $22,374,264 of which was used to repay in full an interim loan which financed the cash portion of the acquisition of Flashnet, and $57,466,076 of which was placed in an escrow account, in accordance with the terms of the Senior Notes Indenture, to fund the first six interest payments on the Senior Notes. In addition, the Private Discount Notes Offering and the Private PIK Notes Offering in August 1999 generated $69,899,282 in aggregate net proceeds.

 Working Capital

  Our working capital, defined as the excess of our current assets over our current liabilities, was $37,750,651 at December 31, 1998, compared to $891,027 at December 31, 1997 and $339,353 at December 31, 1996. Cash and cash equivalents amounted to $42,875,877 at December 31, 1998, compared with $2,238,909 at December 31, 1997 and $27,889 at December 31, 1996. The increase in working capital, cash and cash equivalents resulted primarily from the proceeds of our first public equity offering in December 1998 and our private placements in May 1998 and June 1997.

  On September 30, 1999, our working capital, defined as the excess of our current assets over our current liabilities, was $130,999,452, as compared to $37,750,651 on December 31, 1998. The increase in working capital resulted from cash proceeds from the Units and the Notes issued in July and August of 1999, from an increase in accounts receivable partially offset by increases in accounts payable, and from a decrease in deferred purchase obligations related to the Vianet acquisition at the end of 1998.

  Our balance sheet as of September 30, 1999, reflects $8,853,665 for net accounts receivable compared to $3,248,754 for the period ended December 31, 1998 and $7,036,206 for the period ended June 30, 1999. We have instituted various measures which we expect will facilitate collection of these receivables including realignment of sales force compensation schemes, pre-contract credit evaluations for both business and residential customers and assignment of direct responsibility to managers at the subsidiary-level for reductions in receivables balances.

 Credit Arrangements

  As of September 30, 1999, the Company had short-term unsecured overdraft facilities under which the Company and its subsidiaries could borrow up to DM 1,133,647 ($613,162 ). These facilities are denominated in Italian Lire (in the amount of DM 930,302 ($507,281)), Australian Schilling (in the amount of DM 142,100 ($77,485)) and Swiss Franc (in the amount of DM 61,2435 ($33,396)). The interest rates fluctuate based upon current lending rates. The weighted average borrowing rate on these facilities was 7.5% as of September 30, 1999. In addition, certain of our banks provide overdraft protection exceeding the limits specified in these agreements.

As of September 30, 1999, the Company and its subsidiaries had used DM 162,161 ($88,424) of these facilities. In addition, as of September 30, 1999, we had long-term capitalized lease obligations of DM 2,155,995 ($1,175,634).

  Amounts expressed in Deutsche Marks in this paragraph have been translated for convenience purposes into U.S. dollars at the rate of DM 1.8339 equals $1.00 (the balance sheet conversion rate on September 30, 1999).

 Capital Expenditures

  For the nine months ended September 30, 1999, capital expenditures totaled $12,787,342. We funded these capital expenditures primarily from net cash provided by financing activities. Our major investments in the first nine months of 1999 included: (i) progress payments on a new billing system totaling approximately DM 5,379,472 ($2,933,350), (ii) investments in POP equipment of approximately DM 3,986,943 ($2,174,024), (iii) investments in various computer and technical equipment totaling approximately DM 4,486,454 ($1,185,465), and
(iv) investments in facilities and officer infrastructure totaling approximately DM 5,358,725 ($2,922,037). We have planned approximately $30.0 million in capital expenditures for the remainder of 1999. We expect to make these expenditures to install carrier grade digital circuit switches and related equipment for voice services, to build data centers and office infrastructure and to purchase transmission facilities (including alternative long-haul transmission capabilities) and related equipment. We also expect to use a portion of the budgeted amount for the continued implementation of our billing system.

 Valuation Allowance

  At December 31, 1998, we had available combined net operating losses carried forward of approximately $20,230,048, most of which relate to our German operations. Under the current German tax code, these net operating losses may be carried forward indefinitely and used to offset our future taxable earnings. We have not provided any valuation allowance against the deferred tax asset related to these losses carried forward. However, if we were unable to generate sufficient taxable income in the future or if the tax law were changed, we would have to establish a valuation allowance through a charge to income. In March 1999, the German government passed new tax legislation which reduced the corporate income tax rate from 45% to 40%. The impact of recalculating the deferred tax assets and liabilities using the new rate recorded in the first quarter of 1999 was approximately $550,000.

 Seasonality

  Our quarterly results are subject to seasonality. We typically experience an increased level of Internet Project sales in the last fiscal quarter. We also typically experience a slowdown in the first fiscal quarter in Internet Project sales because customers refrain from making IT investment decisions until the completion of CeBit, a major European trade show, which takes place in the Spring. Network Services results do not typically exhibit the same level of seasonal variation.

 Foreign Currency

  Most of our revenues and a significant portion of our expenses are denominated in Deutsche Marks instead of the dollar, our reporting currency. As we expand our operations into other European countries (particularly Italy following the acquisition of Flashnet), we expect that we will continue to generate revenues in currencies other than the dollar. All of our revenues and an increasing portion of our expenses continue to be denominated in currencies other than the currency in which we report our results. Therefore, our reported results will continue to be impacted by exchange rate movements of these currencies against the dollar. The funds available from the Private Unit Offering and the Private Discount Notes Offering were denominated in United States dollars and interest payments on the Senior Notes and the Discount Notes will be made in United States dollars. As a result, we will be exposed to foreign exchange risks, and our results of operations likely will be affected by fluctuations in the value of the local currencies in which we transact business. We do not currently engage in hedging transactions, however, we may consider entering into such transactions to reduce the risk of our exposure to currency fluctuations, including any such fluctuations which may result from having significant dollar-denominated liabilities after the offering of the Senior Notes and the Discount Notes.

 Year 2000

  The Year 2000 problem results from the fact that many existing computer programs and systems have used only two digits to identify the year in the date field. These programs were designed and developed without considering the impact of a change in the century designation. If not corrected, computer applications that use a two-digit format could fail or create erroneous results in any computer calculation or other process involving the Year 2000 or a later date.

  We have identified two main areas of risk related to the Year 2000 problem for our IT systems:

  . Our internal computer systems or embedded chips could be disrupted or fail, causing an interruption or decrease in productivity in our operations; and

  . Computer systems or embedded chips of third parties including (without limitation) financial institutions, suppliers, vendors, landlords, customers, suppliers of communications services and others could be disrupted or fail, causing an interruption or decrease in our ability to continue our operations.

  We have evaluated our state of readiness for the Year 2000 issue. With regard to our internal IT systems, we have concluded that substantially all of those systems are Year 2000 compliant. Our personnel have tested and analyzed our systems in the course of regular quality control and research development. We did not spend significant capital on this evaluation. To date, the only costs in connection with our Year 2000 evaluation have been limited to internal staff costs, which have been expensed as incurred. The financial information contained in this prospectus includes such costs, which are not material. Based on our experience to date, we do not anticipate that we will be required to incur significant additional operating expenses or to invest material amounts to obtain Year 2000 compliance. To respond to our customers' inquiries, we are in the process of developing a report to inform our customers about the effect of the Year 2000 problem on our products and services. We anticipate utilizing an outside consultant to prepare this report at a cost estimated to be DM 50,000 ($26,748).

  We have been assured by all major suppliers, vendors and customers that the following existing IT and other systems, upon which we rely for products and services and for internal operations, are Year 2000 compliant:

  . the Cisco routers we use in connection with leased telephone line communications;

  . the Ascend routers we use in connection with telephone dial-up communications;

  .  Sun Workstations, our main Internet servers;

  . the Microsoft Corporation software we use in our internal office operations;

  .  our network facilities supplied by Info AG;

  .  our global transit facilities supplied by AT&T/Unisource;

  .  our leased telephone lines supplied by Deutsche Telekom; and

  . the electric power to our main offices and several of its nodes, supplied by Stadtwerke Munich.

  Based on those assurances, we believe that the IT systems utilized in our principal network, backbone and internal operations will meet Year 2000 requirements. We do not anticipate significant interruptions of billings or service to customers or disruptions of internal operations attributable to the Year 2000 problem.

  We have plans to complete the integration of compliant operations and have instituted procedures to assure that IT systems installed in 1999 will be Year 2000 compliant. We do not expect compliance with the Year 2000 problem on a Company-wide basis to require acceleration of planned expenditures for the purpose of remediation. Because we believe that substantially all our material systems are Year 2000 compliant, we have not developed a theoretical worst case analysis or a contingency plan to deal with such a contingency.

  We are now determining whether suppliers of secondary significance to our business, such as local suppliers of telephone service and electric power, are Year 2000 compliant. Some of these secondary systems are non-essential, as they duplicate systems that we have determined will operate in the Year 2000 environment. We anticipate completing our inquiries regarding secondary systems during the third quarter of 1999.

  With respect to non-IT systems, our operations do not depend in a significant manner on embedded technology. All of our desk-top computers and telephones are Year 2000 compliant. Our offices' climate control systems, elevators and monitor alarms do have embedded systems. However, our operations do not depend upon elevators for access to the principal offices. We are in the process of evaluating whether the embedded systems at our other facilities are Year 2000 compliant. Accordingly, we have not developed formal contingency plans in this regard.

 Conversion to the Euro

  On January 1, 1999, 11 of the 15 EU member countries (the "participating countries") adopted the Euro as their common legal currency, at which time their respective individual currencies became irrevocably fixed at a rate of exchange to the Euro, and the Euro became a currency in its own right. Presently, the following 11 currencies are subject to the Euro conversion: the Austrian Schilling, the Belgian Franc, the Dutch Guilder, the Finnish Markka, the French Franc, the Deutsche Mark, The Irish Punt, the Italian Lira, the Luxembourg Franc, the Portuguese Escudo and the Spanish Peseta.

  From January 1, 1999 until January 1, 2002 (the "transition period"), the Euro will exist in electronic form only and the participating countries' individual currencies will continue in tangible form as legal tender in fixed denominations of the Euro. During the transition period, we must manage transactions with our customers and our third party vendors in both the Euro and the participating countries' respective individual currencies. This may cause significant logistical problems. We may incur increased operational costs and may have to modify or upgrade our information systems in order to:

  .  convert individual currencies to Euro;

  . convert individual currencies of participating countries into each other;

  . execute conversion calculations utilizing six-digit exchange rates and other prescribed requirements;

  .  accommodate the new Euro currency symbol; and

  . permit pricing, advertising, billing, accounting, internal financial calculations, sales and other transactions or practices to be effected simultaneously in Euro and the participating countries' respective individual currencies.

  Changes in pricing denominations for products once sold and advertised in an individual currency and now sold and advertised in the Euro could cause material billing errors and complications. Fluctuations in the business cycles of participating countries or a failure on any participating country's part to comply with EU directives could have negative economic effects on other participating countries, including countries in which we operate. Additionally, the participating countries' pursuit of a single monetary policy may adversely affect the particular economies of markets in which we conduct business. Any of the above could have a material adverse effect on us and our ability to make payments under the Senior Notes, the Discount Notes and the PIK Notes.

  While we believe that our systems have not been adversely impacted by the Euro conversion and we believe that we are substantially Euro-compliant, we cannot guarantee that we will be able to avoid the accounting, billing and logistical difficulties that might result from the introduction of the Euro. In addition, we cannot be sure that we, our third party suppliers or our customers will be able to implement the necessary protocols successfully. If we, our third party vendors, customers or any others with whom we must interact or interconnect, fail to adapt and modify our procedures and systems to accommodate the Euro conversion, this could materially adversely affect our results of operations and our ability to meet our obligations under the Senior Notes, the Discount Notes and the PIK Notes.

                          QUANTITATIVE AND QUALITATIVE
                         DISCLOSURES ABOUT MARKET RISK

  We do not utilize market-risk-sensitive instruments, such as derivative financial instruments. Our primary market risk is in the area of interest rate and foreign currency exchange rate fluctuations.

  We maintain our cash balances in deposits at banks and in highly liquid short-term investments, such as money market mutual funds, therefore lowering our exposure to interest income risks.

  As a result of our Private Unit Offering in July 1999 and Private Discount Notes Offering in August 1999, we have a substantial amount of debt in United States dollars. While our reporting currency is United States dollars, our functional currency is the Deutsche Mark and significant fluctuations in the United States dollar to Deutsche Mark exchange rate could have an adverse impact on the amount of Deutsche Marks required to satisfy this debt. We estimate that a 10% increase in the exchange rates between the Deutsche Mark and the United States dollar would increase the Deutsche Mark amount required to settle the debt outstanding from the Private Unit Offering and the Private Discount Notes Offering by approximately $20,000,000.

  All of our revenues and a significant portion of our expenses are denominated in currencies other than our reporting currency, the United States dollar. Approximately 89% of our revenues in 1998 and 52% of our revenues in the first nine months of 1999 were denominated in Deutsche Mark. Another 45% of our revenues in the first nine months of 1999 were denominated in other European Monetary Union member currencies. The majority of our foreign exchange rate exposure relates to the translation of our Deutsche Mark financial statements into United States dollars which is impacted by changes in the exchange rates between the Euro and the United States dollar.

  We prepared a sensitivity analysis to assess the impact of exchange rate fluctuations on our 1998 operating results. Based on this analysis, we estimated that a 10% adverse change in the exchange rates between the Deutsche Mark and the United States dollar would have increased our reported net loss for 1998 by approximately $530,300. Our analysis also indicated that a 10% decrease in the exchange rate between the United States dollar and the Deutsche Mark would result in a decrease of our March 31, 1999 net assets of approximately $1,997,900.

  We have not entered into any derivative hedging instruments to reduce the risk of exchange rate fluctuations.

                                    BUSINESS

  We began our operations with the formation of Cybernet AG, a privately held German stock company. Cybernet AG was organized in December 1995, and commenced significant operations in 1996. On September 17, 1997, Cybernet AG was acquired by Cybernet Utah. At the time that it acquired Cybernet AG, Cybernet Utah had no material business activities, assets or liabilities. Effective November 18, 1998, Cybernet Utah was merged into Cybernet Delaware, and the Delaware corporation is the surviving entity of the merger. On June 30, 1999, we consummated our acquisition of all of the issued and outstanding capital stock of Flashnet, a leading ISP based in Rome, Italy. The terms "Company," "Cybernet," "we," "us" and "our" refer to Cybernet Delaware and its subsidiaries as a combined entity, except where its use is such that it is clear that such term means only Cybernet Delaware. Such terms do not in any case refer to selling securityholders.

Overview

  Through our subsidiaries, we are a leading provider of Internet communications services and solutions in Germany, Austria, Italy and Switzerland targeting small- to medium-sized enterprises. Our IP solutions are based on a core product offering consisting of Internet connectivity and value-added services. Such value-added services include VPNs, web-hosting, co-location, security solutions, electronic commerce, Intranet/Extranet and workflow solutions. We offer consulting, design and installation, training, technical support, and operation and monitoring of IP-based systems. We market our products and services primarily to small- and medium-sized enterprises in Europe because we believe that they represent an underserved and sizeable market. Companies in this market are characterized by a lack of internal technical resources, rapidly expanding communications needs and a high propensity to utilize third-party outsourcing. We are recognized as a provider of high quality Internet connectivity services and solutions to enterprises and as one of Germany's leading Internet access providers. IT Services, a leading German computer magazine has ranked us number one among German ISPs in terms of infrastructure, international outlook and customer service.

  Our mission is to become a leading European provider of IP-based communications services and network-based business solutions. We intend to continue to focus on small- and medium-sized enterprises in Europe, offering a full portfolio of advanced communications products, including Internet access and value added services, as well as data and switched voice services.

  We believe that our capabilities in Internet, telecommunications and systems integration services differentiate us from many of our competitors who offer some, but not all, of the products and services that we offer. We approach and win business customers by offering and designing a full range of services and solutions for mission critical communications needs, such as electronic commerce solutions, Intranets and VPNs. This enables us to work directly with different levels of our customers' organizations, to participate in the design of customers' systems and to offer additional network and communications services as our customers' businesses grow and their needs change. By basing our solutions upon product modules, we are able to meet our customers' individual needs at competitive prices, while realizing higher margins by reducing costs through standardization. Also, as a result of the high quality of our services and the value-added nature of our solutions, we believe that we experience higher customer retention rates and that we are less vulnerable to pricing pressures than many of our competitors in the telecommunications and Internet industries.

  We sell our services and solutions primarily through our direct sales force. Most of our sales people are based in regional offices and are supported by specialized technical and commercial assistance from our customer care centers in Munich, Vienna, Zurich, Rome and Trento. We complement our direct sales effort with an extensive reseller and referral network of over 100 companies and by forming marketing alliances with technology leaders such as Hewlett-Packard, Microsoft, Network Associates, Sun Microsystems and Nokia Italia. While our reseller arrangements begin with sales of our basic product offerings, such as connectivity, they can lead to direct sales by us of more complex solutions, such as security solutions or VPNs.

  We operate a geographically distributed IP network based upon leased lines. Our network is spread over six countries and consists of network nodes equipped primarily with Cisco and Ascend routers connected to a redundant high-performance backbone infrastructure. We help corporate customers reduce telecommunications costs by offering Internet connectivity through dedicated lines at 56 directly owned Points of Presence ("POPs"). We also offer a system of dial-in nodes with ISDN or analog modem ports to smaller enterprises, employees and affiliates of corporate customers. These nodes permit local dial-in access throughout Germany, Italy and Switzerland and most of Austria. Flashnet owns 20 of these POPs for dedicated lines (which can also accommodate dial-in traffic) and has access to more than 300 dial-in access nodes. Recently, we reorganized our dial-in network in Germany by concentrating multiple dial-in access nodes into larger access points called "Virtual POPs," which use a Public Switched Telephone Network ("PSTN") to aggregate traffic. We expect this will generate operating efficiencies, in that there will be fewer overall nodes to service. We are expanding our network across Germany, Austria, Italy and Switzerland by installing additional POPs and replacing dial-in access nodes with Virtual POPs.

  We also plan to add digital circuit switching capabilities to our network to offer switched voice telecommunications services to our customers, capture more revenues from dial-in traffic and provide termination services to other carriers by layering switched voice capability onto our expanded leased line network. For these purposes, we require: (i) licenses to offer voice telephone services in Germany, Austria, Italy and Switzerland; (ii) up to nine carrier grade digital circuit switches; (iii) a billing system capable of capturing the necessary data and generating invoices to our customers; and (iv) interconnection agreements with incumbent operators and other telecommunications carriers. In Germany, we have: (i) obtained a license to offer voice telephone services in the entire country; (ii) ordered six Nortel DMS-100 switches; (iii) installed the Kenan billing system; and (iv) begun negotiations for an interconnection agreement with both Deutsche Telekom and Telecom Italia. In order to enable us to begin offering voice telephone service before our own switched voice network starts operating in the fourth quarter of 1999, we have entered into an interim agreement with a third-party carrier. In Austria and Switzerland, we have begun the process of obtaining telecommunications licenses. In Italy, our subsidiary Flashnet has a license to provide voice services throughout the entire country.

  We have increased our revenues from $0.3 million in 1996 to $8.6 million in 1998 ($17.4 million pro forma for acquisitions, including Flashnet). As of September 30, 1999, we provided services to approximately 13,400 business customers, an increase from approximately 200 customers at December 31, 1996. The majority of these customers are small- to medium-sized enterprises. We also provide services to larger companies and organizations such as BASF Corporation, German Parcel, Commerzbank, Hewlett-Packard, Start Media Plus, DaimlerChrysler Aerospace Dornier, BMW Financial Services, Raiffeisenbank, Zuegg, Honeywell, Lauda Air, Modern Times, Amadeus, Lufthansa, News, Nokia Italia, ERG, Avis, Ferrovie dello Stato (Italian Railways) and the Italian Parliament.

  Our management team consists of individuals with extensive Internet, IT and telecommunications expertise. Andreas Eder, co-founder and Chief Executive Officer, previously held various positions at Siemens-Nixdorf Information Systems and The Boston Consulting Group. Dr. Alessandro Giacalone, Chief Operating Officer, previously headed the European-Industry Computer Research Center and established it as a leading German ISP. He was also a Professor of Computer Science at the State University of New York at Stony Brook. Robert Eckert, our Chief Financial Officer, was previously with Netsource A/S, Swisscom International, and General Electric (USA). Walter Franz, who is principally responsible for our network, was director of network operations for MCI/WorldCom in Germany and also worked for MFS Telecommunications and Motorola. In addition, we have recruited individuals at various managerial levels from leading industry participants such as AT&T/Unisource, British Telecommunications and Deutsche Telekom. Our policy is to retain the key executives of the companies we acquire. To this end, we typically structure our acquisitions to give such executives an equity participation in the future success of our Company. We have retained most of the key managers in our acquisitions.

Industry Background

  The Internet is a global network of multiple private and public networks that use standardized communication protocols to communicate with each other. The Internet was started in 1969 by the U.S. Department of Defense, Advanced Research Projects Agency (ARPANET) to enable scientists at universities to share information and to develop a secure network. Use of the Internet has grown rapidly since its initial commercialization in the early 1990s. International Data Corporation ("IDC"), a market research organization, has estimated that the number of Internet users worldwide will grow from approximately 68.7 million in 1997 to approximately 319.8 million by the end of 2002, a compound annual rate of 36.0%. Consumers and companies in the United States have spearheaded the adoption of the Internet. While other regions of the world have been slower to accept the Internet, its use is becoming a standard communications tool worldwide.

  The Internet has become an important commercial medium and represents a significant opportunity for businesses to interact in new and different ways with a large number of customers, employees, suppliers and partners. As use of the Internet grows, businesses are increasing the breadth and depth of their Internet product and service offerings. Pioneering Internet-based businesses have developed Internet products and services in areas such as finance, insurance, media, tourism, retail and advertising. Other businesses have begun to use the Internet for an expanding variety of applications, ranging from corporate publicity and advertising, to sales, distribution, customer service, employee training and communication with business partners. Increasingly, Internet operations are becoming mission-critical for many of these enterprises. To ensure the reliability of their Internet operations, enterprises are requiring that these operations have performance, scalability and expert management 24 hours a day, 7 days a week.

  Companies generally utilize two types of Internet services: connectivity and value-added services. Connectivity services provide access to the Internet, while value-added services consist of products such as web-hosting, VPNs, security solutions and systems integration that improve the internal and external operations of a company.

  The Internet is experiencing rapid growth rates in Europe. According to IDC, the number of Internet users in Europe reached 16.8 million in 1997 and is expected to reach 82.0 million in 2002. Datamonitor, another market research organization, estimates that the number of externally hosted commercial websites in Europe will increase from 221,700 in 1997 to 981,900 in 2000, while the number of VPNs will expand from 100 in 1997 to 27,900 in 2000. We believe that the growing numbers of externally hosted websites and VPNs reliably predict a corresponding growth in Internet traffic. We expect this projected growth to be fueled by a number of factors, including the large and growing installed base of advanced personal computers and increased availability of bandwidth, resulting in faster and cheaper access to the Internet, improvements in network architectures, increasing numbers of network-enabled applications, and the emergence of compelling content and commerce-enabling technologies.

  Europe lags the United States in terms of total Internet users, Internet users as a percentage of population, and personal computers ("PCs") with Internet access. An historical comparison reveals that Europe is between one and two years behind the United States when the selected indicators are considered. We expect European Internet usage to follow historical United States growth rates and achieve current United States levels within one to two years. The following table provides information about current and projected Internet usage in Europe and the United States.

                                       Europe           United States
                                     ------------  --------------------------
                                     1997   2002E  1995   1996   1997   2002E
                                     -----  -----  -----  -----  -----  -----
Internet users (millions)...........  16.8   82.0    9.7   23.2   38.7  135.9
Population (millions)............... 386.0  388.4  263.0  265.4  267.9  279.5
Internet users as a percent of
 population.........................   4.4%  21.1%   3.7%   8.7%  14.4%  48.6%
PCs with internet access............  19.7%  57.1%  11.5%  23.8%  36.3%  84.3%

--------
Sources: IDC Corporation; population and Internet users as a percent of population are based upon population figures provided by the United States Bureau of the Census.

  Internet usage varies significantly between European regions. Northern European countries generally have a higher level of market penetration and service usage than countries in Southern Europe, which we believe currently presents a growth opportunity. The following table summarizes certain information and estimates about revenues from Internet connectivity and from Internet hosting and VPNs in European countries.

                                         Connectivity                                 Hosting and VPN
                         --------------------------------------------- ---------------------------------------------
                                                          Anticipated                                   Anticipated
                              1997            2000E         Change          1997            2000E         Change
                         ($ in millions) ($ in millions) (%) per annum ($ in millions) ($ in millions) (%) per annum
                         --------------- --------------- ------------- --------------- --------------- -------------
Finland.................        17               42          35.2%             1              20           171.4%
France..................        94              383          59.7%             3              92           213.0%
Germany.................       447            1,084          34.4%            16             184           125.7%
Italy...................        30              169          77.9%             5              50           115.4%
Netherlands.............        28               85          44.8%             6              42            91.3%
Spain...................        35              136          57.2%             2              31            49.3%
Sweden..................        31               67          29.3%             4              34           104.1%
United Kingdom..........       154              381          35.2%            16             146           109.0%
Other (*)...............        83              272          48.5%            23             123            74.9%
                               ---            -----          ----            ---             ---           -----
  Total.................       919            2,619          41.8%            76             722           111.8%
                               ===            =====          ====            ===             ===           =====

--------
(*) Other includes Austria, Belgium, Ireland, Norway, Portugal and Switzerland.

Source: Datamonitor.

  Datamonitor reports that the European corporate Internet connectivity market consisted of 1.2 million accounts and generated total revenues of $919 million in 1997. It estimates that corporate connectivity revenues will grow to $2.6 billion in 2000, a compound annual growth rate of 41.8%.

  Datamonitor also reports that in 1997, European Internet value-added services generated revenues of $287 million. It estimates that revenues from value-added services will increase to $1.7 billion in 2000, a compound annual growth rate of 80.7%. In 1997, revenues from hosting services and VPNs were $76 million, 26.5% of total European revenues from value-added services. In 2000, they are expected to be $722 million, 43.2% of such revenues, a compound annual growth rate of 111.8%.

  We consider Germany to be the most important connectivity market in Europe in terms of revenues, with a highly developed consumer and business on-line customer base. As the chart above shows, in 1997, the German connectivity market had revenues of $447 million, 48.6% of total European connectivity revenues. It is estimated that, in 2000, Germany will generate connectivity revenues of $1.1 billion, 41.4% of total European connectivity revenues.

  Italy currently has a relatively low Internet penetration level. The Internet connectivity market in Italy is very fragmented, with many small providers. We expect that connectivity revenues in Italy will grow at one of the fastest rates in Europe, particularly northern and central Italy, because much of Italian business is concentrated in that area. We believe our acquisition of Flashnet will permit us to take advantage of this growth opportunity.

Business Strategy

  Our objective is to become a leading provider of communications services and network-based business solutions to small- to medium-sized enterprises in Europe. We currently offer a full-service portfolio of advanced communications products including Internet access and value-added services, as well as switched voice services. The principal elements of our business strategy are as follows:

  Target Small- to Medium-Sized Business Enterprises. We focus on small- to medium-sized enterprises. In Germany, we focus on companies that typically have revenues between (Euro)25 million and (Euro)500 million.

According to Statistisches Bundesamt, a German government agency, such companies generate 45% of Germany's total corporate revenues. In other countries, the revenues of small- to medium-sized enterprises as a portion of total corporate revenues vary. We believe that this customer segment is underserved and has substantial and increasing communications needs. Small- to medium-sized enterprises typically lack the technical resources to build and maintain extensive communications systems and, as a consequence, they outsource many services and solutions to third parties. We focus in particular on network intensive industries, such as IT, tourism, retail, finance, government, media and advertising. For many of these industries, utilization of the Internet has become essential. In certain markets, we also serve high-end residential customers.

  Initiate Long-Term Relationships with Customers Through Local Coverage and at an Early Stage. Unlike some of our competitors, we use strong local management teams to address the needs of our customers. Most of our sales people are based in regional offices and are supported by specialized technical and commercial assistance from our offices in Munich, Vienna, Zurich, Rome and Trento. This strategy allows us to initiate close relationships with our customers at an early stage of their Internet services requirements, engage in strategic discussions with senior management about their communications requirements, participate in the design of their systems, services and solutions, and establish the basis for long-term relationships at different levels of our customers' organizations. We are then in a position to provide our customers with additional services as their requirements increase or change over time. This also enables us to offer additional solutions to our customers without having to compete primarily on price.

  Develop Total Communications Offering. We currently offer both Internet connectivity services and modular Internet business solutions to our customers. Our modular solutions include web-hosting and -housing, VPNs, security solutions, electronic commerce solutions and Intranet and workflow solutions. As technology evolves, we intend to broaden our product offering to include additional services, solutions and innovations that have proven reliable and effective. In June 1999, we started offering voice services. Our ability to offer voice services will allow us to provide one-stop shopping for integrated voice and data solutions. We believe IP technology and IP applications will be the primary platform and interface for business data and voice communications in the future.

  Expand Sales Channels. We are currently pursuing growth opportunities through various sales channels. These include trained direct sales representatives with strong technical backgrounds, an extensive reseller program and marketing alliances with technology leaders like Hewlett-Packard, Microsoft, Network Associates, and Sun Microsystems. We are expanding our direct sales force and regional offices to increase our local coverage. We currently have 19 sales offices (seven in Germany, one in Austria, nine in Italy and two in Switzerland), and we plan to increase this number. We intend to expand our reseller and referral arrangements to increase sales of our basic connectivity services, and enhance our marketing alliances to obtain more potential customer contacts.

  Control Our Network. We consider it strategically important to control and operate our own network infrastructure. This will enable us to: (i) maximize revenues by offering total communications services, including broad band and voice services; (ii) achieve the highest levels of service quality and reliability; and (iii) reduce transmission costs. This involves:

  . optimizing the configuration of our IP network, by concentrating international access at a few select locations where the cost of global access can be minimized; concentrating network planning and management in one central location; and planning the network's redundancy on a pan-European basis rather than on a local basis;

  . establishing up to nine large-scale data centers to enhance our co-location and housing service offering;

  . acquiring up to nine carrier grade digital circuit switches to be installed in key cities; and

  . leasing transmission capacity on a long-term basis, acquiring backbone capacity, or constructing our own infrastructure in selected locations, to transport high bandwidth data and voice services over all available transmission protocols (including alternative long-haul transmission media such as microwave).

  Accelerate Growth in Europe Through Targeted Acquisitions. To date, we have successfully integrated three acquisitions. We have recently acquired three additional companies which we are in the process of integrating. We will seek to acquire additional Internet-related companies to strengthen our presence in other European countries, while continuing to grow internally. We look for strategically and culturally compatible companies to add to our strong management, enhance our technical expertise, and enhance our customer base in our current coverage area and bordering countries.

Products and Services

  We currently offer a comprehensive range of Internet connectivity services, network solutions and business solutions to enterprises in Germany, Austria, Italy, and Switzerland and have started to offer voice services.

 Connectivity Services

  We offer a variety of connectivity solutions, including Internet access, third party software and hardware implementation and configuration services, in bundled and unbundled packages. We offer dedicated line connectivity at speeds ranging from 64 Kbps to multiples of 2 Mbps. We offer Internet connectivity to our corporate customers through dedicated lines at our 56 directly owned POPs.

  We also provide both analog and ISDN dial-in Internet access throughout Germany, Italy and Switzerland as well as throughout most of Austria. In Germany, Italy and Switzerland dial-in service allows our customers to dial into one nation-wide number to access the Internet at local telephone rates. Our dial-in services in Austria utilize dial-in access nodes, each of which has its own dial-in number. We have seven such dial-in access nodes in Austria. At present, we offer our dial-in service through third party telephone networks. As we introduce our interconnection and switching capabilities, we plan to offer dial-in access at a cost approximating that of a local call and also to charge the customer for telephone minutes. Outside the countries in which we operate, we offer roaming at local call rates in cooperation with more than 350 international ISPs and telecommunications companies which have joined the Global Reach Internet Connection.

  We offer third-party software products such as electronic mail, news and other solutions that permit customers to navigate and utilize the Internet and give remote access to mobile personnel operating outside traditional office settings. We also provide router services such as router renting, configuration, supervision and maintenance. Overall, we are able to offer customers a full portfolio of services with managed connectivity. Our principal connectivity services include:

      Product Name                             Characteristics
      ------------                             ---------------
Personal Connect, Office  Single user dial-up services, with dynamic IP address and
Connect, Call & Surf,     access speeds of up to 64 Kbps. Selection of usage-based
Call-to-Intranet          or flat rate tariffs, including dial-in telephony costs
                          (except Personal Connect and Office Connect).

Business Connect, Call &  Multi user dial-up service for workgroups, with multiple
Surf for Workgroups,      IP addresses and access speeds of up to 128 Kbps.
Call-to-Intranet for      Services provided via Local Area Networks ("LANs") with
Workgroups                Ascend Pipeline 50/75 routers. Selection of usage-based
                          or flat rate tariffs, including dial-in telephony costs
                          (except Business Connect).

Business Line, Campus     Leased line service for workgroups, with multiple IP
Line                      addresses and access speeds of up to 2 Mbps. Service
                          provided via LANs and Cisco 16xx routers. Selection of
                          usage-based and flat rate tariffs.

 Network Solutions

  Virtual Private Networks. Many companies today have private data communication networks, which are often referred to as corporate networks. These networks are used to transfer proprietary data between offices and use relatively expensive leased lines to connect various locations. Our VPNs utilize the Internet as a cost effective alternative to corporate networks to provide secure transmission of data and voice with the added benefit of secure remote access. In addition, our VPN products are often the basis for Intranet services (connectivity of branch offices, teleworkers and mobile workforce) and Extranet services (connectivity of business partners, suppliers and customers) services. We offer these products in conjunction with additional hardware and software solutions, as well as continuous operation and maintenance, customer care and billing services. Flashnet offers a product called ALL IN ONE, an all inclusive solution including combinations of data transmission, Internet access and voice-over IP, representing the ideal platform to build VPNs for customers.

  Security Solutions. Corporate networks and systems need to be protected against unauthorized access and use. We currently offer a comprehensive set of third-party supplied security products, including encryption, firewall and authentication packages. We add value to this software by providing services such as security consulting, installation support, on-the-job training of customers' system administrators, hotline support (24 hours a day, 7 days a week) and security audits. To assure the security of communication and business transactions between users of networks, we integrate state-of-the-art software, technologies and standards. We offer these security solutions as stand-alone products or as part of broader solutions, such as VPNs or Intranets. Our principal security solutions include:

    Product Name                            Characteristics
    ------------                            ---------------
Firewall 1, Gauntlet   Third-party firewall software tailored to customer
                       requirements.

ACE / Server, SecurID  Third-party authentication hardware and software.
 Token

Idea@Exchange--Secure  Third-party software for encryption of electronic mail
 Messaging             traffic tailored to customer requirements.

 Business Solutions

  Co-Location. We offer co-location solutions to customers who have the resources to manage their own servers and websites and who prefer not to share a server with others. Customers receive the benefits of having their servers housed in one of our data centers, with full-time connection to the Internet, direct access to our high-speed network, uninterrupted power supply, regular back-up and monitoring and technical support 24 hours a day, seven days a week.
Our principal co-location services include:

     Product Name                           Characteristics
     ------------                           ---------------
Server Housing         Flexible service offering ranging from simple co-location
                       to dedicated ports and back-up facilities.

Rent-a-Server          Rental of various high-end server types.

  Application and Website Hosting. We offer shared server application and website hosting services, which permit corporations to market themselves and their products on the Internet without having to invest in independent technology infrastructure and operations staff. Such customers receive sufficient bandwidth to meet their needs and the benefits of having their systems housed in one of our continuously maintained data centers. Applications on our servers, which our customers can access, include shop and mall systems, payment systems, publishing systems and video conferencing.

  Electronic Commerce. Electronic commerce is the execution of commercial transactions on the Internet. We design and implement dedicated electronic commerce systems or any component part which a customer may require, such as shop or mall, credit verification and payment handling verification. These systems are based on our electronic commerce platform which integrates systems and technologies of third-party vendors, such as Brokat, Hewlett-Packard, Intershop, Microsoft, SAP, Sun Microsystems, VeriFone and others. For customers reluctant to undertake an investment in a proprietary electronic commerce solution, we maintain our own electronic commerce system, which we provide on a lease basis. Through working arrangements with content providers and media companies, we also assist customers utilizing electronic commerce for retail and wholesale sales to targeted groups on the Internet. This enables a customer to establish a distribution channel for products or a channel for purchasing, and to determine whether to invest in a dedicated system. Our principal electronic commerce services include:

     Product Name                            Characteristics
     ------------                            ---------------
Online Shopping--       Online shopping site hosted by Cybernet on a low cost
Cybernet Shop Hosting   monthly rental basis, which is based on shop software
                        from Intershop and Beans, among others. Administration is
                        conducted via Internet.

Online Shopping--       Full license online shopping customized by Cybernet,
Cybernet Shop License   based on Intershop, Microsoft Site Server and Openshop,
Model                   among others. Integration of an inventory control system
                        is possible.

Online Shopping--       Complex shop or mall applications, tailored to customer
Cybernet Shop and Mall  requirements. Integration of an inventory control system and/or special modules (e.g., customer retention) is
                        possible.

Imperia Website management system which facilitates the administration and creation of new websites.

Digital Order           Business-to-business system for the digital integration
                        of procurement processes, hosted on a Cybernet platform.

Auction Server          Hosted module for on-line live auctions, providing
                        different auction rules and methods.

PictureBase             Hosted on-line database to present, sell and archive
                        digital pictures through the Internet. Integration of
                        electronic payment is possible.

  Intranet and Workflow Solutions. Internet technologies can be utilized in a customers' internal information technology system. We offer Intranet and workflow solutions that enhance the capabilities, efficiencies and functionality of our customers' systems, speed the development of new applications, reduce the cost of developing and maintaining applications and allow the integration of existing systems and databases. Thus, instead of replacing their systems, customers can preserve their investment and upgrade their systems with our enhanced solutions. Our Intranet platform integrates basic dial-in and leased line connectivity with IP-based VPNs and a communications infrastructure that includes facsimile, voice mail, electronic mail and enhanced security solutions. Our principal Intranet and workflow solutions include:

     Product Name                             Characteristics
     ------------                             ---------------
Faxination--Unified      Third-party hardware and software which transforms
Messaging Server         messages and documents from one medium into another
                         (e.g., fax to electronic mail, electronic mail to voice).
                         Service accessible via PSTN line.

Teleworkx                Bundle of Cybernet and third-party hardware and software
                         targeted at teleworkers.

Intranet Access Control  Third-party software which grants secure and controlled access for teleworkers to the Intranet.

 Voice Services

  Since June 1999, we have been offering switched voice services to our IP-based customers, as well as value-added and integrated solutions combining switched voice solutions and IP solutions. We also envision offering wholesale services to other carriers on a case-by-case basis.

  Initially, pending completion of our own interconnect arrangements, these services are offered in co-operation with a third-party telecommunications operator. As we complete the implementation of our own voice switching capabilities and leased line network, we anticipate capturing more dial-up revenues and reducing our transmission costs.

Sales and Marketing

  We believe that our sales and marketing program enables us to effectively market our comprehensive range of products and services to corporate customers. We tailor our marketing approach as follows:

  . to our principal target market of medium-sized corporations, we offer customized solutions at competitive prices by designing systems that integrate modular elements of proven functionality, effectiveness and reliability;

  . to some larger customers with more specialized needs, we offer more sophisticated technical services and individualized solutions; and

  . to customers with basic service needs, we provide services which require minimal customization and installation, such as Internet connectivity.

  Flashnet provides consumer customers in Italy with dial-in access services that are delivered through an easy to implement Internet kit. Flashnet also simplifies customer payment by issuing rechargeable cards. We believe that Flashnet is the first ISP in Italy to implement use of this payment method.

  Direct Sales. Currently, our direct sales force consists of approximately 81 sales representatives located in 19 offices in Cologne, Frankfurt, Dusseldorf, Berlin, Munich, Stuttgart, Hamburg, Vienna, Trento, Rome, Milan, Bologna, Venice, Florence, Padua, Verona, Zurich and Lausanne. We are in the process of expanding that direct sales force and opening additional sales offices. We are also increasing our local presence and enhancing client coverage by shifting more of our direct sales representatives from our headquarters to our regional offices, where they will be closer to customers.

  Our sales force has a strong technical background and a detailed understanding of the differing needs of the customers in the regions it serves. It is knowledgeable about our main targeted industry segments, particularly IT, tourism, retail, finance, government, media and advertising.

  Channel Sales and Partnerships. Our channel sales group develops relationships with resellers of our products and services and maintains marketing alliances. In Germany, our three-person channel sales group works with a network of more than 100 resellers, primarily software suppliers, systems integrators and ISPs, through whom we offer basic services such as Internet connectivity that can be delivered with a minimum of customization and installation. Direct sales people in Austria and Italy also develop reseller relationships. In addition, we utilize our reseller relationships to gain direct access to customers for the sale of additional products and services. Our marketing alliances with a select group of companies provide a strong mutual referral program, which we believe will enable us to acquire new customers cost effectively, benefit from association with well-known partners and increase our brand awareness. We currently have marketing alliances with Hewlett-Packard, Microsoft, Network Associates, Sun Microsystems and others. In Italy, Flashnet uses a network of approximately 240 computer stores (Flashnet Points) as its primary means of marketing to consumer customers.

  We intend to conduct our operations and marketing under the Cybernet brand name, although we use subsidiary brand names for transition periods after acquisitions. We have undertaken public relations efforts to raise the awareness and visibility of the Cybernet name in our target markets. We present ourselves as "The Communication People," providing connectivity, value-added solutions and superior customer service.

Technology and Network Operations

 Overview

  The IP network of an ISP consists of a number of access nodes linked by owned or leased lines. Access nodes are used to provide our customers with access to our network either through dedicated lines or regular telephone lines (dial-in access). The IP traffic generated at each access node is carried through our backbone network to points of traffic exchange, where traffic is exchanged with other providers' networks. These points of traffic exchange can be of two types: peering points or transit points. Peering points provide for the free exchange of traffic pursuant to agreements between ISPs. Transit points provide global connectivity which we purchase from international carriers.

 IP Network

  We currently operate a geographically distributed IP based network in six countries (Germany, Switzerland, Austria, Italy, Hungary and Luxembourg) consisting of network nodes equipped primarily with Cisco and Ascend routers connected to a redundant high-performance backbone infrastructure. The network nodes are connected primarily by leased lines and include fourteen POPs in Germany, 26 POPs in Italy, seven POPs in Austria and three POPs in Switzerland, and a single POP in Luxembourg and Budapest. We lease our lines from major telecommunications carriers and backbone operators, such as Deutsche Telekom, Telecom Italia, Swisscom, Telekom Austria and Hermes Europe Rail Tel. We also operate two microwave links that connect Munich with Innsbruck and the Italian border at speeds of 34 Mbps. Our network nodes are interconnected at E-1 to DS3 speeds. We offer our dedicated line customers direct access to our POPs at bandwidths ranging from 64 kbps to DS3. We have at present approximately 475 customers using dedicated line access. We believe our network is recognized as one of Germany's most extensive and highest quality Internet networks. In 1999, we expect to expand our network to include POPs in eleven additional cities in Germany, and seven cities in Switzerland. We intend to acquire or enter into long-term leases for backbone capacity or construct our own infrastructure in selected locations in order to transport high bandwidth data and voice services over all available transmission protocols, at lower costs than using leased lines.

  Our IP network is designed to offer reliability, scalability and high transmission speed to our customers. We achieve reliability by operating a fault tolerant network through our redundant backbone in Germany, Austria, Switzerland and Northern Italy, which is based on a hierarchical multiple ring design. We include back-up routers in our access nodes to attain further redundancy, and thereby minimize the risk of single points of failure. To ensure constant worldwide connectivity, we use multiple global access providers. In Italy, Flashnet's extensive network is based on a star design and achieves redundancy through back-up leased lines. We derive scalability from a hierarchical multi-layer architecture that offers the opportunity to add network locations without major infrastructure changes. We offer transmission capacities ranging from 64 kbps to DS3 and intend to upgrade parts of our network to STM-1 capacity in the near future. In addition, our network includes cache servers in the major POPs to reduce the delivery time of regularly requested information and reduce bandwidth needs for international traffic.

  We offer dial-in Internet access through dial-in nodes with analog and ISDN ports that provide coverage throughout Germany, Italy and Switzerland and throughout most of Austria. In Germany, we have completed our BELT project, which enables us to offer local dial-in connections to our customers throughout the country with a single dial-in number. We have achieved this by concentrating multiple dial-in access nodes into four larger access points called virtual POPs, using the PSTN to aggregate traffic. We expect that these virtual POPs will generate operating efficiencies, because there will be fewer locations we will be required to service. We already offer local dial-in access through a single dial-in number in Switzerland and Italy. In Austria, our dial-in customers can access our network through seven telephone numbers.

  Peering and Transit Relationships. We have entered into peering agreements with major ISPs in each of the countries in which we operate. We have peering agreements with more than 25 ISPs in Germany and with the principal ISPs in Austria, Italy and Switzerland. Our main peering points are in Frankfurt, Munich, Milan, Rome, Trento, Vienna and Zurich. We also peer directly through leased lines connected to some of our peering partners, such as Deutsche Telekom. We plan to enter into additional peering agreements in order to establish a direct presence in most European peering centers and to reduce transit costs. By the end of 1999, we expect to connect to peering points in France, Belgium, The Netherlands and the United Kingdom. Recently, some ISPs have restricted peering agreements by implementing restrictive criteria for small ISPs. We believe that our size and growth prospects will allow us to maintain and extend our existing agreements.

  We have entered into global transit agreements pursuant to which we have purchased the right to route traffic across the networks maintained by Ebone, Global One, Swisscom, AT&T Corporation/Unisource and MCI Worldcom. This provides our customers with the ability to communicate with those European countries in which we are not present, and with the rest of the world. Frankfurt, Munich, Vienna and Zurich currently serve as our global access points.

 Network Management

  The effective functioning of our network is one of the key elements of our operations. We have developed network management capabilities to offer reliable and cost efficient communications services and to deliver high quality services to our customers. Our Network Operations Centers ("NOCs") in Munich, Vienna, Zurich and Trento, monitor the performance of our network and our international links 24 hours a day and seven days a week. Our NOCs have the capability to identify network problems on a real-time basis. Our technical support groups are equipped to take the necessary corrective measures quickly. By the second quarter of 2001, we intend to centralize our NOCs in a single facility in Munich.

 Data Centers

  We house servers in our data centers that are linked to our network. We currently operate data centers in Munich, Frankfurt, Vienna and Rome. Our main data center in Munich has a capacity of 300 square meters. We intend to establish additional data centers in Dusseldorf, Frankfurt, Hamburg, Munich, Vienna, Trento, Rome, Milan and Zurich. These data centers will be co-located with certain of our IP nodes (POPs) and switching facilities, and we expect some of them to be operational in the fourth quarter of 1999 and all of them to be operational by the third quarter of 2000. We have already signed leases for the facilities in Hamburg, Frankfurt, Trento, Milan, Rome and Munich. Each of these facilities will be approximately 2,000 square meters in size. We are designing these facilities to house transmission, IP routing and switching equipment, and to offer hosting, co-location, facilities management and interconnection services to our corporate customers, ISPs and telecommunications carriers. Each facility will offer uninterruptible power supply and back-up generators, air-conditioning, constant monitoring and physical security to ensure a high quality of service with minimal interruptions.

 Switched Voice

  We intend to expand our revenues in the fourth quarter of 1999 by adding digital circuit switching capabilities to our network. Until we finalize the installation of our switches and negotiate interconnection agreements, we will be able to offer switched voice services using a third-party provider. We are installing carrier grade Nortel DMS-100 voice switches in Germany, Italy, Austria and Switzerland. In Germany, we have obtained a class 4 license, which is necessary to offer telephony services. We expect to interconnect with Deutsche Telekom at multiple points of interconnection, thereby minimizing our interconnection costs in the German market. Our subsidiary Flashnet has a telephony license to offer voice services throughout Italy and we are currently in negotiations with Telecom Italia for an interconnection agreement. We have applied for national licenses to offer switched services and started the process of entering into interconnection agreements in Switzerland and Austria. We expect our switched network to start operating in the first quarter of 2000 and be fully operational by the end of that year. We have recently completed the installation of our integrated billing system through which we expect to be able to provide a single bill to our German customers for voice and IP services. Over time, we plan to centralize our billing and provide integrated bills to the customers in all of the countries we service.

Customers

  As of September 30, 1999, we provided network services to 13,400 business customers (including customers served through affinity groups), as compared to 6,923 as of December 31, 1998, 4,061 as of December 31, 1997 and 166 as of December 31, 1996. As of March 31, 1999, we had 4,735 affinity group customers, as compared to 3,846 as of December 31, 1998, and 1,941 as of December 31, 1997. At year-end 1996, we had no affinity group customers. During the nine months ended September 30, 1999, we completed Internet Projects for 150 customers, as compared to 122 customers in 1998, 49 customers in 1997 and 12 customers in 1996.

  While our target market is the small- and medium-sized corporations, we also provide services and solutions to prominent larger businesses. Through our subsidiary Flashnet, we also serve consumer customers in Italy.

  Our customers include businesses in IT, tourism, service, retail, finance, government, media and advertising and manufacturing. Following is a list of certain business groups in each of seven selected industry groups to which we provided services and solutions as of December 31, 1998.

  *  Information Technology                *  Finance
                                               AXA Nordstern Colonia
    CompuNet                                   HypoVereinsbank
    Cyberlab Interactive                       BMW Leasing
    Hogatex                                    Commerzbank
    Info AG                                    GE Capital Finance
    InstallShield Software                     VR--Leasing
    Prism Software Engineering
    CompuServe Interactive Service         *  Government
    Internet Consulting                        Federal YZK Office
    Swissdata                                  Regulierungsbehoerde fur
                                               Telekommunikation und Post
  *  Travel and Tourism                        Bundesdruckerei
                                               Ministerium fur Wissenschaft
    Frosch Touristik                           Stadtwerke Karlsruhe
    START AMADEUS
    START Media Plus
    Lauda Air                              *  Media and Advertising
                                               Finanzen-Verlag
  *  Retail                                    Media Consulting
                                               ORF Modern Times
    Eddie Bauer
    F.W. Woolworth Co.
    Suzuki Auto                            *  Manufacturing
    Tengelmann                                 Bayer
    Wrigley                                    Daimler Chrysler Aerospace
    Zuegg                                      Hugo Matthaes Druckerei
                                               Nokia Italia

Customer Service

  We provide high quality customer service and support in order to enhance the strength of our brand name, increase customer retention rates and generate new customer referrals. Our customer services are organized into technical support and call center groups.

  Our technical support group consists of technicians in our Munich NOC and field engineers. The NOC-based technicians respond to customer requests 24 hours a day, seven days a week, diagnosing customers'

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

problems and providing immediate assistance. We believe that our centralized technical support operations improve the quality and consistency of our support, achieve scalability in our resources and benefit from economies of scale. Our field engineers are available to visit our customers' premises, as necessary.

  Our call center provides complete information and specifications about each of our products and advises our customers on service and solutions related questions.

  We have purchased and installed and are in the process of implementing an integrated billing system for Internet and switched voice services and are in the process of introducing this new system to our customers. We have licensed the Kenan billing platform and have adapted it to our requirements. Implementation of this system caused some delay in our processing of customer invoices in the first quarter of 1999. We do not expect those problems to recur. Kenan, a subsidiary of Lucent Technologies, is a leading provider of billing solutions to the telecommunications industry. Initially, this system will allow us to provide a single bill to our German customers for all the different services they are purchasing from us, thereby simplifying their internal operations and reducing our costs. In the year 2000, we intend to adopt the use of this integrated billing system on a Company-wide basis and to manage it from our central offices in Munich.

Acquisitions

  Since we began business in 1996, we have acquired seven companies through which we have expanded our technical capabilities, attracted additional talent, entered new markets and increased our customer base:

  . Cybernet E-Commerce. In September 1997, we acquired 100% of Artwise which was later renamed Cybernet E-Commerce, a German company which provided us with expertise in Intranet messaging and workflow solutions and established our presence in the Ulm region of Germany;

  . Eclipse. In December 1997, we acquired 66% of Eclipse, an ISP based in Trento, Italy, through which we established our presence in Northern Italy;

  . Open:Net. In August 1998, we acquired 100% of Open:Net, an ISP through which we increased our penetration of the southwest German market serviced by Artwise;

  . Vianet. In December 1998, we acquired 100% of Vianet, a leading Austrian ISP through which we entered the Austrian market and significantly increased our customer base;

  . Sunweb. In May 1999, we acquired 51% and an option to purchase the remaining 49% of Sunweb, through which we established a presence in Switzerland and acquired substantial additional expertise in switched voice services; and

  . Flashnet. In June 1999, we acquired 100% of Flashnet, a leading Italian ISP through which we gained access to all major business centers in Italy.

  . Novento. In October 1999, we acquired 51% of Novento Telecom AG and its sister organization, Multicall Telefonmarketing AG, which are German direct marketing organizations for communications services through which we expanded our sales capabilities and acquired additional sales and marketing expertise.

Competition

  The business of providing Internet connectivity, services and solutions is highly competitive and there are no substantial barriers to entry. We believe that competition will intensify in the future and our ability to successfully compete depends on a number of factors including: market presence; the capacity, reliability and security of our network; the pricing structure of our services; our ability to adapt our products and services to new technological developments; and principal market and economic trends. Our competitors consist of ISPs, telecommunications carrier, and system integrators/computer manufacturers. Because few of our competitors in any of these groups provide all of the products, services and solutions that we provide, we believe that we are well positioned to compete in our market.

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

 ISPs

  We strive to differentiate ourselves from other ISPs by offering a full range of services and solutions which business customers are likely to require in connection with their use of the Internet. Most of our ISP competitors offer fewer services and focus on connectivity. However, some competitor ISPs have greater resources and larger communications and network infrastructures than we do. In Germany, these competitors include: European Computer-Industry Research Centre; Nacamar; PSINet; UUNet Technologies; and Xlink. In Austria, they include Cybertron, EUnet Multimedia Network Services and Netway Austria; and in Italy, they include I-Net.

 Telecommunications carriers

  Many telecommunications carriers are large organizations and do not provide Internet services as their main product. We compete with these organizations by focusing on the Internet and offering flexible decision making and execution, responsive customer service, recognized technical expertise, and high quality products. Our main carrier competitors in Germany are: Mannesmann Arcor, Deutsche Telekom and Viag Interkom. In Austria, our principal carrier competitors are Telekom Austria, United Telecom and Tele.ring. And in Italy, they are Infostrada, Telecom Italia and Wind.

  When we begin to offer voice services, we will compete directly with carriers, including large carriers such as Mannesman Arcor, Deutsche Telekom and Viag Interkom in that market segment. Most of these competitors are significantly larger and have substantially greater market presence, financial, technical, operational, marketing and other resources and experience than we do. In addition, carriers have greater resources to engage in various forms of price competition, such as bundling Internet services with other telecommunications services, thereby offering lower prices for either telecommunications or Internet services. Increased price competition could force us to reduce our prices, resulting in lower profit margins. In addition, increased competition for new customers could result in increased sales and marketing expenses and related customer acquisition costs and could materially adversely affect our profitability.

 Major System Integrators and Computer Manufacturers

  Major systems integrators and computer manufacturers, such as Andersen Consulting and IBM, provide IT solutions to their clients and have expanded their offerings to include Internet-related products and solutions. Many of these companies have established customer relationships and recognized technical expertise, and some have significantly greater resources than we have. However, most do not offer connectivity services and solutions. We compete with these companies by offering a more complete Internet-related service and product line than they offer. In fact, some system integrators and computer manufacturers utilize our connectivity services and solutions to complement their own lines of products and services.

Research and Development

  Our future success will depend, in part, on our ability to offer services that incorporate leading technology, address the increasingly sophisticated and varied needs of current and prospective customers and respond to technological advances and emerging industry standards and practices on a timely and cost effective basis. The market for our services is characterized by rapidly changing and unproven technology, evolving industry standards, changes in customer needs, emerging competition and frequent introductions of new services. We cannot assure you that future advances in technology will be beneficial to, or compatible with, our business or that we will be able to incorporate into our business such advances on a cost effective and timely basis. Moreover, technological advances may have the effect of encouraging certain of our current or future customers to rely on in-house personnel and equipment to furnish the services we currently provide. In addition, keeping pace with technological advances may require substantial expenditures and lead time.


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

Intellectual Property Rights

  We rely on a combination of copyright, service mark and trade secret laws and contractual restrictions to establish and protect certain proprietary rights in our products and services. In this regard, we have applied to the EU for a trademark registration for the name "Cybernet." We have no patented technology that would preclude or inhibit competitors from entering our market. We have entered into confidentiality and invention assignment agreements with our employees, and non-disclosure agreements with our consultants, vendors, suppliers, distributors and appropriate customers in order to limit access to and disclosure of our technology, documentation and other proprietary information. We cannot assure you that these contractual arrangements or the other steps we have taken to protect our intellectual property will prove sufficient to prevent misappropriation of our technology or to deter independent third-party development of similar technologies. The laws of the countries in which we operate may not protect our products, services or intellectual property rights to the same extent as do the laws of the United States. To date, we have not been notified that our products are claimed to infringe the proprietary rights of third parties, but we cannot assure you that third parties will not claim infringement by us with respect to current or future products. We expect that participants in our markets will be increasingly subject to infringement claims as the number of products and competitors in our industry segment grows. Any such claim, whether meritorious or not, could be time consuming, result in costly litigation, cause product installation delays or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements might not be available on terms acceptable to us, or at all. As a result, any such claim could materially adversely affect our business, results of operations and financial condition.

Regulation

 Regulatory Environment in the Internet-Related Markets of the Company

  Our Internet operations are not currently subject to direct regulation by governmental agencies in the countries in which we operate (other than regulations applicable to businesses generally). In 1997, Germany enacted the Information and Communication Services Act which releases Internet access providers from liability for third-party content in certain circumstances and establishes a legal framework for Internet commerce with respect to the identification of service providers, data privacy and price indications on the Internet. A number of other legislative and regulatory proposals are under consideration with respect to Internet user privacy, infringement, pricing, quality of products and services and intellectual property ownership. There is also controversy regarding the application of value-added taxes in the Internet environment. The adoption of new laws could materially adversely affect our business, result of operations and financial condition.

 Regulation and Regulatory Authorities in the Telecommunications Market

  Effective January 1, 1998, all of the countries in which we operate abolished the monopoly rights of incumbent operators to provide fixed-line voice telephone services to the public. As a result, competitive telecommunications markets are now developing for long distance and international telephone services. Competition for local telephone service has been much slower to develop.

  All of the countries in which we operate have enacted legislation and regulations and have established regulatory authorities for the telecommunications industry. The purpose of this regulation is to ensure: (i) a wide range of high-quality, telecommunications services to private individuals and businesses; (ii) reliable services to the entire population at affordable prices; (iii) the absence of interference with personal and intellectual property rights in telecommunications traffic; and (iv) effective competition in the provision of telecommunications services.

  In each of the countries in which we operate, providing telecommunications services and related facilities requires a license. The regulatory authorities have various powers, including the authority to grant and revoke licenses, assign and supervise frequencies, impose universal services obligations, control network access and interconnection, and approve or review the tariffs and tariff-related general business terms and conditions of market-dominant providers.

  In the countries in which we operate, different classes of licenses are required for different services offered and facilities operated. We have obtained a "class 4 license" (voice telephone services based upon self-operated telecommunications networks) in Germany. Geographically this license covers the entire Federal Republic of Germany and is valid indefinitely. We have not yet obtained similar licenses for Switzerland or Austria, which we will require to expand our business as we currently plan. In Italy, our subsidiary Flashnet has a license which permits us to offer voice telephone services in the entire country. We have also obtained a "class 3 license" in Germany which permits us to operate cables, radio links and other telecommunications-related infrastructure throughout Germany.

  When we enter the switched voice telephony market, our ability to provide viable services will depend in significant part upon our ability to secure and maintain interconnection agreements with the incumbent operators and other facilities-based providers in our target markets. We will need interconnection to complete calls that originate on our network but terminate outside our network or originate elsewhere and terminate on our network. The cost of interconnecting will be a critical factor in determining whether services on our network can be offered on a competitive basis.

  Each of the countries in which we have operations has market-dominant providers which are legally required to offer essential services such as transmission, switching and operational interface to networks such as the one we plan. Market-dominant operators of telecommunications facilities are obligated to provide interconnection on a non-discriminatory basis and at cost-related prices. If the terms and conditions of obligatory interconnection cannot be agreed upon, the regulatory regimes of the countries in which we operate provide for administrative proceedings which permit regulatory authorities to set the conditions for interconnection.

  In two decisions dated September 12 and October 2, 1997, the German Post Ministry set the average interconnection price in Germany (the average fees Deutsche Telekom may charge for origination and termination of voice services from or into the network of other network operators) at 2.7 Pfennigs per minute (for each delivery and receipt) until January 1, 2000. Deutsche Telekom has filed suit seeking a higher average fee. Moreover, the German regulatory authority (the "Regulatory Authority") has indicated to Deutsche Telekom that it will be allowed to take additional costs into account when determining fees subject to approval, if "atypical traffic" (still to be defined) occurs and Deutsche Telekom provides evidence of the corresponding additional costs in individual cases. However, Deutsche Telekom's first application for higher prices because of such a typical traffic was denied by the Regulatory Authority on the basis that Deutsche Telekom had not demonstrated the higher costs resulting from such traffic. In order to assert these additional costs, we understand that Deutsche Telekom has submitted an application to the Regulatory Authority to supplement the interconnection fees currently in effect. We cannot assure you that these additional costs will not be implemented until after the Regulatory Authority has responded to this application.

  Another potential consequence of the implementation of the concept of "atypical traffic" is that Deutsche Telekom may offer interconnection on modified conditions. We understand that Deutsche Telekom intends to force competitors to install additional points of interconnection where traffic originating from or terminating in an area defined by Deutsche Telekom exceeds a specified volume. In addition, we understand that Deutsche Telekom intends to seek certain other surcharges to interconnection rates. If approved by the Regulatory Authority, these provisions would likely result in additional infrastructure costs and higher interconnection rates for us.

 Subscriber Line Charges

  We rely upon Deutsche Telekom for leased lines so as to obtain direct access to customers. Although the rates which Deutsche Telekom may charge for such lines have been established by the Regulatory Authority

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

and the ruling of the Regulatory Authority purports to establish rates which will be in effect until March 31, 2001, the ruling has been appealed to a court. Any possible increase in these rates of the rental charge could impede our business development.

 Internet Access Charges

  T-Online, an ISP owned by Deutsche Telekom, has announced its intention to charge Internet subscribers a flat rate that is significantly lower than the rate charged by competitor ISPs. The District Court (Landgericht) Hamburg enjoined T-Online from offering this rate because the telecommunications law forbids market dominant providers from bundling services. However, this court decision is not final and we cannot anticipate the final outcome of this issue. If T-Online is permitted to charge the proposed rate, our ability to market Internet access services might be adversely affected.

Employees

  At the end of September 1999, we had a total of approximately 450 employees organized as follows: 143 in sales and marketing, 214 in technical and operational personnel and 93 in administration. There are no collective bargaining agreements in effect. We believe that relations with our employees are good.

Properties

  We lease the real estate where our business offices and certain nodes containing servers, routers and other equipment are located. Our largest leasehold property is our main office in Munich with approximately 2,000 square meters. Other leasehold properties for our regional offices are located in Ulm, Neu-Ulm, Frankfurt, Dusseldorf, Berlin, Munich, Stuttgart, Hamburg, Vienna, Trento, Rome, Milan, Florence, Padua, Verona, Zurich, Lausanne and an administrative office is located in Washington, D.C. In addition, we lease approximately 3,500 square meters for our planned facility in Frankfurt, 2,500 square meters for our planned facility in Hamburg and 600 square meters for our new Trento Data Center, and are planning to lease additional space in Dusseldorf, Munich, Vienna and Zurich.

  We believe that none of these leases is critical to operations and that relocation of any of the leased premises would be feasible on acceptable terms, if necessary.

  We lease dedicated telephone lines from telecommunications carriers and resellers. Assets relating to our operations, including servers and routers, are leased or owned.

Legal Proceedings

  In December 1998, we applied for and received a class 4 telecommunications license from Germany's Regulierungsbehoerde fur Telekommunikation und Post. The fee for this license was DM 3,000,000. The EU regulations set the maximum fee that can be charged at the actual cost incurred by a government agency to administer its regulations. We filed an action in a German court to recover a portion of the fee paid for our license because we believe the fee charged exceeded the amount chargeable under EC regulations in effect in 1998 and prevailed in that action in the court of first instance. The decision is subject to appeal and it is not possible to predict the ultimate outcome of our action.

  We are not involved in any other legal proceedings which we believe would, if adversely determined, have a material adverse effect upon our business, financial condition or results of operations.


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

                 INFORMATION REGARDING SIGNIFICANT SUBSIDIARIES

  The following table sets forth certain information pertaining to Cybernet's significant subsidiaries.

                            Country of                                            %
Company Name in Full       Registration           Activity                    Ownership
--------------------       ------------           --------                    ---------
Cybernet AG(/1/)             Germany              Internet services              100
Flashnet S.p.A.(/2/)          Italy               Internet services              100

--------
(1) Net loss arising out of ordinary activities, after tax and for the financial year ended December 31, 1998 amounted to DM 8,514,505 ($4,649,647) and the net loss arising out of ordinary activities, after tax, for the first quarter of 1999 amounted to DM 5,283,378 ($2,885,175). No dividends have been received from Cybernet AG in the course of 1998 or 1999. Cybernet AG has no reserves as of December 31, 1998 as they are not required for German corporations or under US GAAP. It has an issued share capital of DM 3,200,000, all of which shares are credited as fully paid.
(2) Net loss after tax for the year ended December 31, 1998 amounted to Lit. 2,365,503 thousand ($1,304,796) and net loss after tax for the first quarter of 1999 amounted to Lit. 833,163 thousand ($459,567). Flashnet had an issued share capital of 2,182,857 shares as of March 31, 1999.

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

                                   MANAGEMENT

Executive Officers and Directors

  The following table sets forth the names, ages and positions of our executive officers and directors:

        Name                  Age                    Position
        ----                  ---                    --------
Andreas Eder.................  39 Co-founder, Chairman of the Board of
                                  Directors, President, Chief Executive
                                  Officer, and Head of the Management Board of
                                  Cybernet AG
Dr. Alessandro Giacalone.....  48 Director, Chief Operating Officer and Member
                                  of the Management Board of Cybernet AG
Robert Eckert................  38 Chief Financial Officer and Treasurer
Bernd Buchholz...............     Executive Vice President for Sales and
                                  Marketing
Dr. Hubert Besner............  36 Director and Member of the Management Board
                                  of Cybernet AG
Robert Fratarcangelo.........  61 Director and Secretary
G.W. Norman Wareham..........  46 Director
R. Walter Franz..............  37 Director of Network Operations of Cybernet AG
Tristan Libischer............  30 Director, Co-Founder of Vianet and Member of
                                  the Management Board of Vianet
Jurg Heim....................  35 Co-Founder of Sunweb, Chief Executive Officer
                                  of Subweb and Member of the Management Board
                                  of Sunweb
Marco Samek..................  27 Co-Founder of Sunweb, Chief Operational
                                  Officer of Sunweb and Member of the
                                  Management Board of Sunweb
Roberto Loro.................  33 Co-Founder of Eclipse, Director of Marketing
                                  Division of Eclipse and Member of the
                                  Management Board of Eclipse
Stefano Longano..............  37 Co-Founder of Eclipse and Member of the
                                  Management Board of Eclipse
Patrizia Loro................  31 Manager of Eclipse and Member of the
                                  Management Board of Eclipse

Andreas Eder

  Mr. Eder, a co-founder of Cybernet AG, has been Chairman, President, Chief Executive Officer and Head of the Management Board of Cybernet AG since its formation in December 1995 and has been Chairman of our Board of Directors, President and Chief Executive Officer since we acquired Cybernet AG in 1997. Before founding Cybernet AG, Mr. Eder held management positions with The Boston Consulting Group from April 1991 to October 1995 and Siemens-Nixdorf Information Systems from April 1986 to March 1991. Mr. Eder holds a Master Degree in Business Administration from the University of Munich.

Dr. Alessandro Giacalone

  Dr. Giacalone has been our Chief Operating Officer and member of the Management Board of Cybernet AG since October 1997 and a Director since February 1999. From September 1994 to May 1997, Dr. Giacalone was Managing Director of the European Computer-Industry Research Centre ("ECRC") in Munich and, from 1990 to September 1994, he was Research Group Leader at the ECRC. At the ECRC, he built a commercial Internet service enterprise which was the second such enterprise in Germany. This project was completed by the end of 1996. Between 1984 and 1990, he was an Assistant Professor of Computer Science at the State University of New York. Dr. Giacalone graduated in Computer Science from the University of Pisa and holds Masters and Doctorate degrees in Computer Science from Brown University.

Robert Eckert

  Mr. Eckert joined the Company as Chief Financial Officer and Treasurer in May 1999. From September 1998 to May 1999, Mr. Eckert was the Chief Financial Officer of NetSource ASA, a pan-European reseller of telecommunications services. From July 1997 to August 1998, Mr. Eckert was the Director of International Business Development and from 1995 to July 1997, he was the Finance Director at Swisscom International. From 1987 to 1994, Mr. Eckert was with the General Electric Company (USA) where he held several finance positions in various countries and business groups. He holds a BA in International Business and Marketing from Northeastern University in the USA and an MBA from INSEAD in France.

Dr. Hubert Besner

  Dr. Besner is one of our Directors and a member of the Management Board of Cybernet AG and has served in these capacities since February 1996. From April 1994 to the present, he has been a partner in the law firm of Besner Kreifels Weber in Munich. From January 1992 to March 1994, he was the head of the legal department of Schneider, a German real estate development company. He is currently a Director of Marine Shuttle Operations, a member of the Supervisory Board of Schuller Industsrieentsorgung, Typhoon Networks and IPO Beteiligungen, and is the head of the Supervisory Board of PIPECAD Integrierte Softwaresyteme. Dr. Besner received his First State Exam in law from Ludwig-Maximilians-Universitat in 1986 and his Doctorate Degree magna cum laude from Ludwig-Maximilians-Universitat in 1988.


Bernd Buchholz

  Mr. Buchholz joined the Company as Executive Vice President Sales and Marketing in November 1999. From July 1998 to October 1999, Mr. Buchholz was Chief Executive Officer and a major stockholder of Novento Telecom AG. From June 1997 to June 1998, Mr. Buchholz was Managing Director Germany for Esprit Telecom GmbH (GTS Global Telesystems Group). From October 1996 to May 1997, Mr. Buchholz was Vice President Europe for Novadigm Inc. From April 1995 to September 1996, Mr. Buchholz was Chief Executive Officer and owner of Beki GmbH. From June 1993 to March 1995, Mr. Buchholz was Managing Director for Symantec Europe and from February 1989 to May 1993 Mr. Buchholz was Vice President Europe and Managing Director for Novell Europe.

Robert Fratarcangelo

  Since May 1999, Mr. Fratarcangelo has been our Secretary, and he has been one of our Directors since September 1997. Since September 1996, he has been the President and Chief Executive Officer of Criminal Investigative Technologies, Inc. From 1993 to 1996, Mr. Fratarcangelo was a District Manager at EMC/2/ in Massachusetts. From 1988 to 1993, Mr. Fratarcangelo was Vice President, Federal Sales at Teradata and Digital Communications Associates. Previously, Mr. Fratarcangelo held various positions at IBM. Mr. Fratarcangelo has a Bachelors Degree in Political Science from the State University of New York.

G.W. Norman Wareham

  Mr. Wareham has been one of our Directors since May 1997. Mr. Wareham is a director of ZMAX Corporation and has served in this capacity since September 1996. He has been the President of Wareham

Management Ltd. since May 1996. Mr. Wareham is currently a director and officer of Aquaplan, British Brasses, Solar Energy, Viper Resources and WattMonitor and has served in these capacities since May 1997, December 1998, December, 1997, November 1998 and December 1998, respectively. Since June 1998 and February 1997, respectively, Mr. Wareham has been a director of two Canadian public companies, Anthian Resources and Orko Gold. From June 1995 to January 1996, Mr. Wareham was an accountant with the certified general accounting firm of Wanzel, Sigmund, & Overes. From April 1993 to February 1995, Mr. Wareham served as President and Chief Executive Officer of Transatlantic Financial, a private investment banking company. From August 1986 to March 1993, Mr. Wareham was the proprietor of Wareham & Company, providing accounting and management consulting services.

R. Walter Franz

  Mr. Franz is our Director of Network Operations and has served in this capacity since joining us in January 1999. From January 1997 to January 1999, Mr. Franz was Director of Operations in Germany at MCI/Worldcom. From January 1995 to January 1997, Mr. Franz was Manager of Operations at MFS Telecommunications. From June 1989 to December 1994, Mr. Franz worked for Motorola where he was responsible for implementation of the infrastructure necessary to support Motorola's European computer network.

Tristan Libischer

  Mr. Libischer has been one of our Directors since February 1999. He is co-founder of Vianet and has been a Managing Director of Vianet since September 1994. From February 1992 to August 1994, Mr. Libischer held various positions with BARK. From November 1990 to January 1992, Mr. Libischer was a senior consultant and sales engineer with 3C Group.

Jurg Heim

  Mr. Heim, a co-founder and member of the Management Board of Sunweb, has served as Chief Executive Officer of Sunweb since its formation in March 1998. From October 1997 to March 1998, Mr. Heim was a Systems Engineer of data and intellectual property services at Netcom Services. Mr. Heim was head of Systems Administration at Telepax Communications from February 1988 to March 1994. Mr. Heim holds an Electronic Installation degree in Informatik Telephonie.

Marco Samek

  Mr. Samek, a co-founder of Sunweb, has served as Chief Operational Officer and as a member of the Management Board of Sunweb since its formation in March 1998. Since December 1997, Mr. Samek has also been a principal of Framenet EDP. He was a Systems Engineer of Internet Services at Newtelco from August 1997 to April 1998. From January 1996 to April 1997, Mr. Samek was Chief Systems Engineer in the multimedia company Decatron. Mr. Samek has a technical degree in Communications from Technikum Winterhur College.

Roberto Loro

  Mr. Loro, a co-founder of Eclipse, has served as Director of the Marketing Division of Eclipse and member of the Management Board of Eclipse since April 1998 and before that, he was Director of Project Development there since January 1992. Previously, he performed various software, IT and mathematics consulting assignments for a variety of public and private organizations. Mr. Loro holds a Mathematics degree from the University of Trento.

Stefano Longano

  Mr. Longano is a co-founder of Eclipse and has been a member of the Management Board of Eclipse since April 1998. From January 1996 to March 1998, Mr. Longano was technical director of Eclipse. From January 1991 to December 1995, he was a senior scientist and project manager for European projects at the Laboratory of Information and Communication Technologies of the University of Trento. He holds a Masters Degree in Physics from the University of Trento.

Patrizia Loro

  Ms. Loro has been a member of the Management Board of Eclipse since April 1998 and a manager of Eclipse since January 1995. From March 1993 to December 1997, Ms. Loro was Managing Director and a major shareholder of Centro Servizi Agiendali Sas. Since 1990, Ms. Loro has held various positions in accounting in several companies. She attended economics courses at the University of Trento and Italian Tax Code classes in Milan.

  Except for a sibling relationship between Roberto and Patrizia Loro, no family relationship exists between any director or executive officer and any other director or executive officer.

Board Composition

  We currently have six directors. In accordance with the terms of our Certificate of Incorporation, the Board of Directors is divided into three classes: Class A, whose term will expire at the annual meeting of stockholders to be held in 2002; Class B, whose term will expire at the annual meeting of stockholders to be held in 2000; and Class C, whose term will expire at the annual meeting of stockholders to be held in 2001. The Class A directors are Dr. Besner and Mr. Fratarcangelo, the Class B directors are Dr. Giacalone and Mr. Wareham, and the Class C directors are Messrs. Eder and Libischer. At each annual meeting of stockholders after the initial classification, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Directors may be removed for cause by the affirmative vote of the holders of a majority of all outstanding voting shares of Cybernet entitled to vote generally, voting together as a single class.

Board Committees

  The Board of Directors has three committees: an Executive Committee, an Audit Committee and a Compensation Committee. The Executive Committee consists of Mr. Eder, Dr. Besner and Dr. Giacalone. The Audit Committee consists of Messrs. Fratarcangelo and Wareham. The Audit Committee reviews our accounting processes, financial controls and reporting systems, as well as our selection of independent auditors and the scope of the audits to be conducted.

  The Compensation Committee consists of Dr. Besner, Mr. Fratarcangelo, and Mr. Wareham. It reviews executive compensation and organization structure. The Compensation Committee also administers our Stock Option Plan. Prior to the creation of the Compensation Committee in November 1998, all decisions concerning salaries, incentives and other forms of compensation of our directors, officers and other employees were made by the whole Board of Directors.

Director Compensation

  Directors, who are not also employees ("Outside Directors"), receive $15,000 annually (the "Annual Director Fee") and are reimbursed for out-of-pocket expenses incurred in connection with their service on the Board. Each Outside Director may elect to receive his Annual Director Fee in cash, stock options or a combination thereof. The value of the stock options is determined pursuant to the Black-Scholes method and the options are fully vested at the date of grant.

Employment Contracts

  Our executive officers are appointed by the Board of Directors and serve until their successors are elected or appointed.

  We have entered into employment agreements with each of the following officers and directors on the following material terms.

  Andreas Eder. On March 1, 1999, we entered into an employment agreement with Mr. Eder to serve as President and Chief Executive Officer. The agreement provides for a three-year term and an annual base salary of approximately $125,716 per year. It also permits Mr. Eder to earn an annual bonus of up to approximately $41,906 if certain performance standards established by the Compensation Committee are achieved. We may terminate the agreement if Mr. Eder should suffer a "disability" or for "cause."

  Upon Mr. Eder's death, we are obligated to pay to his estate an amount equal to his base salary for the period ended 12 months after his death. If Mr. Eder resigns or we terminate his employment as a result of a "disability" or for "cause," we are obligated to pay his base salary through the date of termination.

  Under the agreement, "disability" is defined as: (a) any mental or physical disability which the Board of Directors deems in good faith would preclude Mr. Eder from performing his duties; or (b) a mental or physical disability which lasts for a period of 60 consecutive days or for 90 days in any six-month period and which the Board of Directors elects to treat as permanent in nature. The agreement defines "cause" as any material breach of its terms by Mr. Eder or the commission of a felony or a crime involving moral turpitude.

  Alessandro Giacalone. On March 1, 1999, we entered into an employment agreement with Dr. Giacalone to serve as Chief Operating Officer on the same terms as described above with respect to Mr. Eder.

  Tristan Libischer. On December 28, 1998, Vianet entered into an employment agreement with Mr. Libischer to serve as a member of the Management Board of Vianet. The agreement is for a five-year term beginning January 1, 1999, provides for an annual base salary of approximately $100,573 and permits
Mr. Libischer to earn an annual bonus of approximately $33,524 if certain performance standards established by the Management Board of Vianet are achieved.

  Vianet may terminate the agreement for "good cause." "Good cause" is defined as a gross breach of duty, the inability to properly conduct the affairs of Vianet or a vote of no confidence at an annual meeting of Vianet.

  Mr. Libischer is not entitled to severance pay if his employment is terminated for good cause or if he resigns prematurely without the permission of the Management Board of Vianet. If Mr. Libischer is unable to perform his duties due to illness or accident, Vianet is required to pay his full base salary for a maximum of six months and 49% of his base salary for another three months. If Mr. Libischer leaves Vianet in the middle of a fiscal year, any bonus earned will be paid on a pro-rata basis.

  Robert Eckert. Mr. Eckert entered into an employment agreement with the Company to serve as Chief Financial Officer which will become effective when Mr. Eckert receives his working permit from the German governmental authorities. The agreement is for a three-year term and provides for a base salary of approximately $114,000. The agreement also provides for a bonus of up to approximately $46,000 if certain performance standards established by the Compensation Committee are achieved. Mr. Eckert will also receive an option to purchase 100,000 shares of Cybernet's common stock pursuant to Cybernet's Incentive Plan (as defined). In the event Mr. Eckert is unable to work due to illness or other reasons, the Company is obligated to pay Mr. Eckert his base salary for six months. In the event of Mr. Eckert's death, the Company is obligated to pay Mr. Eckert's heirs his base salary for six months.

  Jurg Heim. Sunweb has entered into an employment agreement with Mr. Heim for a term expiring on March 31, 2001. The agreement provides for a base compensation of approximately $98,115, in addition to certain management bonuses and an option to purchase 15,000 shares of Cybernet's common stock if Sunweb meets specified performance goals for 1999.

  Marco Samek. Sunweb has entered into an employment agreement with Mr. Samek on the same terms as described above for Mr. Heim.

Summary Compensation Table

  Our compensation program for executive management includes base salaries, annual performance-based incentive bonus plans and stock option plans. The compensation of each executive officer was established by the Board of Directors acting upon the recommendations of the Compensation Committee.

  The following table sets forth the annual long-term and other compensation for our Chief Executive Officer and our other two most highly compensated executive officers during the last fiscal year, as well as the total annual compensation paid to each individual for the three previous fiscal years.

                           Summary Compensation Table

                                                                     Annual        Long-Term
                                                                  Compensation    Compensation
                                                                 ---------------  ------------
                                                                                   Securities
                                                                                   Underlying      All Other
                                                          Fiscal                    Options       Compensation
Name and Principal Position                                Year  Salary ($)(/1/)    SARs (#)          ($)
---------------------------                               ------ ---------------  ------------    ------------
Andreas Eder.............................................  1998      $96,135        100,000(/3/)         N/A
 Chairman of the Board, President, Chief Executive         1997       65,066(/2/)         0              N/A
 Officer, and Head of the Management Board of Cybernet AG  1996          N/A(/2/)       N/A(/2/)         N/A

Alessandro Giacalone.....................................  1998      125,716        100,000(/3/)         N/A
 Director, Chief Operating Officer, and Member of          1997       31,429(/2/)         0              N/A
 Management Board of Cybernet AG                           1996          N/A(/2/)       N/A(/2/)         N/A

Rudolf Strobl............................................  1998       96,163              0         $251,433(/4/)
 Former Member of Management                               1997       70,616(/2/)         0              N/A
 Board of Cybernet AG                                      1996          N/A(/2/)       N/A(/2/)         N/A

--------
(1) Each of the persons listed has or had an employment contract with us calling for the payment of an annual bonus if certain performance standards are achieved. No bonus was paid in the years listed.
(2) Messrs. Eder and Strobl became executive officers of Cybernet in connection with our acquisition of Cybernet AG in September 1997. As a result, the information presented for fiscal 1997 represents payments made from the time of such acquisition through December 31, 1997 and no information is presented for fiscal 1996. Dr. Giacalone joined the Company in October 1997.
(3) Represents shares of Cybernet's common stock subject to an option granted to the named executive on December 27, 1998.
(4) The amount indicated was paid to Mr. Strobl in December 1998 as severance pay in connection with the termination of his employment agreement. Mr. Strobl's employment terminated on December 31, 1998.

Option/SAR Grants in Last Fiscal Year

  The following table provides information on options to purchase Cybernet's common stock that were granted to two of the above named executives during fiscal 1998. Mr. Strobl received no option grants in fiscal 1998.

                            Individual Grants
                        -------------------------
                                      Percent of                      Potential Realizable
                         Number of      Total                           Value at Assumed
                         Securities  Options/SARs                     Annual Rates of Stock
                         Underlying   Granted to  Exercise             Price Appreciation
                        Options/SARs  Employees   or Base                for Option Term
                          Granted     in Fiscal    Price   Expiration ---------------------
Name                        (#)          Year      ($/Sh)     Date      5% ($)    10% ($)
----                    ------------ ------------ -------- ---------- ---------- ----------
Andreas Eder...........   100,000        14.6%     $32.04   12/27/08  $2,015,000 $5,016,000
 Chairman of the Board,
 President, Chief
 Executive Officer, and
 Head of the Management
 Board of Cybernet AG

Alessandro Giacalone...   100,000        14.6%      32.04   12/27/08   2,015,000  5,106,000
 Director, Chief
 Operating Officer, and
 Member of the
 Management Board of
 Cybernet AG

Indemnification of Directors and Officers

  Our Certificate of Incorporation limits the liability of our directors and executive officers to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for (i) breach of their duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit. Such limitation of liability does not apply to liability arising under the federal or state securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

  We have also secured insurance on behalf of each officer, director, employee or other agent for any liability arising out of claims under applicable securities laws against such persons and us, and on behalf of directors and officers with respect to other claims.

  At present, there is no pending litigation or proceeding involving any of our directors or officers in which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Stock Incentive Plan

  We maintain the Cybernet Internet Services International, Inc. 1998 Stock Incentive Plan (the "Incentive Plan"). The Board of Directors has reserved 2,000,000 shares of Cybernet's common stock for issuance pursuant to awards that may be made under the Incentive Plan, subject to adjustment as provided therein. The number of shares of common stock associated with any forfeited stock incentive are added back to the number of shares that can be issued under the Incentive Plan. No participant may be granted during any one year period rights to shares of common stock under options and stock appreciation rights which, in the aggregate, exceed 100,000 shares of common stock. The Compensation Committee has granted options to purchase a total of 1,409,325 shares of common stock in varying amounts.

  The Incentive Plan allows for the grant of incentive stock options, non-qualified stock options, stock appreciation rights, stock awards, dividend equivalent rights, performance units and phantom shares. The exercise price of an incentive stock option may not be less than the fair market value of the common stock on the date of the grant (or less than 110% of the fair market value if the participant controls more than 10% of the voting power of Cybernet or a subsidiary thereof). Non-qualified stock options may be made exercisable at a price equal to, less than or more than the fair market value of the common stock on the date that the option is awarded. The term of an incentive stock option may not exceed ten years from the date of grant. However, any incentive stock option granted to a participant who controls more than 10% of the voting power of Cybernet or a subsidiary thereof will not be exercisable after the expiration of five years following the date the option is granted.

                           RELATED PARTY TRANSACTIONS

  Dr. Besner, one of our Directors, is a partner with the law firm of Besner Kreifels Weber, which represents us and to which we paid fees of approximately $98,303 during fiscal 1998.

  In November 1998, Mr. Timm, one of our principal stockholders and a former Director who resigned on December 2, 1998, advanced an interest free loan to us for approximately $1,396,849. We repaid the loan in December 1998.

  In December 1998, we paid $2,916,000 in underwriting fees to an investment bank that is 40% owned by a company of which Mr. Timm is Head of the Managing Board, President, Chief Executive Officer and a principal stockholder. These underwriting fees were paid in connection with a best efforts all or nothing public offering of our common stock.

  We provide Internet connectivity services to Cybermind Interactive Europe ("Cybermind"), a principal stockholder of Cybernet, pursuant to a standard service contract. In 1998, Cybermind paid us approximately $68,200 for such services. Mr. Timm is Chief Executive Officer and Head of the Managing Board, as well as the principal stockholder, of Cybermind.

                          STOCK OWNERSHIP OF PRINCIPAL
                        BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information as of November 10, 1999, regarding beneficial ownership of Cybernet's common stock, Series A Preferred Stock and Series B Voting Preferred Stock by (i) each stockholder known by us to be the beneficial owner of more than five percent of the outstanding shares of common stock or Series B Voting Preferred Stock, as the case may be; (ii) each of our directors with respect to the equity securities held by such director; (iii) each of our executive officers named in the Summary Compensation Table with respect to the equity securities held by such executive officer; and (iv) all of our current executive officers and directors as a group with respect to the equity securities held by such executive officers and directors. Stock ownership information has been furnished to us by such beneficial owners or is based upon filings made by such owners with the Securities and Exchange Commission. As of November 10, 1999, there were 21,164,681 shares of Cybernet common stock, 923,440 shares of Series A Preferred Stock and 3,870,000 shares of Series B Voting Preferred Stock issued and outstanding. The following table assumes that all shares of Series A Preferred Stock and Series B Preferred Stock which are convertible into common stock within 60 days have been converted.

Name                                     Shares Beneficially Owned
----                               ---------------------------------------

                                                   Series A      Series B
                                                  Non-Voting      Voting
                                    Common        Preferred      Preferred
Executive Officers and Directors     Stock          Stock          Stock
---------------------------------  ---------      ----------     ---------
Andreas Eder.....................  1,645,850(/1/)   88,877(/1/)          0
Stefan-George-Ring 19
81929 Munich, Germany

Alessandro Giacalone.............    360,933(/2/)   18,000               0
Stefan-George-Ring 19
81929 Munich, Germany

Tristan Libischer................    183,333(/2/)        0               0
Mariannengasse 14
1090 Vienna, Austria

Bernd Buchholz...................     39,412
Hm Muehlenbach 19
40670 Meerbusch, Germany

Hubert Besner....................      1,261(/3/)        0               0
Widenmayerstrasse 41
80538 Munich, Germany

G.W. Norman Wareham..............          0             0               0
1177 West Hastings Street
Suite 1818
Vancouver, B.C., Canada V6E
 2K3

Robert Fratarcangelo.............          0             0               0
10842 Oak Crest
Fairfax, Virginia 22030

All executive officers and
 directors as a group (10
 persons)........................  2,229,428       106,877               0

Principal Stockholders Other
 Than Executive Officers
 and Directors

Rudolf Strobl....................    487,510        26,786               0
Gleiwitzerstrasse 15
81929 Munich, Germany

Holger Timm......................  3,766,446(/4/)  393,750(/5/)  2,580,000(/6/)
Trabner Strasse 12
14193 Berlin, Germany

Cybermind Interactive Europe.....  2,697,396       300,000       2,580,000
Am Borsigturm 48
13507 Berlin, Germany

                                                               Approximate
Name                                                       Percentage of Class
----                                  -----------------------------------------------------------
                                                    Percentage of Percentage of
                                                      Series A      Series B
                                      Percentage of  Non-Voting      Voting
                                         Common       Preferred     Preferred        Voting
Executive Officers and Directors          Stock         Stock         Stock     Distribution(/7/)
---------------------------------     ------------- ------------- ------------- -----------------
Andreas Eder.....................         7.6%         14.8%            *             6.4%
Stefan-George-Ring 19
81929 Munich, Germany

Alessandro Giacalone.............         1.5%          3.0%            *             1.3%
Stefan-George-Ring 19
81929 Munich, Germany

Tristan Libischer................          *             *              *              *
Mariannengasse 14
1090 Vienna, Austria

Bernd Buchholz..
Hm Muehlenbach 19
40670 Meerbusch, Germany

Hubert Besner....................          *             *              *              *
Widenmayerstrasse 41
80538 Munich, Germany

G.W. Norman Wareham..............          *             *              *              *
1177 West Hastings Street
Suite 1818
Vancouver, B.C., Canada V6E
 2K3

Robert Fratarcangelo.............          *             *              *              *
10842 Oak Crest
Fairfax, Virginia 22030

All executive officers and
 directors as a group (10
 persons)........................        10.5%         17.8%            *             8.9%

Principal Stockholders Other
 Than Executive Officers
 and Directors

Rudolf Strobl....................         2.3%          4.4%            *             1.9%
Gleiwitzerstrasse 15
81929 Munich, Germany

Holger Timm......................        17.8%         65.6%         100.0%          25.4%(/8/)
Trabner Strasse 12
14193 Berlin, Germany

Cybermind Interactive Europe.....        12.7%         50.0%         100.0%          21.0%
Am Borsigturm 48
13507 Berlin, Germany

--------
  * Indicates less than 1% beneficial ownership
(1) Includes 337,434 shares of common stock and 18,816 shares of Series A Non-voting Preferred Stock held by Mr. Eder's spouse. She has sole investment and sole voting power over all shares held by her, and Mr. Eder disclaims beneficial ownership of any of the shares held by her. Includes 172,800 shares of common stock and 7,200 shares of Series A Preferred Stock subject to an agreement between Andreas Eder and Dave Morton, an employee of the Company, by which Mr. Morton has the option to acquire, (a) 25% of the total number of shares starting on January 1, 1999, (b) 25% of the total number of shares starting on January 1, 2000 and ending June 30, 2000, and
    (c) 50% of the total number of shares starting on January 1, 2001, and ending June 30, 2001 and (B) 100,800 shares of common stock and 4,200 shares of Series A Preferred Stock subject to an agreement between Andreas Eder and Todd Ferguson, an employee of the Company or its subsidiary, by which Mr. Ferguson has the option to acquire such shares at the same price and under terms as for Mr. Morton. Includes options to purchase 33,333 shares of common stock under the Company's Incentive Plan which become exercisable on December 28, 1999. Does not include options to purchase 67,667 shares of common stock under the Company's Incentive Plan, which become exercisable on December 28, 2000 and 2001.
(2) Includes options to purchase 33,333 shares of common stock under the Company's Incentive Plan which become exercisable on December 28, 1999. Does not include options to purchase 66,337 shares of common stock under the Company's Incentive Plan which become exercisable on December 28, 2000 and 2001.
(3) Includes 1,261 shares of common stock held by Dr. Besner's spouse who has sole voting and investment power with respect to such shares. Dr. Besner disclaims beneficial ownership of any of the shares held by her.
(4) Mr. Timm can be deemed to control Cybermind as a result of his position as Chief Executive Officer and Head of the Managing Board and principal shareholder. Includes 2,697,396 shares of common stock held by Cybermind after the conversion of the Series B Preferred. Does not include an aggregate of 673,200 shares of common stock sold by Mr. Timm to Alessandro Giacalone, Christian Moosmann, Frank Lutze and Hans Bergbreiter pursuant to stock purchase agreements dated April 8, 1997 (the "April 8 Stock Purchase Agreements"). Also, does not include an aggregate of 36,000 shares of Series A Preferred Stock sold by Mr. Timm to the same individuals pursuant to the April 8 Stock Purchase Agreements. Each of the April 8 Stock Purchase Agreements involved an employee purchaser and provides that, subject to certain conditions, the securities sold shall revert to Mr. Timm if the purchaser's employment terminates for any reason except termination without cause by us or one of our subsidiaries, or if we or one of our subsidiaries breaches our employment agreement with such buyer. If such shares were included as beneficially owned by Mr. Timm for purposes of this chart, he would be deemed to hold 21% of the common stock of Cybernet (28% of Voting Distribution).
(5) Includes 300,000 shares of Series A Non-Voting Preferred Stock held by Mr. Timm indirectly through Cybermind. For an explanation of Mr. Timm's relationship to Cybermind, see Footnote 4 above.
(6) Reflects shares of Series B Voting Preferred Stock held by Mr. Timm indirectly through Cybermind. For an explanation of Mr. Timm's relationship to Cybermind, see Footnote 4 above.
(7) For purposes of this column, the percentages were calculated by adding the number of shares of common stock outstanding to 100% of the Series B Voting Preferred. It does not take into account the Series A Non-Voting Preferred Stock that is not presently convertible or options granted to directors, employees or management that have not been exercised.
(8) Assuming conversion of the remaining Series A Non-Voting Preferred Stock, Mr. Timm would control approximately 26.3% of the voting securities of Cybernet.

                          DESCRIPTION OF THE PIK NOTES

  The summaries herein of certain provisions of the PIK Notes Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the PIK Notes Indenture, copies of which will be made available to purchasers of the PIK Notes upon request to Cybernet.

General

  The PIK Notes were issued by the Company pursuant to the PIK Notes Indenture between the Company and The Bank of New York, as Trustee, (the "PIK Notes Trustee"). The terms of the PIK Notes include those stated in the PIK Notes Indenture and those made part of the PIK Notes Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Holders of PIK Notes are referred to the PIK Notes Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the PIK Notes Indenture does not purport to be complete and is qualified in its entirety by reference to the PIK Notes Indenture, including the definitions therein of certain terms used below. The definitions of certain capitalized terms used in the following summary are set forth below in "Certain Definitions," beginning on page 151. All references herein to principal of, premium, if any, interest, and/or Additional Amounts, if any, include Liquidated Damages (as defined below), if any. For purposes of this "Description of the PIK Notes," the term "Company" is used to refer specifically to Cybernet Internet Services International, Inc.

  We expect to list the PIK Notes or admit them for trading on an internationally recognized stock exchange or make them eligible for trading in an over-the-counter trading market. If and so long as the PIK Notes are so listed, admitted or made eligible, the Company will maintain such special agents including paying agents in such jurisdictions as are required by applicable rules and regulations of such stock exchange or trading market. There can be no assurance that the Company will be successful in securing any such listing, admission or eligibility.

Ranking

  The PIK Notes are senior subordinated unsecured obligations of the Company. The payment of the obligations under the PIK Notes are, to the extent set forth in the PIK Notes Indenture, subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all Senior Indebtedness, including, without limitation, the Company's obligations under the Senior Notes. Only Indebtedness of the Company that is Senior Indebtedness ranks senior to the PIK Notes in accordance with the provisions of the PIK Notes Indenture. Except for $93,500,000 in principal amount when fully accreted ($50,002,183 initial Accreted Value) of Discount Notes outstanding as of the date of this prospectus there is no Indebtedness of the Company outstanding pari passu with or junior to the PIK Notes. See "Risk Factors--We Are Substantially Leveraged" and "--We Must Depend on Our Subsidiaries to Repay Our Debts; Ranking of the Notes and Structural Subordination" and "Capitalization." The PIK Notes will in all respects rank equally with all other Senior Subordinated Indebtedness of the Company, including the Discount Notes which are currently outstanding and any additional notes that may be issued under the Discount Notes Indenture or the PIK Notes Indenture. Unsecured Indebtedness is not deemed to be subordinate or junior to secured Indebtedness merely because it is unsecured. As described in "--Certain Covenants--Limitation on Layering," the Company may not incur any Indebtedness that is senior in right of payment to the PIK Notes, but junior in right of payment to Senior Indebtedness.

  To the extent that any payment of Senior Indebtedness (whether on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay such Senior Indebtedness is declared to be fraudulent, invalid or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not become so affected) shall be deemed to be reinstated and outstanding as Senior Indebtedness for all purposes of the PIK Notes Indenture as if such declaration, invalidity or setting aside had not occurred. Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness (including any interest accruing subsequent to any event of bankruptcy, whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy Code) shall first be paid in full, in cash or cash equivalents, before the holders of PIK Notes or the PIK Notes Trustee on behalf of the holders of PIK Notes shall be entitled to receive payment by the Company on account of obligations under the PIK Notes, or any payment to acquire any of the PIK Notes for cash, property or securities or any distribution with respect to the PIK Notes of any cash, property or securities. Before any payment may be made by or on behalf of the Company of any PIK Notes upon any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property, securities, to which the holders of the PIK Notes or the PIK Notes Trustee on behalf of the holders of the PIK Notes would be entitled, but for the subordination provisions of the PIK Notes Indenture, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution or by the holders of the PIK Notes or the PIK Notes Trustee if received by them or it, directly to the holders of the Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to the trustee under the indenture governing the Senior Notes or to any trustee or trustees under any other indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, to the extent necessary to pay all such Senior Indebtedness in full, in cash or cash equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

  The Company may not pay principal of, premium, if any, or interest on, or other payment obligations in respect of, the PIK Notes or make any deposit pursuant to the provisions described under "--Legal Defeasance and Covenant Defeasance" below and may not otherwise purchase, redeem or retire any PIK Notes (collectively, "pay the PIK Notes") if (i) any Senior Indebtedness is not paid when due in cash or Cash Equivalents or (ii) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash or Cash Equivalents. However, the Company may pay the PIK Notes if the Company and the PIK Notes Trustee receive written notice approving such payment from the representative of the Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing.

  The Company also will not be permitted to pay the PIK Notes (other than interest payable in kind) for a Payment Blockage Period (as defined below) during the continuance of any default, other than a default described in clause
(i) or (ii) of the preceding paragraph, on any Designated Senior Indebtedness that permits the holders of the Designated Senior Indebtedness to accelerate its maturity immediately without either further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods.

  A "Payment Blockage Period" commences on the receipt by the PIK Notes Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of a default of the kind described in the immediately preceding paragraph from the representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ends 179 days thereafter. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated (i) by written notice to the PIK Notes Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice is no longer continuing or (iii) because such Designated Senior Indebtedness has been repaid in full. The Company will be permitted to make payments in kind of Secondary PIK Notes during a Payment Blockage Period, unless payments in cash are then required to be made under the PIK Notes Indenture.

  The Company may resume payments on the PIK Notes after the end of the Payment Blockage Period, unless the holders of such Designated Senior Indebtedness or the representative of such holders have accelerated the maturity of such Designated Senior Indebtedness. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period.

  In the event of (i) a total or partial liquidation or a dissolution of the Company, (ii) reorganization, bankruptcy, insolvency, receivership of or similar proceeding relating to the Company or its property or (iii) an assignment for the benefit of creditors or marshaling of the Company's assets and liabilities, then the holders of Senior Indebtedness will be entitled to receive payment in full in cash or Cash Equivalents in respect of Senior Indebtedness (including interest accruing after, or which would accrue but for, the commencement of any proceeding at the rate specified in the applicable Senior Indebtedness, whether or not a claim for such interest would be allowed) before the holders of the PIK Notes will be entitled to receive any payment or distribution, in the event of any payment or distribution of the assets or securities of the Company. In addition, until the Senior Indebtedness is paid in full in cash or Cash Equivalents, any payment or distribution to which holders of the PIK Notes would be entitled but for the subordination provisions of the PIK Notes Indenture will be made to holders of the Senior Indebtedness as their interests may appear. If a payment or distribution is made to holders of the PIK Notes that, due to the subordination provisions, should not have been made to them, such holders are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

  If payment of the PIK Notes is accelerated because of an Event of Default, the Company or the PIK Notes Trustee will promptly notify the holders of the Designated Senior Indebtedness or the representative of such holders of the acceleration. The Company may not pay the PIK Notes until five business days after such holders or the representative of the Designated Senior Indebtedness receives notice of such acceleration and, thereafter, may pay the PIK Notes only if the subordination provisions of the PIK Notes Indenture otherwise permit payment at that time.

  By reason of the subordination provisions described above, in the event of liquidation or insolvency, creditors of the Company who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than holders of the PIK Notes.

  The Company is a holding company with limited assets and operates its business through Subsidiaries. Any right of the Company and its creditors, including holders of the PIK Notes, to participate in the assets of any of the Company's Subsidiaries upon any liquidation or administration of any such Subsidiary will be subject to the prior claims of the creditors of such Subsidiary. The claims of creditors of the Company, including holders of the PIK Notes, will be effectively subordinated to all existing and future third party indebtedness and liabilities, including trade payables, of the Company's Subsidiaries. At June 30, 1999, the Company's Subsidiaries had total liabilities of $16,200,635 million reflected on the Company's balance sheet. The Company and its Subsidiaries may incur other debt in the future, including secured debt.

  The PIK Notes will not be entitled to any security and will not be entitled to the benefit of any guarantees, except under the circumstances described under "--Certain Covenants--Limitation on Issuances of Guarantees of Indebtedness by Restricted Subsidiaries."

Principal, Maturity and Interest and Additional PIK Notes

  The PIK Notes mature on August 15, 2009. Interest on the PIK Notes accrues at the rate of 13.0% per annum semi-annually in arrears on each February 15 and August 15 (each, an "Interest Payment Date"), commencing on February 15, 2000 to the Person in whose name each PIK Note (or any predecessor PIK Note) is registered at the close of business on the preceding February 1 or August 1, as the case may be. Interest is payable through and including the interest payment due on August 15, 2004, in Secondary PIK Notes, which, upon issuance, shall become PIK Notes for all purposes governed by the PIK Notes Indenture. Thereafter, interest will be payable only in cash. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company may issue additional pay-in-kind notes ("Additional PIK Notes") from time to time, subject to, among other things, the provisions of the PIK Notes Indenture described below under "--Certain Covenants," the Senior Notes Indenture, the Discount Notes Indenture and applicable law. The PIK Notes and any Additional PIK Notes are limited in aggregate principal amount to
(Euro)100,000,000 (excluding Secondary PIK Notes and additional secondary notes issued to pay interest on Additional PIK Notes). The PIK Notes and any Additional PIK Notes will be treated as a single class for all purposes under the PIK Notes Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Principal of, and premium, if any, interest, and Additional Amounts, if any, on the PIK Notes are payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Additional Amounts, if any, may be made by check mailed to the holders of the PIK Notes at their respective addresses set forth in the register of holders of PIK Notes; provided that all payments with respect to PIK Notes the holders of which have given wire transfer instructions to the Company are required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the PIK Notes Trustee maintained for such purpose. The PIK Notes and Secondary PIK Notes (or PIK Notes issued on the transfer thereof) will be issued in minimum denominations of (Euro)1.00 principal amount and integral multiples thereof. PIK Notes in denominations of less than (Euro)1.00 will not be issued and no payments, in cash or otherwise, will be made in respect of any fractional denomination amounts to which holders would otherwise be entitled; provided that a holder's entitlement to Secondary PIK Notes in denominations of
(Euro)1.00 or integral multiples thereof shall be calculated on the basis of the aggregate principal amount of PIK Notes held by such holder on the relevant Record Date. The Company will appoint such Person or Persons reasonably acceptable to the PIK Notes Trustee as additional paying and transfer agents in such jurisdictions as may be required by the stock exchange or trading market, if any, on which the PIK Notes are listed or to which they are admitted for trading. PIK Note Holders will be able to receive principal of, and interest and Additional Amounts, if any, on the PIK Notes and will be able to transfer PIK Notes at the office or offices of such paying and transfer agents as may be required pursuant to the rules and regulations of any stock exchange on which the PIK Notes are listed or to which they are admitted for trading, subject to the right of the Company to mail payments in accordance with the terms of the PIK Notes Indenture.

Conversion

  Unless previously redeemed, the PIK Notes are convertible (in denominations of (Euro)1.00 principal amount at maturity or integral multiples thereof) at the option of the holder thereof, into Common Stock of the Company at any time on or after August 25, 2000 and prior to the maturity date. The number of shares of common stock of the Company ("PIK Conversion Shares") issuable upon conversion of the PIK Notes is equal to the principal amount of the PIK Notes being converted (on the date of conversion) divided by (Euro)25.00, subject to adjustment in certain events (the "PIK Conversion Ratio"). Except as described below, no adjustment will be made on conversion of any PIK Notes for interest accrued thereon or for dividends paid on outstanding common stock of the Company. If PIK Notes not called for redemption are converted (including pursuant to the mandatory conversion feature described below) after a record date for the payment of interest and prior to the next succeeding interest payment date, such PIK Notes must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount so converted. The Company is not required to issue fractional shares upon conversion of PIK Notes (including pursuant to the mandatory conversion feature described below) and, in lieu thereof, will pay a cash adjustment based upon the Closing Price on the Neuer Markt of the common stock on the last Trading Day prior to the day of conversion. In the case of PIK Notes called for redemption, conversion rights will expire at the close of business on the Trading Day next preceding the date fixed for redemption, unless the Company defaults in payment of the redemption price.

  In addition, if the closing price on the Neuer Markt of the common stock during any period described below has exceeded the price for such period referred to below for at least 30 consecutive Trading Days ("Market Criteria," with the 30-day period being referred to as the "Market Criteria Period"), and the registration statement of which this prospectus is a part is effective and available, all of the PIK Notes will be automatically converted on the next trading day after the Market Criteria Period into that number of shares of common stock derived by application of the PIK Conversion Ratio; provided, however, that if the Market Criteria is satisfied during the first 365 days after August 26, 1999, the conversion will not occur until August 26, 1999 and will occur then only if the closing price on the Neuer Markt of the common stock is at least (Euro)32.00 on such date:

12 Months Beginning                                           Closing Sale Price
-------------------                                           ------------------
August 15, 1999..............................................    (Euro)32.00
August 15, 2000..............................................    (Euro)38.46
August 15, 2001..............................................    (Euro)44.92
August 15, 2002..............................................    (Euro)51.37
August 15, 2003..............................................    (Euro)57.83

  The denominator of the PIK Conversion Ratio is subject to adjustment (under formulae set forth in the PIK Notes Indenture) in certain events, including:
(i) the issuance of Common Stock as a dividend or distribution on such Common Stock; (ii) certain subdivisions and combinations of the Common Stock; (iii) the issuance to all holders of Common Stock of certain rights or warrants to purchase additional shares of Common Stock; (iv) the distribution to all holders of Common Stock of shares of Capital Stock of the Company (other than Common Stock) or evidences of indebtedness of the Company or assets (including securities, but excluding those rights, warrants, dividends and distributions referred to above and dividends and distributions in connection with the liquidation, dissolution or winding up of the Company or paid in cash); (v) distributions consisting of cash, excluding any quarterly cash dividend paid on the Common Stock to the extent that the aggregate cash dividend per share of Common Stock in any quarter does not exceed the greater of (x) the amount per share of Common Stock of the next preceding quarterly cash dividend on the Common Stock to the extent that such preceding quarterly dividend did not require an adjustment of the denominator of the PIK Conversion Ratio pursuant to this clause (v) (as adjusted to reflect subdivisions or combinations of the Common Stock), and (y) 3.75% of the average of the daily closing prices on the Neuer Markt of the Common Stock, for the ten consecutive Trading Days immediately prior to the date of declaration of such dividend, and excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company; and (vi) payment in respect of a tender or exchange offer by the Company or any Subsidiary of the Company for the Common Stock to the extent that the cash and value of any other consideration included in such payment per share of Common Stock exceeds the Current Market Price per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange. If any adjustment is required to be made as set forth in clause (v) above as a result of a distribution that is a quarterly dividend, such adjustment would be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant to such clause (v). If an adjustment is required to be made as set forth in clause (v) above as a result of a distribution that is not a quarterly dividend, such adjustment would be based upon the full amount of the distribution.

  No adjustment to the denominator of the PIK Conversion Ratio will be required unless such adjustment would require a change of at least 1.0% in the denominator of the PIK Conversion Ratio then in effect: provided that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. Except as stated above, the denominator of the PIK Conversion Ratio will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing.

  In the case of (i) any reclassification or change of the Common Stock, (ii) a consolidation, merger or combination involving the Company or (iii) a sale or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, in each case as a result of which holders of

Common Stock shall be entitled to receive stock, other securities, other property or assets (including cash) with respect to or in exchange for such Common Stock, the holders of the PIK Notes then outstanding will be entitled thereafter to convert such PIK Notes into the kind and amount of shares of stock, other securities or other property or assets which they would have owned or been entitled to receive upon such reclassification, change, consolidation, merger, combination, sale or conveyance had such Notes been converted into Common Stock immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming that a holder of PIK Notes would not have exercised any rights of election as to the stock, other securities or other property or assets receivable in connection therewith.

  The Company from time to time may, to the extent permitted by law, reduce the denominator of the PIK Conversion Ratio by any amount for any period of at least 20 days, in which case the Company shall give at least 15 days' notice of such reduction, if the Board of Directors has made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive. The Company may, at its option, make such reductions in the denominator of the PIK Conversion Ratio, in addition to those set forth above, as the Board of Directors deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "Certain United States Federal Income Tax Consequences to Holders of PIK Notes."

  In order to effect an optional conversion of any of the PIK Notes, the holder thereof is required to surrender to the PIK Notes Trustee, the PIK Notes to be converted and a duly executed copy of the conversion form set forth in the PIK Notes Indenture. Upon the conversion of any PIK Notes into shares of common stock in accordance with the PIK Notes Indenture (including any mandatory conversion), the PIK Notes Trustee will instruct the Company to transfer promptly to or upon the written order of the holder of the PIK Notes to be converted appropriate evidence of ownership of any shares of common stock or other security or property to which it is entitled, registered or otherwise placed in such name or names as it may direct in writing, and will deliver such evidence of ownership to the person or persons entitled to receive the same and an amount in cash in lieu of any fractional shares, if any. All shares of common stock or other securities issuable by the Company upon the conversion of the PIK Notes are required to be validly issued, fully paid and nonassessable.

  The holders of PIK Notes are not entitled, as such, to receive dividends or other distributions, receive notice of any meeting of the stockholders, consent to any action of the stockholders, receive notice of any other stockholder proceedings, or to any other rights as stockholders of the Company.

  At the date of conversion (including mandatory conversion), the rights of the holders of PIK Notes being converted (as such holders) will terminate (except the right to receive accrued and unpaid interest, if any) and the PIK Notes to be converted will no longer be deemed outstanding and will represent only the right to receive Conversion Shares and a right to receive cash for fractional shares, as described above.

Optional Redemption

  Except as described below and in the following paragraph or under "-- Redemption for Taxation Reasons," the PIK Notes will not be redeemable at the Company's option prior to August 15, 2004. From and after August 15, 2004, the PIK Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' prior notice published in a leading newspaper having a general circulation in New York (which is expected to be The Wall Street Journal) and in Frankfurt (which is expected to be the Frankfurter Allgemeine Zeitung) (and if and so long as the PIK Notes are listed, admitted or eligible for trading on a stock exchange or trading market and the rules or regulations of such stock exchange or trading market shall so require, a newspaper having a general circulation in the additional jurisdictions as such rules or regulations may require) or certificated PIK Notes, mailed by first-class mail to the registered address of each holder of such PIK Notes (and if and so long as the PIK Notes are listed, admitted or eligible for trading on a stock exchange or trading market and the rules or regulations of such stock exchange or trading market shall so require, published in a newspaper having a general circulation in the additional jurisdictions as such rules or regulations may require), at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest and Additional Amounts, if any, to the applicable redemption date (and certificated PIK Notes, subject to the right of holders of record on the relevant record date to receive interest and Additional Amounts, if any, due on the relevant interest payment date in respect thereof), if redeemed during the twelve-month period beginning on August 15 of each of the years indicated below:

                                                                      Redemption
      Year                                                              Price
      ----                                                            ----------
      2004...........................................................  106.500%
      2005...........................................................  104.333%
      2006...........................................................  102.167%
      2007 and thereafter............................................  100.000%

  In the case of any partial redemption, selection of the PIK Notes for redemption will be made by the PIK Notes Trustee in compliance with the requirements of the principal securities exchange, if any, on which the PIK Notes are listed or, if such PIK Notes are not so listed or such exchange prescribes no method of selection, on a pro rata basis, by lot or by such other method as the PIK Notes Trustee in its sole discretion shall deem to be fair and appropriate although no PIK Note of (Euro)1.00 in original principal amount or less shall be redeemed in part. If any PIK Note is to be redeemed in part only, the notice of redemption relating to such PIK Note shall state the portion of the principal amount thereof to be redeemed. A new PIK Note in principal amount equal to the unredeemed portion thereof will be issued and delivered to the Depositary, or issued in the name of the holder thereof in each case upon cancellation of the original PIK Note. On and after the redemption date, interest will cease to accrue on the PIK Notes or portions thereof called for redemption.

Redemption for Taxation Reasons

  The PIK Notes may be redeemed, at the option of the Company in whole but not in part, at any time upon giving not less than 30 nor more than 60 days' notice to the holders (which notice shall be irrevocable), at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest to the date fixed by the Company for redemption (a "Tax Redemption Date") and all Additional Amounts (see
"--Withholding Taxes"), if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if the Company determines that, as a result of (i) any change in, or amendment to, the laws or treaties (or any regulations or rulings promulgated thereunder) of the Federal Republic of Germany (or any political subdivision or taxing authority thereof) affecting taxation which becomes effective on or after August 26, 1999, or (ii) any change in or new or different position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after August 26, 1999, the Company is, or on the next Interest Payment Date would be, required to pay Additional Amounts, and the Company determines that such payment obligation cannot be avoided by the Company taking reasonable measures.

  Notwithstanding the foregoing, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to make such payment or withholding if a payment in respect of the PIK Notes were then due. Prior to the publication or, where relevant, mailing of any notice of redemption of the PIK Notes pursuant to the foregoing, the Company will deliver to the PIK Notes Trustee an opinion of an independent tax counsel of recognized international standing to the effect that the circumstances referred to above exist. The PIK Notes Trustee shall accept such opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Holders.

Prescription

  Claims against the Company for the payment of principal of, or interest, or Additional Amounts, if any, on, the PIK Notes will become void unless presentation for payment is made (where so required in the Indenture) within a period of 10 years, in the case of principal, or Additional Amounts, if any, or five years, in the case of interest, from the applicable original payment date therefor.

Certain Covenants

 Limitation on Indebtedness

  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time, or would occur as a consequence of the Incurrence of any such Indebtedness, the Company may Incur Indebtedness if immediately thereafter the ratio of (i) the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis outstanding as of the Transaction Date to (ii) the pro forma Consolidated Cash Flow for the preceding two full fiscal quarters multiplied by two, determined on a pro forma basis as if any such Indebtedness had been Incurred and the proceeds thereof had been applied at the beginning of such two fiscal quarters, would be greater than zero and less than or equal to
6.0 to 1.

  (b) Notwithstanding the foregoing, (except for Indebtedness under subsection
(vii) below) the Company and (except for Indebtedness under subsections (v),
(vi), (x) and (xii) below) any Restricted Subsidiary may Incur each and all of the following:

    (i) Indebtedness (other than Acquired Indebtedness) in an aggregate principal amount at any one time outstanding not to exceed (Euro)100.0 million Incurred to finance the cost (provided that such Indebtedness is Incurred at any time on or before, or within 90 days following, the incurrence of such cost) (including the cost of design, development, construction, acquisition, transportation, installation or integration) of equipment, inventory or network assets used in the Permitted Business or Equity Interests of (A) a Restricted Subsidiary that owns principally such assets from a Person other than the Company or a Restricted Subsidiary of the Company or (B) any Person that is principally engaged in the Permitted Business, that would become a Restricted Subsidiary and owns principally such assets; provided that (x) any such Indebtedness of a Restricted Subsidiary must be Incurred under one or more Credit Facilities, under one or more Capitalized Leases or from the vendor of the equipment, inventory or network assets acquired with the proceeds of such Indebtedness, (y) the amount of such Indebtedness of the Company or any Restricted Subsidiary may not exceed the Fair Market Value of the assets so acquired and (z) the amount of any such Indebtedness permitted to be Incurred to acquire Equity Interests pursuant to clauses (A) or (B) shall be reduced by the amount of any Acquired Indebtedness Incurred in such acquisition;

    (ii) Indebtedness of any Restricted Subsidiary owing to and held by the Company, Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of any Restricted Subsidiary owing to and held by any other Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness not permitted by this clause (ii); and provided, further, that Indebtedness of the Company owing to and held by a Restricted Subsidiary must be unsecured and subordinated in right of payment to the PIK Notes;

    (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness of the Company or a Restricted Subsidiary, other than Indebtedness Incurred under clauses (ii), (iv), (vii), (viii), (x) and (xii) of this paragraph, and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, and reasonable fees and expenses); provided that such new Indebtedness shall only be permitted under this clause (iii) if (A) in case the PIK Notes are refinanced in part or the Indebtedness to be refinanced or refunded is pari passu with the PIK Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining PIK Notes, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the PIK Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new

  Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the PIK Notes at least to the extent that the Indebtedness to be refinanced or refunded is subordinated to the PIK Notes, (C) the Stated Maturity of such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, is no earlier than the Stated Maturity of the Indebtedness being refinanced or refunded and (D) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, has a Weighted Average Life to Maturity which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness of the Company be refinanced or refunded by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause (iii);

    (iv) Indebtedness (A) in respect of performance, surety or appeal bonds or letters of credit supporting Trade Payables, in each case provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements (x) are designed solely to protect the Company or the Restricted Subsidiary, as the case may be, against fluctuations in foreign currency exchange rates or interest rates and (y) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder, and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, bankers' acceptances, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (other than Guarantees of Indebtedness Incurred for the purpose of financing such acquisition by the Person acquiring all or any portion of such business, assets or Restricted Subsidiary), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

    (v) Indebtedness, to the extent that the net proceeds thereof are promptly (A) used to repurchase PIK Notes tendered in a Change of Control Offer or (B) deposited to defease all of the PIK Notes as described under "--Legal Defeasance and Covenant Defeasance;"

    (vi) Indebtedness of the Company represented by the PIK Notes;

    (vii) Indebtedness represented by a Guarantee of the PIK Notes and Guarantees of other Indebtedness of the Company by a Restricted Subsidiary in each case permitted by and made in accordance with the "Limitation on Issuances of Guarantees of Indebtedness by Restricted Subsidiaries" covenant;

    (viii) Indebtedness under one or more Credit Facilities (which shall be in addition to any such Indebtedness incurred under one or more Credit Facilities under clause (b)(i) above) in an aggregate principal amount at any one time outstanding not to exceed the greater of (x) (Euro)50.0 million and (y) 80% of Eligible Accounts Receivable at such time;

    (ix) Acquired Indebtedness; provided that the aggregate amount of such Acquired Indebtedness of the Person that is to become a Restricted Subsidiary, or to be merged or consolidated with or into the Company or any Restricted Subsidiary in the contemplated transaction, or to be assumed by the Company or a Restricted Subsidiary in connection with an Asset Acquisition, outstanding at the time of such transaction does not exceed the Fair Market Value of the equipment, inventory, network assets and Cash Equivalents of any Restricted Subsidiary so acquired or that are acquired in such Asset Acquisition, as the case may be;

    (x) Indebtedness of the Company not to exceed, at any one time outstanding, the sum of (A) 2.00 times the Net Cash Proceeds received from the issuance and sale, other than to a Subsidiary, of Equity Interests (other than Redeemable Stock and excluding any Equity Interests issued in connection with the Offering) of the Company, less (I) the amount of such proceeds used to make Restricted Payments as provided in clause (C)(2) of the first paragraph or clauses (iii) or (iv) of the second paragraph of the "Limitation on Restricted Payments" covenant and (II) if such proceeds are used to consummate a

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  transaction pursuant to which the Company Incurs Acquired Indebtedness, one-half of the amount of such Acquired Indebtedness so Incurred and (B) the Fair Market Value of any Permitted Assets acquired by the Company in exchange for Equity Interests of the Company issued after August 26, 1999; provided, however, that in determining the Fair Market Value of any such Permitted Assets so acquired, if the estimated Fair Market Value of such Permitted Assets exceeds (x) (Euro)2.0 million then the Fair Market Value of such Permitted Assets will be determined by a majority of the Board of Directors, which determination will be evidenced by a resolution thereof, and (y) (Euro)10.0 million, then the Company will deliver to the PIK Notes Trustee a written appraisal as to the fair market value of such Permitted Assets prepared by an internationally recognized investment banking or public accounting firm (or, if no such investment banking or public accounting firm is qualified to prepare such an appraisal, by an internationally recognized appraisal firm); and provided further that such Indebtedness (other than the Indebtedness Incurred under one or more Credit Facilities, under one or more Capitalized Leases or from the vendor of assets, property or services acquired with the proceeds of such Indebtedness) does not mature prior to the Stated Maturity of the PIK Notes and the Weighted Average Life to Maturity of such Indebtedness is longer than that of the PIK Notes;

    (xi) Indebtedness outstanding as of August 26, 1999; and

    (xii) Unsecured Indebtedness of the Company (in addition to Indebtedness permitted under clauses (i) through (xi) above) in an aggregate principal amount outstanding at any one time not to exceed (Euro)200.0 million

  (c) For purposes of determining any particular amount of Indebtedness under this "Limitation on Indebtedness" covenant, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included; provided, however, that the foregoing shall not in any way be deemed to limit the provisions of the "Limitation on Issuances of Guarantees of Indebtedness by Restricted Subsidiaries" covenant. For purposes of determining compliance with this "Limitation on Indebtedness" covenant, (A) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses and (B) the principal amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in conformity with US GAAP.

  (d) For purposes of determining compliance with any Euro-denominated restriction on the Incurrence of Indebtedness, the Euro-equivalent principal amount of Indebtedness denominated in a non-Euro currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a non-Euro currency, and such refinancing would cause the applicable Euro-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Euro-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

 Limitation on Restricted Payments

  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on account of any Equity Interest in the Company or any Restricted Subsidiary to the holders thereof, including any dividend or distribution payable in connection with any merger or consolidation (other than (A) dividends or distributions payable solely in Equity Interests (other

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than Redeemable Stock) of the Company, (B) dividends or distributions made only to the Company or a Restricted Subsidiary and (C) pro rata dividends or distributions of Capital Stock of a Restricted Subsidiary held by Persons other than the Company or a Restricted Subsidiary), (ii) purchase, redeem, retire or otherwise acquire for value any Equity Interests of the Company, an Unrestricted Subsidiary or a Restricted Subsidiary (other than any such Equity Interests owned by the Company or any Restricted Subsidiary), (iii) make any principal payment or redeem, purchase, repurchase, defease, or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, or maturity, any Indebtedness of the Company that is subordinated in right of payment to the PIK Notes, or (iv) make any Investment, other than a Permitted Investment, in any Person (all such payments or any other actions described in clauses (i) through (iv) above being collectively referred to as "Restricted Payments") unless, at the time of, and after giving effect to, the proposed Restricted Payment:

    (A) no Default or Event of Default shall have occurred and be continuing;

    (B) the Company could Incur at least (Euro)1.00 of additional
  Indebtedness under paragraph (a) of the "Limitation on Indebtedness" covenant; and

    (C) the aggregate amount expended for all Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a Board Resolution) after August 26, 1999 is less than the sum of (1) 50% of the aggregate amount of the Consolidated Net Income (or, if the Consolidated Net Income is a loss, 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter beginning immediately following August 26, 1999 and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the Commission or provided to the PIK Notes Trustee pursuant to the "Provision of Financial Statements and Reports" covenant, plus (2) 100% of the aggregate Net Cash Proceeds received by the Company after August 26, 1999 from the issuance and sale of its Equity Interests (other than Redeemable Stock) and excluding any Equity Interests issued in connection with the Offering to a Person (other than a Subsidiary of the Company), except to the extent that such Net Cash Proceeds are used (I) to purchase, redeem or otherwise retire Equity Interests or Indebtedness as set forth below in clause (iii) or (iv) of the immediately succeeding paragraph or
  (II) to Incur Indebtedness pursuant to clause (x) of paragraph (b) of the "Limitation on Indebtedness" covenant, plus (3) the aggregate amount by which Indebtedness (other than any Indebtedness subordinated in right of payment to the PIK Notes) of the Company or any Restricted Subsidiary is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to August 26, 1999 into Equity Interests (other than Redeemable Stock and less the amount of any cash, or the fair value of property, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange), plus (4) without duplication of any amount included in the calculation of Consolidated Net Income, in the case of repayment of, or return of capital with respect to, any Investment constituting a Restricted Payment (including the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries) made after the Issue Date, an amount equal to the lesser of (x) the repayment of, or the return of capital with respect to, such Investment and (y) the cost of such Investment, in either case less the cost of the disposition of such Investment and net of taxes.

  The foregoing provisions will not prohibit: (i) the payment of any dividend within 60 days after the date of declaration thereof if, at the date of declaration, such payment would comply with the provisions of the PIK Notes Indenture; (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the PIK Notes including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause
(iii) of paragraph (b) of the "Limitation on Indebtedness" covenant; (iii) the repurchase, redemption or other acquisition of Equity Interests in the Company in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent offering of Equity Interests (other than Redeemable Stock) in the Company to any Person (other than a Subsidiary); (iv) the repurchase, redemption or other acquisition of Indebtedness of the

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Company which is subordinated in right of payment to the PIK Notes in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent offering of Equity Interests (other than Redeemable Stock and excluding any Equity Interests issued in connection with the Private PIK Notes Offering), in the Company to any Person (other than a Subsidiary); (v) repurchases of Equity Interests of the Company from employees of the Company or any of its Restricted Subsidiaries deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options, provided that any payments made pursuant to this clause (v) may not exceed in the aggregate (Euro)5.0 million in any fiscal year of the Company; (vi) Investments in any Person (the primary business of which is related, ancillary or complementary to the business of the Company and its Restricted Subsidiaries on the date of such Investment); provided that the aggregate amount of Investments made pursuant to this clause (vi) does not exceed the sum of (a) (Euro)25.0 million plus (b) the amount of Net Cash Proceeds received by the Company after August 26, 1999 from the issuance and sale of its Equity Interests (other than Redeemable Stock and excluding any Equity Interests issued in connection with the Private PIK Notes Offering), to a Person (other than a Subsidiary of the Company), except to the extent that such Net Cash Proceeds are used (I) to make Restricted Payments pursuant to clause (C)(2) of the first paragraph or clauses
(iii) or (iv) of the second paragraph of the "Limitation on Restricted Payments" covenant or (II) to Incur Indebtedness pursuant to clause (x) of paragraph (b) of the "Limitation on Indebtedness" covenant, plus (c) the aggregate amount by which Indebtedness (other than any Indebtedness subordinated in right of payment to the PIK Notes) of the Company or any Restricted Subsidiary is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to August 26, 1999 into Equity Interests (other than Redeemable Stock and less the amount of any cash, or the fair value of property, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); and
(vii) Investments acquired in exchange for Capital Stock (other than Redeemable Stock) of the Company; provided that, in the case of clauses (ii) through
(vii), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

  Each Restricted Payment permitted pursuant to the immediately preceding paragraph (other than the Restricted Payments referred to in clauses (ii) and (vii) thereof and the Net Cash Proceeds from any issuance of Equity Interests referred to in clauses (iii) and (iv) thereof) shall be included in calculating whether the conditions of clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Equity Interests (other than Redeemable Stock and excluding any Equity Interests issued in connection with the Private PIK Notes Offering), of the Company are used for the redemption, repurchase or other acquisition of the PIK Notes, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of the PIK Notes.

 Limitation on Layering

  The Company will not Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is contractually subordinated in right of payment to Senior Subordinated Indebtedness.

 Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Equity Interests of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary,
(ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

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

  The foregoing provisions will not prohibit any encumbrances or restrictions:
(i) existing under or by reason of any agreement in effect on August 26, 1999, and any amendments, supplements, extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such amendments, supplements, extensions, refinancings, renewals or replacements are no more restrictive than those encumbrances or restrictions that are then in effect and that are being amended, supplemented, extended, refinanced, renewed or replaced; (ii) existing under or by reason of applicable law; (iii) existing with respect to any Restricted Subsidiary acquired by the Company or any Restricted Subsidiary after August 26, 1999, or the property or assets of such Restricted Subsidiary, and existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (iv) in the case of clause (iv) of the first paragraph of this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is, or is subject to, a lease, purchase mortgage obligation, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the PIK Notes Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, materially detract from the value of property or assets of the Company or any Restricted Subsidiary to the Company or any Restricted Subsidiary; (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock in, or property and assets of, such Restricted Subsidiary; provided that such restriction shall terminate if such transaction is abandoned or if such transaction is not consummated within six months of the date such agreement was entered into; or (vi) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement, (B) the encumbrance or restriction is not materially more disadvantageous to the holders of the PIK Notes than is customary in comparable financings (as determined by the Board of Directors) and (C) the Board of Directors determines that any such encumbrance or restriction will not materially affect the Company's ability to make payments of principal or interest on the PIK Notes. Nothing contained in this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant will prevent the Company or any Restricted Subsidiary from creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the "Limitation on Liens" covenant that limit the right of the debtor to dispose of the assets securing such Indebtedness.

 Limitation on the Issuance and Sale of Capital Stock of Restricted
Subsidiaries

  The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to issue, transfer, convey, sell, lease or otherwise dispose of any shares of Capital Stock (including options, warrants or other rights to purchase shares of such Capital Stock) of such Restricted Subsidiary or any other Restricted Subsidiary to any Person (other than (i) to the Company or a Wholly Owned Restricted Subsidiary and (ii) issuances of director's qualifying shares of Capital Stock of foreign Restricted Subsidiaries, in each case, to the extent required by applicable law), unless (A) the Net Cash Proceeds from such issuance, transfer, conveyance, sale, lease or other disposition are applied in accordance with the provisions of the "Limitation on Asset Sales" covenant, (B) immediately after giving effect to such issuance, transfer, conveyance, sale, lease or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and (C) any Investment in such Person remaining after giving effect to such issuance, transfer, conveyance, sale, lease or other disposition would have been permitted to be made under the "Limitation on Restricted Payments" covenant if made on the date of such issuance, transfer, conveyance, sale, lease or other disposition (valued as provided in the definition of "Investment").

 Limitation on Transactions with Shareholders and Affiliates

  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction or series of transactions (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any direct or indirect holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary, unless (i) such transaction or series of transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary than could reasonably be obtained in a comparable arm's-length transaction with a Person that is not such a holder or Affiliate, (ii) if such transaction or series of transactions involves aggregate consideration in excess of (Euro)2.5 million, the Company shall have delivered to the PIK Notes Trustee, a resolution set forth in an Officers' Certificate adopted by a majority of the Board of Directors, including a majority of the independent, disinterested directors, approving such transaction or series of transactions, and certifying that such transaction or series of transactions comply with clause (i) above and (iii) if such transaction or series of transactions involves aggregate consideration in excess of (Euro)7.5 million, the Company shall have delivered to the PIK Notes Trustee, a written opinion as to the fairness to the Company or such Restricted Subsidiary of such transaction or series of transactions from a financial point of view from an internationally recognized investment banking firm (or, if an investment banking firm is generally not qualified to give such an opinion, by an internationally recognized appraisal firm or accounting firm).

  The foregoing limitation does not limit and will not apply to (i) any transaction between the Company and any of its Restricted Subsidiaries or between Restricted Subsidiaries; (ii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company;
(iii) the payment of dividends, distributions or other amounts by the Company or any Restricted Subsidiary permitted by the "Limitation on Restricted Payments" covenant; (iv) issuances of Equity Interests (other than Redeemable Stock) on terms consistent with the requirements of clause (i) of the preceding paragraph; and (v) any payments or other transactions pursuant to tax-sharing agreements between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes.

 Limitation on Liens

  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) securing Senior Subordinated Indebtedness or Subordinated Obligations on any asset or property of the Company or any Restricted Subsidiary without making effective provisions for all of the PIK Notes and all other amounts due under the PIK Notes Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the PIK Notes, prior to) the obligation or liability secured by such Lien; provided that any Lien which is granted to secure the PIK Notes under this covenant shall be discharged at the same time as the discharge of the Lien that gave rise to the obligation to so secure the PIK Notes.

 Limitation on Asset Sales

  The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless (i) the Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or disposed of and (ii) at least 75% of the consideration received for such Asset Sale consists of cash or Cash Equivalents or Replacement Assets or the assumption of Indebtedness which ranks equal in right of payment with the PIK Notes.

  The Company shall, or shall cause the relevant Restricted Subsidiary to, apply the Net Cash Proceeds from an Asset Sale within 360 days of the receipt thereof to (A) permanently prepay, repay or purchase Senior Indebtedness of the Company or Senior Subordinated Indebtedness of the Company or Indebtedness of any Restricted Subsidiary providing a Guarantee pursuant to the "Limitation on Issuances of Guarantees by Restricted Subsidiaries" covenant or Indebtedness of any other Restricted Subsidiary, in each case owing to a

Person other than the Company or any of its Restricted Subsidiaries, and elect to permanently reduce the commitments thereunder by the amount of such Indebtedness prepaid, repaid or purchased, (B) invest in Replacement Assets or
(C) in any combination of prepayment, repayment, purchase and reinvestment permitted by the foregoing clauses (A) and (B).

  The PIK Notes Indenture provides that any Net Cash Proceeds from the Asset Sale that are not invested as provided and within the time period set forth in the second paragraph of this "Limitation on Asset Sales" covenant will be deemed to constitute "Excess Proceeds." If at any time the aggregate amount of Excess Proceeds exceeds (Euro)5.0 million, the Company shall, within 15 business days thereafter, make an offer (an "Asset Sale Offer") to all holders of PIK Notes and to the extent required by the terms thereof, to all holders of other Senior Subordinated Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Senior Subordinated Indebtedness with the proceeds from any Asset Sale ("Pari Passu Notes") to purchase on a pro rata basis the maximum principal amount of PIK Notes (or accreted value, as the case may be) of any such Pari Passu Notes to which the Asset Sale Offer applies, that is an integral multiple of $1,000 (or
(Euro)1,000 as the case may be) that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the outstanding principal amount or accreted value, as the case may be, thereof, plus accrued and unpaid interest thereon plus Additional Amounts, if any, to the date fixed for the closing of such offer (and subject to the right of a holder of record on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts, if any, in respect thereof), in accordance with the procedures set forth in the PIK Notes Indenture or agreements governing the Pari Passu Notes, as applicable. The Company will commence an Asset Sale Offer by publishing and mailing the notice required pursuant to the terms of the PIK Notes Indenture, with a copy to the PIK Notes Trustee. To the extent that the aggregate amount of PIK Notes and Pari Passu Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, subject to applicable law, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of PIK Notes and accreted value or principal amount of Pari Passu Notes surrendered by holders thereof exceeds the amount of Excess Proceeds, the selection of such PIK Notes and Pari Passu Notes for purchase will be made by the PIK Notes Trustee in the same manner as the PIK Notes are redeemed, as described under "--Optional Redemption." Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder and will comply with the applicable laws of any non-U.S. jurisdiction in which an Asset Sale Offer is made, in each case, to the extent such laws or regulations are applicable in connection with the repurchase of the PIK Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in such PIK Notes Indenture by virtue thereof.

 Limitation on Issuances of Guarantees of Indebtedness by Restricted
Subsidiaries

  The Company will not permit any Restricted Subsidiary, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the PIK Notes Indenture providing for a Guarantee of all of the Company's obligations under the PIK Notes and the PIK Notes Indenture on terms substantially similar to the guarantee of such Indebtedness, except that if the Indebtedness is by its express terms subordinated in right of payment to the PIK Notes, any such assumption, Guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary's assumption, Guarantee or other liability with respect to the PIK Notes substantially to the same extent as such Indebtedness is subordinated to the PIK Notes and (ii) such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee; provided that any Restricted Subsidiary may guarantee Senior Indebtedness of the Company, including Indebtedness under a

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Credit Facility if such Indebtedness is Incurred in accordance with the
"Limitation on Indebtedness" covenant; and provided further that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

  Notwithstanding the foregoing, any Guarantee of all of the Company's obligations under the PIK Notes and the PIK Notes Indenture by a Restricted Subsidiary may provide by its terms that it will be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Equity Interests in, or all or substantially all of the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture), or (ii) the release or discharge of the guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee.

 Business of the Company; Restriction on Transfers of Existing Business

  The Company will not, and will not permit any Restricted Subsidiary to, be principally engaged in any business or activity other than a Permitted Business. In addition, the Company and any Restricted Subsidiary will not be permitted, directly or indirectly, to transfer to any Unrestricted Subsidiary
(i) any of the licenses, permits or authorizations used in the Permitted Business of the Company or any Restricted Subsidiary or (ii) any material portion of the "property and equipment" (as such term is used in the Company's consolidated financial statements) of the Company or any Restricted Subsidiary used in the licensed service areas of the Company or any Restricted Subsidiary.

 Provision of Financial Statements and Reports

  The Company will file on a timely basis with the Commission, to the extent such filings are accepted by the Commission and whether or not the Company has a class of securities registered under the Exchange Act, (i) all annual and quarterly financial statements and other financial information that would be required to be contained in a filing with the Commission on Forms 10-K and 10-Q (which financial statements shall be prepared in accordance with US GAAP), including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual financial information, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K, in each case, if the Company had a class of securities registered under the Exchange Act, whether or not the Company has such a class of securities registered under the Exchange Act. Such quarterly financial information shall be filed with the Commission within 45 days following the end of each fiscal quarter of the Company, and such annual financial information shall be furnished within 90 days following the end of each fiscal year of the Company. Such annual financial information shall include the geographic segment financial information required to be disclosed by the Company under Item 101(d) of Regulation S-K under the Securities Act. The Company is also required (a) to file with the PIK Notes Trustee, and provide to each holder, without cost to such holder, copies of such reports and documents within 15 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company would be required to file such reports and documents if the Company were so required, and (b) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to supply, at the Company's cost, copies of such reports and documents to any prospective holder promptly upon request. In addition, if and so long as the PIK Notes are listed or admitted for trading on a stock exchange and the rules or regulations of such stock exchange shall require, copies of all reports and information described above will be available in such places and during such times as such rules or regulations may require.

 Limitation on Investment Company Activities

  The Company will not, and will not permit any of its Restricted Subsidiaries or controlled Affiliates to, conduct its business in a fashion that would cause the Company to be required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended (the "Investment

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

Company Act")), or otherwise to become subject to regulation under the Investment Company Act. For purposes of establishing the Company's compliance with this provision, any exemption which is or would become available under
Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act will be disregarded.

Repurchase of PIK Notes upon a Change of Control

  Upon the occurrence of a Change of Control, the Company will make an offer to purchase all or any part (equal to (Euro)1,000 in principal amount and integral multiples thereof) of the PIK Notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, thereon to the date of repurchase plus Additional Amounts, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts, if any, in respect thereof). The PIK Notes Indenture provides that within 30 days following any Change of Control, the Company will publish notice of such in a leading newspaper having a general circulation in New York (which is expected to be The Wall Street Journal) and in Frankfurt (which is expected to be the Frankfurter Allgemeine Zeitung) (and if and so long as the PIK Notes are listed, admitted or eligible for trading on a stock exchange or trading market and the rules or regulations of such stock exchange or trading market shall so require, a newspaper having a general circulation in the additional jurisdictions as such rules or regulations may require) or, in the case of certificated PIK Notes, mail a notice to each holder with (and if and so long as the PIK Notes are listed, admitted or eligible for trading on a stock exchange or trading market and the rules or regulations of such stock exchange or trading market shall so require, publish in a newspaper having a general circulation in the additional jurisdictions as such rules or regulations may require), with a copy to the PIK Notes Trustee, the following information: (i) a Change of Control Offer is being made pursuant to the covenant entitled "Repurchase of Notes upon a Change of Control" and all PIK Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment; (ii) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is published, or where relevant, mailed, except as may be otherwise required by applicable law (the "Change of Control Payment Date"); (iii) any PIK Note not properly tendered will remain outstanding and continue to accrue interest; (iv) unless the Company defaults in the payment of the Change of Control Payment, all PIK Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date; (v) holders electing to have any PIK Notes purchased pursuant to a Change of Control Offer will be required to surrender the notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the notes completed, to the relevant Paying Agent and at the address specified in the notice prior to the close of business on the third business day preceding the Change of Control Payment Date; (vi) holders will be entitled to withdraw their tendered notes and their election to require the Company to purchase such notes; provided that the Paying Agent receives, not later than the close of business on the last business day of the offer period, a facsimile transmission or letter setting forth the name of the holder, the principal amount of PIK Notes tendered, and a statement that such holder is withdrawing his tendered notes and his election to have such notes purchased; and (vii) holders whose notes are being purchased only in part will be issued new PIK Notes equal in principal amount to the unpurchased portion of the principal amount of the notes surrendered, which unpurchased portion must be equal to (Euro)1,000 in principal amount of PIK Notes or an integral multiple thereof.

  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder and will comply with the applicable laws of any non-U.S. jurisdiction in which a Change of Control Offer is made, in each case, to the extent such laws or regulations are applicable in connection with the repurchase of the PIK Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the PIK Notes Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations contained in the PIK Notes Indenture by virtue thereof. The provisions relating to the Company's obligation to make an offer to repurchase the PIK Notes as a result of a Change of Control

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

may be waived or modified with the written consent of the holders of a majority in principal amount of the PIK Notes.

  The PIK Notes Indenture provides that on the Change of Control Payment Date, the Company will, to the extent permitted by law, (i) accept for payment all PIK Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with each Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all PIK Notes or portions thereof so tendered and (iii) deliver, or cause to be delivered, to the Trustee for cancellation the PIK Notes so accepted together with an Officers' Certificate stating that such PIK Notes or portions thereof have been tendered to and purchased by the Company. The PIK Notes Indenture provides that the Paying Agent will promptly pay the Change of Control Payment for such PIK Notes, and the Trustee will promptly authenticate and deliver new PIK Notes, equal in principal amount to any unpurchased portion of the PIK Notes surrendered, if any; provided, however, that each new PIK Note will be in a principal amount of (Euro)1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

  If the Company is unable to repay all of its Indebtedness that contains restrictions prohibiting the repurchase of the PIK Notes or is unable to obtain the consents of the holders of Indebtedness, if any, of the Company outstanding at the time of a Change of Control whose consent would be so required to permit the repurchase of PIK Notes, then the Company will be unable to fulfil its repurchase obligations to holders of the PIK Notes, thereby resulting in a breach of the "Repurchase of Notes upon a Change of Control" covenant. Such breach will constitute an Event of Default under the PIK Notes Indenture if it continues for a period of 30 consecutive days after written notice is given to the Company by the Trustee or the holders of at least 25% in aggregate principal amount of the PIK Notes outstanding. In addition, the failure by the Company to repurchase PIK Notes at the conclusion of the Change of Control Offer will constitute an Event of Default without any waiting period or notice requirements.

  There can be no assurances that the Company will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of PIK Notes) required by the foregoing covenant (as well as may be contained in other securities of the Company which might be outstanding at the time, including the Senior Notes and the Discount Notes). The above covenant requiring the Company to repurchase the PIK Notes will, unless the consents referred to above are obtained, require the Company to repay all Indebtedness then outstanding which by its terms would prohibit such PIK Notes repurchase.

  The existence of a holder's right to require the Company to repurchase such holder's PIK Notes upon the occurrence of a Change of Control may deter a third party from seeking to acquire the Company in a transaction that would constitute a Change of Control.

Consolidation, Merger and Sale of Assets

  The Company will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or in a series of related transactions) to, any Person or permit any Person to merge with or into the Company and the Company will not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or the Company and its Restricted Subsidiaries, taken as a whole, to any other Person or Persons, unless: (i) the Company will be the continuing Person, or the Person (if other than the Company) (the "Surviving Entity") formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company will be a corporation organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the PIK Notes Trustee, all of the obligations of the Company with respect to the PIK Notes and under the PIK Notes Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, the

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

Company, or any Person becoming the successor obligor of the PIK Notes, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; (iv) immediately after giving effect to such transaction on a pro forma basis the Company, or any Person becoming the successor obligor of the PIK Notes could Incur at least
(Euro)1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant; (v) the Company delivers to the PIK Notes Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv) above) and an opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with the PIK Notes Indenture; and (vi) the Company shall have delivered to the PIK Notes Trustee an opinion of tax counsel reasonably acceptable to the PIK Notes Trustee stating that (A) holders will not recognize income, gain or loss for U.S. federal or German income tax purposes as a result of such transaction, (B) any payment of principal, redemption price or purchase price of, premium (if any) and interest on the PIK Notes by the Company to a holder after the consolidation, merger, conveyance, transfer or lease of assets will be exempt from the Taxes described under "-- Withholding Taxes" and (C) no other taxes on income (including taxable capital gains) will be payable under the tax laws of the Relevant Taxing Jurisdiction (as defined in "--Withholding Taxes") by a holder who is or who is deemed to be a non-resident of the Relevant Taxing Jurisdiction in respect of the acquisition, ownership or disposition of the PIK Notes, including the receipt of principal of, premium and interest paid pursuant to such PIK Notes.

Events of Default

  The following constitute "Events of Default" under the PIK Notes Indenture:
(a) default for 30 days or more in the payment when due of interest on the PIK Notes or Additional Amounts, if any; (b) default in the payment of principal of (or premium, if any, on) any PIK Notes when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (c) default in the payment of principal or interest on PIK Notes required to be purchased pursuant to an Asset Sale Offer as described under "Limitation on Asset Sales" or pursuant to a Change of Control Offer as described under "Repurchase of PIK Notes upon a Change of Control;" (d) failure to perform or comply with the provisions described under "Consolidation, Merger and Sale of Assets;" (e) default in the performance of or breach of any other covenant or agreement of the Company in the PIK Notes Indenture or under the PIK Notes and such default or breach continues for a period of 30 consecutive days after written notice by the PIK Notes Trustee or the holders of 25% or more in aggregate principal amount of the PIK Notes; (f) a default occurs on any other Indebtedness of the Company or any Restricted Subsidiary if (i) either (x) such default is a failure to pay principal of such Indebtedness when due after any applicable grace period or (y) as a result of such default, the maturity of such Indebtedness has been accelerated prior to its scheduled maturity and such default has not been cured within the shorter of 30 days and the applicable grace period, and such acceleration has not been rescinded, and (ii) the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness of the Company and its Restricted Subsidiaries that is also in default as to principal, or the maturity of which has also been accelerated, aggregates (Euro)5.0 million or more; (g) failure to pay final judgments and orders against the Company or any Restricted Subsidiary (not covered by insurance) aggregating in excess of (Euro)5.0 million (treating any deductibles, self-insurance or retention as not so covered), which final judgments remain unpaid, undischarged and unstayed for a period in excess of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid, discharged or stayed to exceed (Euro)5.0 million; (h) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Significant Subsidiaries or (C) the winding up or liquidation of the affairs of the Company or any of its Significant Subsidiaries and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; or (i) the Company or any of its Significant Subsidiaries (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or

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

taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Significant Subsidiaries or (C) effects any general assignment for the benefit of creditors.

  If an Event of Default (other than an Event of Default specified in clauses
(h) or (i) above) occurs and is continuing under the PIK Notes Indenture, the PIK Notes Trustee or the holders of at least 25% in aggregate principal amount of the PIK Notes then outstanding, by written notice to the Company, may declare the principal of, premium, if any, interest and other monetary obligations (including Additional Amounts, if any) on all the then outstanding PIK Notes, to be immediately due and payable. Upon such a declaration, such principal of, premium, if any, interest and other monetary obligations on the PIK Notes, shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (f) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (f) shall be remedied or cured by the Company and/or the relevant Restricted Subsidiaries or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clauses (h) or (i) above occurs, the principal of, premium, if any, accrued interest and other monetary obligations on the PIK Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the PIK Notes Trustee or any holder. Holders of at least a majority in principal amount of the outstanding PIK Notes by written notice to the Company and to the PIK Notes Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences, if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, interest and other monetary obligations on the PIK Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see "-- Amendment, Supplement and Waiver."

  Holders of the PIK Notes may not enforce the PIK Notes Indenture or the PIK Notes except as provided in the PIK Notes Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding PIK Notes may direct the PIK Notes Trustee in its exercise of any trust or power. The PIK Notes Indenture provides that the PIK Notes Trustee may withhold from holders of the PIK Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, interest and Additional Amounts, if any) if it determines that withholding notice is in their interest. The PIK Notes Indenture further provides that the PIK Notes Trustee shall have no obligation to accelerate the PIK Notes if in the best judgment of the PIK Notes Trustee acceleration is not in the best interest of the holders.

  The PIK Notes Indenture requires the Company to deliver annually an Officers' Certificate to the PIK Notes Trustee certifying that a review has been conducted of the activities of the Company and the Company's performance under the PIK Notes Indenture and that the Company has fulfilled all obligations thereunder or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Company will also be obligated to notify the PIK Notes Trustee of any default or defaults in the performance of any covenants or agreements under the PIK Notes Indentures within five business days of becoming aware of any such default.

No Personal Liability of Directors, Officers, Employees and Stockholders

  No director, officer, employee, incorporator or stockholder of the Company will have any liability for any obligations of the Company under the PIK Notes or the PIK Notes Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder of the PIK Notes by accepting a PIK Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the PIK Notes. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the Commission that such a waiver is against public policy.

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

Legal Defeasance and Covenant Defeasance

  The obligations of the Company under the PIK Notes Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the PIK Notes. The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding PIK Notes ("Legal Defeasance") and cure all then existing Events of Default except for (i) the rights of holders of outstanding PIK Notes to receive payments in respect of the principal of, premium, if any, interest and Additional Amounts, if any, on such Notes when such payments are due or on the redemption date solely out of the trust created pursuant to the PIK Notes Indenture, (ii) the Company's obligations with respect to PIK Notes concerning issuing temporary PIK Notes, or, where relevant, registration of such PIK Notes, mutilated, destroyed, lost or stolen PIK Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the PIK Notes Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the PIK Notes Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the indentures ("Covenant Defeasance"), and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the respective PIK Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment on other indebtedness, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the PIK Notes.

  In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the PIK Notes,

    (i) the Company must irrevocably deposit, or cause to be irrevocably deposited, with the PIK Notes Trustee, in trust, for the benefit of the holders of the PIK Notes cash in U.S. dollars, U.S. Government Securities or a combination thereof and, in such amounts as will be sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay the principal of, premium, if any, interest and Additional Amounts, if any, due on the outstanding PIK Notes, as applicable on the stated maturity date or on the applicable redemption date, as the case may be, of such principal, premium, if any, interest and Additional Amounts, if any, due on the outstanding PIK Notes;

    (ii) in the case of Legal Defeasance, the Company shall have delivered to the PIK Notes Trustee (A) an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, (1) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (2) since August 26, 1999, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the holders of the outstanding PIK Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred and (B) an opinion of counsel in the Federal Republic of Germany reasonably acceptable to the PIK Notes Trustee to the effect that (1) holders will not recognize income, gain or loss for German income tax purposes as a result of such Legal Defeasance and will be subject to German income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred and (2) payments from the defeasance trust will be free and exempt from any and all withholding and other income taxes of whatever nature imposed or levied by or on behalf of the German government or any political subdivision thereof or therein having the power to tax;

    (iii) in the case of Covenant Defeasance, the Company shall have delivered to the PIK Notes Trustee, (A) an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the holders of the outstanding PIK Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred and
  (B) an opinion of counsel in the Federal Republic of Germany reasonably acceptable to the PIK Notes Trustee to the effect that (1) holders will not recognize income, gain or loss for German income tax purposes as a result of such Covenant Defeasance and will be subject to German income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred and (2) payments from the defeasance trust will be free and exempt from any and all withholding and other income taxes of whatever nature imposed or levied by or on behalf of the German government or any political subdivision thereof or therein having the power to tax;

    (iv) no Default or Event of Default shall have occurred and be continuing with respect to certain Events of Default on the date of such deposit;

    (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company is a party or by which the Company is bound;

    (vi) the Company shall have delivered to the Pik Notes Trustee an opinion of counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable German law or U.S. federal or state law, and that the trustee has a perfected security interest in such trust funds for the ratable benefit of the holders;

    (vii) the Company shall have delivered to the PIK Notes Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

    (viii) the Company shall have delivered to the PIK Notes Trustee an Officers' Certificate and an opinion of counsel in the United States (which opinion of counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

  The PIK Notes Indenture will be discharged and will cease to be of further effect as to all PIK Notes issued thereunder when either (i) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the PIK Notes Trustee for cancellation, or (ii) (A) all such Notes not theretofore delivered to the PIK Notes Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the PIK Notes Trustee as trust funds in trust an amount of money sufficient to pay and discharge the entire indebtedness on the PIK Notes not theretofore delivered to the PIK Notes Trustee for cancellation for principal, premium, if any, and accrued and unpaid interest and Additional Amounts, if any, to the date of maturity or redemption;
(B) no Default with respect to the PIK Notes or the PIK Notes Indenture shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound; (C) the Company has paid, or caused to be paid, all sums payable by it under the PIK Notes Indenture; and (D) the Company has delivered irrevocable instructions to the PIK Notes Trustee to apply the deposited money toward the payment of such Notes at maturity or the redemption date, as the case may be. In addition, the Company must deliver an Officers' Certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Withholding Taxes and Additional Amounts

  All payments made by the Company on the PIK Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, "Taxes") imposed or levied by or on behalf of Germany, or any jurisdiction in which the

Company or any Surviving Entity is organized or is otherwise resident for tax purposes or any political subdivision thereof or any authority having power to tax therein or any jurisdiction from or through which payment is made (each, a "Relevant Taxing Jurisdiction"), unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes of any Relevant Taxing Jurisdiction, shall at any time be required on any payments made by the Company with respect to the PIK Notes, including payments of principal, redemption price, interest or premium, the Company will pay such additional amounts (the "Additional Amounts") as may be necessary in order that the net amounts received in respect of such payments by the holders of the PIK Notes or the PIK Notes Trustee, as the case may be, after such withholding or deduction, equal the respective amounts which would have been received in respect of such payments in the absence of such withholding or deduction; except that no such Additional Amounts will be payable with respect to:

    (i) any payments on a Pik Note held by or on behalf of a holder or beneficial owner who is liable for such Taxes in respect of such note by reason of the holder or beneficial owner having some connection with the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than by the mere holding of such Note or enforcement of rights thereunder or the receipt of payments in respect thereof;

    (ii) any Taxes that are imposed or withheld as a result of a change in law after August 26, 1999 where such withholding or imposition is by reason of the failure of the holder or beneficial owner of the PIK Note to comply with any request by the Company to provide information concerning the nationality, residence or identity of such holder or beneficial owner or to make any declaration or similar claim or satisfy any information or reporting requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Taxes;

    (iii) except in the case of the winding up of the Company, any PIK Note presented for payment (where presentation is required) in the Relevant Taxing Jurisdiction; or

    (iv) any PIK Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the holder.

  Such Additional Amounts will also not be payable where, had the beneficial owner of the PIK Note been the holder of the PIK Note, he would not have been entitled to payment of Additional Amounts by reason of clauses (i) to (iv) inclusive above.

  Upon request, the Company will provide the PIK Notes Trustee with documentation satisfactory to the trustee evidencing the payment of Additional Amounts. Copies of such documentation will be made available to the holders upon request.

  The Company will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of the PIK Notes or any other document or instrument referred to therein, or the receipt of any payments with respect to the PIK Notes, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of the Federal Republic of Germany, the United States of America or any jurisdiction in which a Paying Agent is located, other than those resulting from, or required to be paid in connection with, the enforcement of the PIK Notes or any other such document or instrument following the occurrence of any Event of Default with respect to the PIK Notes.

Amendment, Supplement and Waiver

  Except as provided in the next two succeeding paragraphs, the PIK Notes Indenture and the PIK Notes issued thereunder may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the PIK Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the PIK Notes), and any existing Default or Event of Default and its consequences or compliance with any provision of the PIK Notes Indenture or the PIK Notes may be waived with the consent of the holders of a majority in principal amount of the outstanding PIK Notes (including consents obtained in connection with a tender offer or exchange offer for such PIK Notes).

  The PIK Notes Indenture provides that without the consent of each holder affected, an amendment or waiver may not (with respect to any PIK Notes held by a non-consenting holder of the PIK Notes): (i) reduce the principal amount of the notes whose holders must consent to an amendment, supplement or waiver,
(ii) reduce the principal of or change the fixed maturity of any such Note or alter or waive the provisions with respect to the redemption of such PIK Notes,
(iii) reduce the rate of or change the time for payment of interest on any PIK Note, (iv) waive a Default in the payment of principal of, or premium, if any, interest or Additional Amounts, if any, on the PIK Notes (except a rescission of acceleration of such PIK Notes by the holders of at least a majority in aggregate principal amount of such Notes and a waiver of the payment default that resulted from such acceleration with respect to such Notes), or in respect of a covenant or provision contained in the PIK Notes indenture which cannot be amended or modified without the consent of all holders, (v) make any PIK Note payable in money other than that stated in such PIK Notes, (vi) make any change in the provisions of the PIK Notes Indenture relating to waivers of past Defaults or the rights of holders of such PIK Notes to receive payments of principal of, or premium, if any, interest or Additional Amounts, if any, on such Notes, (vii) make any change in the amendment and waiver provisions in the PIK Notes Indenture, (viii) make any change in the provisions of the PIK Notes Indenture described under "--Withholding Taxes" that adversely affects the rights of any holder of the PIK Notes, (ix) amend the terms of the PIK Notes or the PIK Notes Indentures in a way that would result in the loss of an exemption from any of the Taxes described thereunder or an exemption from any obligation to withhold or deduct Taxes as described thereunder unless the Company agrees to pay Additional Amounts, if any, in respect thereof, or (x) impair the right of any holder of the PIK Notes to receive payment of principal of, interest and Additional Amounts, if any, on such holder's PIK Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's PIK Notes.

  The PIK Notes Indenture provides that, notwithstanding the foregoing, without the consent of any holder of PIK Notes, the Company and the PIK Notes Trustee together may amend or supplement the PIK Notes Indenture or the PIK Notes
(i) to cure any ambiguity, omission, defect or inconsistency, (ii) to provide for uncertificated PIK Notes in addition to or in place of certificated PIK Notes, or to provide for additional forms of global PIK Notes containing transfer and other restrictions and which comply with applicable U.S. securities and other laws, (iii) to comply with the covenant relating to mergers, consolidations and sales of assets, (iv) to provide for the assumption of the Company's obligations to holders of such PIK Notes, (v) to make any change that would provide any additional rights or benefits to the holders of the PIK Notes or that does not adversely affect the legal rights under the PIK Notes Indenture of any such holder, (vi) to add covenants for the benefit of the holders or to surrender any right or power conferred upon the Company or
(vii) to comply with requirements of the Commission in order to effect or maintain the qualification of the PIK Notes Indenture under the Trust Indenture Act. However, no amendment may be made to the subordination provisions of the PIK Notes Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

  The consent of the holders is not necessary under the PIK Notes Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

  Notices regarding the PIK Notes which have been issued in global form will be published in a leading newspaper having a general circulation in New York (which is expected to be The Wall Street Journal) and in Frankfurt (which is expected to be the Frankfurter Allgemeine Zeitung) (and if and so long as the PIK Notes are listed, admitted or eligible for trading on a stock exchange or trading market and the rules or regulations of such stock exchange or trading market shall so require, in a newspaper having a general circulation in the additional jurisdictions as such rules or regulations may require). Notices regarding the certificated PIK Notes will be mailed to holders by first-class mail at their respective addresses as they appear on the registration books of the Registrar and, if and so long as the PIK Notes are listed, admitted or eligible for trading on a stock exchange or trading market and the rules or regulations of such stock exchange or trading market shall so require, notices regarding the certificated PIK Notes will be published in a leading daily newspaper having a general circulation in such jurisdictions as such rules or regulations may require. Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

  The PIK Notes Indenture contains certain limitations on the rights of the PIK Notes Trustee, should the PIK Notes Trustee become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The PIK Notes Trustee will be permitted to engage in other transactions; provided, however, if the PIK Notes Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue, or resign.

  The PIK Notes Indenture provides that the holders of a majority in principal amount of the outstanding PIK Notes issued thereunder will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the PIK Notes Trustee, subject to certain exceptions. The PIK Notes Indenture provides that in case an Event of Default shall occur (which shall not be cured), the PIK Notes Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the PIK Notes Indenture at the request of any holder of such PIK Notes, unless such holder shall have offered to the PIK Notes Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

  The PIK Notes Indenture and the PIK Notes and the rights and duties of the parties thereunder shall be governed by, and construed in accordance with, the laws of the State of New York.

Enforceability of Judgments

  Since most of the operating assets of the Company and its Subsidiaries are outside the United States, any judgment obtained in the United States against the Company or a Subsidiary, including judgments with respect to the payment of principal, premium, if any, interest, Additional Amounts, if any, redemption price and any purchase price with respect to the PIK Notes, may not be collectible within the United States.

  The Company has been informed by its German counsel, Besner Kreifels Weber, that, subject to certain exceptions, the laws of the Federal Republic of Germany permit an action to be brought in a court of competent jurisdiction in the Federal Republic of Germany permitting the enforcement of a judgment of a United States federal court or a court of the State of New York sitting in the Borough of Manhattan in the City of New York awarding claims under the terms and conditions of the PIK Notes and the PIK Notes Indentures. In granting permission to enforce the United States or New York State court ruling, the respective German court would not substantively re-examine or re-litigate the case on the merits of the subject matter thereof.

The said exception to permission of enforcement of United States and New York State court judgments provide, among other things, that a judgment may not be enforced in Germany, if:

  . such judgment is not final and remains subject to appeal or any other form of contestation in the United States,

  . the court having rendered such judgment is not the court of competent jurisdiction pursuant to German international law,

  . the judgment contradicts an earlier final and enforceable judgment rendered in Germany or abroad on the same subject matter,

  . the enforcement of such judgment would contradict essential principles of German law and German ordre public (which especially excludes the enforcement of judgments with a penal or revenue character).

Form of PIK Notes

  The PIK Notes were initially issued in the form of one or more fully registered notes in global form (the "Global Notes") in denominations of
(Euro)1.00 principal amount and integral multiples thereof.

  The Global Notes have been deposited with a common depositary for Euroclear and Cedelbank (together, the "Depositaries" and, individually, a "Depositary"), or its nominee. Ownership of interests in the Global Notes is limited to persons that have accounts with Euroclear or Cedelbank or persons that may hold interests through such participants. Thereafter, ownership interests in the Global Notes ("Book-Entry Interests") will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by Euroclear and Cedelbank and their participants.

  The Book-Entry Interests will not be held in definitive form. Instead, Euroclear and/or Cedelbank will credit on their respective book-entry registration and transfer systems a participant's account with the interest beneficially owned by such participant. The laws of some jurisdictions, including certain states of the United States, may require that certain purchasers of securities take physical delivery of such securities in definitive form. The foregoing limitations may impair the ability to own, transfer or pledge Book-Entry Interests. In addition, while the Notes are in global form, holders of Book-Entry Interests will not be considered the owners or "holders" of Notes for any purpose.

  Under the terms of the PIK Notes Indenture, owners of Book-Entry Interests will receive PIK Notes in definitive registered form ("Definitive Notes"):

  (1) if either Euroclear or Cedelbank notifies Cybernet that it is unwilling or unable to continue to act as depositary and a successor depositary is not appointed by Cybernet within 90 days;

  (2) if Euroclear or Cedelbank so request following an Event of Default under the Indenture;

  (3) in whole (but not in part) at any time if Cybernet in its sole discretion determines that the Global Notes should be exchanged for Definitive Notes; or

  (4) the owner of a Book-Entry Interest requests such exchange in writing delivered through either Euroclear or Cedelbank following an Event of Default under the PIK Notes Indenture.

  Euroclear has advised the Company, with regard to the Book-Entry Interests, that its current practice, upon receipt of any request by an owner of a Book-Entry Interest for Definitive Notes, is to make a request to the Company that all owners of Book-Entry Interests receive Definitive Notes.

  In such an event, the Registrar for the Notes will issue Definitive Notes, registered in the name or names and issued in any approved denominations, requested by or on behalf of Euroclear and/or Cedelbank, as applicable (in accordance with their respective customary procedures and based upon directions received from participants reflecting the beneficial ownership of Book-Entry Interests) and will bear the restrictive legend referred to in "Notice to Investors," unless that legend is not required by the PIK Notes Indenture or applicable law.

  To the extent permitted by law, the Company, the PIK Note Trustee and the Registrar shall be entitled to treat the holder of any PIK Note as the absolute owner thereof.

  The Company will not impose any fees or other charges in respect of the PIK Notes; however, holders of the Book-Entry Interests may incur fees normally payable in respect of the maintenance and operation of accounts in Euroclear and/or Cedelbank.

  None of Cybernet, the PIK Notes Trustee or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of Book-Entry Interests.

Transfer and Exchange

  The Global Notes may be transferred only to a successor to the relevant Depositary.

  All transfers of Book-Entry Interests between participants in Euroclear or participants in Cedelbank will be effected by Euroclear or Cedelbank pursuant to customary procedures and subject to the applicable rules and procedures established by Euroclear or Cedelbank and their respective participants. See "Description of Book-Entry System."

  Subject to the foregoing, a Book-Entry Interest in one of the Global Notes may be transferred to a person who takes delivery thereof in the form of a Book-Entry Interest in another of the Global Notes by means of an instruction originated through Euroclear or Cedelbank, as applicable. Any Book-Entry Interest that is so transferred will, upon transfer, cease to be a Book-Entry Interest in the first-mentioned Global Note and become a Book-Entry Interest in the other Global Note and will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to Book-Entry Interests in such other Global Note for as long as it remains such a Book-Entry Interest. In connection with such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount at maturity of the first-mentioned Global Note and a corresponding increase in the principal amount at maturity of the other Global Note, as applicable.

  In accordance with the terms of the PIK Notes Indenture, Book-Entry Interests in a Global Note may be exchanged by the holder thereof for Definitive Notes in denominations of (Euro)1.00 principal amount and integral multiples thereof upon receipt by the Registrar of instructions relating thereto and any certificates and other documentation required by the Indenture. It is expected that such instructions will be based upon directions received by Euroclear or Cedelbank, as applicable, from the participant that owns the relevant Book-Entry Interests. Definitive Notes issued in exchange for a Book-Entry Interest will, except as set forth in the PIK Notes Indenture or as otherwise determined by the Issuer in compliance with applicable law, be subject to the restrictions described under "Notice to Investors" and will have the legend referred to under "Notice to Investors."

  Subject to such restrictions, PIK Notes issued as Definitive Notes may be transferred in whole or in part, in denominations of (Euro)1.00 in principal amount or integral multiples thereof to persons who take delivery thereof in the form of Definitive Notes or in the form of Book-Entry Interests in a Global Note. In connection with any such transfer, the PIK Indenture will require the transferor to, among other things, furnish appropriate endorsements and transfer documents and to pay any taxes, duties and governmental charges in connection with such transfer.

  Notwithstanding the foregoing, Cybernet is not required to register the transfer of any Definitive Notes:

  (1) for a period of 15 calendar days prior to any date fixed for the redemption of the PIK Notes;

  (2) for a period of 15 calendar days immediately prior to the date fixed for the selection of PIK Notes to be redeemed in part;

  (3) for a period of 15 calendar days prior to the record date with respect to any interest payment date;

  (4) which the holder has tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer.

  Any such transfer will be made without charge to the holder, other than any taxes, duties and governmental charges payable in connection with such transfer.

Description of Book-Entry System

General

  One or more Global Notes representing the PIK Notes was deposited with a common depositary for Euroclear and Cedelbank, or its nominee, when the PIK Notes were initially issued. Book-Entry Interests therein are shown on, and transfers thereof are effected only through, records maintained in book-entry form by Euroclear and Cedelbank and their participants.

  Book-Entry Interests will not be held in definitive form. Instead, Euroclear and/or Cedelbank will credit on their respective book-entry registration and transfer systems a participant's account with the interest beneficially owned by such participant. The laws of some jurisdictions, including certain states of the United States, may require that certain purchasers of securities take physical delivery of such securities in definitive form. The foregoing limitations may impair the ability to own, transfer of pledge Book-Entry Interests. In addition, while the PIK Notes are in global form, holders of Book-Entry Interests will not be considered the owners or "holders" of PIK Notes for any purpose.

  So long as the PIK Notes are held in global form, the common depositary (or its nominee) will be considered the sole holder of Global Notes for all purposes under the PIK Notes Indenture. In addition, participants must rely on the procedures of Euroclear and Cedelbank and indirect participants must rely on the procedures of the participants through which they own Book-Entry Interests to exercise any rights of holders under the PIK Notes Indenture.

  None of Cybernet, the PIK Notes Trustee or the Registrar will have any responsibility or be liable for any aspect of the records relating to the Book-Entry Interests.

Definitive Notes

  Under the terms of the PIK Notes Indenture, owners of Book-Entry Interests will receive Definitive Registered Notes:

  (1) if either Euroclear or Cedelbank notifies Cybernet that it is unwilling or unable to continue to act as depositary and a successor depositary is not appointed by Cybernet within 90 days;

  (2) if Euroclear or Cedelbank so request following an Event of Default under the PIK Notes Indenture;

  (3) in whole (but not in part) at any time if Cybernet in its sole discretion determines that the Global Notes should be exchanged for Definitive Registered Notes; or

  (4) the owner of a Book-Entry Interest requests such exchange in writing delivered through either Euroclear or Cedelbank following an Event of Default under the PIK Notes Indenture.

  Euroclear has advised the Company, with regard to the Book-Entry Interests, that its current practice, upon receipt of any request by an owner of a Book-Entry Interest for Definitive Notes, is to make a request to the Company that all owners of Book-Entry Interests receive Definitive Notes.

  In such an event, the Registrar will issue Definitive Notes registered in the name or names and issued in any approved denominations, requested by or on behalf of Euroclear and/or Cedelbank, as applicable (in accordance with their respective customary procedures and based upon directions received from participants reflecting the beneficial ownership of Book-Entry Interests), and such Definitive Notes will bear the restrictive legend referred to in "Notice to Investors," unless that legend is not required by the Indenture or applicable law.

Redemption of Global Notes

  In the event any Global Note (or any portion thereof) is redeemed, the relevant Depositary will redeem an equal amount of the Book-Entry Interests in such Global Note from the amount received by it in respect of the redemption of such Global Note. The redemption price payable in connection with the redemption of such Book-Entry Interests will be equal to the amount received by the relevant Depositary in connection with the redemption of such Global Note (or any portion thereof). Cybernet understands that under existing practices of Euroclear and Cedelbank, if fewer than all of the PIK Notes are to be redeemed at any time, Euroclear and Cedelbank will credit their respective participants' accounts on a proportionate basis (with adjustments to prevent fractions) or by lot or on such other basis as they deem fair and appropriate; provided, however, that no Book-Entry Interest of less than (Euro)1.00 principal amount may be redeemed in part.

Payments on Global Notes

  Payments of any amounts owing in respect of the Global Notes (including principal, premium, if any, interest Additional Amounts, if any, and Liquidated Damages, if any) will be made by Cybernet in Euros, to the relevant Paying Agent. The relevant Paying Agent will, in turn, make such payments to the common depositary for Euroclear and Cedelbank which will distribute such payments to participants in accordance with its procedures.

  Under the terms of the Indenture, Cybernet and the PIK Notes Trustee will treat the registered holder of the Global Notes (e.g., the common depositary (or its nominee)) as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, none of Cybernet, the PIK Notes Trustee or any agent of Cybernet or the Trustee has or will have any responsibility or liability for:

  (1) any aspect of the records of Euroclear, Cedelbank or any participant or indirect participant relating to or payments made on account of a Book-Entry Interest or for maintaining, supervising or reviewing any of the records of Euroclear, Cedelbank or any participant or indirect participant relating to or payments made on account of a Book-Entry Interest; or

  (2) Euroclear, Cedelbank or any participant or indirect participant.

  Payments by participants to owners of Book-Entry Interests held through participants are the responsibility of such participants, as is now the case with securities held for the accounts of customers registered in "street name."

Action by Owners of Book-Entry Interests

  Euroclear and Cedelbank have advised Cybernet that they will take any action permitted to be taken by a holder of PIK Notes (including the presentation of PIK Notes for exchange as described above) only at the direction of one or more participants to whose account the Book-Entry Interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of PIK Notes as to which such participant or participants has or have given such direction. The relevant Depositary will not exercise any discretion in the granting of consents, waivers or the taking of any other action in respect of the Global Notes. However, if there is an Event of Default under the PIK Notes, each of Euroclear and Cedelbank reserve the right to exchange the Global Notes for Definitive Notes in certificated form, and to distribute such PIK Notes to its participants.

Information Concerning Euroclear and Cedelbank

  Cybernet understands as follows with respect to Euroclear and Cedelbank:

  Euroclear and Cedelbank hold securities for participating organizations and facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in accounts of such participants. Euroclear and Cedelbank provide to their participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Cedelbank interface with domestic securities markets. Euroclear and Cedelbank participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access of Euroclear or Cedelbank is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodian relationship with a Euroclear or Cedelbank participant, either directly or indirectly.

Global Clearance and Settlement Under the Book-Entry System

  The Book-Entry Interests will trade through participants of Euroclear or Cedelbank, and will settle in same-day funds. Since the purchase determines the place of delivery, it is important to establish at the time of trading of any Book-Entry Interests where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

                       DESCRIPTION OF THE DISCOUNT NOTES

   The summaries herein of certain provisions of the Discount Notes Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Discount Notes Indenture, copies of which will be made available to purchasers of the Discounts Notes upon request to Cybernet.

General

   The Discount Notes were issued by the Company pursuant to the Discount Notes Indenture between the Company and The Bank of New York, as Trustee (the "Discount Notes Trustee"). The terms of the Discount Notes include those stated in the Discount Notes Indenture and those made part of the Discount Notes Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Holders of Discount Notes are referred to the Discount Notes Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Discount Notes Indenture does not purport to be complete and is qualified in its entirety by reference to the Discount Notes Indenture, including the definitions therein of certain terms used below. The definitions of certain capitalized terms used in the following summary are set forth below "Certain Definitions," beginning on page 151. All references herein to Accreted Value, principal of, premium, if any, interest, and/or Additional Amounts, if any, include Liquidated Damages (as defined below), if any. For purposes of this "Description of the Discount Notes," the term "Company" is used to refer specifically to Cybernet Internet Services International, Inc.

   We expect to list the Discount Notes or admit them for trading on an internationally recognized stock exchange or make them eligible for trading in an over-the-counter market. If and so long as the Discount Notes are so listed, admitted or made eligible, the Company will maintain such special agents, including paying agents, in such jurisdictions as are required by applicable rules and regulations of such stock exchange or trading market. There can be no assurance, however, that the Company will be successful in securing any such listing, admission or eligibility.

Ranking

   The Discount Notes are senior subordinated unsecured obligations of the Company. The payment of the obligations under the Discount Notes are, to the extent set forth in the Discount Notes Indenture, subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all Senior Indebtedness, including, without limitation, the Company's obligations under the Senior Notes. Only Indebtedness of the Company that is Senior Indebtedness will rank senior to the Discount Notes in accordance with the provisions of the Discount Notes Indenture. Except for (Euro)25,000,000 of PIK Notes outstanding there is no Indebtedness of the Company outstanding pari passu with or junior to the Discount Notes. See "Risk Factors--We Are Substantially Leveraged" and "--We Must Depend on Our Subsidiaries to Repay Our Debts; Ranking of the

Notes and Structural Subordination" and "Capitalization." The Discount Notes will in all respects rank equally with all other Senior Subordinated Indebtedness of the Company, including any PIK Notes and any additional notes that may be issued under the Discount Notes Indenture or the PIK Notes Indenture. Unsecured Indebtedness is not deemed to be subordinate or junior to secured Indebtedness merely because it is unsecured. As described in "--Certain Covenants--Limitation on Layering," the Company may not incur any Indebtedness that is senior in right of payment to the Discount Notes, but junior in right of payment to Senior Indebtedness.

   To the extent that any payment of Senior Indebtedness (whether on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay such Senior Indebtedness is declared to be fraudulent, invalid or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not become so affected) shall be deemed to be reinstated and outstanding as Senior Indebtedness for all purposes of the Discount Notes Indenture as if such declaration, invalidity or setting aside had not occurred. Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness (including any interest accruing subsequent to any event of bankruptcy, whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy Code) shall first be paid in full, in cash or cash equivalents, before the holders of Discount Notes or the Discount Notes Trustee on behalf of the holders of Discount Notes shall be entitled to receive payment by the Company on account of obligations under the Discount Notes, or any payment to acquire any of the Discount Notes for cash, property or securities or any distribution with respect to the Discount Notes of any cash, property or securities. Before any payment may be made by or on behalf of the Company of any Discount Notes upon any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property, securities, to which the holders of the Discount Notes or the Discount Notes Trustee on behalf of the holders of the Discount Notes would be entitled, but for the subordination provisions of the Discount Notes Indenture, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution or by the holders of the Discount Notes or the Discount Notes Trustee if received by them or it, directly to the holders of the Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to the trustee under the indenture governing the Senior Notes or to any trustee or trustees under any other indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, to the extent necessary to pay all such Senior Indebtedness in full, in cash or cash equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

   The Company may not pay principal of, premium, if any, or interest on, or other payment obligations in respect of, the Discount Notes or make any deposit pursuant to the provisions described under "--Legal Defeasance and Covenant Defeasance" below and may not otherwise purchase, redeem or retire any Discount Notes (collectively, "pay the Discount Notes") if (i) any Senior Indebtedness is not paid when due in cash or Cash Equivalents or (ii) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash or Cash Equivalents. However, the Company may pay the Discount Notes if the Company and the Discount

Notes Trustee receive written notice approving such payment from the representative of the Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing.

   The Company also will not be permitted to pay the Discount Notes for a Payment Blockage Period (as defined below) during the continuance of any default, other than a default described in clause (i) or (ii) of the preceding paragraph, on any Designated Senior Indebtedness that permits the holders of the Designated Senior Indebtedness to accelerate its maturity immediately without either further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods.

   A "Payment Blockage Period" commences on the receipt by the Discount Notes Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of a default of the kind described in the immediately preceding paragraph from the representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ends 179 days thereafter. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated (i) by written notice to the Discount Notes Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice is no longer continuing or (iii) because such Designated Senior Indebtedness has been repaid in full.

   The Company may resume payments on the Discount Notes after the end of the Payment Blockage Period, unless the holders of such Designated Senior Indebtedness or the representative of such holders have accelerated the maturity of such Designated Senior Indebtedness. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period.

   During a payment blockage period instituted under the PIK Notes Indenture, the Company will be permitted to make payments in kind of additional PIK Notes, unless payments in cash are required to be made under the PIK Notes Indenture, in the form of additional senior subordinated notes.

   In the event of (i) a total or partial liquidation or a dissolution of the Company, (ii) reorganization, bankruptcy, insolvency, receivership of or similar proceeding relating to the Company or its property or (iii) an assignment for the benefit of creditors or marshaling of the Company's assets and liabilities, then the holders of Senior Indebtedness will be entitled to receive payment in full in cash or Cash Equivalents in respect of Senior Indebtedness (including interest accruing after, or which would accrue but for, the commencement of any proceeding at the rate specified in the applicable Senior Indebtedness, whether or not a claim for such interest would be allowed) before the holders of the Discount Notes will be entitled to receive any payment or distribution, in the event of any payment or distribution of the assets or securities of the Company. In addition, until the Senior Indebtedness is paid in full in cash or Cash Equivalents, any payment or distribution to which holders of the Discount Notes would be entitled but for the subordination provisions of the Discount Notes Indenture will be made to holders of the Senior Indebtedness as their interests may appear. If a payment or distribution is made to holders of the Discount Notes that, due to the subordination provisions, should not have been made to them, such holders are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

   If payment of the Discount Notes is accelerated because of an Event of Default, the Company or the Discount Notes Trustee will promptly notify the holders of the Designated Senior Indebtedness or the representative of such holders of the acceleration. The Company may not pay the Discount Notes until five business days after such holders or the representative of the Designated Senior Indebtedness receives notice of such acceleration and, thereafter, may pay the Discount Notes only if the subordination provisions of the Discount Notes Indenture otherwise permit payment at that time.

   By reason of the subordination provisions described above, in the event of liquidation or insolvency, creditors of the Company who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than holders of the Discount Notes.

   The Company is a holding company with limited assets and operates its business through Subsidiaries. Any right of the Company and its creditors, including holders of the Discount Notes, to participate in the assets of any of the Company's Subsidiaries upon any liquidation or administration of any such Subsidiary will be subject to the prior claims of the creditors of such Subsidiary. The claims of creditors of the Company, including holders of the Discount Notes, will be effectively subordinated to all existing and future third party indebtedness and liabilities, including trade payables, of the Company's Subsidiaries. At June 30, 1999, the Company's Subsidiaries had total liabilities of $16,200,635 million reflected on the Company's balance sheet. The Company and its Subsidiaries may incur other debt in the future, including secured debt.

   The Discount Notes will not be entitled to any security and will not be entitled to the benefit of any guarantees, except under the circumstances described under "--Certain Covenants--Limitation on Issuances of Guarantees of Indebtedness by Restricted Subsidiaries."

Principal, Maturity and Interest and Additional Discount Notes

   The Discount Notes will mature on August 15, 2009. The Discount Notes will accrete at the rate of 13.0% per annum compounded semi-annually, commencing on August 26, 1999 until August 15, 2004. There will be no accrual of cash interest on the Discount Notes prior to August 15, 2004. From and after August 15, 2004, the Discount Notes will bear interest at the rate of 13.0% per annum payable semi-annually in arrears on each February 15 and August 15 (each, an "Interest Payment Date"), commencing on February 15, 2005 to the Person in whose name each Discount Note (or any predecessor Discount Note) is registered at the close of business on the preceding February 1 or August 1, as the case may be. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company may issue additional Discount Notes ("Additional Discount Notes") from time to time subject to, among other things, the provisions of the Discount Notes Indenture described below under "--Certain Covenants," the Senior Notes Indenture, the PIK Notes Indenture and applicable law. The Discount Notes and any Additional Discount Notes are limited in aggregate principal amount to $100,000,000. The Discount Notes and any Additional Discount Notes issued under the Discount Notes Indenture will be treated as a single class for all purposes under the Discount Notes Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Principal and Accreted Value of, and premium, if any, interest, and Additional Amounts, if any, on the Discount Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Additional Amounts, if any, may be made by check mailed to the holders of the Discount Notes at their respective addresses set forth in the register of holders of Discount Notes; provided that all payments with respect to Discount Notes the holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Discount Notes Trustee maintained for such purpose. The Discount Notes will be issued in minimum denominations of $1,000 principal amount and integral multiples thereof. The Company will appoint such Person or Persons reasonably acceptable to the Discount Notes Trustee as additional paying and transfer agents in such jurisdictions as may be required by the stock exchange or trading market, if any, on which the Discount Notes are listed or to which they are admitted for trading. Upon the issuance of Definitive Notes, Holders will be able to receive principal or Accreted Value of, and interest and Additional Amounts, if any, on the Discount Notes and will be able to transfer Definitive Notes at the office or offices of such paying and transfer agents as may be required pursuant to the rules and regulations of any stock exchange on which the Discount Notes are listed or to which they are admitted for trading, subject to the right of the Company to mail payments in accordance with the terms of the Discount Notes Indenture.

Conversion

   Unless previously redeemed, the Discount Notes are convertible (in denominations of $1,000 principal amount at maturity or integral multiples thereof), at the option of the holder thereof, into Common Stock of the Company at any time on or after August 25, 2000 and prior to the maturity date. The number of shares of Common Stock of the Company ("Discount Conversion Shares") issuable upon conversion of the Discount Notes is equal to the Accreted Value of the Discount Notes being converted (on the date of conversion) divided by $25.00, subject to adjustment in certain events (the "Discount Conversion Ratio"). Except as described below, no adjustment will be made on conversion of any Discount Notes for interest accrued thereon or for dividends paid on outstanding Common Stock of the Company. If Discount Notes not called for redemption are converted (including pursuant to the mandatory conversion feature described below) after a record date for the payment of interest and prior to the next succeeding interest payment date, such Discount Notes must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount so converted. The Company is not required to issue fractional shares upon conversion of Discount Notes (including pursuant to the mandatory conversion feature described below) and, in lieu thereof, will pay a cash adjustment based upon the Closing Price on the Neuer Markt of the Common Stock on the last Trading Day prior to the day of conversion. In the case of Discount Notes called for redemption, conversion rights will expire at the close of business on the Trading Day next preceding the date fixed for redemption, unless the Company defaults in payment of the redemption price.

   In addition, if the closing price on the Neuer Markt of the Common Stock during any period described below has exceeded the price for such period referred to below for at least 30 consecutive Trading Days ("Market Criteria," with the 30-day period being referred to as the "Market Criteria Period"), and the registration statement of which this prospectus is a part is effective and available, all of the Discount Notes will be automatically converted into that number of Discount Conversion Shares derived by application of the Discount Conversion Ratio; provided, however, that if the Market Criteria is satisfied during the first year after August 26, 1999, the conversion will not occur until August 26, 2000 and will occur then only if the closing price on the Neuer Markt of the Common Stock is at least (Euro)32.00 on such date:

      12 Months Beginning                                     Closing Sale Price
      -------------------                                     ------------------
      August 15, 1999........................................    (Euro)32.00
      August 15, 2000........................................    (Euro)38.46
      August 15, 2001........................................    (Euro)44.92
      August 15, 2002........................................    (Euro)51.37
      August 15, 2003........................................    (Euro)57.83

  The denominator of the Discount Conversion Ratio is subject to adjustment (under formulae set forth in the Discount Notes Indenture) in certain events, including: (i) the issuance of Common Stock as a dividend or distribution on such Common Stock; (ii) certain subdivisions and combinations of the Common Stock; (iii) the issuance to all holders of Common Stock of certain rights or warrants to purchase additional shares of Common Stock; (iv) the distribution to all holders of Common Stock of shares of Capital Stock of the Company (other than Common Stock) or evidences of indebtedness of the Company or assets (including securities, but excluding those rights, warrants, dividends and distributions referred to above and dividends and distributions in connection with the liquidation, dissolution or winding up of the Company or paid in cash); (v) distributions consisting of cash, excluding any quarterly cash dividend paid on the Common Stock to the extent that the aggregate cash dividend per share of Common Stock in any quarter does not exceed the greater of (x) the amount per share of Common Stock of the next preceding quarterly cash dividend on the Common Stock to the extent that such preceding quarterly dividend did not require an adjustment of the denominator of the Discount Conversion Ratio pursuant to this clause (v) (as adjusted to reflect subdivisions or combinations of the Common Stock), and (y) 3.75% of the average of the daily closing prices on the Neuer Markt of the Common Stock, for the ten consecutive Trading Days immediately prior to the date of declaration of such dividend, and excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company; and (vi) payment in respect of a tender or exchange offer by the Company or any Subsidiary of the Company for the Common Stock to the extent that the cash and value of any other consideration included in such payment per share of Common Stock exceeds the Current Market Price per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange. If any adjustment is required to be made as set forth in clause (v) above as a result of a distribution that is a quarterly dividend, such adjustment would be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant to such clause (v). If an adjustment is required to be made as set forth in clause (v) above as a result of a distribution that is not a quarterly dividend, such adjustment would be based upon the full amount of the distribution.

  No adjustment to the denominator of the Discount Conversion Ratio will be required unless such adjustment would require a change of at least 1.0% in the denominator of the Discount Conversion Ratio then in effect: provided that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. Except as stated above, the denominator of the Discount Conversion Ratio will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing.

  In the case of (i) any reclassification or change of the Common Stock, (ii) a consolidation, merger or combination involving the Company or (iii) a sale or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, in each case as a result of which holders of Common Stock shall be entitled to receive stock, other securities, other property or assets (including cash) with respect to or in exchange for such Common Stock, the holders of the Discount Notes then outstanding will be entitled thereafter to convert such Discount Notes into the kind and amount of shares of stock, other securities or other property or assets which they would have owned or been entitled to receive upon such reclassification, change, consolidation, merger, combination, sale or conveyance had such Notes been converted into Common Stock immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming that a holder of Discount Notes would not have exercised any rights of election as to the stock, other securities or other property or assets receivable in connection therewith.

  The Company from time to time may, to the extent permitted by law, reduce the denominator of the Discount Conversion Ratio by any amount for any period of at least 20 days, in which case the Company shall give at least 15 days' notice of such reduction, if the Board of Directors has made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive. The Company may, at its option, make such reductions in the denominator of the Discount Conversion Ratio, in addition to those set forth above, as the Board of Directors deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "Certain United States Federal Income Tax Consequences to Holders of Discount Notes."

  In order to effect an optional conversion of any of the Discount Notes, the holder thereof is required to surrender to the Discount Notes Trustee, the Discount Notes to be converted and a duly executed copy of the conversion form set forth in the Discount Notes Indenture. Upon the conversion of any Discount Notes into shares of Common Stock in accordance with the Discount Notes Indenture (including any mandatory conversion), the Discount Notes Trustee will instruct the Company to transfer promptly to or upon the written order of the holder of the Discount Notes to be converted appropriate evidence of ownership of any shares of Common Stock or other security or property to which it is entitled, registered or otherwise placed in such name or names as it may direct in writing, and will deliver such evidence of ownership to the person or persons entitled to receive the same and an amount in cash in lieu of any fractional shares, if any. All shares of Common Stock or other securities issuable by the Company upon the conversion of the Discount Notes are required to be validly issued, fully paid and nonassessable.

  The holders of Discount Notes are not entitled, as such, to receive dividends or other distributions, receive notice of any meeting of the stockholders, consent to any action of the stockholders, receive notice of any other stockholder proceedings, or to any other rights as stockholders of the Company.

  At the date of conversion (including mandatory conversion), the rights of the holders of Discount Notes being converted (as such holders) will terminate (except the right to receive accrued and unpaid interest, if any) and the Discount Notes to be converted will no longer be deemed outstanding and will represent only the right to receive Conversion Shares and a right to receive cash for fractional shares, as described above.

Optional Redemption

  Except as described below and in the following paragraph or under "-- Redemption for Taxation Reasons," the Discount Notes will not be redeemable at the Company's option prior to August 15, 2004. From and after August 15, 2004, the Discount Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' prior notice published in a leading newspaper having a general circulation in New York (which is expected to be The Wall Street Journal) and in Frankfurt (which is expected to be the Frankfurter Allgemeine Zeitung) (and if and so long as the Discount Notes are listed, admitted or eligible for trading on a stock exchange or trading market and the rules or regulations of such stock exchange or trading market shall so require, a newspaper having a general circulation in the additional jurisdictions as such rules or regulations may require) or, in the case of Certificated Discount Notes, mailed by first-class mail to the registered address of each holder of Discount Notes (and if and so long as the Discount Notes are listed, admitted or eligible for trading on a stock exchange or trading market and the rules or regulations of such stock exchange or trading market shall so require, published in a newspaper having a general circulation in the additional jurisdictions as such rules or regulations may require), at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest and Additional Amounts, if any, to the applicable redemption date (and, in the case of Certificated Discount Notes, subject to the right of holders of record on the relevant record date to receive interest and Additional Amounts, if any, due on the relevant interest payment date in respect thereof), if redeemed during the twelve-month period beginning on August 15 of each of the years indicated below:

                                                   Redemption
           Year                                      Price
           ----                                    ----------
           2004...................................  106.500%
           2005...................................  104.333%
           2006...................................  102.167%
           2007 and thereafter....................  100.000%

  In the case of any partial redemption, selection of the Discount Notes for redemption will be made by the Discount Notes Trustee in compliance with the requirements of the principal securities exchange, if any, on which the Discount Notes are listed or, if such Discount Notes are not so listed or such exchange prescribes no method of selection, on a pro rata basis, by lot or by such other method as the Discount Notes Trustee in its sole discretion shall deem to be fair and appropriate, although no Discount Note of $1,000 in original principal amount or less shall be redeemed in part. If any Discount
Note is to be redeemed in part only, the notice of redemption relating to such Discount Note shall state the portion of the principal amount thereof to be redeemed. A new Discount Note in principal amount equal to the unredeemed portion thereof will be issued and delivered to the Depositary, or, in the case of Definitive Notes, issued in the name of the holder thereof in each case upon cancellation of the original Discount Note. On and after the redemption date, interest will cease to accrue on the Discount Notes or portions thereof called for redemption.

Redemption for Taxation Reasons

  The Discount Notes may be redeemed, at the option of the Company in whole but not in part, at any time upon giving not less than 30 nor more than 60 days' notice to the holders (which notice shall be irrevocable), at a redemption price equal to, if such redemption is prior to August 15, 2004, the Accreted Value thereof, or, if such redemption is on or after August 15, 2004, the principal amount thereof, in each case together with accrued and unpaid interest to the date fixed by the Company for redemption (a "Tax Redemption Date") and all Additional Amounts (see "--Withholding Taxes"), if any, then due and which will become due on the Tax

Redemption Date as a result of the redemption or otherwise, if the Company determines that, as a result of (i) any change in, or amendment to, the laws or treaties (or any regulations or rulings promulgated thereunder) of the Federal Republic of Germany (or any political subdivision or taxing authority thereof) affecting taxation which becomes effective on or after August 26, 1999, or (ii) any change in or new or different position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after August 26, 1999, the Company is, or on the next Interest Payment Date would be, required to pay Additional Amounts, and the Company determines that such payment obligation cannot be avoided by the Company taking reasonable measures.

  Notwithstanding the foregoing, no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the Company would be obligated to make such payment or withholding if a payment in respect of the Discount Notes were then due. Prior to the publication or, where relevant, mailing of any notice of redemption of the Discount Notes pursuant to the foregoing, the Company will deliver to the Discount Notes Trustee an opinion of an independent tax counsel of recognized international standing to the effect that the circumstances referred to above exist. The Discount Notes Trustee shall accept such opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the holders.

Prescription

  Claims against the Company for the payment of principal or Accreted Value of, or interest, or Additional Amounts, if any, on, the Discount Notes will become void unless presentation for payment is made (where so required in the Discount Notes Indenture) within a period of 10 years, in the case of principal or Accreted Value, or Additional Amounts, if any, or five years, in the case of interest, from the applicable original payment date therefor.

Certain Covenants

 Limitation on Indebtedness

  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time, or would occur as a consequence of the Incurrence of any such Indebtedness, the Company may Incur Indebtedness if immediately thereafter the ratio of (i) the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis outstanding as of the Transaction Date to (ii) the pro forma Consolidated Cash Flow for the preceding two full fiscal quarters multiplied by two, determined on a pro forma basis as if any such Indebtedness had been Incurred and the proceeds thereof had been applied at the beginning of such two fiscal quarters, would be greater than zero and less than or equal to
6.0 to 1.


  (b) Notwithstanding the foregoing, (except for Indebtedness under subsection
(vii) below) the Company and (except for Indebtedness under subsections (v),
(vi), (x) and (xii) below) any Restricted Subsidiary may Incur each and all of the following:

    (i) Indebtedness (other than Acquired Indebtedness) in an aggregate principal amount at any one time outstanding not to exceed (Euro)100.0 million Incurred to finance the cost (provided that such Indebtedness is Incurred at any time on or before, or within 90 days following, the incurrence of such cost) (including the cost of design, development, construction, acquisition, transportation, installation or integration) of equipment, inventory or network assets used in the Permitted Business or Equity Interests of (A) a Restricted Subsidiary that owns principally such assets from a Person other than the Company or a Restricted Subsidiary of the Company or (B) any Person that is principally engaged in the Permitted Business, that would become a Restricted Subsidiary and owns principally such assets; provided that

  (x) any such Indebtedness of a Restricted Subsidiary must be Incurred under one or more Credit Facilities, under one or more Capitalized Leases or from the vendor of the equipment, inventory or network assets acquired with the proceeds of such Indebtedness, (y) the amount of such Indebtedness of the Company or any Restricted Subsidiary may not exceed the Fair Market Value of the assets so acquired and (z) the amount of any such Indebtedness permitted to be Incurred to acquire Equity Interests pursuant to clauses
  (A) or (B) shall be reduced by the amount of any Acquired Indebtedness Incurred in such acquisition;

    (ii) Indebtedness of any Restricted Subsidiary owing to and held by the Company, Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of any Restricted Subsidiary owing to and held by any other Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness not permitted by this clause (ii); and provided, further, that Indebtedness of the Company owing to and held by a Restricted Subsidiary must be unsecured and subordinated in right of payment to the Discount Notes;

    (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness of the Company or a Restricted Subsidiary, other than Indebtedness Incurred under clauses (ii), (iv), (vii), (viii), (x) and (xii) of this paragraph, and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, and reasonable fees and expenses); provided that such new Indebtedness shall only be permitted under this clause (iii) if (A) in case the Discount Notes are refinanced in part or the Indebtedness to be refinanced or refunded is pari passu with the Discount Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Discount Notes, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Discount Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Discount Notes at least to the extent that the Indebtedness to be refinanced or refunded is subordinated to the Discount Notes, (C) the Stated Maturity of such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, is no earlier than the Stated Maturity of the Indebtedness being refinanced or refunded and (D) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, has a Weighted Average Life to Maturity which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness of the Company be refinanced or refunded by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause (iii);

    (iv) Indebtedness (A) in respect of performance, surety or appeal bonds or letters of credit supporting Trade Payables, in each case provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements (x) are designed solely to protect the Company or the Restricted Subsidiary, as the case may be, against fluctuations in foreign currency exchange rates or interest rates and (y) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder, and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, bankers' acceptances, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (other than Guarantees of Indebtedness Incurred for the purpose of financing such acquisition by the Person acquiring all or any portion of such business, assets or Restricted Subsidiary), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;


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    (v) Indebtedness, to the extent that the net proceeds thereof are promptly (A) used to repurchase Discount Notes tendered in a Change of Control Offer or (B) deposited to defease all of the Discount Notes as described under "--Legal Defeasance and Covenant Defeasance;"

    (vi) Indebtedness of the Company represented by the Discount Notes;

    (vii) Indebtedness represented by a Guarantee of the Discount Notes and Guarantees of other Indebtedness of the Company by a Restricted Subsidiary in each case permitted by and made in accordance with the "Limitation on Issuances of Guarantees of Indebtedness by Restricted Subsidiaries" covenant;

    (viii) Indebtedness under one or more Credit Facilities (which shall be in addition to any such Indebtedness incurred under one or more Credit Facilities under clause (b)(i) above) in an aggregate principal amount at any one time outstanding not to exceed the greater of (x) (Euro)50.0 million and (y) 80% of Eligible Accounts Receivable at such time;

    (ix) Acquired Indebtedness; provided that the aggregate amount of such Acquired Indebtedness of the Person that is to become a Restricted Subsidiary, or to be merged or consolidated with or into the Company or any Restricted Subsidiary in the contemplated transaction, or to be assumed by the Company or a Restricted Subsidiary in connection with an Asset Acquisition, outstanding at the time of such transaction does not exceed the Fair Market Value of the equipment, inventory, network assets and Cash Equivalents of any Restricted Subsidiary so acquired or that are acquired in such Asset Acquisition, as the case may be;

    (x) Indebtedness of the Company not to exceed, at any one time outstanding, the sum of (A) 2.00 times the Net Cash Proceeds received from the issuance and sale, other than to a Subsidiary, of Equity Interests (other than Redeemable Stock and excluding any Equity Interests issued in connection with the Offering) of the Company, less (I) the amount of such proceeds used to make Restricted Payments as provided in clause (C)(2) of the first paragraph or clauses (iii) or (iv) of the second paragraph of the "Limitation on Restricted Payments" covenant and (II) if such proceeds are used to consummate a transaction pursuant to which the Company Incurs Acquired Indebtedness, one-half of the amount of such Acquired Indebtedness so Incurred and (B) the Fair Market Value of any Permitted Assets acquired by the Company in exchange for Equity Interests of the Company issued after August 26, 1999; provided, however, that in determining the Fair Market Value of any such Permitted Assets so acquired, if the estimated Fair Market Value of such Permitted Assets exceeds (x) (Euro)2.0 million, then the Fair Market Value of such Permitted Assets will be determined by a majority of the Board of Directors, which determination will be evidenced by a resolution thereof, and (y) (Euro)10.0 million, then the Company will deliver to the Discount Notes Trustee a written appraisal as to the fair market value of such Permitted Assets prepared by an internationally recognized investment banking or public accounting firm (or, if no such investment banking or public accounting firm is qualified to prepare such an appraisal, by an internationally recognized appraisal firm); and provided further that such Indebtedness (other than the Indebtedness Incurred under one or more Credit Facilities, under one or more Capitalized Leases or from the vendor of assets, property or services acquired with the proceeds of such Indebtedness) does not mature prior to the Stated Maturity of the Discount Notes and the Weighted Average Life to Maturity of such Indebtedness is longer than that of the Discount Notes;

    (xi) Indebtedness outstanding as of August 26, 1999; and

    (xii) Unsecured Indebtedness of the Company (in addition to Indebtedness permitted under clauses (i) through (xi) above) in an aggregate principal amount outstanding at any one time not to exceed (Euro)200.0 million.

  (c) For purposes of determining any particular amount of Indebtedness under this "Limitation on Indebtedness" covenant, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included; provided, however, that the foregoing shall not in any way be deemed to limit the provisions of the "Limitation on

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Issuances of Guarantees of Indebtedness by Restricted Subsidiaries" covenant.
For purposes of determining compliance with this "Limitation on Indebtedness" covenant, (A) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses and (B) the principal amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in conformity with US GAAP.

  (d) For purposes of determining compliance with any Euro-denominated restriction on the Incurrence of Indebtedness, the Euro-equivalent principal amount of Indebtedness denominated in a non-Euro currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a non-Euro currency, and such refinancing would cause the applicable Euro-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Euro-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

 Limitation on Restricted Payments

  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on account of any Equity Interest in the Company or any Restricted Subsidiary to the holders thereof, including any dividend or distribution payable in connection with any merger or consolidation (other than (A) dividends or distributions payable solely in Equity Interests (other than Redeemable Stock) of the Company, (B) dividends or distributions made only to the Company or a Restricted Subsidiary and (C) pro rata dividends or distributions of Capital Stock of a Restricted Subsidiary held by Persons other than the Company or a Restricted Subsidiary), (ii) purchase, redeem, retire or otherwise acquire for value any Equity Interests of the Company, an Unrestricted Subsidiary or a Restricted Subsidiary (other than any such Equity Interests owned by the Company or any Restricted Subsidiary), (iii) make any principal payment or redeem, purchase, repurchase, defease, or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, or maturity, any Indebtedness of the Company that is subordinated in right of payment to the Discount Notes, or (iv) make any Investment, other than a Permitted Investment, in any Person (all such payments or any other actions described in clauses (i) through (iv) above being collectively referred to as "Restricted Payments") unless, at the time of, and after giving effect to, the proposed Restricted Payment:

    (A) no Default or Event of Default shall have occurred and be continuing;

    (B) the Company could Incur at least (Euro)1.00 of additional
  Indebtedness under paragraph (a) of the "Limitation on Indebtedness" covenant; and

    (C) the aggregate amount expended for all Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a Board Resolution) after the August 26, 1999 is less than the sum of (1) 50% of the aggregate amount of the Consolidated Net Income (or, if the Consolidated Net Income is a loss, 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter beginning immediately following the August 26, 1999 and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the Commission or provided to the Discount Notes Trustee pursuant to the "Provision of Financial Statements and Reports" covenant, plus (2) 100% of the aggregate Net Cash

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  Proceeds received by the Company after the August 26, 1999 from the issuance and sale of its Equity Interests (other than Redeemable Stock and excluding any Equity Interests issued in connection with the Private Discount Notes Offering) to a Person (other than a Subsidiary of the Company), except to the extent that such Net Cash Proceeds are used (I) to purchase, redeem or otherwise retire Equity Interests or Indebtedness as set forth below in clause (iii) or (iv) of the immediately succeeding paragraph or (II) to Incur Indebtedness pursuant to clause (x) of paragraph
  (b) of the "Limitation on Indebtedness" covenant, plus (3) the aggregate amount by which Indebtedness (other than any Indebtedness subordinated in right of payment to the Discount Notes) of the Company or any Restricted Subsidiary is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the August 26, 1999 into Equity Interests (other than Redeemable Stock and less the amount of any cash, or the fair value of property, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange), plus (4) without duplication of any amount included in the calculation of Consolidated Net Income, in the case of repayment of, or return of capital with respect to, any Investment constituting a Restricted Payment (including the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries) made after the Issue Date, an amount equal to the lesser of
  (x) the repayment of, or the return of capital with respect to, such Investment and (y) the cost of such Investment, in either case less the cost of the disposition of such Investment and net of taxes.

  The foregoing provisions will not prohibit: (i) the payment of any dividend within 60 days after the date of declaration thereof if, at the date of declaration, such payment would comply with the provisions of the Discount Notes Indenture; (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Discount Notes including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of paragraph (b) of the "Limitation on Indebtedness" covenant; (iii) the repurchase, redemption or other acquisition of Equity Interests in the Company in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent offering of Equity Interests (other than Redeemable Stock) in the Company to any Person (other than a Subsidiary);
(iv) the repurchase, redemption or other acquisition of Indebtedness of the Company which is subordinated in right of payment to the Discount Notes in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent offering of Equity Interests (other than Redeemable Stock and excluding any Equity Interests issued in connection with the Private Discount Notes Offering), in the Company to any Person (other than a Subsidiary); (v) repurchases of Equity Interests of the Company from employees of the Company or any of its Restricted Subsidiaries deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options, provided that any payments made pursuant to this clause (v) may not exceed in the aggregate (Euro)5.0 million in any fiscal year of the Company; (vi) Investments in any Person (the primary business of which is related, ancillary or complementary to the business of the Company and its Restricted Subsidiaries on the date of such Investment); provided that the aggregate amount of Investments made pursuant to this clause (vi) does not exceed the sum of (a) (Euro)25.0 million, plus (b) the amount of Net Cash Proceeds received by the Company after the August 26, 1999 from the issuance and sale of its Equity Interests (other than Redeemable Stock and excluding any Equity Interests issued in connection with the Private Discount Notes Offering), to a Person (other than a Subsidiary of the Company), except to the extent that such Net Cash Proceeds are used (I) to make Restricted Payments pursuant to clause (C)(2) of the first paragraph or clauses (iii) or (iv) of the second paragraph of the "Limitation on Restricted Payments" covenant or
(II) to Incur Indebtedness pursuant to clause (x) of paragraph (b) of the "Limitation on Indebtedness" covenant, plus (c) the aggregate amount by which Indebtedness (other than any Indebtedness subordinated in right of payment to the Discount Notes) of the Company or any Restricted Subsidiary is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the August 26, 1999 into Equity Interests (other than Redeemable Stock and less the amount of any cash, or the fair value of property, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange; and (vii) Investments acquired in exchange for Capital Stock (other than Redeemable Stock) of the Company; provided that, in the case of clauses (ii) through (vii), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.


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

  Each Restricted Payment permitted pursuant to the immediately preceding paragraph (other than the Restricted Payments referred to in clauses (ii) and (vii) thereof and the Net Cash Proceeds from any issuance of Equity Interests referred to in clauses (iii) and (iv) thereof) shall be included in calculating whether the conditions of clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Equity Interests (other than Redeemable Stock and excluding any Equity Interests issued in connection with the Private Discount Notes Offering), of the Company are used for the redemption, repurchase or other acquisition of the Notes, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of the Notes.

 Limitation on Layering

  The Company will not Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is contractually subordinated in right of payment to Senior Subordinated Indebtedness.

 Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Equity Interests of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary,
(ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

  The foregoing provisions will not prohibit any encumbrances or restrictions:
(i) existing under or by reason of any agreement in effect on August 26, 1999, and any amendments, supplements, extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such amendments, supplements, extensions, refinancings, renewals or replacements are no more restrictive than those encumbrances or restrictions that are then in effect and that are being amended, supplemented, extended, refinanced, renewed or replaced; (ii) existing under or by reason of applicable law; (iii) existing with respect to any Restricted Subsidiary acquired by the Company or any Restricted Subsidiary after August 26, 1999, or the property or assets of such Restricted Subsidiary, and existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (iv) in the case of clause (iv) of the first paragraph of this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is, or is subject to, a lease, purchase mortgage obligation, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Discount Notes Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, materially detract from the value of property or assets of the Company or any Restricted Subsidiary to the Company or any Restricted Subsidiary; (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock in, or property and assets of, such Restricted Subsidiary; provided that such restriction shall terminate if such transaction is abandoned or if such transaction is not consummated within six months of the date such agreement was entered into; or (vi) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement,

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(B) the encumbrance or restriction is not materially more disadvantageous to the holders of the Discount Notes than is customary in comparable financings (as determined by the Board of Directors) and (C) the Board of Directors determines that any such encumbrance or restriction will not materially affect the Company's ability to make payments of principal or interest on the Notes. Nothing contained in this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant will prevent the Company or any Restricted Subsidiary from creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the "Limitation on Liens" covenant that limit the right of the debtor to dispose of the assets securing such Indebtedness.

 Limitation on the Issuance and Sale of Capital Stock of Restricted
Subsidiaries

  The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to issue, transfer, convey, sell, lease or otherwise dispose of any shares of Capital Stock (including options, warrants or other rights to purchase shares of such Capital Stock) of such Restricted Subsidiary or any other Restricted Subsidiary to any Person (other than (i) to the Company or a Wholly Owned Restricted Subsidiary and (ii) issuances of director's qualifying shares of Capital Stock of foreign Restricted Subsidiaries, in each case, to the extent required by applicable law), unless (A) the Net Cash Proceeds from such issuance, transfer, conveyance, sale, lease or other disposition are applied in accordance with the provisions of the "Limitation on Asset
Sales" covenant, (B) immediately after giving effect to such issuance, transfer, conveyance, sale, lease or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and (C) any Investment in such Person remaining after giving effect to such issuance, transfer, conveyance, sale, lease or other disposition would have been permitted to be made under the "Limitation on Restricted Payments" covenant if made on the date of such issuance, transfer, conveyance, sale, lease or other disposition (valued as provided in the definition of "Investment").

 Limitation on Transactions with Shareholders and Affiliates

  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction or series of transactions (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any direct or indirect holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary, unless (i) such transaction or series of transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary than could reasonably be obtained in a comparable arm's-length transaction with a Person that is not such a holder or Affiliate, (ii) if such transaction or series of transactions involves aggregate consideration in excess of (Euro)2.5 million, the Company will have delivered to the Discount Notes Trustee a resolution set forth in an Officers' Certificate adopted by a majority of the Board of Directors, including a majority of the independent, disinterested directors, approving such transaction or series of transactions, and certifying that such transaction or series of transactions comply with clause (i) above and (iii) if such transaction or series of transactions involves aggregate consideration in excess of (Euro)7.5 million, the Company shall have delivered to the Discount Notes Trustee, a written opinion as to the fairness to the Company or such Restricted Subsidiary of such transaction or series of transactions from a financial point of view from an internationally recognized investment banking firm (or, if an investment banking firm is generally not qualified to give such an opinion, by an internationally recognized appraisal firm or accounting firm).

  The foregoing limitation does not limit and will not apply to (i) any transaction between the Company and any of its Restricted Subsidiaries or between Restricted Subsidiaries; (ii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company;
(iii) the payment of dividends, distributions or other amounts by the Company or any Restricted Subsidiary permitted by the "Limitation on Restricted Payments" covenant; (iv) issuances of Equity Interests (other than Redeemable Stock) on terms consistent with the requirements of clause (i) of the preceding paragraph; and (v) any payments or other transactions pursuant to tax-sharing agreements between the Company and any other Person with

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which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes.

 Limitation on Liens

  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) securing Senior Subordinated Indebtedness or Subordinated Obligations on any asset or property of the Company or any Restricted Subsidiary without making effective provisions for all of the Discount Notes and all other amounts due under the Discount Notes Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Discount Notes, prior to) the obligation or liability secured by such Lien; provided that any Lien which is granted to secure the Discount Notes under this covenant shall be discharged at the same time as the discharge of the Lien that gave rise to the obligation to so secure the Discount Notes.

 Limitation on Asset Sales

  The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless (i) the Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset
Sale at least equal to the Fair Market Value of the assets sold or disposed of and (ii) at least 75% of the consideration received for such Asset Sale consists of cash or Cash Equivalents or Replacement Assets or the assumption of Indebtedness which ranks equal in right of payment with the Discount Notes.

  The Company shall, or shall cause the relevant Restricted Subsidiary to, apply the Net Cash Proceeds from an Asset Sale within 360 days of the receipt thereof to (A) permanently prepay, repay or purchase Senior Indebtedness of the Company or Senior Subordinated Indebtedness of the Company or Indebtedness of any Restricted Subsidiary providing a Guarantee pursuant to the "Limitation on Issuances of Guarantees by Restricted Subsidiaries" covenant or Indebtedness of any other Restricted Subsidiary, in each case owing to a Person other than the Company or any of its Restricted Subsidiaries, and elect to permanently reduce the commitments thereunder by the amount of such Indebtedness prepaid, repaid or purchased, (B) invest in Replacement Assets or (C) in any combination of prepayment, repayment, purchase and reinvestment permitted by the foregoing clauses (A) and (B).

   The Discount Notes Indenture provides that any Net Cash Proceeds from the Asset Sale that are not invested as provided and within the time period set forth in the second paragraph of this "Limitation on Asset Sales" covenant will be deemed to constitute "Excess Proceeds." If at any time the aggregate amount of Excess Proceeds exceeds (Euro)5.0 million, the Company shall, within 15 business days thereafter, make an offer (an "Asset Sale Offer") to all holders of Discount Notes and to the extent required by the terms thereof, to all holders of other Senior Subordinated Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Senior Subordinated Indebtedness with the proceeds from any Asset Sale ("Pari Passu Notes") to purchase on a pro rata basis the maximum principal amount of Discount Notes (or Accreted Value, as the case may be) and the maximum principal amount (or accreted value, as the case may be) of any such Pari Passu Notes to which the Asset Sale Offer applies, that is an integral multiple of $1,000 (or (Euro)1,000, as the case may be) that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the outstanding principal amount or accreted value or Accreted Value, as the case may be, thereof, plus accrued and unpaid interest thereon plus Additional Amounts, if any, to the date fixed for the closing of such offer (and, in the case of Definitive Notes, subject to the right of a holder of record on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts, if any, in respect thereof), in accordance with the procedures set forth in the Discount Notes Indenture or agreements governing the Pari Passu Notes, as applicable. The Company will commence an Asset Sale Offer by publishing and mailing the notice required pursuant to the terms of the Discount Notes Indenture, with a copy to the Discount Notes Trustee. To the extent that the aggregate amount of Discount Notes and Pari Passu Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, subject to applicable law, the

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Company may use any remaining Excess Proceeds for general corporate purposes.
If the aggregate Accreted Value or principal amount of Discount Notes and accreted value or principal amount of Pari Passu Notes surrendered by holders thereof exceeds the amount of Excess Proceeds, the selection of such Discount Notes and Pari Passu Notes for purchase will be made by the Discount Notes Trustee in the same manner as the Discount Notes are redeemed, as described under "--Optional Redemption." Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder and will comply with the applicable laws of any non-U.S. jurisdiction in which an Asset Sale Offer is made, in each case, to the extent such laws or regulations are applicable in connection with the repurchase of the Discount Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in such Discount Notes Indenture by virtue thereof.

 Limitation on Issuances of Guarantees of Indebtedness by Restricted
 Subsidiaries

  The Company will not permit any Restricted Subsidiary, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Discount Notes Indenture providing for a Guarantee of all of the Company's obligations under the Discount Notes and the Discount Notes Indenture on terms substantially similar to the guarantee of such Indebtedness, except that if the Indebtedness is by its express terms subordinated in right of payment to the Discount Notes, any such assumption, Guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary's assumption, Guarantee or other liability with respect to the Discount Notes substantially to the same extent as such Indebtedness is subordinated to the Discount Notes and (ii) such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee; provided that any Restricted Subsidiary may guarantee Senior Indebtedness of the Company, including Indebtedness under a Credit Facility if such Indebtedness is Incurred in accordance with the "Limitation on Indebtedness" covenant; and provided further that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

  Notwithstanding the foregoing, any Guarantee of all of the Company's obligations under the Discount Notes and the Discount Notes Indenture by a Restricted Subsidiary may provide by its terms that it will be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Equity Interests in, or all or substantially all of the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture), or (ii) the release or discharge of the guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee.

 Business of the Company; Restriction on Transfers of Existing Business

  The Company will not, and will not permit any Restricted Subsidiary to, be principally engaged in any business or activity other than a Permitted Business. In addition, the Company and any Restricted Subsidiary will not be permitted, directly or indirectly, to transfer to any Unrestricted Subsidiary
(i) any of the licenses, permits or authorizations used in the Permitted Business of the Company or any Restricted Subsidiary or (ii) any material portion of the "property and equipment" (as such term is used in the Company's consolidated financial statements) of the Company or any Restricted Subsidiary used in the licensed service areas of the Company or any Restricted Subsidiary.

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 Provision of Financial Statements and Reports

  The Company will file on a timely basis with the Commission, to the extent such filings are accepted by the Commission and whether or not the Company has a class of securities registered under the Exchange Act, (i) all annual and quarterly financial statements and other financial information that would be required to be contained in a filing with the Commission on Forms 10-K and 10-Q (which financial statements shall be prepared in accordance with US GAAP), including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual financial information, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K, in each case, if the Company had a class of securities registered under the Exchange Act, whether or not the Company has such a class of securities registered under the Exchange Act. Such quarterly financial information shall be filed with the Commission within 45 days following the end of each fiscal quarter of the Company, and such annual financial information shall be furnished within 90 days following the end of each fiscal year of the Company. Such annual financial information shall include the geographic segment financial information required to be disclosed by the Company under Item 101(d) of Regulation S-K under the Securities Act. The Company is also required (a) to file with the Discount Notes Trustee, and provide to each holder, without cost to such holder, copies of such reports and documents within 15 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company would be required to file such reports and documents if the Company were so required, and (b) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to supply, at the Company's cost, copies of such reports and documents to any prospective holder promptly upon request. In addition, if and so long as the Discount Notes are listed or admitted for trading on a stock exchange and the rules or regulations of such stock exchange shall require, copies of all reports and information described above will be available in such places and during such times as such rules or regulations may require.

 Limitation on Investment Company Activities

  The Company will not, and will not permit any of its Restricted Subsidiaries or controlled Affiliates to, conduct its business in a fashion that would cause the Company to be required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act")), or otherwise to become subject to regulation under the Investment Company Act. For purposes of establishing the Company's compliance with this provision, any exemption which is or would become available under
Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act will be disregarded.

Repurchase of Discount Notes upon a Change of Control

  Upon the occurrence of a Change of Control, the Company will make an offer to purchase all or any part (equal to $1,000 in principal amount and integral multiples thereof) of the Discount Notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to (i) if such purchase is prior to August 15, 2004, 101% of the Accreted Value thereof or (ii) if such repurchase is on or after August 15, 2004, 101% of the aggregate principal amount thereof plus, in either case, accrued and unpaid interest thereon to the date of repurchase, plus Additional Amounts, if any, to the date of repurchase (and in the case of Definitive Notes, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts, if any, in respect thereof). The Discount Notes Indenture provides that within 30 days following any Change of Control, the Company will publish notice of such in a leading newspaper having a general circulation in New York (which is expected to be The Wall Street Journal) and in Frankfurt (which is expected to be the Frankfurter Allgemeine Zeitung) (and if and so long as the Discount Notes are listed, admitted or eligible for trading on a stock exchange or trading market and the rules or regulations of such stock exchange or trading market shall so require, a newspaper having a general circulation in the additional jurisdictions as such rules or regulations may require) or, in the case of certificated Discount Notes, mail a notice to each holder with (and if and so long as the Discount Notes are listed, admitted or eligible for trading on a stock exchange or trading market and the

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rules or regulations of such stock exchange or trading market shall so require, publish in a newspaper having a general circulation in the additional jurisdictions as such rules or regulations may require), with a copy to the Discount Notes Trustee, the following information: (i) a Change of Control
Offer is being made pursuant to the covenant entitled "Repurchase of Notes upon a Change of Control" and all Discount Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment; (ii) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is published, or where relevant, mailed, except as may be otherwise required by applicable law (the "Change of Control Payment Date"); (iii) any Discount Note not properly tendered will remain outstanding and continue to accrue interest; (iv) unless the Company defaults in the payment of the Change of Control Payment, all Discount Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date; (v) holders electing to have any Discount Notes purchased pursuant to a Change of Control Offer will be required to surrender the Discount Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the relevant Paying Agent and at the address specified in the notice prior to the close of business on the third business day preceding the Change of Control Payment Date; (vi) holders will be entitled to withdraw their tendered notes and their election to require the Company to purchase such notes; provided that the Paying Agent receives, not later than the close of business on the last business day of the offer period, a facsimile transmission or letter setting forth the name of the holder, the principal amount of Notes tendered for purchase, and a statement that such holder is withdrawing his tendered Discount Notes and his election to have such Discount Notes purchased; and (vii) holders whose notes are being purchased only in part will be issued new Discount Notes equal in principal amount to the unpurchased portion of the principal amount of the Discount Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder and will comply with the applicable laws of any non-U.S. jurisdiction in which a Change of Control Offer is made, in each case, to the extent such laws or regulations are applicable in connection with the repurchase of the Discount Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Discount Notes Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations contained in the Discount Notes Indenture by virtue thereof. The provisions relating to the Company's obligation to make an offer to repurchase the Discount Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Discount Notes.

  The Discount Notes Indenture provides that on the Change of Control Payment Date, the Company will, to the extent permitted by law, (i) accept for payment all Discount Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with each Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Discount Notes or portions thereof so tendered and (iii) deliver, or cause to be delivered, to the Discount Notes Trustee for cancellation the Discount Notes so accepted together with an Officers' Certificate stating that such Discount Notes or portions thereof have been tendered to and purchased by the Company. The Discount Notes Indenture provides that the Paying Agent will promptly pay the Change of Control Payment for such Discount Notes, and the Discount Notes Trustee will promptly authenticate and deliver a new Discount Note, equal in principal amount to any unpurchased portion of the Discount Notes surrendered, if any; provided, however, that each new Definitive Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

  If the Company is unable to repay all of its Indebtedness that contains restrictions prohibiting the repurchase of the Discount Notes or is unable to obtain the consents of the holders of Indebtedness, if any, of the Company outstanding at the time of a Change of Control whose consent would be so required to permit the repurchase of Discount Notes, then the Company will be unable to fulfil its repurchase obligations to holders of the Discount Notes, thereby resulting in a breach of the "Repurchase of Notes upon a Change of Control"

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covenant. Such breach will constitute an Event of Default under the Discount
Notes Indenture if it continues for a period of 30 consecutive days after written notice is given to the Company by the Discount Notes Trustee or the holders of at least 25% in aggregate principal amount of the Discount Notes outstanding. In addition, the failure by the Company to repurchase Discount Notes at the conclusion of the Change of Control Offer will constitute an Event of Default without any waiting period or notice requirements.

  There can be no assurances that the Company will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of Discount Notes) required by the foregoing covenant (as well as may be contained in other securities of the Company which might be outstanding at the time, including the Senior Notes and the PIK Notes, if any). The above covenant requiring the Company to repurchase the Discount Notes will, unless the consents referred to above are obtained, require the Company to repay all Indebtedness then outstanding which by its terms would prohibit such Discount Note repurchase, either prior to or concurrently with such Discount Note repurchase.

  The existence of a holder's right to require the Company to repurchase such holder's Discount Notes upon the occurrence of a Change of Control may deter a third party from seeking to acquire the Company in a transaction that would constitute a Change of Control.

Consolidation, Merger and Sale of Assets

  The Company will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or in a series of related transactions) to, any Person or permit any Person to merge with or into the Company and the Company will not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or the Company and its Restricted Subsidiaries, taken as a whole, to any other Person or Persons, unless: (i) the Company will be the continuing Person, or the Person (if other than the Company) (the "Surviving Entity") formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company will be a corporation organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Discount Notes Trustee, all of the obligations of the Company with respect to the Discount Notes and under the Discount Notes Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, the Company, or any Person becoming the successor obligor of the Discount Notes, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; (iv) immediately after giving effect to such transaction on a pro forma basis the Company, or any Person becoming the successor obligor of the Discount Notes, as the case may be, could Incur at least (Euro)1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant; (v) the Company delivers to the Discount Notes Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv) above) and an opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with the Discount Notes Indenture; and
(vi) the Company shall have delivered to the Discount Notes Trustee an opinion of tax counsel reasonably acceptable to the Discount Notes Trustee stating that
(A) holders will not recognize income, gain or loss for U.S. federal or German income tax purposes as a result of such transaction, (B) any payment of principal, redemption price or purchase price of, premium (if any) and interest on the Discount Notes by the Company to a holder after the consolidation, merger, conveyance, transfer or lease of assets will be exempt from the Taxes described under "--Withholding Taxes" and (C) no other taxes on income (including taxable capital gains) will be payable under the tax laws of the Relevant Taxing Jurisdiction (as defined in "--Withholding Taxes") by a holder who is or who is deemed to be a non-resident of the Relevant Taxing Jurisdiction in respect of the acquisition, ownership or

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disposition of the Discount Notes, including the receipt of principal of, premium and interest paid pursuant to such Discount Notes.

Events of Default

  The following constitute "Events of Default" under the Discount Notes
Indenture: (a) default for 30 days or more in the payment when due of interest on the Discount Notes or Additional Amounts, if any, with respect to the Discount Notes; (b) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (c) default in the payment of principal or interest on Discount Notes required to be purchased pursuant to an Asset Sale Offer as described under "Limitation on Asset Sales" or pursuant to a Change of Control Offer as described under "Repurchase of Discount Notes upon a Change of Control;" (d) failure to perform or comply with the provisions described under "Consolidation, Merger and Sale of Assets;" (e) default in the performance of or breach of any other covenant or agreement of the Company in the Discount Notes Indenture or under the Discount Notes and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the holders of 25% or more in aggregate principal amount of the Discount Notes; (f) a default occurs on any other Indebtedness of the Company or any Restricted Subsidiary if (i) either (x) such default is a failure to pay principal of such Indebtedness when due after any applicable grace period or
(y) as a result of such default, the maturity of such Indebtedness has been accelerated prior to its scheduled maturity and such default has not been cured within the shorter of 30 days and the applicable grace period, and such acceleration has not been rescinded, and (ii) the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness of the Company and its Restricted Subsidiaries that is also in default as to principal, or the maturity of which has also been accelerated, aggregates
(Euro)5.0 million or more; (g) failure to pay final judgments and orders against the Company or any Restricted Subsidiary (not covered by insurance) aggregating in excess of (Euro)5.0 million (treating any deductibles, self-insurance or retention as not so covered), which final judgments remain unpaid, undischarged and unstayed for a period in excess of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid, discharged or stayed to exceed (Euro)5.0 million; (h) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Significant Subsidiaries or (C) the winding up or liquidation of the affairs of the Company or any of its Significant Subsidiaries and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; or (i) the Company or any of its Significant Subsidiaries (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Significant Subsidiaries or (C) effects any general assignment for the benefit of creditors.

  If an Event of Default (other than an Event of Default specified in clauses
(h) or (i) above) occurs and is continuing under the Discount Notes Indenture, the Discount Notes Trustee or the Holders of at least 25% in aggregate principal amount of the Discount Notes then outstanding, by written notice to the Company, may declare the Accreted Value of, premium, if any, interest and other monetary obligations (including Additional Amounts, if any) on all the then outstanding Discount Notes to be immediately due and payable. Upon such a declaration, such principal of, premium, if any, interest and other monetary obligations on the Discount Notes shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (f) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (f) shall be remedied or cured by the Company and/or the relevant Restricted Subsidiaries or waived by the

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holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clauses
(h) or (i) above occurs, the Accreted Value of, premium, if any, accrued interest and other monetary obligations on the Discount Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Discount Notes Trustee or any holder. Holders of at least a majority in principal amount of the outstanding Discount Notes by written notice to the Company and to the Discount Notes Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the Accreted Value of, premium, if any, interest and other monetary obligations on the Discount Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see "-- Amendment, Supplement and Waiver."

  Holders of the Discount Notes may not enforce the Discount Notes Indenture or the Discount Notes except as provided in the Discount Notes Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Discount Notes may direct the Discount Notes Trustee in its exercise of any trust or power. The Discount Notes Indenture will provide that the Discount Notes Trustee thereunder may withhold from holders of the Discount Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, interest and Additional Amounts, if any) if it determines that withholding notice is in their interest. The Discount Notes Indenture will further provide that the Discount
Notes Trustee thereunder shall have no obligation to accelerate the Discount Notes if in the best judgment of the Discount Notes Trustee acceleration is not in the best interest of the holders.

  The Discount Notes Indenture will require that the Company will deliver annually an Officers' Certificate to the Discount Notes Trustee certifying that a review has been conducted of the activities of the Company and the Company's performance under the Discount Notes Indenture and that the Company has fulfilled all obligations thereunder or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Company will also be obligated to notify the Discount Notes Trustee of any default or defaults in the performance of any covenants or agreements under the Indenture within five business days of becoming aware of any such default.

No Personal Liability of Directors, Officers, Employees and Stockholders

  No director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligations of the Company under the Discount Notes or Discount Notes Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder of the Discount Notes by accepting a Discount Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Discount Notes. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the Commission that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

  The obligations of the Company under the Discount Notes Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the Discount Notes. The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Discount Notes ("Legal Defeasance") and cure all then existing Events of Default except for (i) the rights of holders of outstanding Discount Notes to receive payments in respect of the principal of, premium, if any, interest and Additional Amounts, if any, on such Discount Notes when such payments are due or on the redemption date solely out of the trust created pursuant to the Discount Notes Indenture, (ii) the Company's obligations with respect to Discount Notes concerning issuing temporary Discount Notes, or, where relevant, registration of such Discount Notes, mutilated, destroyed, lost or stolen Discount Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Discount Notes Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Discount Notes Indenture. In addition, the Company may, at its option and

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at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Discount Notes Indenture ("Covenant Defeasance"), and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Discount Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment on other indebtedness, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Discount Notes.

  In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Discount Notes,

    (i) the Company must irrevocably deposit, or cause to be irrevocably deposited, with the Discount Notes Trustee, in trust, for the benefit of the holders of the Discount Notes, cash in U.S. dollars, U.S. Government Securities or a combination thereof and, in such amounts as will be sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay the principal of, premium, if any, interest and Additional Amounts, if any, due on the outstanding Discount Notes on the stated maturity date or on the applicable redemption date, as the case may be, of such principal, premium, if any, interest and Additional Amounts, if any, due on the outstanding Discount Notes;

    (ii) in the case of Legal Defeasance, the Company shall have delivered to the Discount Notes Trustee (A) an opinion of counsel in the United States reasonably acceptable to the Discount Notes Trustee confirming that, subject to customary assumptions and exclusions, (1) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (2) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the holders of the outstanding Discount Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred and (B) an opinion of counsel in the Federal Republic of Germany reasonably acceptable to the Discount Notes Trustee to the effect that (1) holders will not recognize income, gain or loss for German income tax purposes as a result of such Legal Defeasance and will be subject to German income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred and (2) payments from the defeasance trust will be free and exempt from any and all withholding and other income taxes of whatever nature imposed or levied by or on behalf of the German government or any political subdivision thereof or therein having the power to tax;

    (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Discount Notes Trustee (A) an opinion of counsel in the United States reasonably acceptable to the Discount Notes Trustee confirming that, subject to customary assumptions and exclusions, the holders of the outstanding Discount Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred and (B) an opinion of counsel in the Federal Republic of Germany reasonably acceptable to the Trustee to the effect that
  (1) holders will not recognize income, gain or loss for German income tax purposes as a result of such Covenant Defeasance and will be subject to German income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred and (2) payments from the defeasance trust will be free and exempt from any and all withholding and other income taxes of whatever nature imposed or levied by or on behalf of the German government or any political subdivision thereof or therein having the power to tax;

    (iv) no Default or Event of Default shall have occurred and be continuing with respect to certain Events of Default on the date of such deposit;

    (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company is a party or by which the Company is bound;

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    (vi) the Company shall have delivered to the Discount Notes Trustee an opinion of counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable German law or U.S. federal or state law, and that the Discount Notes Trustee has a perfected security interest in such trust funds for the ratable benefit of the holders;

    (vii) the Company shall have delivered to the Discount Notes Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

    (viii) the Company shall have delivered to the Discount Notes Trustee an Officers' Certificate and an opinion of counsel in the United States (which opinion of counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

  The Discount Notes Indenture will be discharged and will cease to be of further effect as to all Discount Notes issued thereunder when either (i) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Discount Notes which have been replaced or paid and Discount Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Discount Notes Trustee for cancellation, or (ii) (A) all such Discount Notes not theretofore delivered to the Discount Notes Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Discount Notes Trustee as trust funds in trust an amount of money sufficient to pay and discharge the entire indebtedness on the Discount Notes not theretofore delivered to the Discount Notes Trustee for cancellation for principal, premium, if any, and accrued and unpaid interest and Additional Amounts, if any, to the date of maturity or redemption; (B) no Default with respect to the Discount Notes Indenture or the Discount Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound; (C) the Company has paid, or caused to be paid, all sums payable by it under the Discount Notes Indenture; and (D) the Company has delivered irrevocable instructions to the Discount Notes Trustee under the Discount Notes Indenture to apply the deposited money toward the payment of such Discount Notes at maturity or the redemption date, as the case may be. In addition, the Company must deliver an Officers' Certificate and an opinion of counsel to the Discount Notes Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Withholding Taxes and Additional Amounts

  All payments made by the Company on the Discount Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, "Taxes") imposed or levied by or on behalf of Germany, or any jurisdiction in which the Company or any Surviving Entity is organized or is otherwise resident for tax purposes or any political subdivision thereof or any authority having power to tax therein or any jurisdiction from or through which payment is made (each, a "Relevant Taxing Jurisdiction"), unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes of any Relevant Taxing Jurisdiction, shall at any time be required on any payments made by the Company with respect to the Discount Notes, including payments of principal, redemption price, interest or premium, the Company will pay such additional amounts (the "Additional Amounts") as may be necessary in order that the net amounts received in respect of such payments by the holders of the Discount Notes or the Discount Notes Trustee, as the case may be, after such withholding or deduction, equal the respective amounts which would have been received in respect of such payments in the absence of such withholding or deduction; except that no such Additional Amounts will be payable with respect to:

    (i) any payments on a Discount Note held by or on behalf of a holder or beneficial owner who is liable for such Taxes in respect of such Note by reason of the holder or beneficial owner having some connection with the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than by the mere holding of such Discount Note or enforcement of rights thereunder or the receipt of payments in respect thereof;

    (ii) any Taxes that are imposed or withheld as a result of a change in law after August 26, 1999 where such withholding or imposition is by reason of the failure of the holder or beneficial owner of the Discount Note to comply with any request by the Company to provide information concerning the nationality, residence or identity of such holder or beneficial owner or to make any declaration or similar claim or satisfy any information or reporting requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Taxes;

    (iii) except in the case of the winding up of the Company, any Discount Note presented for payment (where presentation is required) in the Relevant Taxing Jurisdiction; or

    (iv) any Discount Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the holder.

  Such Additional Amounts will also not be payable where, had the beneficial owner of the Discount Note been the holder of the Discount Note, he would not have been entitled to payment of Additional Amounts by reason of clauses (i) to
(iv) inclusive above.

  Upon request, the Company will provide the Discount Notes Trustee with documentation satisfactory to the Discount Notes Trustee evidencing the payment of Additional Amounts. Copies of such documentation will be made available to the holders upon request.

  The Company will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of the Discount Notes or any other document or instrument referred to therein, or the receipt of any payments with respect to the Discount Notes, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of the Federal Republic of Germany, the United States of America or any jurisdiction in which a Paying Agent is located, other than those resulting from, or required to be paid in connection with, the enforcement of the Discount Notes or any other such document or instrument following the occurrence of any Event of Default with respect to the Discount Notes.

Amendment, Supplement and Waiver

  Except as provided in the next two succeeding paragraphs, the Discount Notes Indenture and the Discount Notes issued thereunder may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Discount Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Discount Notes), and any existing Default or Event of Default and its consequences or compliance with any provision of the Discount Notes Indenture or the Discount Notes may be waived with the consent of the holders of a majority in principal amount of the outstanding Discount Notes (including consents obtained in connection with a tender offer or exchange offer for such Discount Notes).

  The Discount Notes Indenture will provide that without the consent of each holder affected, an amendment or waiver may not (with respect to any Discount Notes held by a non-consenting holder of the Discount Notes): (i) reduce the principal amount of the Discount Notes whose holders must consent to an amendment, supplement or waiver, (ii) reduce the Accreted Value of or change the fixed maturity of any such Discount

Note or alter or waive the provisions with respect to the redemption of such Discount Notes, (iii) reduce the rate of or change the time for payment of interest on any Discount Note, (iv) waive a Default in the payment of principal of, or premium, if any, interest or Additional Amounts, if any, on the Discount Notes (except a rescission of acceleration of such Discount Notes by the holders of at least a majority in aggregate principal amount of such Discount Notes and a waiver of the payment default that resulted from such acceleration with respect to such Discount Notes), or in respect of a covenant or provision contained in the Discount Notes Indenture which cannot be amended or modified without the consent of all holders, (v) make any Discount Note payable in money other than that stated in such Discount Notes, (vi) make any change in the provisions of the Discount Notes Indenture relating to waivers of past Defaults or the rights of holders of such Discount Notes to receive payments of principal of, or premium, if any, interest or Additional Amounts, if any, on such Discount Notes, (vii) make any change in the amendment and waiver provisions in the Discount Notes Indenture, (viii) make any change in the provisions of the Discount Notes Indenture described under "--Withholding Taxes" that adversely affects the rights of any holder of the Discount Notes,
(ix) amend the terms of the Discount Notes or the Discount Notes Indenture in a way that would result in the loss of an exemption from any of the Taxes described thereunder or an exemption from any obligation to withhold or deduct Taxes as described thereunder unless the Company agrees to pay Additional Amounts, if any, in respect thereof, or (x) impair the right of any holder of the Discount Notes to receive payment of principal of, interest and Additional Amounts, if any, on such holder's Discount Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes.

  The Discount Notes Indenture will provide that, notwithstanding the foregoing, without the consent of any holder of Discount Notes, the Company and the Discount Notes Trustee together may amend or supplement the Indenture or the Discount Notes (i) to cure any ambiguity, omission, defect or inconsistency, (ii) to provide for uncertificated Discount Notes in addition to or in place of certificated Discount Notes, or to provide for additional forms of global Discount Notes containing transfer and other restrictions and which comply with applicable U.S. securities and other laws, (iii) to comply with the covenant relating to mergers, consolidations and sales of assets, (iv) to provide for the assumption of the Company's obligations to holders of such Discount Notes, (v) to make any change that would provide any additional rights or benefits to the holders of the Discount Notes or that does not adversely affect the legal rights under the Discount Notes Indenture of any such holder,
(vi) to add covenants for the benefit of the holders or to surrender any right or power conferred upon the Company or (vii) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act. However, no amendment may be made to the subordination provisions of the Discount Notes Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

  The consent of the holders is not necessary under the Discount Notes Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

  Notices regarding the Discount Notes in global form will be published in a leading newspaper having a general circulation in New York (which is expected to be The Wall Street Journal) and in Frankfurt (which is expected to be the Frankfurter Allgemeine Zeitung) (and if and so long as the Discount Notes are listed, admitted or eligible for trading on a stock exchange or trading market and the rules or regulations of such stock exchange or trading market shall so require, in a newspaper having a general circulation in the additional jurisdictions as such rules or regulations may require). Notices regarding the certified Discount Notes will be mailed to holders by first-class mail at their respective addresses as they appear on the registration books of the Registrar and, if and so long as the Discount Notes are listed, admitted or eligible for trading on a stock exchange or trading market and the rules or regulations of such stock exchange or trading market shall so require, notices regarding the Definitive Notes will be published in a leading daily newspaper having a general circulation in such jurisdictions as such rules or regulations may require. Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

  The Discount Notes Indenture will contain certain limitations on the rights of the Discount Notes Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Discount Notes Trustee will be permitted to engage in other transactions; provided, however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

  The Discount Notes Indenture will provide that the holders of a majority in principal amount of the outstanding Discount Notes issued thereunder will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Discount Notes Trustee, subject to certain exceptions. The Discount Notes Indenture will provide that in case an Event of Default shall occur (which shall not be cured), the Discount Notes Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Discount
Notes Trustee will be under no obligation to exercise any of its rights or powers under the Discount Notes Indenture at the request of any holder of such Discount Notes, unless such holder shall have offered to the Discount Notes Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

  The Discount Notes Indenture and the Discount Notes and the rights and duties of the parties thereunder shall be governed by, and construed in accordance with, the laws of the State of New York.

Enforceability of Judgments

  Since most of the operating assets of the Company and its Subsidiaries are outside the United States, any judgment obtained in the United States against the Company or a Subsidiary, including judgments with respect to the payment of principal, premium, if any, interest, Additional Amounts, if any, redemption price and any purchase price with respect to the Discount Notes, may not be collectible within the United States.

  The Company has been informed by its German counsel, Besner Kreifels Weber, that, subject to certain exceptions, the laws of the Federal Republic of Germany permit an action to be brought in a court of competent jurisdiction in the Federal Republic of Germany permitting the enforcement of a judgment of a United States federal court or a court of the State of New York sitting in the Borough of Manhattan in the City of New York awarding claims under the terms and conditions of the Discount Notes and the Discount Notes Indenture. In granting permission to enforce the United States or New York State court ruling, the respective German court would not substantively re-examine or re-litigate the case on the merits of the subject matter thereof.

  The said exception to permission of enforcement of United States and New York State court judgments provide, among other things, that a judgment may not be enforced in Germany, if:

  . such judgment is not final and remains subject to appeal or any other form of contestation in the United States,

  . the court having rendered such judgment is not the court of competent jurisdiction pursuant to German international law,

  . the judgment contradicts an earlier final and enforceable judgment rendered in Germany or abroad on the same subject matter,

  . the enforcement of such judgment would contradict essential principles of German law and German ordre public (which especially excludes the enforcement of judgments with a penal or revenue character).

Book-Entry, Delivery and Form

  The Discount Notes were issued in one or more global units in registered, global form (collectively, the "Global Notes") and registered in the name of Depository Trust Company ("DTC"), New York, New York.

  Payments of any amounts owing in respect of the global securities will be made through one or more paying agents to DTC or its nominee in proportion to their respective interests as the registered owner thereof. All amounts payable under the Discount Notes will be payable in dollars. None of Cybernet, the Discount Notes Trustee, the transfer agent or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

  Cybernet expects that DTC or any nominee thereof, upon receipt of any payments made in respect of the global securities, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC. Cybernet also expects that payments by participants to owners of beneficial interests in the global securities held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

  Investors may be subject to foreign exchange risks that may have important economic and tax consequences to them.

  Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to DTC, a nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below.

  Transfer of beneficial interests in Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of the Euroclear System ("Euroclear") and Cedel Society Anonyme ("Cedel")), which may change from time to time.

  The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

 Depositary Procedures

  DTC has advised Cybernet that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of Participants. The Participants include securities brokers and dealers banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

  DTC has also advised Cybernet that pursuant to procedures established by it ownership of interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to Participants) or by Participants and the Indirect Participants (with respect to other owners of beneficial interests in such securities).

  Euroclear and Cedel will hold interests in the Global Notes on behalf of their Participants through customers' securities accounts in their respective names on the books of their respective depositories, which are

Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A. as operator of Cedel. The depositories, in turn, will hold such interests in the Global Notes, in customers' securities accounts in the depositories' names on the books of DTC. All interests in a Global Note, including those held through Euroclear or Cedel, may be subject to the procedures and requirements of DTC. Those interests held by Euroclear or Cedel may also be subject to the procedures and requirements of such system.

  The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having a beneficial interest in a Global Note to pledge such interest to persons or entities that do not participate in DTC's book-entry system, or otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interests.

  Except as described below, owners of interests in the Global Notes will not have Discount Notes registered in their names, will not receive physical delivery of Discount Notes in certificated form and will not be considered the registered owners or holders thereof under the Discount Indenture for any purpose.

  Payments in respect of the principal, premium, Additional Amounts (as defined), if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable by the paying agent to DTC or its nominee in its capacity as the registered holder of a Global Note under the Discount Indenture. Under the terms of the Discount Indenture, Cybernet and the Trustee will treat the persons in whose names the Discount Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither Cybernet, the Discount Trustee, nor any agent of Cybernet or the Discount Trustee, has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

  DTC has advised Cybernet that its current practices, upon receipt of any payment in respect of securities such as the Discount Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security such as the Global Notes as shown on the records of DTC. Payments by Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will not be the responsibility of DTC, the Discount Trustee or Cybernet. Neither Cybernet nor the Discount Notes Trustee will be liable for any delay by DTC or its Participants in identifying the beneficial owners of the Discount Notes and Cybernet and the Discount Notes Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Discount Notes for all purposes.

  Except for trades involving only Euroclear and Cedel participants, interests in the Global Notes will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants.

  Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

  Subject to compliance with the transfer restrictions applicable to the Discount Notes described herein, cross market transfers between Participants in DTC, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depository; however, such cross market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositaries for Euroclear or Cedel.

  Due to time zone differences, the securities accounts of a Euroclear or Cedel participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear or Cedel) immediately following the settlement date of DTC. Cash received in Euroclear or Cedel as a result of sales of interests in a Global Note by or through a Euroclear or Cedel participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following DTC's settlement date.

  DTC has advised Cybernet that it will take any action permitted to be taken by a holder of Discount Notes only at the direction of one or more Participants to whose account interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Discount Notes as to which such Participant or Participants has or have given direction. However, if there is an Event of Default under the Discount Notes, DTC reserves the right to exchange the applicable Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

  The information in this section concerning DTC, Euroclear and Cedel and their book-entry systems has been obtained from sources that Cybernet believes to be reliable, but Cybernet takes no responsibility for the accuracy thereof.

  Although DTC, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfer of interests in the Global Notes among participants in DTC, Euroclear and Cedel, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither Cybernet nor the Discount Notes Trustee will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

 Definitive Securities

  If (i) at any time DTC is unwilling or unable to continue as a depositary, or Euroclear and Cedel cease to be clearing agencies, for the Global Notes and a successor depositary or clearing agency, as the case may be, is not appointed by Cybernet within 90 days or (ii) certain other events occur, as provided in the Discount Notes Indenture, then, definitive securities will be issued in exchange for the Global Notes.

 Same Day Settlement and Payment

  The Discount Notes Indenture requires that payments in respect of Discount Notes represented by the Global Notes (including principal, premium, if any, interest, and Additional Amounts, if any) be made by wire transfer of immediately available funds to the accounts specified by DTC. With respect to Definitive Notes, Cybernet will make all payments of principal, premium, if any, interest, and Additional Amounts, if any, by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. Cybernet expects that secondary trading in the Definitive Notes will also be settled in immediately available funds.

                              CERTAIN DEFINITIONS

  Set forth below is a summary of certain of the defined terms used in the PIK Notes Indenture and the Discount Notes Indenture (collectively the "Indentures"). Reference is made to each Indenture for the full definition of all terms as well as any other capitalized term used herein for which no definition is provided. For purposes of each Indenture, unless otherwise specifically indicated, the term "consolidated" with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person. For purposes of the following definitions and the Indentures generally, all calculations and determinations shall be made in accordance with US GAAP and shall be based upon the consolidated financial statements of the Company and its subsidiaries prepared in accordance with US GAAP.

     "Accreted Value" is defined to mean, for any Specified Date, the amount provided for each $1,000 principal amount at maturity of the Discount Notes:

    (i) if the Specified Date occurs on one of the following dates (each, a "Semi-Annual Accrual Date"), the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual Date:

        Semi-
       Annual
       Accrual                                                        Accreted
        Date                                                            Value
       -------                                                        ---------
      February 15, 2000..............................................   $567.35
      August 15, 2000................................................   $604.23
      February 15, 2001..............................................   $643.50
      August 15, 2001................................................   $685.33
      February 15, 2002..............................................   $729.88
      August 15, 2002................................................   $777.32
      February 15, 2003..............................................   $827.84
      August 15, 2003................................................   $881.65
      February 15, 2004..............................................   $938.96
      August 15, 2004................................................ $1,000.00

    (ii) if the Specified Date occurs before the first Semi-Annual Accrual Date, the Accreted Value will equal the sum of (a) the original issue price and (b) an amount equal to the product of (1) the Accreted Value for the first Semi-Annual Accrual Date less the original issue price multiplied by
  (2) a fraction, the numerator of which is the number of days from the Issue Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the Issue Date to the first Semi-Annual Accrual Date, using a 360-day year of twelve 30-day months;

    (iii) if the Specified Date occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal the sum of (a) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and (b) an amount equal to the product of (1) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date multiplied by (2) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; or

    (iv) if the Specified Date occurs after the last Semi-Annual Accrual Date, the Accreted Value will equal $1,000.

  "Acquired Indebtedness" is defined to mean Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or any Restricted Subsidiary or assumed in connection with an Asset Acquisition by the Company or a Restricted Subsidiary and not incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary, such merger or consolidation or such Asset Acquisition; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon the consummation of the transactions by which such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or any Restricted Subsidiary or such Asset Acquisition shall not be Indebtedness.

  "Affiliate" is defined to mean, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, is defined to mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

  "Asset Acquisition" is defined to mean (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary to any other Person, or any acquisition or purchase of Equity Interests of any other Person by the Company or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated, merged with or into the Company or any Restricted Subsidiary or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person (other than the Company or any of its Restricted Subsidiaries) that constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside the ordinary course of business.

  "Asset Sale" is defined to mean any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transactions) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person (other than the Company or any of its Restricted Subsidiaries) of (i) all or any of the Equity Interests in any Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or line of business of the Company or any of its Restricted Subsidiaries or (iii) any other property and assets of the Company or any of its Restricted Subsidiaries outside the ordinary course of business (including the receipt of proceeds paid on account of the loss of or damage to any property or asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceedings). For the purposes of this definition with respect to a particular Indenture, the term "Asset Sale" shall not include (a) any transaction consummated in compliance with the covenant contained in the applicable Indenture with respect to consolidations, mergers and sales of assets and the creation of any Lien not prohibited by the "Limitation on Liens" covenant contained in the applicable Indenture; provided, however, that any transaction consummated in compliance with such covenant with respect to consolidations, mergers and sales of assets involving a sale, conveyance, assignment, transfer, lease or other disposal of less than all of the properties or assets of the Company and the Restricted Subsidiaries shall be deemed to be an Asset Sale with respect to the properties or assets of the Company and Restricted Subsidiaries that are not so sold, conveyed, assigned, transferred, leased or otherwise disposed of in such transaction; (b) sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be; (c) sales of telecommunications network capacity of the Company or any Restricted Subsidiary including sales of indefeasible rights of use of or transfers of dark fiber optic transmission cable, in each case in the ordinary course of business; and (d) any transaction consummated in compliance with the "Limitation on Restricted Payments" covenant in the applicable Indenture. In addition, solely for purposes of the "Limitation on Asset Sales" covenant, any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions, involving assets with a Fair Market Value not in excess of (Euro)1.0 million in any fiscal year shall be deemed not to be an "Asset Sale."

  "Board of Directors" is defined to mean the Board of Directors of the Company.

  "Board Resolution" is defined to mean a duly authorized resolution of the Board of Directors.

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  "Business Day" is defined to mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City and Munich, Germany are authorized or required by law to close.

  "Capital Stock" is defined to mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, including, without limitation, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

  "Capitalized Lease" is defined to mean, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with US GAAP, is required to be capitalized and reflected as a liability on the balance sheet of such Person; and "Capitalized Lease Obligation" is defined to mean, at the time any determination thereof is to be made, the discounted present value of the rental obligations under such lease.

  "Cash Equivalents" is defined to mean, (a) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof or by the German government or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition; (b) overnight bank deposits or certificates of deposit, eurodollar time deposits and bankers' acceptances with maturities of 360 days or less from the date of acquisition, in each case with any commercial bank having capital and surplus in excess of $500 million and outstanding debt rated at least "A" or the equivalent thereof by S&P or Moody's; (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) entered into with any financial institution meeting the qualifications specified in clause (b) above; (d) commercial paper rated at least A-1 or P-1, or the equivalent thereof by S&P or Moody's, respectively, and in each case maturing within 360 days after the date of acquisition and (e) direct obligations of, or obligations fully and unconditionally guaranteed by, any member of the European Community rated at least "AAA" or the equivalent thereof by both S&P and Moody's.

  "Change of Control" is defined to mean such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) (other than a Permitted Holder) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the then outstanding Voting Stock of the Company on a fully diluted basis, provided that the relevant threshold in the case of Cybermind Interactive Europe and Holger Timm shall be 40%; (ii) individuals who at the beginning of any period of two consecutive calendar years constituted the Board of Directors (together with any directors who are members of the Board of Directors August 26, 1999 and any new directors whose election by the Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then still in office who either were members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of such Board of Directors then in office; (iii) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company to any such "person" or "group" (other than to a Restricted Subsidiary); or (iv) the merger or consolidation of the Company with or into another corporation or the merger of another corporation with or into the Company with the effect that immediately after such transaction any such "person" or "group" of persons or entities shall have become the beneficial owner of securities of the surviving corporation of such merger or consolidation representing a majority of the total voting power of the then outstanding Voting Stock of the surviving corporation.

  "Commission" is defined to mean the United States Securities and Exchange Commission, as from time to time constituted, or, if at any time after the execution of the Indenture such commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.


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  "Common Stock" is defined to mean the authorized common Capital Stock of the
Company, par value $0.001 per share.

  "Consolidated Cash Flow" is defined to mean with respect to any Person for any period, the (i) Consolidated Net Income of such Person for such period plus, to the extent deducted in computing such Consolidated Net Income (and without duplication), Consolidated Fixed Charges, (ii) any provision for taxes (other than taxes (either positive or negative) attributable to extraordinary and nonrecurring gains or losses or sales of assets), (iii) any amount attributable to depreciation and amortization expense and (iv) all other non-cash items reducing Consolidated Net Income (excluding any non-cash charge to the extent that it requires or represents an accrual of, or reserve for, cash charges in any future period), less all non-cash items increasing Consolidated Net Income (excluding any items which represent the reversal of an accrual of, or reserve for, anticipated cash charges at any prior period), all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with US GAAP; provided, however, that there shall be excluded therefrom the Consolidated Cash Flow (if positive) of any Restricted Subsidiary (calculated separately for such Restricted Subsidiary in the same manner as provided above) that is subject to a restriction which prevents the payment of dividends or the making of distributions to the Company or another Restricted Subsidiary to the extent of such restriction.

  "Consolidated Fixed Charges" is defined to mean, with respect to any Person for any period, Consolidated Interest Expense plus dividends declared and payable on Preferred Stock.

  "Consolidated Interest Expense" is defined to mean with respect to any Person for any period, the aggregate amount of interest in respect of Indebtedness (including capitalized interest, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation) calculated in accordance with US GAAP; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreement, and interest on Indebtedness that is Guaranteed or secured by such Person or any of its Restricted Subsidiaries, less the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by such Person and its Restricted Subsidiaries during such period; excluding, however, any amount of such interest of any Restricted Subsidiary to the extent the net income of such Restricted Subsidiary is excluded in the calculation of Consolidated Net Income pursuant to the last proviso of such definition.

  "Consolidated Net Income" is defined to mean, for any period, the net income (or loss) of the Company and its consolidated Restricted Subsidiaries determined in accordance with US GAAP; provided, however, that there will not be included in such Consolidated Net Income: (i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (a) subject to the limitations contained in clauses (iv), (v) and (vi) below, the Company's equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (b) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary; (ii) any net income (loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (a) subject to the limitations contained in clauses (iv), (v) and (vi) below, the Company's equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause) and (b) the Company's equity in a net loss of any such Restricted

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Subsidiary for such period will be included in determining such Consolidated
Net Income; (iv) any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Restricted Subsidiaries which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person; (v) any extraordinary gain or loss; and (vi) the cumulative effect of a change in accounting principles.

  "Consolidated Net Worth" is defined to mean, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of such Person and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of determination), less any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of Equity Interests in the Company or any of its Restricted Subsidiaries, each item to be determined in conformity with US GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

  "Credit Facilities" is defined to mean one or more senior credit agreements, senior loan agreements or similar senior facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

  "Cumulative Consolidated Cash Flow" is defined to mean, for the period beginning on August 26, 1999 through and including the end of the last fiscal quarter (taken as one accounting period) preceding the date of any proposed Restricted Payment, Consolidated Cash Flow of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with US GAAP.

  "Cumulative Consolidated Fixed Charges" is defined to mean, for the period beginning on August 26, 1999 through and including the end of the last fiscal quarter (taken as one accounting period) preceding the date of any proposed Restricted Payment, Consolidated Fixed Charges of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with US GAAP.

  "Currency Agreement" is defined to mean any foreign exchange contract, currency swap agreement and any other arrangement or agreement designed to provide protection against fluctuations in currency values.

  "Current Market Price" is defined to mean (i) if the security is not registered under the Exchange Act, the fair market value of the security (without any discount for lack of liquidity, the amount of such security offered to be purchased or the fact that such securities may represent a minority interest in a private company or a company under the control of another Person) as determined in good faith by the Board of Directors and certified in a board resolution that is delivered to the trustee under the applicable Indenture, and determined to be fair, from a financial point of view, to the holders of such security or another security exercisable for such security, by an Independent Financial Expert (as set forth in such Independent Financial Expert's written fairness opinion); or (ii) if the security is registered under the Exchange Act, the average of the last reported sale price of the security on the principal exchange on which it trades (or the equivalent in an over-the-counter market) for each Business Day during the period commencing 15 Business Days before such date and ending on the date one day prior to such date, or if the security has been registered under the Exchange Act for less than 15 consecutive Business Days before such date, the average of the daily closing bid prices (or such equivalent) for all of the Business Days before such date for which daily closing bid prices are available (provided, however, that if the closing bid price is not determinable for at least 10 Business Days in such period, the "Current Market Price" of the security shall be determined as if the security were not registered under the Exchange Act). The Company shall pay the fees and expenses of any Independent Financial Expert in the determination of Current Market Price.

  "Default" with respect to a particular Indenture is defined to mean any event that is, or after notice or passage of time or both would be, an Event of Default under that Indenture.

  "Designated Senior Indebtedness" under the Notes is defined to mean the Senior Notes and any Indebtedness constituting Senior Indebtedness that, at the date of determination, has an aggregate principal amount of, or under which the holders thereof are committed to lend up to, (Euro)20.0 million and that is specifically designated by the Company in the instrument creating or evidencing such Senior Indebtedness as "Designated Senior Indebtedness."

  "Eligible Accounts Receivable" is defined to mean the accounts receivables (net of any reserves and allowances for doubtful accounts in accordance with US
GAAP) of any Person that are not more than 60 days past their due date and that were entered into in the ordinary course of business on normal payment terms as shown on the most recent consolidated balance sheet of such Person filed with the Commission, all in accordance with US GAAP.

  "Equity Interests" is defined to mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

  "Exchange Act" is defined to mean the United States Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations thereunder.

  "Fair Market Value" is defined to mean, with respect to any asset or property, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, however, that the Fair Market Value of any such asset or assets shall be determined conclusively by the Board of Directors acting in good faith, which determination shall be evidenced by a resolution of such Board delivered to the trustee under the applicable Indenture.

  "Guarantee" is defined to mean any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof) of any other Person; provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

  "Incur" is defined to mean, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an Incurrence of Indebtedness by reason of the acquisition of more than 50% of the Equity Interests in any Person; provided that none of the accrual of interest, the payment of interest in the form of additional Indebtedness or the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

  "Indebtedness" is defined to mean, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person, whether or not contingent (A) in respect of borrowed money, (B) evidenced by bonds, debentures, notes or other similar instruments or letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (C) representing the balance deferred and unpaid of the purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (D) representing Capitalized Lease Obligations, (ii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (iii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person, (iv) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of

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

determination and (v) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that (x) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with US GAAP, (y) money borrowed and set aside at the time of the Incurrence of any Indebtedness for the sole purpose of prefunding the payment of interest on such Indebtedness (and which is pledged in favor of the holders of such Indebtedness pending such application) shall not be deemed to be "Indebtedness" so long as such money is held to secure the payment of such interest and (z) Indebtedness shall not include any liability for federal, state, local or other taxes.

  "Independent Financial Expert" is defined to mean an internationally recognized investment bank that does not (and the directors, executive officers and 5% stockholders of which do not) have a direct or indirect financial interest in the Company or any of its Subsidiaries or Affiliates, which has not been for at least five years, and at the time it is called upon to give independent financial advice to the Company is not (and none of its directors, executive officers or 5% stockholders is), a promoter, director, or officer of the Company or any of its Subsidiaries or Affiliates. The Independent Financial Expert may be compensated and indemnified by the Company for opinions or services it provides as an Independent Financial Expert.

  "Interest Rate Agreement" is defined to mean any interest rate swap agreement, interest rate cap agreement, interest rate insurance, and any other arrangement or agreement designed to provide protection against fluctuations in interest rates.

  "Investment" in any Person is defined to mean any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement but excluding advances to customers in the ordinary course of business that are, in conformity with US GAAP, recorded as accounts receivable on the balance sheet of such Person or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other tangible or intangible property to another Person or any payment for any property or services for the account or use of another Person), or any purchase or acquisition of Equity Interests, bonds, notes, debentures, or other similar instruments issued by any other Person. For purposes of the definition of "Unrestricted Subsidiary," the "Limitation on Restricted Payments" covenant and the "Limitation on Issuance and Sale of Capital Stock of Restricted Subsidiaries" covenant in the applicable Indenture, (i) "Investment" shall include (a) the Fair Market Value of the assets (net of liabilities) of any Restricted Subsidiary of the Company at the time that such Restricted Subsidiary of the Company is designated an Unrestricted Subsidiary and shall exclude the Fair Market Value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company and (b) the Fair Market Value, in the case of a sale of Equity Interests in accordance with the "Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries" covenant in the applicable Indenture such that a Person no longer constitutes a Restricted Subsidiary, of the remaining assets (net of liabilities) of such Person after such sale, and shall exclude the Fair Market Value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

  "Lien" is defined to mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind in respect of an asset, whether or not filed, recorded or otherwise perfected under applicable law (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any option or other agreement to sell or give any security interest).

  "Moody's" is defined to mean Moody's Investors Service, Inc. and its successors.

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  "Most Recent Balance Sheet" is defined to mean, with respect to any Person, the most recent consolidated balance sheet of such Person reported on by an internationally recognized firm of independent accountants without qualification as to scope.

  "Net Cash Proceeds" is defined to mean, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing agreements), (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with US GAAP; provided that such amounts which cease to be held as reserves shall be deemed Net Cash Proceeds and (b) with respect to any issuance or sale of Equity Interests (other than Redeemable Stock) and excluding any Equity Interests issued in connection with the Private PIK Notes Offering or Private Discount Notes Offering, as applicable, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent (1) such obligations are financed, directly or indirectly, with money borrowed from the Company or any Restricted Subsidiary or otherwise financed or sold with recourse to the Company or any Restricted Subsidiary or (2) the purchase of the Equity Interests is otherwise financed, directly or indirectly, by the Company or any Restricted Subsidiary, including through funds contributed, extended, guaranteed or otherwise advanced by the Company or any Affiliate) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

  "Neuer Markt" is defined to mean the Neuer Markt of the Frankfurt Stock Exchange.

  "Officers' Certificate" is defined to mean a certificate signed on behalf of the Company by two officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company that meets the requirements set forth in the applicable Indenture.

  "Permitted Assets" is defined to mean, with respect to any Person, assets used in the Permitted Business (or Equity Interests of a Person that becomes a Restricted Subsidiary, the assets of which consist principally of such Permitted Assets) that are purchased or acquired by the Company or a Restricted Subsidiary after the Issue Date.

  "Permitted Business" is defined to mean the business of (i) operating an Internet connectivity or internet enhancement service as it may exist from time to time, including, without limitation, providing dial up or dedicated internet service, web hosting or co-location services, security solutions, configuration services, electronic commerce, intranet solutions, data backup and restoral, business content and collaboration or consulting services with respect to the foregoing (including, without limitation, any business conducted by the Issuer or any Restricted Subsidiary on August 26, 1999), (ii) transmitting or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (iii) constructing, creating, developing, providing or marketing communications-related network equipment, products, software and other

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devices for use in an Internet or telecommunications business, or (iv)
evaluating, participating in or pursuing any other activity or opportunity that is primarily related to those identified in clause (i), (ii) or (iii) above. A good faith determination by a majority of the Board of Directors as to whether a business meets the requirements of this definition shall be conclusive, absent manifest error.

  "Permitted Holder" is defined to mean Andreas Eder, Alessandro Giacalone and any Affiliate of the foregoing Persons.

  "Permitted Investment" is defined to mean (i) an Investment in a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; (ii) payroll, travel and similar advances to cover matters that are expected at the time of such advance ultimately to be treated as expenses in accordance with US GAAP; (iii) stock, obligations or securities received (a) in satisfaction of judgments or (b) in settlement of debts, or as a result of foreclosure, perfection or enforcement of any Lien, in each case under this clause (b) arising in the ordinary course of business and not in contemplation of the acquisition of such stock, obligations or securities; (iv) Investments in Cash Equivalents; (v) Investments made as a result of the receipt of noncash consideration from any Asset Sale made in compliance with the "Limitation on Asset Sales" covenant in the applicable Indenture; (vi) Investments in negotiable instruments held for collection, lease, utility and workers' compensation, performance and other similar pledges or deposits, and other pledges or deposits permitted under the "Limitation on Liens" covenant in the applicable Indenture; (vii) obligations under Interest Rate Agreements or Currency Agreements; provided that such agreements (a) are designed solely to protect the Company or the Restricted Subsidiary, as the case may be, against fluctuations in foreign currency exchange rates or interest rates and (b) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;
(viii) Investments made in the ordinary course of business and on ordinary business terms in the Permitted Business in consortia formed to construct transmission infrastructure for use primarily in the Permitted Business, provided such Investment entitles the Company to rights of way or rights of use on such transmission infrastructure; and (ix) any Investment purchased by the Company and deposited in an escrow account established in connection with the issuance of any Senior Indebtedness of the Company that is pari passu with the Senior Notes.

  "Permitted Liens" is defined to mean (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with US GAAP shall have been made; (ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with US GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or other similar legislation and other insurance-related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements); (iv) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries; (v) Liens (including extensions and renewals thereof) upon real or personal property of a Restricted Subsidiary purchased or leased after August 26, 1999; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred by such Restricted Subsidiary in compliance with the "Limitation on Indebtedness" and "Limitation on Issuances of Guarantees of Indebtedness by Restricted Subsidiaries" covenants in the applicable Indenture (1) to finance the cost of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition and the Incurrence of such Indebtedness or (2) to refinance any

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Indebtedness of a Restricted Subsidiary previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets; (vi) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease of a Restricted Subsidiary which, in each case, is permitted under the applicable Indenture; (vii) Liens on property of, or on Equity Interests in or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens were not created, incurred or assumed in contemplation of such transaction and do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets so acquired; (viii) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary of the Company that does not give rise to an Event of Default under the applicable Indenture; (ix) Liens encumbering customary initial deposits and margin deposits and other Liens that are either within the general parameters customary in the industry or incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements; (x) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to August 26, 1999; (xi) Liens existing on August 26, 1999 or securing the PIK Notes or Discount Notes, as applicable, or any Guarantee of the PIK Notes or Discount Notes, as applicable; (xii) Liens granted after August 26, 1999 on any assets or Equity Interests in the Company or its Restricted Subsidiaries created in favor of the holders of the PIK Notes or Discount Notes, as applicable; (xiii) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or another Restricted Subsidiary to secure Indebtedness owing to the Company or such Restricted Subsidiary and Incurred in compliance with clause (ii) of paragraph (b) of the "Limitation on Indebtedness" covenant in the applicable Indenture; (xiv) Liens created in connection with the incurrence of any Indebtedness permitted to be Incurred under clause (iii) of paragraph (b) of the "Limitation on Indebtedness" covenant in the applicable Indenture; provided that the Indebtedness which it refinances is secured by similar Liens;
(xv) Liens securing Indebtedness under Credit Facilities incurred in compliance with clause (viii) of paragraph (b) of the "Limitation on Indebtedness" covenant in the applicable Indenture; (xvi) Liens securing other Senior Indebtedness of the Company; (xvii) Liens incurred or deposits made to secure the performance of tenders, bids, leases, subleases, licenses, sublicenses, obligations for utilities, statutory or regulatory obligations, bankers' acceptances, letters of credit, surety and appeal bonds, government or other contracts, completion guarantees, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (xviii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and (xix) Liens with respect to an escrow account established in connection with the issuance of any Senior Indebtedness which are pari passu with the Senior Notes.

  "Preferred Stock" is defined to mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

  "Pro forma Consolidated Cash Flow" is defined to mean with respect to any Person for any period, the Consolidated Cash Flow of such Person for such period calculated on a pro forma basis to give effect to any Asset Sale or Asset Acquisition (including acquisitions of other Persons by merger, consolidation or purchase of Equity Interests) during such period as if such Asset Sale or Asset Acquisition had taken place on the first day of such period and income (or losses) ceased to accrue or accrued, as the case may be, therefrom from such date.

  "Redeemable Stock" is defined to mean, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or

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otherwise, (ii) is convertible or exchangeable for Indebtedness or Redeemable
Stock or (iii) is redeemable or must be purchased, upon the occurrence of certain events or otherwise, by such Person at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the PIK Notes or Discount Notes, as applicable; provided, however, that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the PIK Notes or Discount Notes, as applicable; shall not constitute Redeemable Stock if (x) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the PIK Notes or Discount Notes, as applicable; and described under the "Limitation on Asset Sales" covenant of the applicable Indenture and "Description of the PIK Notes-- Repurchase of PIK Notes upon a Change of Control" or "Description of the Discount Notes--Repurchase of Discount Notes upon a Change of Control," as applicable and (y) any such requirement only becomes operative after compliance with such terms applicable to the PIK Notes or Discount Notes, as applicable, including the purchase of any such Notes tendered pursuant thereto.

  "Replacement Assets" is defined to mean any property, plant or equipment of a nature or type that are used or usable in the Permitted Business (as determined in good faith by the Board of Directors, whose determination shall be evidenced by a Board Resolution).

  "Restricted Subsidiary" is defined to mean, at any time, any direct or indirect Subsidiary of the Company that is then not an Unrestricted Subsidiary.

  "S&P" is defined to mean Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, and its successors.

  "Securities Act" is defined to mean the United States Securities Act of 1933, as amended, or any successor statute, and the rules and regulations thereunder.

  "Senior Indebtedness" is defined to mean the following obligations of the Company, whether outstanding on the date of the Indenture or thereafter
Incurred: (i) all Indebtedness and all other monetary obligations of the Company under the Senior Notes; (ii) all other Indebtedness of the Company other than the PIK Notes and the Discount Notes, if any (including, without limitation, Indebtedness Incurred under Credit Facilities), including principal and interest on such Indebtedness, unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is pari passu with, or subordinated in right of payment to, the PIK Notes or Discount Notes, as applicable; and (iii) all fees, expenses and indemnities payable in connection with the Senior Notes (including any agreement pursuant to which the Senior Notes were issued); provided that the term "Senior Indebtedness" shall not include (a) any Indebtedness of the Company that, when Incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code, was without recourse to the Company, (b) any Indebtedness of the Company to a Subsidiary of the Company or a joint venture in which the Company has an interest, (c) any Indebtedness of the Company, to the extent not permitted under the Indenture, (d) any repurchase, redemption or other obligation in respect of Redeemable Stock, (e) any Indebtedness to any employee of the Company or one of its Subsidiaries, (f) any liability under federal, state, local, foreign or other taxes owed or owing by the Company, (g) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities) or (h) any Indebtedness, guarantee or obligation of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of the Company, including without limitation, any Senior Subordinated Indebtedness and Subordinated Obligations. Senior Indebtedness will also include interest accruing subsequent to events of bankruptcy of the Company and its Subsidiaries at the rate provided for in the document governing such Senior Indebtedness, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under federal bankruptcy law.


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  "Senior Subordinated Indebtedness" is defined to mean the PIK Notes and the
Discount Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank equally with the PIK Notes and the Discount Notes, as applicable, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.

  "Share Capital" is defined to mean, at any time of determination, the stated capital of the Equity Interests (other than Redeemable Stock) and additional paid-in capital of the Company as set forth on the Most Recent Balance Sheet of the Company at such time.

  "Significant Subsidiary" is defined to mean, at any time of determination, any Restricted Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

  "Specified Date" is defined to mean any redemption date, any date of purchase for any purchase of the PIK Notes or Discount Notes, as applicable, pursuant to the "Limitation on Asset Sales" covenant in the applicable Indenture or the "Repurchase of Notes upon a Change of Control" provision in the applicable Indenture, any date of conversion or exchange of PIK Notes or Discount Notes, as applicable, or any date on which the PIK Notes or Discount Notes, as applicable, are due and payable after an Event of Default.

  "Stated Maturity" is defined to mean, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

  "Subordinated Obligations" is defined to mean any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the PIK Notes or Discount Notes, as applicable, pursuant to a written agreement.

  "Subsidiary" is defined to mean, with respect to any Person (i) any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is at the time of determination owned, directly or indirectly, by such Person or one or more other Subsidiaries of such Person and
(ii) any partnership, joint venture, limited liability company or similar entity of which (A) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (B) such Person or any Restricted Subsidiary of such Person is a controlling general partner, co-venturer, manager or similar position or otherwise controls such entity.

  "Trade Payables" is defined to mean any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by the Company or any of its Restricted Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods and services.

  "Trading Day" is defined to mean, so long as the Common Stock trades on the Neuer Markt, a day on which such exchange is open for the transaction of business, or, if the Common Stock ceases to trade on the Neuer Markt, a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business, or, if the Common Stock is not so listed or admitted to trading on any national securities exchange, a day on which the Nasdaq National Market System (or any successor thereto) or such other system then in use is open for the transaction of business, or, if the Common Stock is not quoted by any such organization, any day other than a Saturday, Sunday or a day on

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which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

  "Transaction Date" is defined to mean, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

  "Unrestricted Subsidiary" is defined to mean (i) any Subsidiary of the Company which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors in the manner provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary, or any of its Subsidiaries, owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that (a) the Company certifies in an Officers' Certificate that such designation complies with the covenants described under "Limitation on Restricted Payments," (b) such Subsidiary is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might reasonably be obtained in a comparable arm's-length transaction at the time from Persons who are not Affiliates of the Company, (c) neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Equity Interests in such Subsidiary or any Subsidiary of such Subsidiary or (2) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve any specified levels of operating results and (d) such Subsidiary and its Subsidiaries have not at the time of designation, and do not thereafter, Incur any Indebtedness other than Unrestricted Subsidiary Indebtedness. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that immediately after giving effect to such designation (x) the Company could Incur (Euro)1.00 of additional Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant described above on a pro forma basis taking into account such designation and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

  "Unrestricted Subsidiary Indebtedness" is defined to mean Indebtedness of any Unrestricted Subsidiary (i) as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), and (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare, a default on such Indebtedness of the Company or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

  "US GAAP" is defined to mean, at any date of determination, generally accepted accounting principles as in effect in the United States of America which are applicable at the date of determination and which are consistently applied for all applicable periods.

  "U.S. Government Securities" is defined to mean direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States is pledged and are not callable or redeemable at the option of the issuer thereof.

  "Voting Stock" is defined to mean with respect to any Person, Capital Stock of any class or kind ordinarily entitled to vote for the election of directors thereof at a meeting of Stockholders called for such purpose, without the occurrence of any additional event or contingency.


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  "Weighted Average Life to Maturity" is defined to mean, at any date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) (a) the sum of the products of the number of years from such date of determination to the dates of each successive scheduled principal payment of, or redemption or similar payment with respect to, such Indebtedness multiplied by (b) the amount of such principal payment, by (ii) the sum of all such principal payments.

  "Wholly Owned Restricted Subsidiary" is defined to mean any Restricted Subsidiary all of the outstanding voting Equity Interests (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.


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                              REGISTRATION RIGHTS

 Conversion Shelf Registration Rights

  We have filed the registration statement of which this prospectus is a part to comply with requirements under registration rights agreements we entered into with the initial purchaser of the Notes. We are further required to use our best efforts to maintain the effectiveness of the registration statement until the earlier of (i) such time as all Notes (including all Secondary PIK Notes that have been or could be issued pursuant to the terms of the PIK Notes Indenture) have been converted or redeemed and (ii) August 15, 2009.

  Holders of Notes will be able to convert their Notes only if a registration statement relating to the common stock underlying the Notes is then effective and available, or the conversion of the Notes is exempt from the registration requirements of the Securities Act, and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which the various holders of the Notes reside.

 Suspension

  During any consecutive 365-day period, we are entitled to suspend the registration statement for up to two 30 consecutive-day periods (except for the 30 consecutive-day period prior to August 15, 2009) if our Board of Directors determines in the exercise of its reasonable judgment that there is a valid business purpose for such suspension and provides notice to holders of Notes that such determination was made. In no event will we be required to disclose the business purpose for such suspension if we determine in good faith that such business purpose must remain confidential.

 Indemnity

  The registration rights agreement contains provisions providing for indemnity and contribution with respect to the registration statement to, and from, the persons who are issued, or the persons (other than the Company) that receive or sell common stock underlying the Notes.

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                      DESCRIPTION OF MATERIAL INDEBTEDNESS

  On July 8, 1999, the Company issued 150,000 Units consisting of $150,000,000 in aggregate principal amount of the Senior Notes and warrants to purchase an aggregate of 4,534,604 shares of Common Stock. The warrants issued in the Private Unit Offering remain subject to transfer restrictions. Interest on the Senior Notes will be paid semi-annually on July 1 and January 1 of each year, beginning January 1, 2000. In connection with the Private Unit Offering, the Company purchased, pledged and placed in escrow U.S. government securities in an amount sufficient to fund the first six interest payments on the Senior Notes (through the interest payment date on July 1, 2002). The Senior Notes are redeemable at the Company's option, in whole or in part, at any time on or after July 1, 2004, at 110% of their principal amount, plus accrued interest, declining to 100% of their principal amount, plus accrued interest on or after July 1, 2007. The Senior Notes may also be redeemed at the option of the Company, in whole but not in part, at any time at a redemption price equal to the aggregate principal amount thereof, plus liquidated damages (arising from failure of the Company to take certain actions relating to the exchange offer), if any, to the date fixed by the Company for redemption, and all additional amounts, if any, then due and which will become due as a result of the redemption or otherwise, in the event of changes affecting certain German taxes or as a result of any change in the application of certain German tax laws or regulations that require the Company to pay additional amounts that the Company determines cannot be avoided by taking reasonable steps. The Senior Notes rank equal in right of payment to all other senior indebtedness of the Company and will be senior in right of payment to the Notes and any future subordinated indebtedness of the Company.

  The Senior Notes Indenture contains covenants applicable to the Company and certain of its subsidiaries, including limitations and requirements with respect to indebtedness, restricted payments, dividends and other payments affecting restricted subsidiaries, the issuance and sale of capital stock of restricted subsidiaries, transactions with stockholders and affiliates, liens, asset sales, issuances of guarantees of indebtedness by restricted subsidiaries, sale-leaseback transactions, consolidations and mergers and provision of financial statements and reports. The Senior Notes Indenture also requires the Company to commence and consummate an offer to purchase the Senior Notes for 101% of their principal amount upon events constituting or which may constitute a Change of Control of the Company. In addition, under certain circumstances, the Company is required by the Senior Notes Indenture to offer to purchase the Senior Notes with the proceeds of certain sales of assets. The Senior Notes Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of, premium, if any, interest and any other monetary obligations on the Senior Notes to become or to be declared to be immediately due and payable. Holders of Senior Notes may under certain circumstances be entitled to receive additional payments in respect of taxes and similar charges in respect of payments on the Senior Notes. The terms of such covenants, such required offers to purchase, such events of default and their consequences and such additional payments, as well as related definitions, are set forth in the Senior Notes Indenture.

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                          DESCRIPTION OF CAPITAL STOCK

  The following description of the capital stock of the Company and certain provisions of the Company's Certificate of Incorporation and By-laws is a summary and is qualified in its entirety by the provisions of the Certificate of Incorporation and By-laws.

  The Company has authorized capital of 100,000,000 shares, consisting of 50,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"), and 50,000,000 shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock"). The Company has also issued 150,000 Units as part of the Private Unit Offering which include warrants to purchase an aggregate 4,534,604 shares of Common Stock of the Company.

Common Stock

  As of November 10, 1999, there were 21,164,681 shares of Common Stock outstanding. All issued shares of Common Stock are fully paid and non-assessable.

  The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. In the event of the liquidation or dissolution of the Company, subject to the rights of the holders of Preferred Stock, the holders of Common Stock are entitled to share pro rata in any balance of corporate assets available for distribution after payment of all creditors. Holders of Common Stock have no preemptive rights or rights to convert their Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are, and all shares of Common Stock to be outstanding upon completion of the Offering will be, fully paid and non-assessable. The rights of holders of Common Stock are subject to, and may be adversely affected by, the rights of any series of Preferred Stock which the Company may issue in the future. The Company may pay dividends if, when, and as declared by the Board of Directors from funds legally available therefore, subject to the dividend provisions of any outstanding shares of Preferred Stock and restrictions that may be set forth in the Company's debt instruments and the Notes. For a description of provisions in our Certificate of Incorporation and bylaws that would have the effect of delaying, deferring or preventing a change in control of the Company, please see "Anti-Takeover Provisions" appearing elsewhere in this prospectus.

Preferred Stock

  As of November 10, 1999 there were 4,793,440 shares of Preferred Stock outstanding, of which 923,440 shares were issued and outstanding as Series A Preferred Stock (the "Series A Preferred Stock") and held of record by 15 stockholders, and 3,870,000 shares were issued and outstanding as Series B Preferred Stock (the "Series B Preferred Stock") and held of record by one stockholder. The Company has also authorized the issuance of 1,500,000 shares of Series C Preferred Stock which are not currently outstanding.

Series A Preferred Stock

  Dividends. The holders of the Series A Preferred Stock are entitled to receive out of the surplus or net profits of the Company legally available for the dividends, whether or not declared, dividends at a rate equal to $0.01 per share per annum, and no more, before any dividends are paid or set apart for payment upon any other series of preferred stock of the Company, other than Series B Preferred Stock and Series C Preferred Stock, if any, or on the Common Stock of the Company. The dividend on the Series A Preferred Stock will be paid for each fiscal year within five months of the end of each fiscal year, subject to the availability of surplus or net profits.

  The dividends on the Series A Preferred Stock are not cumulative.

  Voting Rights. The holders of the Series A Preferred Stock are not entitled to receive notice of, or to vote on, any matter that is the subject of a vote of the stockholders of the Company, except as otherwise required by the laws of the State of Delaware.

  Redemption and Put. The shares of Series A Preferred Stock may be redeemed by the Company at any time after January 1, 2000, upon ten days prior written notice to the holder thereof of the Company's intention

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

to redeem the Series A Preferred Stock at a redemption price of one share of Common Stock for each share of Series A Preferred Stock, plus payment of any unpaid dividends earned thereon through the date of redemption; provided, that all and not less than all of the shares of Series A Preferred Stock are so redeemed and, provided further, that, if the Company has not redeemed the Series A Preferred Stock by December 31, 2001, a holder of Series A Preferred Stock may at any time, commencing January 1, 2002, require the Company to purchase all of the shares of the Series A Preferred Stock held by him for a purchase price of $3.00 per share, plus any dividends earned but unpaid on such shares.

  Conversion. A holder of Series A Preferred Stock may convert each share held into one share of the Common Stock of the Company upon ten days written notice to the Company; provided, that (1) no conversion was permitted to occur prior to January 1, 1999; (2) no more than 25% of the Series A Preferred Stock held by any holder may be converted prior to January 1, 2000; (3) no more than an additional 25% of the Series A Preferred Stock held by the holder may be converted prior to January 1, 2001; (4) the remainder of the Series A Preferred Stock held by such holder may be converted commencing January 1, 2001; and (5) any conversion may not be for less than all of the Series A Preferred Stock held by the converting shareholder eligible for conversion at the time of the notice.

  Liquidation, Dissolution or Winding Up. Upon the liquidation, dissolution or winding up, whether voluntary or involuntary, of the Company, the holders of the Series A Preferred Stock will be entitled to be paid the sum of $3.00 per share, plus an amount equal to any unpaid dividends, before any amount is paid to the holder of any other series of Preferred Stock, other than the Series B Preferred Stock or the Series C Preferred Stock, if any, or to the Common Stock of the Company.

  Preemptive Rights. The holders of the Series A Preferred Stock have no preemptive right by virtue of their holding the Series A Preferred Stock to subscribe for or purchase any shares of stock or any other securities that may be issued by the Company.

  Variation of Rights. Any amendment to the Certificate of Incorporation of the Company (including any certificates of designation pursuant to a resolution of the Board of Directors) to delete or vary the rights, powers, privileges, preferences, designations, qualifications, limitations, restrictions or conditions attaching to the Series A Preferred Stock must be approved by the affirmative vote of the holders of a majority of the shares of Series A Preferred Stock then outstanding, voting separately as a class.

  Exclusion of Other Rights. Except as may otherwise be required by law and for the equitable rights and remedies that may otherwise be available to the holders of the Series A Preferred Stock, the Series A Preferred Stock do not have any rights, powers, privileges, preferences, designations, qualifications, limitations, restrictions or conditions other than as specifically set forth in the Series A Preferred Stock Certificate of Designation, as the same may be amended and/or restated from time to time.

Series B Preferred Stock

  Dividends. Holders of the Series B Preferred Stock are entitled to receive out of the surplus or net profits of the Company legally available for dividends, whether or not declared, dividends at a rate equal to $0.01 per share per annum, and no more, before any dividends are paid or set apart for payment upon any other series of preferred stock of the Company, if any, or on the Common Stock of the Company. The dividend on the Series B Preferred Stock or Series C Preferred Stock, if any, will be paid for each fiscal year within five months of the end of each fiscal year, subject to the availability of surplus or net profits therefore.

  The dividends on the Series B Preferred Stock are not cumulative.

  Voting Rights. The holders of the Series B Preferred Stock are entitled to receive notice of, and to vote on, any matter that is the subject of a vote of the stockholders of the Company.

  Redemption. The shares of Series B Preferred Stock may be redeemed by the Company at any time after January 1, 2000, upon ten (10) days prior written notice to the holder thereof of the Company's intention to redeem the Series B Preferred Stock at a redemption price of one share of the Common Stock of the Company

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for each share of Series B Preferred Stock, plus any unpaid dividends earned thereon through the date of redemption; provided, that all and not less than all of the shares of Series B Preferred Stock are so redeemed.

  Conversion. A holder of Series B Preferred Stock may convert each share held into one share of the Common Stock of the Company upon ten days written notice to the Company; provided, that (1) no conversion was permitted to occur prior to January 1, 1999; (2) no more than 25% of the Series B Preferred Stock held by the holder may be converted prior to January 1, 2000; (3) no more than an additional 25% of the Series B Preferred Stock held by the holder may be converted prior to January 1, 2001; (4) the remainder of the Series B Preferred Stock held by the holder may be converted commencing January 1, 2001; and (5) any conversion may not be for less than all of the Series B Preferred Stock held by the converting shareholder eligible for conversion at the time of the notice.

  Liquidation, Dissolution or Winding Up. Upon the liquidation, dissolution or winding up, whether voluntary or involuntary, of the Company, the holders of the Series B Preferred Stock will be entitled to be paid the sum of $3.00 per share, plus an amount equal to any unpaid dividends before any amount is paid to the holder of any other series of Preferred Stock other than the Series C Preferred Stock, if any, or to the Common Stock of the Company.

  Preemptive Rights. The holders of the Series B Preferred Stock have no preemptive right to subscribe for or purchase any shares of stock or any other securities that may be issued by the Company by virtue of their holding the Series B Preferred Stock.

  Variation of Rights. Any amendment to the Certificate of Incorporation of the Company (including any certificates of designation pursuant to a resolution of the Board of Directors) to delete or vary the rights, powers, privileges, preferences, designations, qualifications, limitations, restrictions or conditions attaching to the Series B Preferred Stock must be approved by the affirmative vote of the holders of a majority of the shares of Series B Preferred Stock then outstanding, voting separately as a class.

  Exclusion of Other Rights. Except as may otherwise be required by law and for the equitable rights and remedies that may otherwise be available to the holders of the Series B Preferred Stock, the Series B Preferred Stock do not have any rights, powers, privileges, preferences, designations, qualifications, limitations, restrictions or conditions other than as specifically set forth in the Series B Preferred Stock Certificate of Designation, as the same may be amended and/or restated from time to time.

Warrants

  As part of the Private Unit Offering, the Company issued 150,000 Units which include warrants to purchase an aggregate of 4,534,604 shares of Common Stock of the Company (representing approximately 15% of our issued and outstanding capital stock on a fully diluted basis as of the time of the Private Unit Offering). The number of shares of Common Stock for which a warrant is exercisable and its exercise price are both subject to adjustment upon the occurrence of certain events as described in the agreement pursuant to which the warrants are issued.

  Exercise and Expiration. The warrants may be exercised at an exercise price of $22.278 per share of Common Stock upon the earliest to occur of:

  . the six month anniversary of the date of issue (subject to certain exceptions) of the Units;

  .  certain public equity offerings of the Company;

  . certain mergers, consolidations or asset purchases concerning the Company; and

  .  a dissolution, liquidation or winding up of the Company.

The warrants expire on July 1, 2009.

  Registration Rights. Holders of warrants will be entitled to certain piggyback registration rights to sell the Common Stock of the Company obtained by exercising their warrants in a registration statement for a public equity offering of the Company.

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                            ANTI-TAKEOVER PROVISIONS

General

  Certain provisions of the Delaware General Corporate Law (the "DGCL") and the Company's Certificate of Incorporation and By-laws could have the effect of delaying, deterring or preventing a future takeover or change in control of the Company, unless such takeover or change in control is approved by the Company's Board of Directors. Such provisions also may render the removal of directors and management more difficult. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of the Company's Common Stock. These provisions of Delaware law and the Company's Certificate of Incorporation and By-laws also may have the effect of discouraging or preventing certain types of transactions involving an actual or threatened change of control of the Company (including unsolicited takeover attempts), even though such a transaction may offer the Company's stockholders the opportunity to sell their stock at a price above the prevailing market price. See "Risk Factors--We are Subject to Certain Anti-Takeover Provisions which May Delay or Prevent a Change of Control."

Certificate Of Incorporation And By-laws

  Certain provisions of the Certificate of Incorporation and By-laws could have the effect of discouraging potential acquisition proposals or delaying or preventing a change of control of the Company. In particular, all stockholder actions must be effected at a duly called annual or special meeting and not by a consent in writing. Except as otherwise required by law and subject to the rights of the holders of any preferred stock, special meetings of stockholders for any purpose thereof approved by a majority of the total number of directors which the Board of Directors of the Company would have if there were no vacancies or by the Chairman of the Board of Directors, and any power of stockholders to call a special meeting is specifically denied. No business other than that stated in the notice may be transacted at any special meeting. Furthermore, the Company's By-laws require advance written notice, which must be received by the Secretary of the Company not less than 30 days nor more than 60 days prior to the meeting, by a stockholder of a proposal or director nomination which such stockholder desires to present at a meeting of stockholders. An affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class, is required to amend this provision.

  The Board of Directors is divided into three classes of directors, as nearly equal in number as is reasonably possible, serving staggered terms so that directors' initial terms will expire at the annual meetings of the stockholders in 1999, 2000, and 2001, respectively. At each such succeeding annual meeting of stockholders, directors elected to succeed those directors whose terms are expiring at such meeting shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders following such election. The number of the directors of the Company may be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the total number of directors which the Board of Directors of the Company would have if there were no vacancies (but may not be less than two). An affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class, is required to amend this provision.

  The Company believes that a classified board of directors will help to assure the continuity and stability of the Board of Directors and the Company's business strategies and policies, since a majority of the directors at any given time will have had prior experience as directors of the Company. The Company believes that this, in turn, will permit the Board of Directors to more effectively represent the interests of stockholders. With a classified board of directors, at least two annual meetings of stockholders, instead of one, will generally be required to effect a change in the majority of the Board of Directors. As a result, provisions relating to a classified Board of Directors may discourage proxy contests for the election of directors or purchases of a substantial block of the Common Stock, because its provisions could operate to prevent obtaining control of the Board of Directors in a relatively short period of time. The classification provision and the prohibition on stockholder action by written consent could also have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company. Under the DGCL, a director on a classified board may be removed by the stockholders of the corporation only for cause, and the Company's

Certificate of Incorporation permits stockholders to remove directors only for cause pursuant to a majority vote of all stockholders entitled to vote. An affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class, is required to amend this provision.

  The Company's Certificate of Incorporation does not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in the Board of Directors and, as a result, may have the effect of deterring a hostile takeover or delaying or preventing changes in control or management of the Company.

  The Company's Certificate of Incorporation provides that newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors will be filled by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum and not by the stockholders unless authorized by the Board of Directors at a special meeting of the stockholders. An affirmative vote of the holders of at least 80% Voting Stock, voting together as a single class, is required to amend this provision.

  The Certificate of Incorporation allows the Company to issue up to 50,000,000 shares of undesignated preferred stock with rights senior to those of the Common Stock and that otherwise could adversely affect the interests of holders of Common Stock, of which 4,793,440 shares were issued and outstanding, as of November 10, 1999. The issuance of additional shares of Preferred Stock could further decrease the amount of earnings or assets available for distribution to the holders of Common Stock or could adversely affect the rights and powers, including voting rights, of the holders of Common Stock. In certain circumstances, such issuance could have the effect of decreasing the market price of the Common Stock, as well as having the anti-takeover effect discussed above.

  The Company's Certificate of Incorporation allows the By-laws of the Company to be altered or repealed and new By-laws to be adopted either: (i) at any annual or special meeting of stockholders, by the affirmative vote of a majority of the Voting Stock, provided that in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, repeal or adoption of any By-laws must be contained in the notice of such special meeting; or (ii) by the vote of a majority of the total number of directors which the Board of Directors of the Company would have if there were no vacancies. An affirmative vote of at least 80% of the Voting Stock, voting together as a single class, is required to amend this provision.

  These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of control of the Company. These provisions are designed to reduce the vulnerability of the Company to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. Such provisions could have the effect of discouraging others from making tender offers for the Company's shares and may inhibit fluctuations in the market price of the Company's shares that could otherwise result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in the management of the Company. See "Risk Factors--The Company Has Implemented Certain Measures that Make a Takeover More Difficult."

Delaware Takeover Statute

  The Company is subject to Section 203 of the DGCL (Section 203) which, subject to certain exceptions, prohibits a Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the Voting Stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or
(iii) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding Voting Stock that is not owned by the interested stockholder.

  Section 203 defines business combination to include: (1) any merger or consolidation involving the corporation and the interested stockholder; (ii) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (iii) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (iv) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding Voting Stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO
                              HOLDERS OF PIK NOTES

  The registration of the PIK Notes will not be a taxable event. Holders of PIK Notes after registration will receive the same federal income tax treatment with respect to their investment in the PIK Notes after the registration as they received before the registration.

  The following summary describes the material United States federal income tax consequences of the ownership of PIK Notes, or after conversion, shares of common stock of the Company as of the date hereof. The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in United States federal income tax consequences different from those discussed below. Persons considering the purchase, ownership or disposition of PIK Notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

  As used herein, a "U.S. Holder" means a holder of a PIK Note, or after conversion, a share of common stock issued upon conversion that is (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust
(X) that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Code or (Y) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

  As used herein, a "Non-U.S. Holder" means a holder of a PIK Note, or after conversion, a Conversion Share that is not (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust (X) that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Code or (Y) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

Non-U.S. Holders of Notes

 U.S. Federal Withholding Tax

  The 30% U.S. federal withholding tax will not apply to any payment of principal or OID on a PIK Note owned by a Non-U.S. Holder provided that (i) the beneficial owner does not actually or constructively (including by reason of owning PIK Notes) own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder, (ii) the beneficial owner is not a controlled foreign corporation that is related to the Company through stock ownership, (iii) the beneficial owner is not a bank whose receipt of interest on a PIK Note is described in section 881(c)(3)(A) of the Code and
(iv) the beneficial owner provides its name and address, and certifies, under penalties of perjury, that it is not a United States person (which certification may be made on an IRS W-8BEN (or successor form)) or a financial institution holding the PIK Note on behalf of the beneficial owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof.

  If a Non-U.S. Holder cannot satisfy the requirements described above, payments of OID (but not the Secondary PIK Notes themselves) will be subject to the 30% U.S. federal withholding tax, unless the Non-U.S. Holder provides the Company with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under the benefit of a tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid on the PIK Note is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States.

  Any dividends paid to a Non-U.S. Holder with respect to the shares of common stock issuable upon conversion of PIK Notes (and, after December 31, 2000, any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the number of shares to be issued on conversion) generally will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business within the United States and, where a tax treaty applies, are attributable to a United States permanent establishment, are not subject to the withholding tax, but instead are subject to United States federal income tax on a net income basis at applicable graduated individual or corporate rates. In order to be exempt from withholding tax under this exception a Non-U.S. Holder must provide the Company with a properly executed IRS Form W-8ECI (or successor form) stating that dividends paid on the shares of common stock issuable upon conversion of PIK Notes are not subject to withholding tax because the shares are effectively connected with the Non U.S. Holder's conduct of a trade or business in the United States. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

  Until December 31, 2000, dividends paid to an address outside the United States are presumed to be paid to a resident of such country (unless the payer has knowledge to the contrary) for purposes of the withholding tax discussed above and, under the current interpretation of United States Treasury regulations, for purposes of determining the applicability of a tax treaty rate. However, in order to claim the benefit of an applicable treaty rate (and avoid backup withholding as discussed below) for dividends paid after December 31, 2000, a Non-U.S. Holder is required to provide the Company with a properly executed IRS Form w-8BEN (or successor form) claiming an exemption from withholding under the benefit of a tax treaty.

 U.S. Federal Estate Tax

  The U.S. federal estate tax will not apply to PIK Notes owned by an individual Non-U.S. Holder at the time of his death, provided that (i) the Non-U.S. Holder did not own 10% or more of the total combined voting power of all classes of the Company's voting stock (within the meaning of the Code and the U.S. Treasury regulations) and (ii) interest on the PIK Notes would not have been, if received at the time of the Non-U.S. Holder's death, effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States. However, shares of common stock issued on conversion held by an individual Non-U.S. Holder at the time of his death will be included in the Non-U.S. Holder's gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

 U.S. Federal Income Tax

  If a Non-U.S. Holder is engaged in a trade or business in the United States and OID on a PIK Note or dividends on a share of common stock issued on conversion are effectively connected with the conduct of that trade or business, the Non-U.S. Holder (although exempt from the 30% withholding tax) will be subject to U.S. federal income tax on that interest or dividend on a net income basis in the same manner as if the Non-U.S. Holder were a U.S. person as defined under the Code. In addition, if the Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of the Non-U.S. Holder's earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States. For this purpose, OID on the PIK Notes and dividends on the shares of common stock issued on conversion will be included in earnings and profits.

  Any gain or income realized on the disposition of a PIK Note or share of common stock issued on conversion generally will not be subject to U.S. federal income tax unless (1) that gain or income is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder, (2) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met or (3) the Company is or has been a "U.S. real property holding corporation" for U.S. federal income tax purposes.

  The Company believes it is not and does not anticipate becoming a U.S. real property holding corporation.

 Information Reporting and Backup Withholding

  In general, no information reporting or backup withholding will be required with respect to payments made by the Company or any paying agent to Non-U.S. Holders if a statement described in(iv) under "--U.S. Federal Withholding Tax" has been received (and the payor does not have actual knowledge that the beneficial owner is a United States person).

  In addition, a Non-U.S. Holder will not be subject to backup withholding and information reporting with respect to the proceeds of the sale of a PIK Note or share of common stock issued on conversion within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge that the Non-U.S. Holder is a U.S. person, as defined under the Code, or the Non-U.S. Holder otherwise establishes an exemption.

  U.S. Treasury regulations were recently issued that generally modify the information reporting and backup withholding rules applicable to certain payments made after December 31, 2000. In general, the new U.S. Treasury regulations would not significantly alter the present rules discussed above, except in certain special situations.

  Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's United States federal income tax liability provided the required information is furnished to the IRS.

Certain Tax Consequences to the Company

 Applicable High Yield Discount Obligations

  The PIK Notes were issued with original issue discount ("OID") in an amount equal to the difference between the stated redemption price at maturity of the PIK Notes (i.e., the sum of all payments to be made on the PIK Notes including payments on the Secondary PIK Notes, but excluding the Secondary PIK Notes themselves) and the "issue price of the PIK Notes." The "issue price" of the PIK Notes is the first price at which a substantial amount of the offering was sold (other than to an underwriter, placement agent or wholesaler). The PIK Notes are "applicable high yield discount obligations" ("AHYDOs"), as defined in the Code, because (i) the yield to maturity on the PIK Notes exceeds the "applicable federal rate" in effect at the time of their issuance (the "AFR") plus five percentage points and (ii) the PIK Notes have "significant OID" as that term is defined in the Code. As a result, the Company will not be allowed to take a deduction for OID accrued on the PIK Notes for U.S. federal income tax purposes until such time as the Company actually pays such OID. Moreover, since the yield to maturity on the PIK Notes exceeds the AFR plus 6% (such excess shall be referred to hereinafter as the "Disqualified Yield"), the deduction for OID accrued on the PIK Notes will be permanently disallowed for U.S. federal income tax purposes to the extent such interest or OID is attributable to the Disqualified Yield on the PIK Notes.

 Deductibility of Interest Payments by the Company under Section 163(l) of the Code

  Under Section 163(l) of the Code, no deduction is permitted for interest paid or accrued on any indebtedness of a corporation that is "payable in equity" of the issuer. Debt is treated as payable in equity of the issuer if a substantial amount of the principal or interest is required to be paid in, or converted into, equity of the issuer or if the debt is part of an arrangement which is reasonably expected to result in a substantial amount of the principal or interest being paid in, or converted into, equity of the issuer. The legislative history to section 163(l) indicates that it is not expected the provision will affect debt convertible at the holder's option if the conversion price is significantly higher than the market price of the stock on the date of the debt issuance. However, the legislative history does not address debt instruments, such as the PIK Notes, that mandatorily convert if the market price of the stock reaches certain thresholds. Thus, it is unclear whether 163(l) will disallow the Company's interest deduction with respect to the PIK Notes.

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

U.S. Holders of PIK Notes

  United States Holders of PIK Notes will be subject to federal income tax on the OID deemed to be received by the U.S. Holder with respect to the PIK Note. The calculation of OID is set forth in "Certain United States Federal Income Tax Consequences to Holders of Discount Notes--Original Issue Discount". Except as provided below under "Conversion of PIK Notes into Common Stock," United States Holders of PIK Notes will generally recognize gain or loss upon the sale, exchange, retirement or other disposition of PIK Notes equal to the difference between the amount realized upon the sale, exchange or other disposition and the U.S. Holder's adjusted basis in the PIK Notes. A U.S. Holder's adjusted basis in a PIK Note will, in general, be the U.S. Holder's cost therefor, increased by OID and reduced by any cash payments on the PIK Notes. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of federal income taxation. The deductibility of capital losses is subject to limitations.

Conversion of PIK Notes into Common Stock

  A U.S Holder of a PIK Note will not recognize gain or loss on the conversion of the PIK Note into shares of common stock (except to the extent of cash received in lieu of a fractional share). The amount of gain or loss on the deemed sale of a fractional share will be equal to the difference between the amount of cash received by such U.S. Holder in respect of such fractional share and the portion of the U.S. Holder's adjusted basis in the PIK Note that is allocable to the fractional share. The adjusted basis of any shares received upon conversion of PIK Notes will equal the adjusted basis of the PIK Notes converted, reduced by the portion of the adjusted basis allocable to any fractional share, and a U.S. Holder's holding period for a share will include the period during which the U.S. Holder held the PIK Note.

  U.S. Holders should contact their tax advisors concerning the federal income tax consequences of owning common stock.

Information Reporting and Backup Withholding

  In general, information reporting requirements will apply to certain payments of principal and OID paid on the PIK Notes and dividends paid on the shares of common stock issued on conversion of PIK Notes and to the proceeds of sale of a PIK Note or such share made to U.S. Holders other than certain exempt recipients (such as corporations). A 31 percent backup withholding tax will apply to such payments if the U.S. Holder fails to provide a taxpayer identification number or certification of foreign or other exempt status or fails to report in full dividend and interest income.

  U.S. Treasury regulations were recently issued that generally modify the information reporting and backup withholding rules applicable to certain payments made after December 31, 2000. In general, the new U.S. Treasury regulations would not significantly alter the present rules discussed above, except in certain special situations.

  Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's United States federal income tax liability provided the required information is furnished to the IRS.

                         CERTAIN UNITED STATES FEDERAL
              INCOME TAX CONSEQUENCES TO HOLDERS OF DISCOUNT NOTES

  The registration of the Discount Notes will not be a taxable event. Holders of Discount Notes will receive the same federal income tax treatment with respect to their investment in the Discount Notes after the registration as they received before the registration.

  The following summary describes the material United States federal income tax consequences of the ownership of Discount Notes, or after conversion, shares of common stock to U.S. Holders, as defined below, as of the date hereof. Except where noted, it deals only with Discount Notes, or after conversion, shares of common stock held as capital assets and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, tax-exempt entities, life insurance companies, persons holding Notes, or after conversion, shares of common stock as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, holders of Discount Notes whose "functional currency" is not the U.S. dollar or traders who elect to mark-to-market their securities. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in United States federal income tax consequences different from those discussed below. Persons considering the purchase, ownership or disposition of Notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

  As used herein, a "U.S. Holder" means a holder of a Discount Note, or after conversion, a share of common stock issued upon conversion that is (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust (X) that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Code or (Y) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

Original Issue Discount

  The Discount Notes will be issued with original issue discount ("OID") in an amount equal to the difference between their stated redemption price at maturity (the sum of all payments to be made on the Discount Notes) and their "issue price." The "issue price" of the Discount Notes will be the first price at which a substantial amount of the offering is sold (other than to an underwriter, placement agent or wholesaler). U.S. Holders should be aware that they generally must include OID in gross income in advance of the receipt of cash attributable to that income. However, U.S. Holders of such Discount Notes generally will not be required to include separately in income cash payments received on the Discount Notes, even if denominated as interest.

  The amount of OID includible in income by the initial U.S. Holder of a Discount Note is the sum of the "daily portions" of OID with respect to the Discount Note for each day during the taxable year or portion of the taxable year in which such U.S. Holder held such Discount Note ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The "accrual period" for a Discount Note may be of any length and may vary in length over the term of the Discount Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the product of the Discount Note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period). OID allocable to a final accrual period is the difference between the amount payable at maturity and the adjusted issue price at the beginning of the final accrual period. The "adjusted issue price" of a Discount Note at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period and reduced by any payments made on such Discount Note on or before the first day of the accrual period. Under these rules, a U.S. Holder will have to include in income increasingly greater amounts of OID in successive accrual periods. The Company is required to provide information returns stating the amount of OID accrued on Discount Notes held of record by persons other than corporations and other exempt holders.

Applicable High Yield Discount Obligations

  The Discount Notes will be "applicable high yield discount obligations" ("AHYDOs"), as defined in the Code, because (i) the yield to maturity on the Discount Notes exceeds the "applicable federal rate" in effect at the time of their issuance (the "AFR") plus five percentage points and (ii) the Discount Notes have "significant OID" as that term is defined in the Code. As a result, the Company will not be allowed to take a deduction for OID accrued on the Notes for U.S. federal income tax purposes until such time as the Company actually pays such OID. Moreover, since the yield to maturity on the Discount Notes exceeds the AFR plus 6% (such excess shall be referred to hereinafter as the "Disqualified Yield"), the deduction for OID accrued on the Discount Notes will be permanently disallowed for U.S. federal income tax purposes to the extent such interest or OID is attributable to the Disqualified Yield on the Notes ("Dividend-Equivalent Interest"). For purposes of the dividends received deduction, such Dividend-Equivalent Interest will be treated as a dividend to the extent it is deemed to have been paid out of the Company's current or accumulated earnings and profits. Accordingly, a U.S. Holder of the Discount Notes that is a corporation may, subject to applicable limitations be entitled to take a dividends received deduction with respect to any Dividend-Equivalent Interest received by such corporate holder on such Discount Note.

Deductibility of Interest Payments by the Company under Section 163(1) of the Code

  Under Section 163(1) of the Code, no deduction is permitted for interest paid or accrued on any indebtedness of a corporation that is "payable in equity" of the issuer. Debt is treated as payable in equity of the issuer if a substantial amount of the principal or interest is required to be paid in, or converted into, equity of the issuer or if the debt is part of an arrangement which is reasonably expected to result in a substantial amount of the principal or interest being paid in, or converted into, equity of the issuer. The legislative history to section 163(1) indicates that it is not expected the provision will affect debt convertible at the holder's option if the conversion price is significantly higher than the market price of the stock on the date of the debt issuance. However, the legislative history does not address debt instruments, such as the Discount Notes, that mandatorily convert if the market price of the stock reaches certain theresholds. Thus, it is unclear whether 163(1) will disallow the Company's interest deduction with respect to the Discount Notes.

Constructive Dividend

  The conversion price of the Discount Notes is subject to adjustment in certain circumstances. Under Section 305(c) of the Code, adjustments (or failures to make adjustments) that have the effect of increasing the proportionate interest of U.S. Holders of the Discount Notes in the assets or earnings of the Company may in some circumstances give rise to a deemed distribution to U.S. Holders of the Notes. Such deemed distributions will be taxable as a dividend, return or capital, or capital gain in accordance with the earnings and profits rules discussed under "--Dividends on Shares of Common Stock."

Sale, Exchange and Retirement of Notes

  Except as provided below under "--Conversion of Notes into Common Stock," a U.S. Holder of a Discount Note will generally recognize gain or loss upon the sale, exchange, retirement or other disposition of the Discount Note equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition and the U.S. Holder's adjusted tax basis in the Discount Note. A U.S. Holder's tax basis in a Discount Note will, in general, be the U.S. Holder's cost therefor, increased by OID and reduced by any cash payments on the Discount Note. Such gain or loss will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Conversion of Notes into Conversion Shares

  A U.S. Holder of a Discount Note will not recognize gain or loss on the conversion of the Discount Note into shares of common stock (except to the extent of cash received in lieu of a fractional share). The amount of gain or loss on the deemed sale of such fractional share will be equal to the difference between the amount of cash received by such U.S. Holder in respect of such fractional share, and the portion of the U.S. Holder's adjusted tax basis in its Discount Note that is allocable to such fractional share. The adjusted tax basis of any shares of common stock received upon a conversion of Discount Notes will equal the adjusted tax basis of the Discount Notes so converted, reduced by the portion of such adjusted tax basis that is allocable to any fractional share, and a U.S. Holder's holding period for such shares of common stock will include the period during which such U.S. Holder held such Discount Notes.

  U.S. Holders should contact their tax advisers concerning the ownership of shares of common stock.

Information Reporting and Backup Withholding

  In general, information reporting requirements will apply to certain payments of principal and OID paid on the Discount Notes and dividends paid on the shares of common stock issued on conversion and to the proceeds of sale of a Discount Note or share of common stock issued on conversion made to U.S. Holders other than certain exempt recipients (such as corporations). A 31 percent backup withholding tax will apply to such payments if the U.S. Holder fails to provide a taxpayer identification number or certification of foreign or other exempt status or fails to report in full dividend and interest income.

  U.S. Treasury regulations were recently issued that generally modify the information reporting and backup withholding rules applicable to certain payments made after December 31, 2000. In general, the new U.S. Treasury regulations would not significantly alter the present rules discussed above, except in certain special situations.

  Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's United States federal income tax liability provided the required information is furnished to the IRS.

                            SELLING SECURITYHOLDERS

  The Notes were originally issued by the Company and sold by the initial purchaser in transactions exempt from registration requirements of the Securities Act, to persons reasonably believed by the initial purchaser to be qualified institutional buyers under Rule 144A of the Securities Act and outside the United States to persons other than U.S. persons in reliance upon Regulation S under the Securities Act. The selling securityholders may from time to time offer and sell pursuant to this prospectus any or all of the Notes and the shares of common stock underlying the Notes. The term selling securityholders includes the holders listed below and the beneficial owners of the offered securities and their transferees, pledgees, donees or other successors.


  The following table sets forth information with respect to the Selling Securityholders and with respect to the offered securities beneficially owned by each selling securityholder that may be offered pursuant to this prospectus.

Selling           Description of
Securityholder  Offered Securities
--------------  ------------------
         [INSERT CHART]


  Except as shown above, none of the selling securityholders has, or within the past three years has had, any position, office or other material relationship with the Company or any of its predecessors or affiliates. Because the selling securityholders may, pursuant to this prospectus, offer all or some portion of the offered securities, no estimate can be given as to the amount of the offered securities that will be held by the selling securityholders upon termination of any such sales. In addition, the selling securityholders identified above may have sold, transferred or otherwise disposed of all or a portion of their offered securities since the date on which they provided the information regarding their offered securities, in transactions exempt from the registration requirements of the Securities Act, including transactions pursuant to Rules 144 and 144A and Regulation S under the Securities Act.

                              PLAN OF DISTRIBUTION

  The Notes and the underlying common stock may be sold from time to time by the selling securityholders after the date of this prospectus. We have agreed, among other things, to bear all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the Notes and shares of common stock covered by this prospectus.

  We will not receive any of the proceeds from the sale of the Notes or the shares by the selling securityholders. The Notes and shares may be sold from time to time:

  .  directly by any selling securityholder to one or more purchasers,

  .  to or through underwriters, brokers or dealers,

  .  through agents on a best-efforts basis or otherwise, or

  .  through a combination of such methods of sale.

  If Notes or shares are sold through underwriters, brokers or dealers, the selling securityholder will be responsible for underwriting discounts or commissions or agents' commissions.

  The Notes or shares may be sold:

  . in one or more transactions at a fixed price or prices, which may be changed,

  . at prevailing market prices at the time of sale or at prices related to such prevailing prices,

  .  at varying prices determined at the time of sale, or

  .  at negotiated prices.

  Such sales may be effected in transactions (which may involve crosses or block transactions):

  . on any national securities exchange or quotation service on which the Notes or shares may be listed or quoted at the time of sale,

  .  in the over-the-counter market,

  . in transactions otherwise than on such exchanges or services or in the over-the-counter market, or

  .  through the writing of options.

  At the time a particular offer of Notes or shares is made, a prospectus supplement, if required will be distributed which will set forth the aggregate amount and type of securities being offered and the terms of the offering, including the name or names of any underwriters broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the selling securityholders and any discounts, commissions or concessions allowed or reallowed or paid to broker/dealers.

  To comply with the securities laws of certain jurisdictions, if applicable, the offered securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the offered securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

  The selling securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which may limit the timing of the purchases and sales of any of the offered securities by the selling securityholders. The foregoing may affect the marketability of the securities.

  The selling securityholders and any brokers, dealers, agents or underwriters that participate with the selling securityholders in the distribution of the Notes or the shares may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any commissions received by such brokers, dealers, agents or underwriters and any profits realized by the selling securityholders on the resales of the Notes or the shares may be deemed to be underwriting commissions or discounts under the Securities Act.

  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144, Rule 144A, Regulation S or any other available exemption from registration under the Securities Act may be sold under Rule 144, Rule 144A, Regulation S or such other available exemption rather than pursuant to this prospectus. There is no assurance that any selling securityholder will sell any or all of the Notes or shares, and any selling securityholder may transfer, devise or gift such securities by other means not described herein.

  We have agreed to indemnify and hold the initial purchaser of the Notes harmless against certain liabilities under the Securities Act. The registration rights agreements for the Notes provide for Cybernet and the selling securityholders to indemnify each other against certain liabilities arising under the Securities Act.

                                 LEGAL MATTERS

  Certain legal matters with respect to the Exchange Notes will be passed upon for Cybernet by Powell, Goldstein, Frazer & Murphy LLP, Washington, D.C. Certain matters of German law with respect to the Exchange Notes will be passed upon for Cybernet by Besner Kreifels Weber, Munich, Germany.

                            INDEPENDENT ACCOUNTANTS

  Our consolidated financial statements at December 31, 1998, 1997 and 1996, and for each of the years then ended and the financial statements of Open:Net at December 31, 1997 and for the year then ended appearing elsewhere in this prospectus have been audited by Schitag Ernst & Young, AG, independent accountants.

  The financial statements of Vianet at December 31, 1997 and 1998, and for each of the three years in the period ended December 31, 1998 appearing in this prospectus have been audited by Ernst & Young, Wirtschaftsprufungs-Und, Steuerberatungsgesellschaft MBH, independent accountants.

  The financial statements of Flashnet at December 31, 1998 and for the year then ended appearing in this prospectus have been audited by Grant Thornton S.p.A., independent accountants.

                             AVAILABLE INFORMATION

  We have filed with the Commission a Registration Statement on Form S-1 under the Securities Act of 1933 with respect to the Notes and the shares of common stock issuable upon conversion of the Notes. This prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to our Company, the Notes, and the common stock reference is made to the Registration Statement. Statements contained in this prospectus as to the contents of certain documents are not necessarily complete, and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement, and each such statement is qualified in its entirety by such reference.

  Cybernet is subject to the informational requirements of the Exchange Act. In accordance with those requirements, Cybernet is required to file reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed with the Commission may be inspected without charge and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2551 and Room 1300, 7 World Trade Center, New York, New York 10048. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. In addition, such reports, proxy statements and other information can be inspected on the Commission's website at http://www.sec.gov. In addition, Cybernet intends to furnish its stockholders with annual reports containing financial statements audited by its independent certified public accountants.

  If and so long as the Notes or the shares are listed on or admitted for trading on an internationally recognized stock exchange and the rules of such exchange shall so require, copies of the information described above will also be available in such places and for such times as the rules of such stock exchange may require.

                        LISTING AND GENERAL INFORMATION

1. Listing: Application will be made to list Notes on the Luxembourg Stock Exchange. The legal notice relating to the issue of the Notes and the Certificate of Incorporation of the Company will be registered prior to the listing with the Registrar of the District Court in Luxembourg (Greffier en Chef du Tribunal d'Arrondissement de et a Luxembourg), where such documents are available for inspection and where copies thereof can be obtained upon request. As long as the Notes are listed on the Luxembourg Stock Exchange, an agent for making payments on, transfers and conversions of the Exchange Notes will be maintained in Luxembourg.

2. Authorizations: The Company has obtained all necessary consents, approvals and authorizations in connection with the issue of the Notes. The issue of the Notes was authorized by resolutions of the Board of Directors of the Company passed on August 10, 1999 and August 19, 1999.

3. Material Change: Except as disclosed in this prospectus, there has been no significant change in the financial or trading position of the Company and its subsidiaries since September 30, 1999 and no material adverse change in the financial position or prospects of the Company and its subsidiaries since September 30, 1999.

4. Litigation: Neither the Company nor any of its subsidiaries is involved in any litigation or arbitration proceedings which may have, or have had during the 12 months preceding November 19, 1999, a material adverse effect on the financial position of the Company and its subsidiaries, nor, so far as any of them is aware, is any such proceeding pending or threatened.

5. Auditors: The Company's consolidated balance sheets as of December 31, 1998, 1997 and 1996 and the related consolidated statements of loss and comprehensive loss, cash flows and changes in stockholder's equity for each of the three years then ended have been audited by Schitag Ernst & Young in accordance with United States generally accepted auditing standards. Schitag Ernst & Young have given and not withdrawn their written consent to the issuer of this prospectus to the inclusion in it of their reports in the form and context in which they are included.

6. Documents Available: Copies (and certified English translations where the documents are not in English) of the following documents may be inspected at the specified office of Kredietbank S.A. in Luxembourg for so long as the Notes are listed on the Luxembourg Stock Exchange:

    .  Certificate of Incorporation of the Company;

    . a copy of the reports of the independent accountants and the audited consolidated financial statements of the Company and its subsidiaries for the three years ended December 31, 1998;

    .  the purchase agreement relating to the Notes;

    . the Discount Notes Indenture and the PIK Notes Indenture (which includes the form of the Global Note and Definitive Notes); and

    . such other documents as the rules and regulations of such stock exchange may require.

  In addition, copies of the most recent consolidated financial statements of the Company for the preceding financial year, and any quarterly interim financial statements published by the Company, will be available at the specification of the Kredietbank S.A. in Luxembourg for as long as the Exchange Notes are listed on the Luxembourg Stock Exchange. The Company does not prepare non-consolidated financial statements for public release.

7. Clearing Systems: The Notes will be cleared, either directly or indirectly, through The Depository Trust Company, Euroclear and/or Cedel Bank. Relevant trading information is set forth below:

  CUSIP for PIK Notes (upon registration).........................    232503 AF9
  ISIN for PIK Notes.............................................. US 232503AF95
  CUSIP for Discount Notes (upon registration)....................    232503 AH5
  ISIN for Discount Notes......................................... US 232503AH51

8. Accounts: The Company prepares annual consolidated balances sheets, consolidated statements of loss and comprehensive loss, consolidated statements of cash flows and consolidated statements of stockholders' equity and quarterly consolidated balance sheets, consolidated statements of loss and comprehensive loss and consolidated statements of cash flows.

9. Notes: Application will be made to list the Notes on the Luxembourg Stock Exchange. The Notes will be accepted for clearance through the accounts of the Euroclear Operator and Cedelbank and they will have a new common code and a new common ISIN number, which will be transmitted to the Luxembourg Stock Exchange. All documents prepared in connection with this prospectus will be available at the office of the special agent in Luxembourg and all necessary actions and services in respect of the prospectus may be done at the office of the special agent in Luxembourg. The special agent appointed for these purposes is Kredietbank S.A. Luxembourgeoise, 43, Boulevard Royal, L-2955 Luxembourg.

                               GLOSSARY OF TERMS

 Set forth below are definitions of some of the terms used in this prospectus.

Backbone.....................  A centralized high-speed network that interconnects smaller, independent networks.

Bandwidth....................  A measure of the amount of information which can move through a communications medium in a given amount of time; the capacity of a telecommunications circuit/network to carry voice, data and video information. Typically measured in kb/s and Mb/s.

Caching......................  Temporary storage or replication of Web server content at one or more locations throughout the Internet to provide a quicker response to a local browser request.

CGI..........................  Custom Gateway Interface.

Co-Location..................  Housing of a server owned and maintained by another.

DS-3 or T-3..................  A data communications circuit capable of transmitting data at 45 Mb/s. Equivalent to 28 T-1's of data capacity. Currently used only by business/institutions and carriers for high-end applications.

E-1..........................  The European counterpart to T1 which transmits at 2.0448 Mb/s.

Electronic mail or e-mail....  An application that allows a user to send or receive text messages to or from any other user with an Internet address, commonly termed an e-mail address.

Ethernet.....................  A common method of networking computers in a
                               LAN. Ethernet will handle about 10 Mb/s and can be used with almost any kind of computer.

Extranet.....................  A company Website that is made available to external customers or organizations for
                               electronic commerce.

FDDI.........................  Fiber Distributed Data Interface. A standard for transmitting data on fiber-optic cables at a rate of 100 Mb/s.

Firewall.....................  A gateway between two networks that buffers and screens all information and prevents
                               unauthorized traffic from passing between such networks.

Frame relay..................  A communications standard that is optimized for efficient switching of variable-length data packets.

Host.........................  A computer with direct access to the Internet.

Internet.....................  A global collection of interconnected computer networks which use a specific communications protocol.

Intranet.....................  A TCP/IP based network and Website which is securely isolated from the Internet and serves the internal needs of a company or institution.

IP or Internet Protocol......  Network protocols that allow computers with different architectures and operating systems software to communicate with other computers on the Internet.

ISDN or Integrated Services
Digital Network..............  An information transfer standard for transmitting digital voice and data over telephone lines at speeds up to 128 Kb/s

ISPs or Internet Service
Providers....................  Companies formed to provide access to the
                               Internet to consumer and business customers via local networks.
Kbps or Kilobits per
second.......................  A transmission rate. One kilobit equals 1,024 bits of information.

LAN or Local Area Network....  A data communications network designed to interconnect personal computers, workstations, minicomputers, file servers and other communications and computing devices within a localized environment.

Leased Lines.................  Telecommunications lines dedicated to a particular customer along predetermined routes.

Mbps or Megabits per
second.......................  A transmission rate. One megabit equals 1,024 kilobits.

MMDS.........................  Microwave Multipoint Distribution Service.

Modem........................  A device for transmitting digital information over an analog telephone line.

Network......................  A collection of distributed computers which share data and information through inter-connected lines of communication.

NOC or Network Operations
Center.......................  Facility where we monitor and manage our network.

Peering......................  The commercial practice under which nationwide
                               ISPs exchange each other's traffic, in most cases without the payment of settlement charges.

POPs or Points-of-Presence...  An interlinked group of modems, routers and other computer equipment, located in a
                               particular city or metropolitan area, that allows a nearby subscriber to access the Internet through a local telephone call or by using a short-distance permanent data circuit.

Protocol.....................  A formal description of message formats and the rules two or more machines must follow in order to communicate.

Router.......................  A device that receives and transmits data packets between segments in a network or different networks.

Server.......................  Software that allows a computer to offer a service to another computer. Other computers contact the server program by means of matching client software. The term also refers to the computer on which server software runs.

STM-1........................  A data communication circuit capable of transmitting data at 155 Mb/s.

VPN or Virtual Private
Network......................  A network capable of providing the tailored services of a private network (i.e., low latency, high throughput, security and customization) while maintaining the benefits of a public network (i.e., ubiquity and economies of scale).

WAN or Wide Area Network.....  A data communications network designed to interconnect personal computers, workstations, mini computers, file servers and other communications and computing devices across a broad geographic region.

Web or World Wide Web........  A network of computer servers that uses a special communications protocol to link
                               different servers throughout the Internet and permits communication of graphics, video and sound.

Web-hosting/housing..........  A service in which websites are housed on third party computers and maintained online using the Internet.

Websites or Webpages.........  A site located on the Web, written in the HTML or SGML language.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
CYBERNET INTERNET SERVICES INTERNATIONAL, INC.
  Independent Auditors' Report............................................  F-2
  Consolidated Balance Sheets December 31, 1998, 1997 and 1996............  F-3
  Consolidated Statements of Loss and Comprehensive Loss years ended
   December 31, 1998, 1997 and 1996.......................................  F-4
  Consolidated Statements of Cash Flows years ended December 31, 1998,
   1997 and 1996..........................................................  F-5
  Consolidated Statements of Shareholders' Equity years ended December 31,
   1996, 1997 and 1998....................................................  F-6
  Notes to the Consolidated Financial Statements..........................  F-7
  Consolidated Balance Sheets December 31, 1998 and September 30, 1999
   (unaudited)............................................................ F-21
  Consolidated Statements of Loss and Comprehensive Loss nine months ended
   September 30, 1998 and 1999 (unaudited)................................ F-22
  Consolidated Statements of Cash Flows nine months ended September 30,
   1998 and 1999 (unaudited).............................................. F-23
  Notes to the Consolidated Unaudited Interim Financial Statements
   (unaudited)............................................................ F-24
VIANET TELEKOMMUNIKATIONS AG
  Independent Auditors' Report............................................ F-27
  Balance Sheets December 31, 1998 and 1997............................... F-28
  Statements of Operations and Retained Earnings years ended December 31,
   1998, 1997 and 1996.................................................... F-29
  Statements of Cash Flows years ended December 31, 1998, 1997 and 1996... F-30
  Notes to the Financial Statements....................................... F-31
OPEN:NET NETZWERKDIENSTE GMBH
  Independent Auditors' Report............................................ F-36
  Balance Sheet Year Ended December 31, 1997.............................. F-37
  Profit and Loss Statements year ended December 31, 1997 and eight months ended August 31, 1998 (unaudited)...................................... F-38
  Notes to the Financial Statements....................................... F-39
FLASHNET S.P.A.
  Independent Auditors' Report............................................ F-42
  Balance Sheet December 31, 1998......................................... F-43
  Statement of Loss for the year ended December 31, 1998.................. F-44
  Statement of Stockholders' Deficit year ended December 31, 1998......... F-45
  Statement of Cash Flows year ended December 31, 1998.................... F-46
  Notes to the Financial Statements....................................... F-47
  Balance Sheets March 31, 1999 and 1998 (unaudited)...................... F-54
  Statement of Loss three months ended March 31, 1999 and 1998
   (unaudited)............................................................ F-55
  Statement of Stockholders' Deficit three months ended March 31, 1999 and
   1998 (unaudited)....................................................... F-56
  Statement of Cash Flows three months ended March 31, 1999 and 1998
   (unaudited)............................................................ F-57
  Notes to the Financial Statements (unaudited)........................... F-58

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders
Cybernet Internet Services International, Inc.:

  We have audited the accompanying consolidated balance sheets of Cybernet Internet Services International, Inc. and its subsidiaries ("the Company") as of December 31, 1998, 1997 and 1996, and the related consolidated statements of loss and comprehensive loss, cash flows and changes in shareholders' equity for each of the three years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 1998, 1997 and 1996, and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Schitag Ernst & Young
Deutsche Allgemeine Treuhand AG
Munich, Germany
March 12, 1999

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                     December 31,
                                          ------------------------------------
                                             1996        1997         1998
                                          ----------  -----------  -----------
                 ASSETS
Cash and cash equivalents................ $   27,889  $ 2,238,909  $42,875,877
Short-term investments (Note 4)..........    453,698      817,913      112,503
Accounts receivable -- trade, net of
 allowance for doubtful accounts of
 $15,164, $33,417 and $361,393 at
 December 31, 1996, 1997 and 1998,
 respectively............................    183,513    1,130,981    3,248,754
Other receivables........................     84,675      285,432    1,793,153
Prepaid expenses and other assets........     10,607       59,906      423,114
                                          ----------  -----------  -----------
    Total current assets.................    760,382    4,533,141   48,453,401
Property and equipment, net (Note 5).....    630,760    2,284,793    7,970,300
Product development costs, net...........    426,996    2,818,069    5,742,793
Goodwill, net............................        --     1,322,566    6,504,576
Deferred income taxes (Note 12)..........    392,977    1,652,809    8,166,171
Other assets.............................        --         5,679    2,607,488
                                          ----------  -----------  -----------
    Total Assets......................... $2,211,115  $12,617,057  $79,444,729
                                          ==========  ===========  ===========
   LIABILITIES AND SHAREHOLDERS EQUITY
LIABILITIES
  Overdrafts and short-term borrowings
   (Note 8).............................. $   71,881  $   413,625  $   287,097
  Trade accounts payable.................    226,379    1,373,901    3,346,372
  Other accrued liabilities..............     40,953      480,228    1,072,877
  Deferred purchase obligations (Note
   3)....................................        --       980,693    4,482,967
  Current portion long term debt and
   capital lease obligations.............        --           --       924,670
  Accrued personnel costs................     81,816      393,667      588,767
                                          ----------  -----------  -----------
    Total current liabilities............    421,029    3,642,114   10,702,750
  Long-term debt (Note 9)................        --        41,691       66,829
  Capital lease obligations..............        --           --     1,315,737
  Minority interest......................        --        24,937          --
SHAREHOLDERS EQUITY
  Common stock $.001 par value,
   50,000,000 shares authorized,
   5,160,000, 14,681,891 and 18,762,138
   shares issued and outstanding at
   December 31, 1996, 1997 and 1998,
   respectively .........................      5,160       14,682       18,762
  Preferred stock $.001 par value,
   50,000,000 shares authorized,
   6,360,000 7,760,000 and 6,360,000
   issued and outstanding at December 31,
   1996, 1997 and 1998, respectively ....      6,360        7,760        6,360
  Subscription receivable................        --      (735,000)     (19,210)
  Additional paid in capital.............  2,065,899   11,102,257   72,794,936
  Accumulated deficit....................   (287,196)  (1,271,036)  (6,435,676)
  Other comprehensive income (loss)......       (137)    (210,348)     994,241
                                          ----------  -----------  -----------
  Total shareholders equity..............  1,790,086    8,908,315   67,359,413
                                          ----------  -----------  -----------
    Total Liabilities and Shareholders
     Equity.............................. $2,211,115  $12,617,057  $79,444,729
                                          ==========  ===========  ===========

          See accompanying notes to consolidated financial statements

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

             CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

                                             Years ended December 31,
                                        -------------------------------------
                                           1996        1997          1998
                                        ----------  -----------  ------------
Revenue
  Internet Projects.................... $  217,296  $ 1,597,869  $  5,139,110
  Network Services.....................     90,377      716,152     3,494,418
                                        ----------  -----------  ------------
    Total revenues.....................    307,673    2,314,021     8,633,528
Cost of revenues:
  Internet Projects....................    237,037    1,495,234     4,698,557
  Network Services.....................    119,297      865,357     4,067,513
  Depreciation and amortization........      6,786      171,196     1,673,938
                                        ----------  -----------  ------------
    Total cost of revenues.............    363,120    2,531,787    10,440,008
                                        ----------  -----------  ------------
Gross loss.............................    (55,447)    (217,766)   (1,806,480)
General and administrative expenses....    263,175      481,700     1,575,758
Marketing expenses.....................    164,669    1,188,634     3,844,232
Research and development...............    178,994      279,698     2,940,865
Depreciation and amortization..........     21,263      115,899       879,978
                                        ----------  -----------  ------------
    Total operating expenses...........    628,101    2,065,931     9,240,833
                                        ----------  -----------  ------------
Operating loss.........................   (683,548)  (2,283,697)  (11,047,313)
Interest expense.......................      2,079       39,550       197,243
Interest income........................        --           --        154,296
                                        ----------  -----------  ------------
Loss before taxes and minority
 interest..............................   (685,627)  (2,323,247)  (11,090,260)
Income tax benefit.....................    401,849    1,339,407     6,172,645
                                        ----------  -----------  ------------
Net loss before minority interest......   (283,778)    (983,840)   (4,917,615)
Minority interest......................        --           --        144,925
Net loss...............................   (283,778)    (983,840)   (4,772,690)
Other comprehensive loss:
  Foreign currency translation
   adjustments.........................     (5,089)    (210,211)    1,204,589
                                        ----------  -----------  ------------
Comprehensive loss..................... $ (288,867) $(1,194,051) $ (3,568,101)
                                        ==========  ===========  ============
Basic and diluted loss per share....... $     (.12) $      (.12) $       (.30)
                                        ==========  ===========  ============
Number of shares used to compute earn-
 ings per share........................  2,465,782    8,342,297    16,012,653
                                        ==========  ===========  ============


          See accompanying notes to consolidated financial statements

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                               Years ended December 31,
                                           -----------------------------------
                                              1996        1997        1998
                                           ----------  ----------  -----------
Cash Flows from Operating Activities:
 Net loss................................. $ (283,778) $ (983,840) $(4,772,690)
 Adjustments to reconcile net loss to net
  cash provided by operating activities:
  Minority interest.......................        --          --      (144,925)
  Deferred tax credit.....................   (401,849) (1,348,932)  (6,172,645)
  Depreciation and amortization...........     28,049     287,095    2,553,916
  Provision for losses on accounts
   receivable.............................     15,456      33,417      120,862
  Changes in operating assets and
   liabilities:
   Trade accounts receivable..............   (203,112)   (475,300)  (1,295,646)
   Other receivables......................    (69,583)   (136,141)  (1,424,697)
   Prepaid expenses and other current
    assets................................    (10,847)    (32,120)    (310,176)
   Trade accounts payable.................    231,490    (401,835)   1,027,728
   Other accrued expenses and
    liabilities...........................     40,826   1,377,685       16,748
   Accrued personnel costs................     83,663     247,539       66,397
                                           ----------  ----------  -----------
    Total changes in operating assets and
     liabilities..........................     72,437     579,828   (1,919,646)
                                           ----------  ----------  -----------
    Net cash used in operating
     activities...........................   (569,685) (1,432,432) (10,355,128)
Cash Flows from Investing Activities:
 Purchase of short-term investments.......   (727,693) (7,280,037)    (104,654)
 Proceeds from sale of short term
  investments.............................    304,470   6,931,035      810,063
 Purchase of property and equipment.......   (552,104) (1,707,843)  (6,033,959)
 Product development costs................   (557,585) (2,464,312)  (3,865,930)
 Acquisition of businesses, net of cash
  acquired................................        --     (269,316)    (734,154)
                                           ----------  ----------  -----------
    Net cash used in investing
     activities........................... (1,532,912) (4,790,473)  (9,928,634)
Cash Flows from Financing Activities:
 Proceeds from issue of common stock,
  net.....................................  2,012,903   8,070,427   57,577,376
 Repayment of subscription receivable.....        --          --       715,790
 Proceeds from borrowings.................     71,881     700,000    2,092,163
 Repayments of borrowings.................        --     (126,266)    (375,161)
                                           ----------  ----------  -----------
    Net cash provided by financing
     activities...........................  2,084,784   8,644,161   60,010,168
                                           ----------  ----------  -----------
Net (decrease) increase in cash and cash
 equivalents..............................    (17,813)  2,421,256   39,746,406
Cash and cash equivalents at beginning of
 year.....................................     49,143      27,889    2,238,909
Translation adjustments...................     (3,441)   (210,236)     890,562
                                           ----------  ----------  -----------
  Cash and cash equivalents at end of
   year................................... $   27,889  $2,238,909  $42,875,877
                                           ==========  ==========  ===========
Supplemental disclosure of noncash
 investing and financing activities:
Acquisitions (Note 3):
 Fair value of assets acquired............        --   $2,230,146  $ 8,800,013
 Less:
  Cash acquired...........................        --      182,550      129,564
  Deferred purchase obligation............        --          --     4,482,965
  Cash paid...............................        --      451,866      863,718
  Stock issued............................        --    1,051,322    1,677,223
                                           ----------  ----------  -----------
 Liabilities assumed......................        --   $  544,408  $ 1,646,543
                                           ==========  ==========  ===========
  Stock dividend..........................        --          --      (391,950)
Other supplemental cash flow disclosures:
  Cash paid for interest..................     (2,079)    (39,550)    (197,243)
  Cash paid for taxes.....................        --       16,550       11,457

          See accompanying notes to consolidated financial statements

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                     Common Stock     Preferred Stock
                  ------------------ ------------------
                                                                      Additional               Accumulated Other     Total
                                                         Subscription   Paid-In   Accumulated    Comprehensive   Stockholders'
                    Shares   Amounts   Shares    Amount   Receivable    Capital     Deficit      Income (Loss)      Equity
                  ---------- ------- ----------  ------  ------------ ----------- -----------  ----------------- -------------
Balance
 January 1,
 1996............    161,250 $   161  6,360,000  $6,360               $    57,995 $    (3,418)     $   4,952      $    66,050
Issuance of
 shares for
 cash............  4,998,750   4,999                                    2,007,904                                   2,012,903
Net loss.........                                                                    (283,778)                       (283,778)
Currency
 translation
 adjustment......                                                                                     (5,089)          (5,089)
                  ---------- ------- ----------  ------   ---------   ----------- -----------      ---------      -----------
 Balance
  December 31,
  1996...........  5,160,000 $ 5,160  6,360,000  $6,360         --    $ 2,065,899 $  (287,196)     $    (137)     $ 1,790,086
 Issuance of
  shares in
  reverse
  acquisition....  9,521,891   9,522                                      232,331                                     241,853
 Issuance of
  shares for
  cash...........                     1,400,000   1,400    (735,000)    8,804,027                                   8,070,427
 Currency
  translation
  adjustment.....                                                                                   (210,211)        (210,211)
 Net loss........                                                                    (983,840)                       (983,840)
                  ---------- ------- ----------  ------   ---------   ----------- -----------      ---------      -----------
 Balance
  December 31,
  1997........... 14,681,891 $14,682  7,760,000  $7,760   $(735,000)  $11,102,257 $(1,271,036)     $(210,348)     $ 8,908,315
 Conversion of
  preferred
  stock..........  1,400,000   1,400 (1,400,000) (1,400)
 Stock dividend..     21,775      22                                      391,928    (391,950)
 Issuance of
  shares for
  Artwise
  acquisition....     72,620      72                                    1,052,919                                   1,052,991
 Issuance of
  shares for
  cash...........    700,000     700                                   12,599,300                                  12,600,000
 Payment of
  subscription
  receivable.....                                           715,790                                                   715,790
 Issuance of
  shares for
  cash...........  1,800,000   1,800                                   44,975,576                                  44,977,376
 Issuance of
  shares for
  Open:Net
  acquisition....     58,852      59                                    1,677,223                                   1,677,282
 Issuance of
  shares for
  Eclipse
  acquisition....     27,000      27                                      995,733                                     995,760
 Currency
  translation
  adjustment.....                                                                                  1,204,589        1,204,589
 Net loss........                                                                  (4,772,690)                     (4,772,690)
                  ---------- ------- ----------  ------   ---------   ----------- -----------      ---------      -----------
 Balance
  December 31,
  1998........... 18,762,138 $18,762  6,360,000  $6,360   $ (19,210)  $72,794,936 $(6,435,676)     $ 994,241      $67,359,413
                  ========== ======= ==========  ======   =========   =========== ===========      =========      ===========

          See accompanying notes to consolidated financial statements

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

  Cybernet Internet Services International, Inc. ("the Company") (formerly known as New Century Technologies Corporation) was incorporated under the laws of the State of Utah on September 27, 1983. The Company changed its state of incorporation to Delaware in September 1998. Effective September 16, 1997 the Company acquired Cybernet Internet Dienstleistungen AG ("Cybernet AG"), a German stock corporation which offers a variety of Internet related telecommunication and systems integration services to corporate customers. Cybernet AG was founded in December 1995, and commenced significant operations in 1996. The acquisition has been accounted for as a reverse acquisition whereby the Company is considered to be the acquiree even though legally it is the acquiror. Accordingly, the accompanying financial statements present the historical financial statements of Cybernet AG from January 1, 1996, through the acquisition date of September 16, 1997 and the consolidated financial statements of the Company and Cybernet AG since that date. Since the fair value of the net assets of the Company were equal to their net book value on September 16, 1997, the assets and liabilities of the Company remained at their historical cost following the acquisition.

2. Summary of Significant Accounting Policies

 Principles of Consolidation

  The consolidated financial statements include the accounts of all majority-owned subsidiaries of the Company. All significant intercompany investments, accounts, and transactions have been eliminated.

 Foreign Currency

  The assets and liabilities for the Company's international subsidiaries are translated into U.S. dollars using current exchange rates at the balance sheet dates. Statement of operations items are translated at average exchange rates prevailing during the period. The resulting translation adjustments are recorded in the foreign currency translation adjustment account in equity. Foreign currency transaction gains or losses are included in net earnings
(loss).

 Revenue Recognition

  The Company offers Internet telecommunication and systems integration products and network access services. Telecommunication and system integration products consist of the development of customized business solutions, installation of hardware and software and production support. Ongoing network services consist of monthly user fees for network access and related services.

  Revenues from telecommunication and systems integration products are recognized upon completion of the related project and customer acceptance. Revenues from ongoing network access services are recognized when provided to customers.

 Property and Equipment

  Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful life of the asset, which ranges from 4 years (computer equipment and software) to 10 years (leasehold improvements and furniture and fixtures).

 Product Development Costs

  The Company capitalizes costs incurred related to the development of products that will be sold to customers. Costs capitalized include direct labor and related overhead and third party costs related to

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

establishing network systems. All costs in the development process are classified as research and development and expensed as incurred until technological feasibility has been established. Once technological feasibility has been established, which is defined as completion of a working model, such costs are capitalized until the individual products are commercially available. Amortization, which began in 1997, is calculated using the greater of (a) the ratio that current gross revenues for a product bear to the total of current and anticipated future revenues for that product or (b) the straight-line method over four years. The carrying value of product development costs is regularly reviewed by the Company and a loss recognized when the net realizable value falls below the unamortized cost. No such losses have been recognized to date. Accumulated amortization amounted to $75,494 and $1,016,700 at December 31, 1997 and 1998 respectively.

 Advertising Costs

  Advertising costs are expensed as incurred. Advertising expense was $49,906, $226,763 and $609,948 in the years ended December 31, 1996, 1997 and 1998.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Short Term Investments

  In accordance with Statement of Financial Accounting Standard ("SFAS") No. 115 "Accounting for Certain Investments in Debt and Equity Securities" available-for-sale securities are carried at fair value, with unrealized gains and losses reported as a separate component of stockholder's equity.

  Realized gains and losses and declines in value judged to be other than temporary on available-for-sale securities are included in other income. The Company has classified all debt and equity securities as available-for-sale.

 Income Taxes

  The Company accounts for income taxes using the liability method. Under this method, deferred income taxes are recognized for temporary differences between financial statement and income tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance when the Company cannot make the determination that it is more likely than not that some portion or all of the related tax asset will be realized.

 Fair Value of Financial Instruments

  The carrying value of financial instruments such as cash, accounts receivable, short term investments and accounts payable approximate their fair value based on the short-term maturities of these instruments. The carrying value of bank debt approximates fair value based on quoted market prices for the same or similar issues as well as the current rates offered to the Company.
Note 4 contains a detail of short-term investments held by the Company.

  Substantially all of the Company's cash is deposited in a local German bank. Short term investments are comprised of investments in highly liquid mutual funds. Credit risk in connection with accounts receivable is minimized by the diverse nature of the Company's customer base.

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

 Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Goodwill

  Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over 10 years. Accumulated amortization totaled $18,693 and $312,436 at December 31, 1997 and 1998, respectively. The Company assesses the recoverability of goodwill by determining whether the amortization of the related balance over its remaining life can be recovered through reasonably expected undiscounted future cash flows. Management evaluates the amortization period to determine whether later events and circumstances warrant revised estimates of the amortization period.

 Stock Compensation

  The Company accounts for its stock option compensation under Accounting Principles Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). The Company presents all disclosures required by Statement of Financial Accounting Standards No. 123 ("Statement 123") in
Note 11.

 Comprehensive Income

  In 1998, the Company adopted Financial Accounting Standards Board Statement 130 "Reporting Comprehensive Standards" ("Statement 130"), which requires the disclosure of the Company's comprehensive income. Comprehensive income is defined as all changes in shareholders' equity exclusive of transactions with owners such as capital investments and dividends. All prior periods have been restated to conform with the reporting requirements of Statement 130.

 Segment Disclosures

  In 1998, the Company adopted Financial Accounting Standards Board Statement 131 "Disclosures About Segments of an Enterprise and Related Information" ("Statement 131"), which requires disclosures of certain financial information of the Company's business operating segments. All prior periods have been restated to conform with the disclosure requirements of Statement 131.

 Reclassifications

  Certain prior year amounts in the consolidated financial statements have been reclassified to conform to the current year presentation.

3. Business Acquisitions

  On September 16, 1997, the Company acquired all of the outstanding shares of the common stock of Cybernet AG in exchange for the issuance of 5,160,000 shares of common stock of the Company, 1,200,000 shares of Series A preferred stock of the Company and 5,160,000 shares of Series B preferred stock of the

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

Company, such shares representing the outstanding shares of the Company at that date. Generally accepted accounting principles require that the Company be considered the acquired company for financial statement purposes (a reverse acquisition) even though the entity will continue to be called Cybernet Internet Services International, Inc. Therefore, the acquisition has been recorded as a recapitalization of Cybernet AG. The effects of the reverse acquisition have been reflected for all share amounts in the accompanying financial statements. The Company had no operations at the time of the reverse acquisition.

  Effective September 16, 1997, the Company acquired 100% of the outstanding shares of Artwise GmbH ("Artwise"), for a total consideration of DM 1,710,040 ($954,263). DM 475,000 ($265,067) of the purchase price was paid in cash with the remainder settled in exchange for the issuance of 72,620 shares of the common stock of the Company in February, 1998. The shares issued in February 1998, which were recorded as additional goodwill, were partially contingent upon the achievement of certain financial goals by Artwise for the year ended December 31, 1997. The acquisition has been accounted for using the purchase method of accounting and accordingly the accompanying financial statements reflect Artwise's results of operations from September 16, 1997. Goodwill recorded in connection with the acquisition of Artwise, of DM 1,507,493 ($841,188), is being amortized over 10 years.

  Effective December 11, 1997, the Company acquired 66% of the outstanding shares of Eclipse s.r.l. ("Eclipse"), for a total consideration of DM 982,763 ($548,386). DM 334,764 ($186,799) of the purchase price was paid in cash with the remainder to be settled in exchange for the issuance of 27,000 shares of the common stock of the Company in 1999. The acquisition has been accounted for using the purchase method of accounting. Eclipse's results of operations for the period December 11, 1997 through December 31, 1997 are not included in the accompanying financial statements due to immateriality. Eclipse's results of operations for the full year 1998 are included in the results of operations of Cybernet Inc. for the year ended December 31, 1998. Goodwill recorded in connection with the acquisition of Eclipse, of DM 909,418 ($507,459), is being amortized over 10 years.

  Effective August 15, 1998, the Company acquired 100% of the outstanding shares of Open:Net Internet Solutions GmbH ("Open:Net") for a total consideration of DM 4,251,093 ($2,540,091). DM 1,445,000 ($863,718) of the
purchase price was paid in cash with the remainder settled in exchange for the issuance of 58,825 shares of the common stock of the Company. The acquisition has been accounted for using the purchase method of accounting and as such the accompanying financial statements reflect Open:Net's results of operations for the period August 15, 1998 through December 31, 1998. Goodwill recorded in connection with the acquisition of Open:Net, of DM 3,520,178 ($2,298,341) is being amortized over 10 years.

  Effective December 28, 1998, the Company acquired 100% of the outstanding shares of Vianet Telekommunikations AG ("Vianet") for a cash payment of DM 7,500,000 ($4,482,965) and 300,000 shares of the common stock of the Company which is to be issued to the selling shareholders of Vianet in increments of 60,000 shares over five years contingent upon the continued employment of the individuals. The acquisition has been accounted for using the purchase method of accounting. The value of the 300,000 shares will be added to the cost of acquiring the Company when the shares are issued to the selling shareholders. Vianet's results of operations subsequent to December 28, 1998 are not included in the accompanying financial statements due to immateriality. Goodwill recorded in connection with the acquisition of Vianet, amounting to DM 3,449,307 ($2,061,750), is being amortized over 10 years.

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

  The following unaudited pro forma consolidated results of operations for the years ended December 31, 1997 and 1998 assume the acquisitions described above occurred as of January 1, 1997:

                                                       Years ended December
                                                                31,
                                                      ------------------------
                                                         1997         1998
                                                      -----------  -----------
      Revenue........................................ $ 7,467,666  $12,589,528
      Net loss.......................................  (2,065,929)  (6,068,365)
      Basic and diluted loss per share............... $      (.21) $      (.38)

4. Short-Term Investments

  Short-term investments at cost, which represents the cost to purchase the securities, consist of the following:

                                                            December 31,
                                                     --------------------------
                                                       1996     1997     1998
                                                     -------- -------- --------
      BHF Bank Accugeld Fund........................ $453,698 $     -- $112,503
      BHF Bank US Dollar Plus Fund..................      --   802,759      --
      Commerzbank Geld Market Fund..................      --    15,154      --
                                                     -------- -------- --------
                                                     $453,698 $817,913 $112,503
                                                     ======== ======== ========

  At December 31, 1996, 1997 and 1998 the estimated fair value of short-term investments approximated cost. Proceeds from the sale of short-term investments in 1996, 1997 and 1998 were $263,751, $6,931,035, $810,063, respectively. The
Company did not recognize any gains on the sales of short-term investments in 1996, 1997 or 1998.

5. Property and Equipment

  Property and equipment consist of the following:

                                                     December 31,
                                            ---------------------------------
                                              1996       1997        1998
                                            --------  ----------  -----------
      Computer equipment and software...... $444,695  $1,942,485  $ 7,274,601
      Leasehold improvements...............   30,452      75,796      425,786
      Furniture and fixtures...............  201,606     478,504    1,979,873
                                            --------  ----------  -----------
                                             676,753   2,496,785    9,680,260
      Less accumulated depreciation and
       amortization........................  (45,993)   (211,992)  (1,709,960)
                                            --------  ----------  -----------
      Net property and equipment........... $630,760  $2,284,793  $ 7,970,300
                                            ========  ==========  ===========

6. Leases

  The Company leases facilities and equipment under long-term operating leases. Future minimum payments under non-cancellable operating leasing with initial terms of one year or more are as follows:

            Year ending December 31
            1999.............................. $2,105,459
            2000..............................  1,749,784
            2001..............................  1,575,547
            2002..............................    940,702
            2003..............................    635,797
            Thereafter........................  2,167,557
                                               ----------
                                               $9,174,846
                                               ==========

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

  The Company's rental expense under operating leases in the years ended December 31, 1996, 1997 and 1998 totaled approximately $56,508, $176,687 and $1,068,645 respectively.

  The Company has financed the acquisition of certain computer equipment through capital lease agreements with interest rates ranging from 5% to 8%. At December 31, 1998, the gross value of assets under capital leases is $2,580,307 and related accumulated depreciation was $609,520. The Company had no capital lease obligations at December 31, 1996 or 1997. Future minimum lease payments in connection with these leases are as follows:

            Year ending December 31
              1999............................ $  892,984
              2000............................    892,984
              2001............................    176,536
              2002............................    171,871
              2003............................    133,646
                                               ----------
                                               $2,268,021
                                               ==========
            Less: Interest Portion............   (165,273)
                                               ==========
                                               $2,102,748
                                               ==========

7. Commitments

  The Company has entered into long term data and voice communications agreements with several vendors. The agreements enable the Company and its customers to access data networks necessary for the use of its products and services. The minimum payments under these agreements aggregate $1,382,228, $84,806, $84,806, $84,806, $16,139 and $80,693 in 1999, 2000, 2001, 2002, 2003
and thereafter, respectively.

8. Overdrafts and Short-Term Borrowings

  Overdrafts represent temporary overdrafts of bank balances. The overdrafts are not subject to formal agreements with the banks and generally are not subject to interest.

  As of December 31, 1998, the Company had established short-term unsecured overdraft facilities under which the Company and its subsidiaries could borrow up to DM 463,340 ($276,952). The facilities are denominated in Deutsche Mark as to DM 200,000, in Italian Lire as to DM 121,200 and in Austrian Schilling as to DM 142,140. The interest rate fluctuates based on current lending rates and was 8.25% and 9.75% at December 31, 1997 and 1998, respectively. As of December 31, 1998, DM 342,247 ($204,571) of the overdraft facility was used and DM 121,093 ($72,381) was available.

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

9. Long-Term Debt

  Long-term debt consists of the following:

                                                      Years ended December 31,
                                                      ------------------------
                                                         1997         1998
                                                      ------------------------
   Note payable, 5.15% interest, due in monthly
    installments of principal and interest through
    2001............................................. $    41,691 $        --
   Note payable, 3.75% interest, due in quarterly
    installments of principal and interest through
    January 2005.....................................         --        41,626
   Note payable, 6.2% interest, due in monthly
    installments of principal and interest through
    June 1999........................................         --         5,039
   Note payable, 6.6% interest, due in monthly
    installments of principal and interest through
    December 2002....................................         --        39,409
                                                      ----------- ------------
                                                           41,691       86,074
   Less current portion..............................         --       (19,245)
                                                      ----------- ------------
   Long-term portion................................. $    41,691 $     66,829
                                                      =========== ============

10. Shareholders Equity

 Common Stock

  The Company is authorized to issue 50,000,000 shares of Common Stock. Holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders. The Common Stock is not redeemable and has no conversion or preemptive rights.

 Preferred Stock

  The Company is authorized to issue 50,000,000 shares of Preferred Stock with relative rights, preferences and limitations determined at the time of issuance. As of December 31, 1998, the Company has issued and outstanding Series A and B Preferred Stock. All of the Company's previously issued Series C Preferred Stock was converted to Common Stock in 1998.

 Series A Preferred Stock

  The holders of the Series A Preferred Stock are entitled to receive dividends at a rate equal to $0.01 per share per annum before any dividends are paid or set apart for payment upon any other series of Preferred Stock of the Company, other than Series B or Series C Preferred Stock, or on the Common Stock of the Company. Commencing with the fiscal year beginning on January 1, 1998, the dividend on the Series A Preferred Stock will be paid for each fiscal year within five months of the end of each fiscal year, subject to the availability of surplus or net profits therefor. The dividends on the Series A Preferred Stock are not cumulative. The holders of the Series A Preferred Stock are not entitled to vote.

  The shares of Series A Preferred Stock may be redeemed by the Company at any time after January 1, 2000, at a redemption price of one share of the Common Stock of the Company for each share of Series A Preferred Stock plus any unpaid dividends earned thereon; provided that all and not less than all of the shares of Series A Preferred Stock are so redeemed and provided further that if the Company has not redeemed the Series A Preferred Stock by December 31, 2001, a holder of Series A Preferred Shares may at any time commencing January 1, 2002, require the Company to purchase all of the shares of the Series A Preferred Stock held by him for a purchase price of $3.00 per share plus any dividends earned but unpaid on such shares.

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

  A holder of Series A Preferred Stock may convert each share held by him into one share of the Common Stock of the Company; provided, however, that (1) no conversion may occur prior to January 1, 1999; (2) no more than 25% of the Series A Preferred Shares held by the holder may be converted prior to January 1, 2000; (3) no more than an additional 25% of the Series A Preferred Shares held by the holder may be converted prior to January 1, 2001; (4) the remainder of the Series A Preferred Shares held by the holder may be converted commencing January 1, 2001; and (5) any conversion may not be for less than all of the Series A Preferred Shares held by the converting shareholder eligible for conversion at the time of the notice.

  Upon the liquidation, dissolution or winding up, whether voluntary or involuntary, of the Company, the holders of the Series A Preferred Stock will be entitled to be paid the sum of $3.00 per share plus an amount equal to any unpaid accrued dividends before any amount is paid to the holder of any other series of Preferred Stock, other than the Series B Preferred Stock or the Series C Preferred Stock, or to the Common Stock of the Company. After payment of these amounts to the holders of the Series A Preferred Stock, the remaining assets of the Company will be distributed to the holders of the Common Stock.

 Series B Preferred Stock

  The holders of the Series B Preferred Stock are entitled to receive dividends at a rate equal to $0.01 per share per annum before any dividends are paid or set apart for payment upon any other series of Preferred Stock of the Company other than the Series C Preferred Stock or on the Common Stock of the Company. Commencing with the fiscal year beginning on January 1, 1998, the dividend on the Series B Preferred Stock will be paid for each fiscal year within five months of the end of each fiscal year, subject to the availability of surplus or net profits therefor. The dividends on the Series B Preferred Stock will not be cumulative. The holders of the Series B Preferred Stock are entitled to one vote per share.

  The shares of Series B Preferred Stock may be redeemed by the Company at any time after January 1, 2000, at a redemption price of one share of the Common Stock of the Company for each share of Series B Preferred Stock plus any unpaid dividends earned thereon through the date of redemption; provided that all and not less than all of the shares of Series B Preferred Stock are so redeemed.

  A holder of Series B Preferred Stock may convert each share held by him into one share of the Common Stock of the Company provided, however, that (1) no conversion may occur prior to January 1, 1999; (2) no more than 25% of the Series B Preferred Shares held by the holder may be converted prior to January 1, 2000; (3) no more than an additional 25% of the Series B Preferred Shares held by the holder may be converted prior to January 1, 2001; (4) the remainder of the Series B Preferred Shares held by the holder may be converted commencing January 1, 2001; and (5) any conversion may not be for less than all of the Series B Preferred Shares held by the converting shareholder eligible for conversion at the time of the notice.

  Upon the liquidation, dissolution or winding up, whether voluntary or involuntary, of the Company, the holders of the Series B Preferred Stock will be entitled to be paid the sum of $3.00 per share plus an amount equal to any unpaid accrued dividends before any amount is paid to the holder of any other series of Preferred Stock other than the Series C Preferred Stock or to the Common Stock of the Company. After payment of these amounts to the holders of the Series B Preferred Stock, the remaining assets of the Company will be distributed to the holders of the Common Stock.

 Series C Preferred Stock

  The holders of the Series C Preferred Stock are entitled to receive dividends at a rate equal to $0.56 per annum, and no more, before any dividends are paid or set apart for payment upon any other series of Preferred Stock or on the Common Stock of the Company. Dividends will begin to accrue on January 1, 1998. Commencing with the fiscal year beginning on January 1, 1998, the dividend on the Series C Preferred Stock

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

will be paid for each fiscal year within five months of the end of each fiscal year, subject to the availability of surplus or net profits therefor. The dividends of the Series C Preferred Stock are cumulative.

  The holders of the Series C Preferred Stock are not entitled to receive notice of or to vote on any matter that is the subject of a vote of the stockholders of the Company, except as otherwise required by the laws of the State of Delaware.

  The shares of Series C Preferred Stock may be redeemed by the Company at any time at a redemption price of 100% of the $7.00 purchase price paid to the Company for such shares plus any unpaid accrued dividends thereon so long as prior to the date of redemption the Company has offered to exchange each share of Series C Preferred Stock for (a) one share of the Company's Common Stock, plus (b) one warrant ("Warrant") to purchase the number of shares of Common Stock equal in the aggregate to one-half the number of shares of Common Stock received in the exchange, which Warrant will be exercisable at any time through the first anniversary of the date of issuance of the Warrant at a purchase price equal to $8.00 per share and a registration statement is in effect registering the issuance of the Common Stock and Warrants.

  A holder of Series C Preferred Stock may convert each share held by him into one share of the Common Stock of the Company anytime after July 31, 1998; provided, however, that any conversion be of all the Series C Preferred Shares held by the shareholder.

  In July 1998, holders of 1,400,000 shares of Series C Preferred Stock (representing the entire amount outstanding) converted their shares into 1,400,000 shares of the Company's Common Stock. Prior to the conversion holders of Series C Preferred Stock received a stock dividend in Common Stock of the Company in lieu of a cash dividend. The stock dividend was valued at the closing price of the Common Stock on the date the dividend was declared.

11. Stock Incentive Plan

  In 1998 the Company adopted a stock incentive plan ("Stock Incentive Plan") which provides for the grant of a variety of stock award instruments to key employees and members of the Board of Directors.

  The Company has reserved 2,000,000 shares of common stock for issuances under the Stock Incentive Plan. During the year ended December 31, 1998, the Company granted 285,000 stock options with an exercise price of $31.96 per share and 400,000 stock options with an exercise price of $32.04 pursuant to the Stock Incentive Plan. All options granted have 10 year terms and vest over three years. All options were still outstanding at December 31, 1998. None of the options outstanding at December 31, 1998 were exercisable.

  The Company has elected to follow APB 25 and related interpretations in accounting for the stock options granted under the Stock Incentive Plan. Under APB 25, as long as the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized. Pro forma information regarding net income and earnings per share is required by Statement 123 as if the Company had accounted for its employee stock options under the fair value method of that statement. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model using a risk-free interest rate of 4.5%, an expected common stock price volatility factor of 0.8, a weighted-average expected life of the options of 5 years, and a expected dividend yield of 0%.

  The fair value of the options granted in 1998 using the Black-Scholes model was $13,320,000. Had the Company determined compensation cost for this plan in accordance with Statement 123, the value of the

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

options granted would have been amortized over the option vesting period. The Company's pro forma loss and pro forma basic and diluted earnings per share for 1998 would have been $4,995,690 and $(.31), respectively.

12. Provision for Income Taxes

  The Company's principal operations are currently located in Germany. Pretax loss for the years ended December 31, 1996, 1997 and 1998 was generated in the following jurisdictions:

                                                      December 31,
                                           ------------------------------------
                                             1996        1997          1998
                                           ---------  -----------  ------------
   Germany................................ $(685,627) $(2,303,448) $(10,655,410)
   Others.................................       --       (19,799)     (434,850)
                                           ---------  -----------  ------------
                                           $(685,627) $(2,323,247) $(11,090,260)
                                           =========  ===========  ============

The components of the provision for income taxes, substantially all of which relates to Germany, are as follows:

                                                      December 31,
                                            -----------------------------------
                                              1996        1997         1998
                                            ---------  -----------  -----------
   Current................................. $     --   $     9,525  $       --
   Deferred................................  (401,849)  (1,348,932)  (6,172,645)
                                            ---------  -----------  -----------
   Income tax benefit...................... $(401,849) $(1,339,407) $(6,172,645)
                                            =========  ===========  ===========

  The Company has net deferred tax assets as of December 31, 1996, 1997 and 1998 as follows:

                                                         December 31,
                                                -------------------------------
                                                  1996      1997       1998
                                                -------- ---------- -----------
   Deferred tax assets
     Net operating losses...................... $692,694 $3,454,606 $11,695,379
                                                -------- ---------- -----------
                                                 692,694  3,454,606  11,695,379
                                                ======== ========== ===========
   Deferred tax liabilities
     Product development costs.................  251,038  1,625,857   3,315,814
     Depreciation and amortization.............   44,195    175,454     212,148
     Other.....................................    4,484        486       1,246
                                                -------- ---------- -----------
                                                 299,717  1,801,797   3,529,208
                                                ======== ========== ===========
   Net deferred tax assets..................... $392,977 $1,652,809 $ 8,166,171
                                                ======== ========== ===========

  As of December 31, 1998, the Company and its subsidiaries had available combined cumulative tax loss carryforwards of approximately $20,230,048 million substantially all of which relates to Germany. Under German tax laws, these loss carryforwards have an indefinite life. The tax loss carryforwards have been generated during the establishment of the Company's operations. Management believes that the Company will generate sufficient future taxable income to realize the entire deferred tax asset and that the realization of the $8,166,171 net deferred tax asset is more likely than not. However, if the Company is unable to generate sufficient taxable income in the future through operating results a valuation allowance will be required to be established through a charge to income.

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

  A reconciliation of income taxes determined using the United States statutory federal income tax rate of 35% to actual income taxes provided is as follows:

                                                   December 31,
                                         -----------------------------------
                                           1996        1997         1998
                                         ---------  -----------  -----------
   Income tax benefit at statutory
    rate................................ $(239,969) $  (813,136) $(3,881,591)
   Higher foreign tax rates.............  (157,694)    (529,793)  (2,528,579)
   Other................................    (4,186)       3,522      237,525
                                         ---------  -----------  -----------
   Income tax benefit................... $(401,849) $(1,339,407) $(6,172,645)
                                         =========  ===========  ===========

13. Earnings Per Share

The following table sets forth the computation of basic and diluted earnings per share:

                                                       December 31,
                                             -----------------------------------
                                                1996        1997        1998
                                             ----------  ----------  -----------
   Numerator:
     Net loss-numerator for basic and
      diluted loss per share...............  $ (283,778) $ (983,840) $(4,772,690)
                                             ==========  ==========  ===========
   Denominator:
     Denominator for basic and diluted loss
      per share -- weighted average shares
      outstanding..........................   2,465,782   8,342,297   16,012,653
                                             ==========  ==========  ===========
   Basic and diluted loss per share........  $     (.12) $     (.12) $      (.30)
                                             ==========  ==========  ===========

  The denominator for diluted earnings per share excludes the convertible preferred stock and stock options because the inclusion of these items would have an anti-dilutive effect. The Company's preferred stock is described in
Note 10 and the Company's stock options are described in Note 11.

14. Related Party Transaction

  On May 30, 1997, a principal shareholder of Cybernet AG advanced Cybernet AG an interest free loan of DM 1.5 million ($837,895) due July 31, 1997. On October 7, 1997, Cybernet AG repaid the loan.

  The Company paid DM 17,250 ($11,345), DM 169,804 ($97,470) and DM 173,013
($98,303) to a law firm for legal services where one of the members of the board of directors is a partner in the years ended December 31, 1996, 1997 and 1998, respectively.

  In November 1998, one of the members of the Board of Directors of Cybernet Inc. and a principal Shareholder advanced an interest free loan to Cybernet Inc. of DM 2.5 million ($1,494,322). The Company repaid the loan in December 1998.

  In December 1998, the Company paid $2,916,000 in underwriting fees in connection with the public sale of equity, to an investment bank in which one of the Company's principal shareholders and a former member of the Company's Board of Directors is a significant shareholder.

15. Segment information

  The Company evaluates performance and allocates resources based on the operating profit of its subsidiaries. The accounting policies of the reportable segments are the same as those described in the Summary of Significant Accounting Policies in Note 2.

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

  The Company operates in one line of business, which is providing international Internet backbone and access services and network business solutions for corporate customers. The Company's reportable segments are divided by country since each country's operations are managed and evaluated separately. The Company does not have any intercompany sales between its subsidiaries.

  Information concerning the Company's geographic locations is summarized as follows:

                                                         December 31,
                                                -------------------------------
                                                  1996      1997       1998
                                                -------- ---------- -----------
   Revenues:
     Germany................................... $307,673 $2,314,021 $ 7,692,555
     US........................................      --         --          --
     Other.....................................      --         --      940,973
                                                -------- ---------- -----------
     Total..................................... $307,673 $2,314,021 $ 8,633,528
                                                ======== ========== ===========
   Cost of revenues:
     Germany................................... $363,120 $2,531,787 $ 9,609,699
     US........................................      --         --          --
     Other.....................................      --         --      830,309
                                                -------- ---------- -----------
     Total..................................... $363,120 $2,531,787 $10,440,008
                                                ======== ========== ===========
   General and Administrative Expenses:
     Germany................................... $263,175 $  481,700 $ 1,341,077
     US........................................      --         --      186,345
     Other.....................................      --         --       48,336
                                                -------- ---------- -----------
     Total..................................... $263,175 $  481,700 $ 1,575,758
                                                ======== ========== ===========
   Marketing Expenses:
     Germany................................... $164,669 $1,188,634 $ 3,708,831
     US........................................      --         --          --
     Other.....................................      --         --      135,401
                                                -------- ---------- -----------
     Total..................................... $164,669 $1,188,634 $ 3,844,232
                                                ======== ========== ===========
   Research and Development:
     Germany................................... $178,994 $  279,698 $ 2,642,140
     US........................................      --         --          --
     Other.....................................      --         --      298,725
                                                -------- ---------- -----------
     Total..................................... $178,994 $  279,698 $ 2,940,865
                                                ======== ========== ===========
   Depreciation and Amortization:
     Germany................................... $ 21,263 $  115,899 $   721,677
     US........................................      --         --      108,976
     Other.....................................      --         --       49,325
                                                -------- ---------- -----------
     Total..................................... $ 21,263 $  115,899 $   879,978
                                                ======== ========== ===========
   Interest Expense:
     Germany................................... $  2,079 $   39,550 $   180,496
     US........................................      --         --        3,006
     Other.....................................      --         --       13,741
                                                -------- ---------- -----------
     Total..................................... $  2,079 $   39,550 $   197,243
                                                ======== ========== ===========

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

                                                     December 31,
                                          -------------------------------------
                                             1996        1997          1998
                                          ----------  -----------  ------------
   Interest Income:
     Germany............................. $      --   $       --   $     30,581
     US..................................        --           --        123,715
     Other...............................        --           --            --
                                          ----------  -----------  ------------
     Total............................... $      --   $       --   $    154,296
                                          ==========  ===========  ============
   Loss before Taxes:
     Germany............................. $ (685,627) $(2,323,247) $(10,480,794)
     US..................................        --           --       (174,612)
     Other...............................        --           --       (434,854)
                                          ----------  -----------  ------------
     Total............................... $ (685,627) $(2,323,247) $(11,090,260)
                                          ==========  ===========  ============
   Income tax benefit:
     Germany............................. $  401,849  $ 1,339,407  $  6,172,645
     US..................................        --           --            --
     Other...............................        --           --            --
                                          ----------  -----------  ------------
     Total............................... $  401,849  $ 1,339,407  $  6,172,645
                                          ==========  ===========  ============
   Total Assets:
     Germany............................. $2,211,115  $12,343,057  $ 28,686,897
     US..................................        --           --     47,688,998
     Austria.............................        --           --      1,556,895
     Other...............................        --       274,000     1,511,939
                                          ----------  -----------  ------------
     Total............................... $2,211,115  $12,617,057  $ 79,444,729
                                          ==========  ===========  ============

  The Company's property, plant and equipment by geographic location and capital expenditures by geographic area are as follows:

                                                           December 31,
                                                  ------------------------------
                                                    1996      1997       1998
                                                  -------- ---------- ----------
   Long lived assets:
     Germany..................................... $630,760 $2,208,781 $6,334,809
     US..........................................      --         --         --
     Austria.....................................      --         --     699,511
     Other.......................................      --      76,012    935,980
                                                  -------- ---------- ----------
     Total....................................... $630,760 $2,284,793 $7,970,300
                                                  ======== ========== ==========

                                                           December 31,
                                                  ------------------------------
                                                    1996      1997       1998
                                                  -------- ---------- ----------
   Capital Expenditures:
     Germany..................................... $552,104 $1,707,843 $5,097,077
     US..........................................      --         --         --
     Other.......................................      --         --     936,882
                                                  -------- ---------- ----------
     Total....................................... $552,104 $1,707,843 $6,033,959
                                                  ======== ========== ==========

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

16. Recent Pronouncements

  In March 1998, the AICPA issued SOP 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". This standard requires that computer software costs meeting the criteria for internal-use software be expensed as incurred in the preliminary project stage and capitalized thereafter. Amounts capitalized are required to be amortized on a straight line basis over the estimated useful life of the software. The standard is effective for fiscal years beginning after December 15, 1998. Earlier application is permitted. The Company does not expect the impact of this new statement on the Company's consolidated balance sheet or results of operations to be material.

  In April 1998, the AICPA issued SOP 98-5 "Reporting on the Costs of Start-Up-Activities". This standard requires costs of start-up-activities and organization costs to be expensed as incurred. The standard is effective for fiscal years beginning after December 15, 1998. Earlier application is encouraged. The Company does not expect the impact of this new statement on the Company's consolidated balance sheet or results of operations to be material.

  In June 1998, the Financial Accounting Standards Board issued SFAS No. 133. "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). This statement establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement also requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999 and cannot be applied retroactively. The Company does not expect the impact of this new statement on the Company's consolidated balance sheets or results of operations to be material.

17. Subsequent Events

  In February 1999, the Company entered into a stock purchase agreement providing for the purchase of 51% of the outstanding stock of Sunweb Internet Services SIS AG ("Sunweb"), an Internet service provider located in Switzerland, for total consideration CHF 1,477,000 ($1,024,182) and 25,000 shares of common stock of the Company. The Stock Purchase Agreement also contains provisions for put and call options for the sellers and buyers, respectively, for the remaining 49% of the outstanding stock of Sunweb. The purchase price per the agreement for the remaining 49% of the shares is based on a multiple Sunweb's net profit or loss before taxes. The put and call options both expire on December 31, 2001.

  In March 1999, the German government passed new tax legislation which reduced the corporate income tax rate from 45% to 40%. In accordance with accounting principles generally accepted in the United States of America, the Company's deferred tax assets and liabilities related to Germany are calculated using 45%, the rate in effect at December 31, 1998. The impact of remeasuring the deferred tax assets and liabilities using the new rate is required to be recorded in the period the rate is enacted. The impact on net income of the corporate tax rate reduction is estimated to be approximately $522,000 and will be recorded in the first quarter of 1999.

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                    December 31, September 30,
                                                        1998         1999
                                                    ------------ -------------
                                                                  (unaudited)
                                                                 -------------
                                                          (in thousands)
ASSETS
Cash and cash equivalents..........................   $42,876      $140,079
Short-term investments.............................       112            32
Accounts receivable, net of allowance for doubtful
 accounts of $810 and $361 for June 30, 1999 and
 December 31, 1998 respectively....................     3,249         8,854
Other receivables..................................     1,793         2,490
Prepaid expenses and other assets..................       423         1,193
                                                      -------      --------
  Total current assets.............................    48,453       152,648
Property and equipment, net........................     7,970        18,291
Product development costs, net.....................     5,743         4,794
Goodwill, net......................................     6,505        35,633
Deferred income taxes..............................     8,166        21,140
Restricted cash....................................       --         58,377
Other assets.......................................     2,608        11,294
                                                      -------      --------
  TOTAL ASSETS.....................................   $79,445      $302,177
                                                      =======      ========
LIABILITIES AND SHAREHOLDERS EQUITY
LIABILITIES
Overdrafts and short-term borrowings...............   $   287      $     88
Trade accounts payable.............................     3,346        10,165
Other accrued liabilities..........................     1,073         8,583
Deferred purchase obligations......................     4,483             3
Current portion long term debt and capital lease
 obligations.......................................       925         1,552
Accrued personnel costs............................       589         1,258
                                                      -------      --------

Total current liabilities..........................    10,703        21,649
Long-term debt.....................................        67       176,328
Capital lease obligations..........................     1,316         1,175
SHAREHOLDERS EQUITY
Common stock $.001 par value, 50,000,000 shares
 authorized, 20,729,988 shares issued and
 outstanding at June 30, 1999 and 18,762,138 issued
 and outstanding at December 31, 1998..............        19            21
Preferred stock $.001 par value, 50,000,000 shares
 authorized, 4,793,440 shares issued and
 outstanding at June 30, 1999 and 6,360,000 issued
 and outstanding at December 31, 1998..............         6             5
Subscription receivable............................       (19)          --
Additional paid in capital.........................    72,795       131,230
Accumulated deficit................................    (6,436)      (24,338)
Other Comprehensive income (loss)..................       994        (3,893)
                                                      -------      --------
  Total shareholders equity........................    67,359       103,025
                                                      -------      --------
  TOTAL LIABILITIES AND SHAREHOLDERS EQUITY........   $79,445      $302,177
                                                      =======      ========

          See accompanying notes to consolidated financial statements

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

             CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

                                  (unaudited)

                                             Nine months ended September 30,
                                             --------------------------------
                                                  1998             1999
                                             ---------------  ---------------
                                                     (in thousands,
                                                 except per share data)
                                             --------------------------------
Revenue
Internet Projects........................... $         3,118  $         3,452
Network Services............................           2,261           11,292
                                             ---------------  ---------------
  Total revenues............................           5,379           14,744
Cost of revenues:
Internet Projects...........................           1,887            3,238
Network Services............................           2,619           10,702
Depreciation and amortization...............             680            2,374
                                             ---------------  ---------------
  Total cost of revenues....................           5,186           16,314
                                             ---------------  ---------------
Gross margin (loss).........................             193           (1,570)
General and administrative expenses.........           1,241            9,377
Marketing expenses..........................           3,268            7,244
Research and development....................           1,166            3,796
Depreciation and amortization...............             475            2,922
                                             ---------------  ---------------
  Total operating expenses..................           6,150           23,339
Interest expense............................             114            8,294
Interest income.............................              67            2,183
Realized foreign currency translation
 losses.....................................             --              (651)
                                             ---------------  ---------------
Loss before taxes and minority interest.....          (6,004)         (31,671)
Income tax benefit..........................           3,226           13,668
                                             ---------------  ---------------
Net loss before minority interest...........          (2,778)         (18,003)
Minority interest...........................             --               101
Net loss....................................          (2,778)         (17,902)
Other comprehensive loss:
Foreign currency translation adjustments....            (173)          (3,892)
                                             ---------------  ---------------
Comprehensive loss.......................... $        (2,951) $       (21,794)
                                             ---------------  ---------------
Basic and diluted loss per share............ $         (0.18) $         (0.92)
                                             ===============  ===============
Number of shares used to compute earnings
 per share..................................      15,547,621       19,525,557
                                             ===============  ===============


          See accompanying notes to consolidated financial statements

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  (unaudited)

                                                              Nine months
                                                            ended June 30,
                                                           ------------------
                                                             1998      1999
                                                           --------  --------
                                                            (in thousands)
                                                           ------------------
Cash Flows from Operating Activities:
Net loss.................................................. $ (2,778) $(17,902)
Adjustments to reconcile net income to net cash provided
 by operations:
 Deferred tax credit......................................   (3,484)  (13,996)
 Depreciation and amortization............................    1,539     5,296
 Provision for losses on accounts receivable..............       30       183
Changes in operating assets and liabilities:
Trade accounts receivable.................................   (1,020)   (2,462)
 Other receivables........................................     (710)     (854)
 Other assets.............................................       --    (9,447)
 Prepaid expenses and other assets........................      (12)     (249)
 Trade accounts payable...................................    2,126     3,544
 Accrued interest expense.................................       --     1,270
 Amortization of Bond discount............................       --     1,360
 Other accrued expenses and liabilities...................    2,262     5,885
 Accrued personnel costs..................................     (186)      726
                                                           --------  --------
  Total changes in operating assets and liabilities.......    2,460      (227)
                                                           --------  --------
 Net cash used in operating activities....................   (2,233)  (26,646)
Cash Flows from Investing Activities:
Proceeds from sale of short term investments..............   (3,140)       71
Purchase of property and equipment........................   (6,725)  (10,724)
Product development costs.................................   (2,758)     (778)
Acquisition of businesses, net of cash acquired...........       --   (22,749)
Payment of deferred purchase obligations..................       --    (4,119)
                                                           --------  --------
 Net cash used in investing activities....................  (12,623)  (38,299)
Cash Flows from Financing Activities:
Proceeds from issue of common stock, net..................   12,629        --
Proceeds from issuance of bonds warrants..................       --    51,199
                                                           --------
Proceeds from issuance of bonds and other borrowings......    3,482   174,063
Restricted Cash...........................................       --   (58,839)
Repayment of borrowings...................................       --      (382)
                                                           --------  --------
 Net cash provided by financing activities................   16,111   166,041
                                                           --------  --------
Net (decrease) increase in cash and cash equivalents......    1,255   101,096
Cash and cash equivalents at beginning of period..........    2,239    42,876
Translation adjustments...................................     (173)   (3,893)
                                                           --------  --------
Cash and cash equivalents at end of period................   $3,321   140,079
                                                           ========  ========
Supplemental disclosure of non-cash investing and
 financing activities:
Acquisitions (Note 5):
 Fair value of assets acquired............................   $2,847    33,922
 Less:
  Cash Acquired...........................................        6        73
  Cash paid...............................................      849    22,850
  Stock issued............................................    1,468     5,249
Liabilities assumed.......................................      524     5,755
                                                           ========  ========

          See accompanying notes to consolidated financial statements

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

            NOTES TO THE CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

1. Basis of Presentation

  The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of financial position and results of operations have been included. Operating results for the nine month period end September 30, 1999 are not necessarily indicative of results to be expected for the year ended December 31, 1999. For further information, refer to the Consolidated Financial Statements and notes thereto included in the Company's annual report of Form 10-K for the year ended December 31, 1998.

2. Earnings Per Share

  The following table sets forth the computation of basic and diluted earnings per share:

                                                          September 30
                                                     ------------------------
                                                        1998         1999
                                                     -----------  -----------
Numerator:
Net loss-numerator for basic and diluted loss per
 share (U.S. dollars in thousands).................. $    (2,781) $   (17,902)
Denominator:
Denominator for basic and diluted loss per share --
 weighted average shares outstanding................  15,547,621   19,525,557
Basic and diluted loss per share.................... $     (0.18) $     (0.92)

  The denominator for diluted earnings per share excludes the convertible preferred stock and stock options because the inclusion of these items would have an anti-dilutive effect.

3. Segment information

  The Company evaluates performance and allocates resources based on the operating profit of its subsidiaries. The Company operates in one line of business, which is providing international Internet backbone and access services and network business solutions for corporate customers. The Company's reportable segments are divided by country since each country's operations are managed and evaluated separately. The Company does not have any inter-company sales between its subsidiaries. Information concerning the Company's geographic locations is summarized as follows:

                                                                  September 30
                                                                ----------------
                                                                 1998     1999
                                                                ------- --------
                                                                 (in thousands)
                                                                ----------------
Revenues
 Germany....................................................... $ 4,788 $  7,591
 US............................................................     --       --
 Other.........................................................     591    7,153
                                                                ------- --------
 Total......................................................... $ 5,379 $ 14,744
                                                                ======= ========
Cost of Revenues
 Germany....................................................... $ 4,641 $ 11,065
 US............................................................     --       --
 Other.........................................................     545    5,249
                                                                ------- --------
 Total......................................................... $ 5,186 $ 16,314
                                                                ======= ========
General and Admin Exp.
 Germany....................................................... $ 1,030 $  4,909
 US............................................................     128    2,098
 Other.........................................................      83    2,370
                                                                ------- --------
 Total......................................................... $ 1,241 $  9,377
                                                                ======= ========

                                                                 September 30
                                                                --------------
                                                                 1998   1999
                                                                ------ -------
                                                                (in thousands)
                                                                --------------
Marketing Expenses
 Germany....................................................... $3,163 $ 5,525
 US............................................................    --      320
 Other.........................................................    105   1,399
                                                                ------ -------
 Total......................................................... $3,268 $ 7,244
                                                                ====== =======
Research & Development
 Germany....................................................... $  989 $ 3,497
 US............................................................    --      --
 Other.........................................................    177     299
                                                                ------ -------
 Total......................................................... $1,166 $ 3,796
                                                                ====== =======
Depreciation & Amortization
 Germany....................................................... $  456 $ 2,288
 US............................................................    --      329
 Other.........................................................     19     305
                                                                ------ -------
 Total......................................................... $  475 $ 2,922
                                                                ====== =======
Interest Expense
 Germany....................................................... $  103 $    23
 US............................................................    --    8,146
 Other.........................................................     11     125
                                                                ------ -------
 Total......................................................... $  114 $ 8,294
                                                                ====== =======
Interest Income
 Germany....................................................... $   12 $    15
 US............................................................     55   2,168
 Other.........................................................    --      --
                                                                ------ -------
 Total......................................................... $   67 $ 2,183
                                                                ====== =======
Realized foreign currency translation adjustments
 Germany....................................................... $  --  $   --
 US............................................................    --     (651)
 Other.........................................................    --      --
                                                                ------ -------
 Total......................................................... $  --  $  (651)
                                                                ====== =======
Loss before Taxes
 Germany....................................................... $5,582 $19,701
 US............................................................     73   9,376
 Other.........................................................    349   2,594
                                                                ------ -------
 Total......................................................... $6,004 $31,671
                                                                ====== =======
Income Tax Benefit
 Germany....................................................... $3,226 $ 8,792
 US............................................................    --    4,848
 Other.........................................................    --       28
                                                                ------ -------
 Total......................................................... $3,226 $13,668
                                                                ====== =======
Minority Interest
 Germany....................................................... $  --  $   --
 US............................................................    --      --
 Other.........................................................    --      101
                                                                ------ -------
 Total......................................................... $  --  $   101
                                                                ====== =======
Net Loss
 Germany....................................................... $2,356 $10,909
 US............................................................     73   4,528
 Other.........................................................    349   2,465
                                                                ------ -------
 Total......................................................... $2,778 $17,902
                                                                ====== =======

4. Income Taxes

  In March 1999 the German government passed new tax legislation which reduced the corporate income tax rate from 45% to 40%. Accordingly, the Company's deferred tax assets and liabilities related to Germany were re-measured using 40% in the first quarter of 1999. The impact of re-measuring the deferred tax assets and liabilities using the new rate was recorded as a reduction in the income tax benefit of approximately $550,000 for the quarter ended March 31, 1999.

5. Business Acquisitions

  Effective April 13, 1999, the Company acquired 51% of the outstanding shares of Sunweb Internet Services SIS AG ("Sunweb") for a total consideration of DM 2,865,550 ($1,513,201). DM 1,806,957 ($954,193) of the purchase price was paid in cash with the remainder settled in exchange for the issuance of 25,000 shares of the common stock of the Company. The Stock Purchase Agreement also contains provisions for put and call options for the sellers and buyers, respectively, for the remaining 49% of the outstanding stock of Sunweb. The purchase price per the agreement for the remaining 49% of the shares is based on a multiple of Sunweb's net profit or loss before taxes. The put and call options expire on December 31, 2001. The acquisition has been accounted for using the purchase method of accounting and as such the accompanying financial statements reflect Sunweb's results of operations for the period April 13, 1999 through June 30, 1999. Goodwill recorded in connection with the acquisition of Sunweb, amounting to DM 2,674,512 ($1,412,320), is being amortized over 10 years.

  Effective June 25, 1999, the Company acquired 100% of the outstanding shares of Flashnet S.p.A. ("Flashnet") for a total consideration of DM 49,166,828 ($25,963,367). DM 41,464,040 ($21,895,781) of the purchase price was paid in cash with the remainder settled in exchange for the issuance of 301,290 shares of the common stock of the Company. The acquisition has been accounted for using the purchase method of accounting. Flashnet's results of operations subsequent to June 25, 1999 are not included in the accompanying financial statements due to immateriality. Goodwill recorded in connection with the acquisition of Flashnet, amounting to DM 52,544,954 ($27,747,243), is being amortized over 10 years.

  The following unaudited pro forma consolidated results of operations for the nine months ended September 30, 1998 and 1999 assume the acquisitions of Open:Net, Vianet and Flashnet had occurred as of January 1, 1998. The unaudited pro forma consolidated results of operations do not include the results of operations of Sunweb due to the relative insignificance of the amounts involved.

                                             Nine months ended September 30,
                                             ---------------------------------
                                                   1998             1999
                                             ----------------  ---------------
Revenue..................................... $     11,482,224  $    19,051,642
Net loss....................................        7,390,040       19,749,389
Basic and diluted loss per share............ $          (0.43) $         (1.00)

6. Financing

  On July 1, 1999, the Company sold 150,000 units consisting of 14.0% Senior Notes due 2009 and warrants to purchase 4,534,604 shares of Common Stock (the "Units"). The net proceeds (gross proceeds less discounts and commissions) of the Unit offering were approximately $146 million.

  On August 26, 1999, the Company sold $50,002,183 13% Convertible Senior Subordinated Discount Notes due 2009. On August 26, 1999 the Company also sold Euro 25,000,000 ($26,662,168) 13% Convertible Senior Subordinated Pay In Kind Notes due 2009. The net proceeds of these convertible note offerings were approximately $67 million.

7. Subsequent events

  On October 28, 1999, the Company acquired 51% of the outstanding shares of Novento Telecom AG ("Novento") and 51% of Novento's 100% owned subsidiary Multicall Telefonmarketing AG. ("Multicall"). Novento and Multicall are German direct marketing companies for telecommunication services. The Company has paid cash consideration of DM 2,002,000 ($1,091,663) and transferred 39,412 shares of its common stock to the owners of the companies. The Company has an option to acquire the remaining 49% of the shares of both companies.

  On October 29, 1999 the Company acquired the remaining 34% of the outstanding shares of Eclipse S.p.A., an Italian corporation of which the Company already owns 66% of the outstanding shares. The sellers of the shares are the original founders of the Company and are currently the Managers of Finance, Marketing and Operations in the Cybernet Italy organization. The Company has paid a consideration of DM 707,000 ($385,517) and has deposited 136,402 shares of its common stock in a pooling trust from which the shares will be released to the sellers in equal installments over the next three years.

                         REPORT OF INDEPENDENT AUDITORS

To the Shareholder
VIANET Telekommunikations AG

  We have audited the accompanying balance sheets of VIANET Telekommunikations AG as of December 31, 1996, 1997 and 1998 and the related statements of operations and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VIANET Telekommunikations AG as of December 31, 1996, 1997 and 1998 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

By Ernst & Young
Wirtschaftsprutungs-und
Steuerberatungs gesellschaft mbH

(Gerd Haberfehlner)
(Edith Schmit)
February 12, 1999

                          VIANET TELEKOMMUNIKATIONS AG

                                 BALANCE SHEET

                                                Years ended December 31,
                                             ---------------------------------
                                               1996        1997        1998
                                             ---------  ----------  ----------
                                                  (all amounts in ATS)
                   ASSETS
Current Assets
  Cash and cash equivalents.................   655,174     100,025   1,524,978
  Recoverable taxes and other receivables
   (Note 2).................................   130,747     126,087      45,184
  Trade accounts receivable (Note 3)........ 2,943,991   5,573,461   7,927,150
  Inventories (Note 4)......................   109,099      37,404     111,111
  Prepaid expenses (Note 5).................   135,770     246,373     593,997
                                             ---------  ----------  ----------
    Total current assets.................... 3,974,781   6,083,350  10,202,420
Deposits and Other Assets...................   170,000     241,846     407,300
Fixed Assets (Note 6)
  Leasehold improvements....................   219,220     219,220     383,998
  Office furniture and equipment (Note 15).. 2,745,313   6,470,090  12,079,314
                                             ---------  ----------  ----------
                                             2,964,533   6,689,310  12,463,311
  Accumulated depreciation..................  (669,029) (1,952,565) (3,787,592)
                                             ---------  ----------  ----------
                                             2,295,504   4,736,745   8,675,719
Deferred tax asset (Note 12)................    18,899                   4,739
                                             ---------  ----------  ----------
TOTAL ASSETS................................ 6,459,184  11,061,941  19,290,177
                                             =========  ==========  ==========
    LIABILITIES AND SHAREHOLDERS EQUITY
Current Liabilities
  Accounts payable.......................... 3,103,262   5,911,889   7,075,048
  Current portion of obligations under
   capital leases (Note 15).................                           976,858
  Overdraft (Note 7)........................               634,636     794,768
  Accrued expenses (Note 8).................   938,000   1,906,500   2,120,100
  Corporate tax (Note 12)...................     7,500     139,200
  Other payables............................ 1,069,554   1,015,162   1,744,845
  Deferred income (Note 9)..................   841,983     953,178   4,747,993
                                             ---------  ----------  ----------
    Total Current Liabilities............... 5,960,299  10,560,565  17,459,612
Deferred tax liability (Note 12)............                26,024
Obligations under capital lease (Note 15)...                         1,944,448
Accrued employee benefits (Note 10).........    25,000      61,000     322,000
                                             ---------  ----------  ----------
TOTAL LIABILITIES........................... 5,985,299  10,647.589  19,726,060
                                             ---------  ----------  ----------
Shareholders Equity (Deficit) (Note 11)
  Share capital.............................   250,000     250,000     750,000
  Retained earnings (Accumulated deficit)...   223,885     164,352  (1,185,883)
                                             ---------  ----------  ----------
                                               473,885     414,352    (435,883)
                                             ---------  ----------  ----------
TOTAL LIABILITIES AND SHAREHOLDERS EQUITY... 6,459,184  11,061,941  19,290,177
                                             =========  ==========  ==========

                 See accompanying notes to financial statements

                          VIANET TELEKOMMUNIKATIONS AG

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                                               Years ended December 31,
                                           ----------------------------------
                                              1996        1997        1998
                                           ----------  ----------  ----------
                                                 (all amounts in ATS)
Total revenues............................ 16,174,241  27,390,233  37,617,683
Costs and Expenses
  Costs of products sold..................  8,588,569  12,403,754  17,051,503
  Research and development................          0           0   1,282,625
  General and administrative expenses.....  7,513,498  14,787,656  20,558,892
                                           ----------  ----------  ----------
                                           16,102,067  27,191,410  38,893,020
                                           ----------  ----------  ----------
Operating profit (loss)...................     77,174     198,823  (1,275,337)
Interest income...........................     23,389      20,972       8,966
Interest expense..........................     (3,726)    (86,212)    (88,803)
                                           ----------  ----------  ----------
                                               19,663     (65,240)    (79,837)
                                           ----------  ----------  ----------
Income (loss) before income taxes.........     91,837     133,583  (1,355,175)
Provision for income taxes (Note 12)......      3,899    (193,116)      4,940
                                           ----------  ----------  ----------
NET INCOME (LOSS).........................     95,736     (59,533) (1,350,235)
Retained earnings, beginning..............    128,149     223,885     164,352
                                           ----------  ----------  ----------
Retained earnings (Accumulated deficit),
 ending...................................    223,885     164,352  (1,185,883)
                                           ==========  ==========  ==========



                 See accompanying notes to financial statements

                          VIANET TELEKOMMUNIKATIONS AG

                            STATEMENTS OF CASH FLOWS

                                                Years ended December 31,
                                            ----------------------------------
                                               1996        1997        1998
                                            ----------  ----------  ----------
                                                  (all amounts in ATS)
Cash Flows from Operating Activities
 Net income (loss).........................     95,736     (59,533) (1,350,235)
 Adjustments to reconcile net earnings to
  net cash provided by operating
  activities:
  Depreciation.............................    499,165   1,283,536   2,060,230
  Deferred taxes...........................    (18,899)     44,923     (30,763)
  Change in accounts receivable,
   recoverable taxes and other
   receivables.............................   (145,264) (2,624,810) (2,272,786)
  Change in deposits and other assets......        --      (71,846)   (165,454)
  Change in inventories....................     34,781      71,695     (73,707)
  Change in prepaid expenses...............    (12,004)   (110,603)   (347,624)
  Change in accounts payable, accrued
   expenses and other current liabilities..  1,624,620   4,001,630   6,023,057
                                            ----------  ----------  ----------
    Net cash provided by operating
     activities............................  2,078,135   2,534,992   3,842,718
Investing Activities
  Expenditures for property, plant and
   equipment............................... (2,059,575) (3,724,777) (3,077,897)
                                            ----------  ----------  ----------
    Net cash (used in) investing
     activities............................ (2,059,575) (3,724,777) (3,077,897)
Financing Activities
  Increase share capital...................        --          --      500,000
  Change in overdraft......................        --      634,636     160,132
                                            ----------  ----------  ----------
                                                   --      634,636     660,132
(Decrease) Increase in cash and cash
 equivalents...............................     18,560    (555,149)  1,424,953
Cash and cash equivalents at beginning of
 year......................................    636,614     655,174     100,025
                                            ----------  ----------  ----------
Cash and Cash Equivalents at End of Year...    655,174     100,025   1,524,978
                                            ==========  ==========  ==========


                 See accompanying notes to financial statements

                          VIANET TELEKOMMUNIKATIONS AG

                       NOTES TO THE FINANCIAL STATEMENTS

                            As of December 31, 1998

Note 1. Summary of Significant Accounting Policies

 Basis of Presentation

  The accompanying financial statements have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP"). The Company maintains its financial records in accordance with the Austrian Commercial Code, which represents generally accepted accounting principles in Austria ("Austrian GAAP"). Generally, accepted accounting principles in Austria vary in certain significant respects from U.S. GAAP. Accordingly, the Company has recorded certain adjustments in order that these financial statements be in accordance with U.S. GAAP.

 Business

  VIANET EDV Dienstleistungs Gesellschaft mbH, an Austrian limited liability company, was established in 1994. As of September 30, 1998 VIANET EDV Dienstleistungs Gesellschaft mbH was legally transformed into VIANET Telekommunikations AG, an Austrian joint-stock company ("the Company"). The share capital of the Company was increased to ATS 1,000,000, of which ATS 750,000 has been paid in. The Company provides Internet services and connections.

 Cash & Cash Equivalents

  Highly-liquid investments, with an original maturity of three months or less from the date of purchase, are classified as cash equivalents.

 Inventories

  Inventories are valued at the lower of cost or market, with cost determined on an actual basis.

 Property, Plant and Equipment

  The Company records fixed assets at cost less accumulated depreciation. Depreciation, which begins when assets are placed in service, is calculated on a straight-line basis over the estimated service lives.

 Revenue Recognition

  The Company's revenues consist of the basic fee that is paid three months in advance and current fees which are invoiced after the relevant period. Prepaid amounts are deferred under deferred income and are released into revenue over the period of three months. Current fees are recognized as income immediately.

 Fair Value of Financial Instruments

  The carrying value of financial instruments such as cash, accounts receivable and accounts payable approximate their fair value based on the short-term maturities of these instruments. The carrying value of bank debt approximates fair value based on quoted market prices for the same or similar issues as well as the current rates offered to the Company.

 Estimates

  The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                          VIANET TELEKOMMUNIKATIONS AG

Note 2. Recoverable Taxes and Other Receivables

  Recoverable taxes and other receivables consist of (in ATS):

                                                1996        1997        1998
                                              ---------  ----------  ----------
   Capital gains tax receivable..............    41,150       8,646         --
   Value added tax...........................    26,998      38,310      29,860
   Employee loans............................    40,000      40,000      14,861
   Other.....................................    22,599      39,131         463
                                              ---------  ----------  ----------
                                                130,747     126,087      45,184
                                              =========  ==========  ==========

Note 3. Trade Accounts Receivable

  Total amount of accounts receivable is as follows (in ATS):

                                                1996        1997        1998
                                              ---------  ----------  ----------
   Trade accounts receivable--domestic....... 3,542,557   7,419,133  10,360,528
   Provision for bad debts...................  (598,566) (1,845,672) (2,433,378)
                                              ---------  ----------  ----------
                                              2,943,991   5,573,461   7,927,150
                                              =========  ==========  ==========

  Provisions for bad debts were made for accounts receivable on a specific risk of collection.

Note 4. Inventory

  Inventory consists of hardware devices which are sold to customers. At December 31, 1997 and 1998, there was no need to record a provision for obsolete goods.

Note 5. Prepaid Expenses

  Prepaid expenses consist principally of prepaid telecommunication fees, licenses and rent expenses for a trade fair site.

Note 6. Fixed Assets

  The range of estimated useful lives for different asset categories are as follows:

            Leasehold investments..............  10 years
            Hardware equipment................. 4-8 years
            Office equipment................... 4-8 years
            Intangible assets.................. 4-7 years

  In the year of acquisition depreciation is provided for a full year basis when acquisition is in the first half of the year or with a half year rate when acquisition is in the second half of the year.

  Intangible assets relate to EDP software and amount to ATS 36.232,00.

Note 7. Overdraft

  Overdrafts represent temporary overdrafts of bank balances. The overdrafts are not subject to formal agreements and at December 31, 1998 and 1997 carried interest rates of 7.5% and 14%, respectively.

                          VIANET TELEKOMMUNIKATIONS AG

Note 8. Accrued Expenses

  Accrued expenses consist of the following (in ATS):

                                                     1996     1997      1998
                                                    ------- --------- ---------
   Unused holidays................................. 111,300   187,600   363,300
   Telecommunication fees.......................... 469,000   435,500       --
   Professional fees............................... 137,700   629,000   622,000
   Lawsuits........................................     --        --    200,000
   Warranties......................................     --    210,000   210,000
   Payroll taxes...................................     --    224,400   419,500
   Services not yet invoiced and other accruals.... 230,000   230,000   305,300
                                                    ------- --------- ---------
                                                    948,000 1,906,500 2,120,100
                                                    ======= ========= =========

Note 9. Deferred Income

  The Company is an Internet provider and concludes contracts with various private and business customers. Amounts on invoices consist of two parts: the basic fee which is required to be paid three months in advance and current fees which are invoiced on a current basis. Prepaid amounts are deferred under deferred income.

                                                        1996    1997     1998
                                                       ------- ------- ---------
   Deferred revenue................................... 841,983 953,178 4,747,993

Note 10. Accrued Employee Benefits

  According to Austrian labor law, employees are entitled to receive a termination payment in case of termination of the employment contract by the employer or upon retirement. The calculation of the amount due depends on the service time and compensation of the employee. The amount ranges from two months compensation for three months of services to 12 months compensation for services of 25 years or longer.

  The Company has recorded a provision for termination payments amounting to ATS 61,000 and ATS 322,000 at December 31, 1997 and 1998, respectively. The provision was calculated according to Austrian Commercial Code prescribing application of a discounting method (discount rate 6%, retirement age 55/60 for women/men).

Note 11. Shareholders Equity

  The Company is a joint-stock company under Austrian law.

  As of December 31, 1998 the Company's common stock of ATS 1,000,000 has been paid up to an amount of ATS 750,000.

  Dividends may only be declared and paid from the accumulated retained earnings (after deduction of certain reserves) shown in the Company's annual Austrian statutory unconsolidated accounts. Such amounts differ from the total of retained earnings as shown in the accompanying financial statements in accordance with U.S. GAAP. As of December 31, 1998, the Company's Austrian statutory unconsolidated accounts reflected no accumulated earnings available for distribution, and accordingly, the Company's ability to pay dividends in the future will depend on the future earnings of the Company.

                          VIANET TELEKOMMUNIKATIONS AG

Note 12. Provision for Income Taxes

  The components of the provisions for income taxes are as follows (in ATS):

                                                      1996     1997      1998
                                                     -------  -------  --------
   Current..........................................  15,000  148,193    25,823
   Deferred......................................... (18,899)  44,923   (30,763)
                                                     -------  -------  --------
   Income tax (benefit).............................  (3,899) 193,116    (4,940)
                                                     =======  =======  ========

  The components of the Company's deferred tax assets and liabilities are as follows:

                                                      1996     1997      1998
                                                     -------  -------  --------
   Deferred tax assets
     Net operating loss.............................  55,283      --        --
     Accrued employee benefits......................   8,500   20,740   109,480
                                                     -------  -------  --------
                                                      63,783   20,740   109,480
                                                     =======  =======  ========
   Deferred tax liability
     Depreciation...................................  44,899   46,764   104,741
                                                     -------  -------  --------
   Net deferred tax asset (liability)...............  18,899  (26,024)    4,739
                                                     =======  =======  ========

  A reconciliation of income taxes using the Austrian statutory federal income tax rate of 34% to actual income taxes provided is as follows:

                                                      1996     1997      1998
                                                     -------  -------  --------
   Income tax at statutory rate.....................  31,225   45,418  (457,319)
   Permanent differences............................ (31,438) 166,409   351,248
   Other............................................  (3,686) (18,711)  101,131
                                                     -------  -------  --------
                                                      (3,899) 193,116    (4,940)
                                                     =======  =======  ========

  Permanent differences mainly consist of non-deductible entertainment costs and non-deductible car costs.

Note 13. Commitments

  The Company leases certain equipment under operating leases. The commitment to future minimum lease payments is:

            1999............................. ATS 591,725
            2000.............................  ATS 75,798

  Rent expense for operating leases approximated ATS 868,402, ATS 747,484.56 and ATS 535,563.42 for the years ended December 31, 1998, 1997 and 1996, respectively.

                          VIANET TELEKOMMUNIKATIONS AG

Note 14. Contingencies

  TUV Technischer Uberwachungsdienst Osterreich (TUV) filed a lawsuit against the Company on December 1, 1997. TUV claimed ATS 210,000 for technical malfunction of Cisco Routers which were installed and programmed by the Company. TUV claims that the malfunction resulted in substantially increased telephone charges. The Company has been advised by its outside counsel that TUV could claim up to ATS 1,535,000. The company believes that the lawsuit can be settled for a maximum amount of ATS 250,000 from which an amount of ATS 210,000 has been accrued. During the financial year 1998 no changes occurred in this matter.

Note 15. Finance Lease

  The Company has entered into a capital lease arrangement for the financing of certain computer equipment. Future minimum lease payments are as follows (in
ATS):

   1999........................................................... ATS 1,120,524
   2000........................................................... ATS 1,120,524
   2001........................................................... ATS   933,770
                                                                   -------------
                                                                   ATS 3,174,818
   Less amount representing interest.............................. ATS   253,513
                                                                   -------------
   Present value of future minimum lease payments................. ATS 2,921,305
                                                                   =============
   Thereof noncurrent obligations................................. ATS 1,944,448
                                                                   =============

  The net book value of computer equipment under capital lease included in fixed assets at December 31, 1998 was ATS 2,917,327.

Note 16. Change of Ownership

  Effective December 28, 1998, 100% of the Company's outstanding share capital was acquired by Cybernet Internet Services International, Inc.

                          INDEPENDENT AUDITORS REPORT


To the Management and Shareholders
of OPEN:NET Netzwerkdienste GmbH, Ulm

  We have audited the accompanying balance sheet of OPEN:NET Netzwerkdienste GmbH as of December 31, 1997 and the related profit and loss statement for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with auditing standards generally accepted in Germany and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OPEN:NET Netzwerkdienste GmbH at December 31, 1997 and the results of operations for the year then ended, in conformity with accounting principles generally accepted in Germany.

  Accounting principles generally accepted in Germany vary in certain significant respects from accounting principles generally accepted in the United States of America to the extent summarized on page F-35-36 of the financial statements.

/s/ Schitag Ernst & Young

Deutsche Allgemeine Treuhand AG
Wirtschaftsprufungsgesellschaft
Munich, Germany
November 10, 1998

                       OPEN:NET NETZWERKDIENSTE GmbH, Ulm

                                 BALANCE SHEET
                            As of December 31, 1997

                                                              DM         DM
                                                          ---------- ----------
                               ASSETS
A. Fixed Assets
  I.  Intangible Assets
  1.  Franchises, trademarks, patents, licenses, and
      similar rights and licenses to such rights.........             10,337.00
  II.  Tangible Assets
  1.  Other equipment, furniture and fixtures............            130,152.10
B. Current Assets
  I.  Inventories
  1.  Work in process....................................             20,000.00
  II.  Receivables and Other Assets.
  1.  Trade accounts receivable due after one year DM
      0.00............................................... 476,206.02
  2.  Other assets due after one year DM 0.00............  15,942.01 492,198.53
                                                          ----------
  III.  Checks, cash on hand, Federal Bank and postal
        giro balances, and cash in banks.................              3,191.45
C. Prepaid Expenses and Deferred Charges.................             27,600.00
                                                                     ----------
                                                                     683,429.08
                                                                     ==========
                LIABILITIES AND SHAREHOLDERS' EQUITY
A. Equity
  I.  Stated Capital.....................................             50,000.00
  II  Retained Earnings..................................              5,958.98
B. Accruals
  1.  Tax accruals.......................................   2,700.00
  2.  Other accruals.....................................  38,400.00  41,100.00
                                                          ----------
D. Liabilities
  1.  Liabilities due to banks due within one year: DM
      38,211.17.......................................... 182,181.78
  2.  Trade accounts payable due within one year: DM
      116,257.44......................................... 116,257.44
  3.  Other liabilities due within one year: DM
      287,930.88 thereof due to shareholders DM
      136,718.71 thereof for taxes DM 66,352.50 thereof
      for social security DM 18,892.52................... 287,930.88 586,370.10
                                                          ---------- ----------
                                                                     683,429.08
                                                                     ==========

                       OPEN:NET NETZWERKDIENSTE GmbH, Ulm

                           PROFIT AND LOSS STATEMENTS

                                                     (Unaudited)
                                                     Eight Months
                                                        Ended       Year ended
                                                      August 31    December 31
                                                         1998          1997
                                                          DM            DM
                                                     ------------  ------------
  1. Sales........................................   1,748,006.37  1,776,454.36
  2. Increase/Decrease in work in process.........     (20,000.00)     4,600.00
  3. Other operating income.......................       9,516.80     35,519.77
                                                     ------------  ------------
                                                     1,737,523.25  1,816,574.13
  4. Cost of materials
     a) Cost of raw materials, supplies,
        production materials and purchased goods..     613,652.18    628,704.51
  5. Personnel expenses
     a) Wages and salaries........................     616,478.27    486,678.69
     b) Social security, pension and other benefit
        costs thereof for pensions DM 1,816.50 and
        DM 9,909.25...............................      97,388.82     61,240.67
                                                     ------------  ------------
                                                       713,867.09    547,919.36
  6. Depreciation and amortization
     a) on intangible assets and tangible fixed
        assets....................................      66,434.57     72,182.42
  7. Other operating expenses.....................     772,177.36    535,918.88
  8. Other interest and similar income............           3.29        203.11
  9. Interest and similar expenses................       5,836.51     15,854.63
                                                     ------------  ------------
 10. Result from ordinary operations..............    (434,441.17)    16,197.44
 11. Taxes on income..............................       9,020.00     10,334.75
                                                     ------------  ------------
 12. Net income for the year......................    (443,461.17)     5,862.69
                                                     ------------  ------------
 13. Profit/Loss carry-forward from prior year....       5,958.98         96.29
                                                     ------------  ------------
 14. Retained Earnings............................    (437,502.19)     5,958.98
                                                     ============  ============

                       OPEN:NET NETZWERKDIENSTE GmbH, Ulm

                       NOTES TO THE FINANCIAL STATEMENTS

General

  The annual financial statements of OPEN: NET Netzwerkdienste GmbH have been prepared in accordance with Section 242 and subsequent sections and Section 264 and subsequent sections of the German Commercial Code (HGB) as well as in accordance with the relevant provisions of the Limited Liability Companies Law (GmbHG). The Company is subject to the requirements for small companies.

  The financial statement classifications remained unchanged. The profit and loss statement was prepared in accordance with the total costs method and in accordance with Sec. 275 of the German Commercial Code.

  The company makes full use of the footnote disclosures exemptions for smallsized corporations set forth in Sec. 288 of the commercial trade code.

Accounting and Valuation Methods

  The following accounting and valuation methods, which remained unchanged in comparison to the previous year, were used for preparing the financial statements.

  Acquired intangible and tangible assets are capitalized at acquisition cost and, if they have a limited life, are reduced by ordinary depreciation in accordance with their useful lives. To the extent permissible under the tax law, the declining-balance method, otherwise the straight-line method is used.

  Low-value assets of a value up to DM 800.00 are fully depreciated in the year of acquisition with their immediate disposal being assumed. Depreciation on additions to tangible assets is generally recognized proportionally based on the month of acquisition. For movable assets, the simplification rule as defined in R 44 Para. 2 of the Income Tax Guideline (EStR) is used.

  Receivables and other assets are stated at their nominal value. All foreseeable valuation risks are provided for via adequate specific allowances. General credit risk is provided for through a general allowance.

Other accruals take into account all contingent liabilities and anticipated losses from pending transactions.

Liabilities are recorded at their repayment value.

Explanations to the Balance Sheet

Fixed Assets

  The roll-forward of the individual fixed asset positions including current-year depreciation is disclosed under "Roll-Forward of Fixed Assets".

                       OPEN:NET NETZWERKDIENSTE GmbH, Ulm

Fixed Assets Rollforward

                             Acquisition and Production Cost               Accumulated Depreciation         Net Book V
                        ------------------------------------------ ---------------------------------------- ----------
                         01.01.97  Additions  Disposals  31.12.97  01.01.97  Additions Disposals  31.12.97   31.12.97
                            DM         DM        DM         DM        DM        DM        DM         DM         DM
                        ---------- ---------- --------- ---------- --------- --------- --------- ---------- ----------
Fixed Assets
I. Intangible Assets
I. Franchises,
   trademarks,
   patents, licenses
   and similar rights
   and licenses to
   such rights........    5,147.36  10,374.99   0.00     15,522.35  1,358.36  3,826.99   0.00      5,185.35  10,337.00
                        ---------- ----------   ----    ---------- --------- ---------   ----    ---------- ----------
II. Tangible Assets
    3. Other equipment,
       furniture and
       fixtures.......  107,558.07 121,852.43   0.00    229,410.50 30,903.07 68,355.43   0.00     99,258.50 130,152.00
                        ========== ==========   ====    ========== ========= =========   ====    ========== ==========
                        112,705.43 132,227.42   0.00    244,932.85 32,261.43 72,182.42   0.00    104,443.85 140,489.00
                        ========== ==========   ====    ========== ========= =========   ====    ========== ==========

Receivables and Other Assets

  Other assets include corporate income tax refunds and VAT deductible in 1998.

Tax and other accruals

  Tax accruals relate to trade tax on income for 1997.

  Other accruals were set up for outstanding vacation and tax consultant fees.

Liabilities due to banks

  Liabilities with remaining terms of more than 5 years amount to DM 26,760.00.

Other Liabilities

  Other Liabilities include payables due to shareholders, VAT payables, outstanding invoices and commissions.

  The payables due to shareholders amount to DM 136,718.73.

Contingent Liabilities and Other Financial Obligations

  There are no contingent liabilities. Other financial obligations amount to DM 52,425.00.

Explanations to the Profit and Loss Statement

Other Operating Expenses

  Other expenses primarily contain expenses for premises and equipment, sales commissions and external services.

                       OPEN:NET NETZWERKDIENSTE GmbH, Ulm

Other Disclosures

Management

  General Managers during the financial year were:

    Thomas Egner

    Uwe Hagenmeier

    Martin Heimann (until January 28, 1997)

    Roland Lohmiller (until January 28, 1997)

Recommendation on the Appropriation of Retained Earnings

  In agreement with the shareholders management recommends the carry forward the retained earnings of DM 5,958.98 to the next financial year.

Significant Differences between Generally Accepted Accounting Principles in Germany and the United States of America

  Generally accepted accounting principles in Germany ("German GAAP") vary in certain respects from generally accepted accounting principles in the United States of America ("US GAAP"). The significant differences between the accounting principles applied and those which would be applied under US GAAP are summarized below:

Cash Flow Statements

  Statements of cash flows are required to be presented under US GAAP. Cash flow statements are not required by German GAAP.

Special accelerated depreciation

  Special accelerated depreciation for tax purposes has been recorded in the accounts and deducted from the book value of fixed assets. Under US GAAP, accelerated depreciation would not be recorded in the financial statements.

Capitalization of Interest Cost

  In application of FAS-51 and under the provisions of FAS-34 certain interest costs, if material, have to be capitalized and added to the acquisition cost of assets which require a certain time to get ready for their intended use. German GAAP does not allow for the capitalization of interest related to constructed assets.

Gunzburg, August 1998

The management
OPEN NET Netzwerkdienste GmbH

                          INDEPENDENT AUDITOR'S REPORT

The Chairman of the Board
Flashnet S.p.A.
Via della Pisana 280/A
Rome, Italy

  We have audited the accompanying balance sheet of Flashnet S.p.A. (an Italian Company) as of December 31, 1998, and the related statements of loss, stockholders' deficit, and cash flows for the year then ended, expressed in Italian Lire. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Flashnet S.p.A as of December 31, 1998, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

May 14, 1999

Grant Thornton S.p.A.
Rome, Italy

                                FLASHNET S.p.A.

                                 BALANCE SHEET
                               DECEMBER 31, 1998
                         (amounts in thousands of ITL)

                              ASSETS
Current assets
  Cash.............................................................     32,034
  Accounts receivable, net of allowance for doubtful accounts of
   50,000 (Note 2.c)...............................................  4,499,540
  Inventories (Notes 2.d and 3)....................................    174,770
  Deferred income taxes (Notes 2.i and 14).........................    964,301
  Prepaid cable rentals............................................    530,294
  Other current assets.............................................    301,985
                                                                    ----------
    Total current assets...........................................  6,502,924
Property, plant, and equipment (Notes 2.e and 4)...................  3,647,901
Other assets (Note 5)..............................................  1,288,611
                                                                    ----------
    Total Assets................................................... 11,439,436
                                                                    ==========
               LIABILITIES AND STOCKHOLDERS DEFICIT
Current liabilities
  Bank overdraft...................................................    716,437
  Accounts payable.................................................  4,966,300
  Current maturities of long-term debt.............................    365,995
  Deferred income (Note 2.j).......................................  2,774,708
  Other current liabilities (Note 6)...............................  1,626,158
                                                                    ----------
    Total current liabilities...................................... 10,449,598
Long-term liabilities
  Obligations under capital leases (Note 7)........................    628,885
  Severance indemnities (Notes 2.g and 8)..........................     94,344
  Bonds payable (Note 9)...........................................    800,000
                                                                    ----------
    Total Liabilities.............................................. 11,972,827
                                                                    ----------
Stockholders' deficit..............................................
  Common stock, par value ITL 1,000, authorized 2,297,142 shares, issued, and outstanding 2,182,857 shares (Note 10)..............  2,182,857
  Additional paid-in capital.......................................    983,891
  Accumulated deficit (Notes 2.h and 11)........................... (3,700,139)
                                                                    ----------
    Total Stockholders Deficit.....................................   (533,391)
                                                                    ----------
    Total Liabilities and Stockholders Deficit..................... 11,439,436
                                                                    ==========


                            See accompanying notes.

                                FLASHNET S.p.A.

                               STATEMENT OF LOSS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                         (amounts in thousands of ITL)

Net sales...........................................................  8,334,043
Cost of sales....................................................... (6,615,614)
                                                                     ----------
Gross profit........................................................  1,718,429
Operating expenses.................................................. (4,562,098)
                                                                     ----------
Loss from operations................................................ (2,843,669)
Other income (expense)
  Interest expense, net.............................................   (369,914)
  Penalties and interest on late payment of payroll taxes...........   (358,780)
  Rent income.......................................................     42,000
  Others............................................................    149,691
                                                                     ----------
    Total other income (expense)....................................   (537,003)
                                                                     ----------
Loss before income taxes............................................ (3,380,672)
Income taxes (Notes 2.i and 14).....................................  1,015,169
                                                                     ----------
Net loss............................................................ (2,365,503)
                                                                     ==========




                            See accompanying notes.

                                FLASHNET S.p.A.

                       STATEMENT OF STOCKHOLDERS' DEFICIT
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                         (amounts in thousands of ITL)

                                                       Additional
                                              Common    paid-in    Accumulated
                                   Total       stock    capital      deficit
                                 ----------  --------- ----------  -----------
Beginning balance...............   (434,636)   900,000             (1,334,636)
Sale of stock...................  2,200,000    282,857  1,917,143
Stock split.....................             1,000,000 (1,000,000)
Shareholders contribution of
 additional paid-in capital.....     66,748                66,748
Net loss for the period......... (2,365,503)                       (2,365,503)
                                 ----------  --------- ----------  ----------
Ending balance..................   (533,391) 2,182,857    983,891  (3,700,139)
                                 ==========  ========= ==========  ==========




                            See accompanying notes.

                                FLASHNET S.p.A.

                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                         (amounts in thousands of ITL)

Cash flows from operating activities
 Net loss.......................................................  (2,365,503)
 Adjustments to reconcile net loss to net cash provided by
  operating activities:
  Depreciation and amortization.................................     656,685
  Change in assets and liabilities
   Increase in accounts receivable..............................  (2,320,596)
   Decrease in inventories......................................      24,663
   Increase in deferred tax asset--current......................    (388,590)
   Increase in deferred tax asset--noncurrent...................    (728,197)
   Increase in other current assets.............................    (201,760)
   Increase in accounts payable.................................   2,237,870
   Increase in deferred income..................................   1,379,045
   Increase in other current liabilities........................     885,468
   Increase in severance indemnities, net.......................      62,313
                                                                 -----------
    Net cash used in operating activities.......................    (758,602)
                                                                 -----------
Cash flows from investing activities
  Purchase of property, plant, and equipment....................  (1,487,740)
  Payment to purchase the assets of Venezia Net Srl, net of cash
   acquired.....................................................     (85,500)
  Increase in other assets......................................     (16,152)
                                                                 -----------
    Net cash used in investing activities.......................  (1,589,392)
                                                                 -----------
Cash flows from financing activities
  Decrease in bank overdraft....................................    (338,985)
  Proceeds from sale of common stock............................   2,200,000
  Proceeds from issuance of bonds...............................     800,000
  Proceeds from contribution of additional paid-in capital......      66,748
  Principal payments under capital lease obligation.............    (366,041)
                                                                 -----------
    Net cash provided by financing activities...................   2,361,722

Net change in cash and cash equivalents.........................      13,728
Cash and cash equivalents--beginning of period..................      18,306
                                                                 -----------
Cash and cash equivalents--end of period........................      32,034
                                                                 ===========
Supplemental disclosures of cash flow information
 Cash paid during the period for:
  Interest......................................................     118,727
  Income taxes..................................................      87,045

Supplemental schedule of noncash investing and financing
 activities:
1. Capital lease obligations of ITL 648,231 were incurred when the Company entered into 10 leases for new telephone and computer equipment and vehicles.

2. Additional capital stock was issued as a result of the stock splits described in Note 11.

3. The Company purchased the assets of Venezia Net Srl for ITL 85,500. In conjunction with the acquisition, liabilities were assumed as follows:

    Fair value of assets acquired ..............................     150,528
    Cash paid to acquire the assets.............................     (85,500)
                                                                 -----------
      Liabilities assumed.......................................      65,028
                                                                 ===========

                            See accompanying notes.

                                FLASHNET S.p.A.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

1. General

  Flashnet S.p.A., the "Company", was established in Italy in 1995, and is mainly involved in providing internet and long-distance telephone services.

2. Summary of Significant Accounting Policies

 a. Basis of Financial Statements presentation

  The company maintains its accounting records in Italian Liras ("ITL") and prepares its statutory financial statements in confirmity with accounting principles generally accepted in Italy.

  The accompanying financial statements have been restated in order to comply with accounting principles generally accepted in the United States of America, for consolidation purposes. The main adjustments have been made to reflect the provisions of FAS-13 (Accounting for Leases), and SOP 98-1 (Accounting for the Costs of Computer Software Developed or Obtained for Internal Use).

  All information contained in the accompanying financial statements and related notes are expressed in thousands of ITL ("ITL/000"), unless differently indicated.

 b. Statements of cash flows

  For purposes of the statement of cash flows, cash equivalents include time deposits, certificate of deposits, and all highly liquid debt instruments with original maturities of three months or less.

 c. Accounts receivable

  Accounts receivable are reported at net realizable value. Net realizable value is equal to the gross amount of receivable less an allowance for doubtful accounts, based on an estimate of the collectibility of individual accounts and prior years' bad debt experience.

 d. Inventories

  Inventories are stated at the lower of cost, determined by the FIFO method, or market.

 e. Property, plant, and equipment

  The cost of property, plant, and equipment is depreciated over the estimated useful lives of the related assets. Leasehold improvements are depreciated over the lesser of the term of the related lease or the estimated useful lives of the assets.

  Depreciation is computed using the straight line method for both financial reporting and income tax purposes.

  Maintenance and repairs are charged to operations when incurred. Betterment and renewals are capitalized. When property, plant, and equipment is sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved and any gain or loss is included in operations.
The useful lives of property, plant, and equipment for purposes of computing depreciation are:

      Computer and telephone equipment ............................... 8.5 years
      Office furniture and equipment.................................. 3-8 years
      Vehicles........................................................   4 years

  Property, plant, and equipment costing less than ITL 1,000,000 is entirely expensed in the year of acquisition.

                                FLASHNET S.p.A.

                               DECEMBER 31, 1998


 g. Severance indemnities

  Under Italian Law, all employees are entitled to receive severance indemnities upon termination of their employment, based on salary paid and increase in cost of living. The severance indemnities accrue approximately at the rate of 1/13.5 of the gross salaries paid during the year, and are revaluated applying a cost of living factor established by the Italian Government.

 h. Retained Earnings

  Italian corporations are required, under Italian Business Law, to appropriate to a legal reserve not less than 1/20 of the net income for the period, until the legal reserve reaches an amount equal to 1/5 of the capital stock. The legal reserve is not available for distribution.

 i. Income taxes

  Income taxes are accounted for by the asset/liability approach in accordance with FASB Statement 109. Deferred taxes arising from taxable temporary differences and deductible temporary differences are included in the tax expense in the income statement and in the deferred tax balances in the balance sheet. Deferred tax assets are subject to reduction by a valuation account if evidence indicates that it is more likely than not that some or all the deferred tax assets will not be realized. Income taxes attributable to items charged or credited directly to shareholders' equity, are charged or credited to that component of shareholders' equity.

 j. Deferred income

  The Company collects in advance the subscriptions as provider of Internet services from customers, and allocates the related revenues based on time remaining to the end of the contract. Deferred income represents the unearned portion at the balance sheet date.

 k. Goodwill

  Goodwill represents the excess of the cost of companies acquired over the fair value of its net assets at dates of acquisition, and is being amortized on the straight-line method over five years. The carrying amount of goodwill is reviewed if the facts and circumstances suggest that it may be impaired. Negative operating results, negative cash flows from operations, among other factors, could be indicative of the impairment of goodwill. If this review indicates that goodwill will not be recoverable, the Company's carrying value of goodwill would be reduced.

 l. Research and development costs and advertising costs

  Research and development costs and advertising costs, are charged to operations when incurred and are included in operating expenses.

3. Inventories

  Inventories at December 31, 1998 consist of;

                                                                         ITL/000
                                                                         -------
   Finished goods....................................................... 174,770
   Less: allowance for obsolete inventory...............................       0
                                                                         -------
                                                                         174,770
                                                                         =======

                                FLASHNET S.p.A.

                               DECEMBER 31, 1998


4. Property, Plant, and Equipment

  Following is a summary of property, plant, and equipment at cost, less accumulated depreciation at December 31, 1998:

                                                                       ITL/000
                                                                      ---------
   Telephone and computer equipment (owned).......................... 2,111,169
   Telephone and computer equipment (leased)......................... 1,454,404
   Office furniture and equipment....................................   283,929
   Leasehold improvements............................................   445,339
   Vehicles (leased).................................................   184,870
                                                                      ---------
                                                                      4,479,711
   Less: accumulated depreciation                                      (831,810)
                                                                      ---------
                                                                      3,647,901
                                                                      =========

  Depreciation expense charged to operations for the year ended December 31, 1998 was ITL/000 525,270.

5. Other Assets

  Other assets at December 31, 1998 consist of:

                                                                      ITL/000
                                                                     ---------
   Goodwill (net of accumulated amortization of ITL/000 456,416)....   278,527
   Deferred income taxes............................................   991,374
   Others...........................................................    18,710
                                                                     ---------
                                                                     1,288,611
                                                                     =========

  Amortization of goodwill charged to operations for the year ended December 31, 1998 was ITL/000 131,416.

6. Other Current Liabilities

  Other current liabilities at December 31, 1998 consist of:

                                                                     ITL/000
                                                                    ---------
   Provision for penalties and interest on late payment of payroll
    taxes..........................................................   358,780
   Income taxes payable............................................   101,619
   Payroll taxes payable...........................................   679,613
   Salaries payable................................................   116,076
   VAT payable.....................................................    98,584
   Others..........................................................   271,486
                                                                    ---------
                                                                    1,626,158
                                                                    =========

7. Obligations under Capital Leases

  The Company is the lessee of computer and telephone equipment and five vehicles under capital leases expiring in various years through October 2003. The assets and liabilities under capital leases are recorded at the fair value of the leased property, which approximates the present value of the minimum lease payments.

                                FLASHNET S.p.A.

                               DECEMBER 31, 1998


  Depreciation of the assets under capital lease is included in depreciation expense for the period and is based on the assets estimated useful life. Accumulated depreciation of as of December 31, 1998 was ITL/000 241,657.

  Minimum future lease payments as of December 31, 1998 for each of the next five years and in the aggregate are:

                                                                       ITL/000
                                                                      ---------
   Year ending December 31:
     1999............................................................   555,536
     2000............................................................   483,909
     2001............................................................   204,843
     2002............................................................    20,438
     2003............................................................    16,174
   Subsequent to December 31, 2003...................................         0
                                                                      ---------
   Total minimum lease payments...................................... 1,280,900
   Less: amount representing interest................................  (286,020)
                                                                      ---------
   Present value of minimum lease payments...........................   994,880
                                                                      =========

  The above payments are computed using the interest rate in effect at December 31, 1998; actual payments may vary because of changes in applicable rates.

  All leases provide for purchase options at the expiration of the lease; the minimum future lease payments above, include the payments required to exercise the purchase options.

8. Severance Indemnities

  The amount shown in the financial statements represents the actual liability at the balance sheet date. Following is detail of changes during the year ended December 31, 1998:

                                                                        ITL/000
                                                                        -------
   Balance--December 31, 1997.......................................... 32,030
   Severance indemnities expense for the year.......................... 72,232
   Indemnities paid during the year.................................... (9,918)
                                                                        ------
   Balance--December 31, 1998.......................................... 94,344
                                                                        ======

  Severance indemnities expense for the year ended December 31, 1998 includes the following components:

                                                                         ITL/000
                                                                         -------
   Indemnities accrued for the year..................................... 71,494
   Revaluation of indemnities accrued at December 31, 1997..............    738
                                                                         ------
                                                                         72,232
                                                                         ======

                                FLASHNET S.p.A.

                               DECEMBER 31, 1998


9. Bonds Payable


  Bonds payable consist of 800,000, 5% unsecured convertible bonds, face value ITL 1,000 per bond, payable in quarterly installments from December 31, 2001 to December 31, 2003. The bonds are convertible in 114,285 common shares (7-for-
1), par value ITL 1,000 per share.

  Maturities as of December 31, 1998 for each of the next 5 years and in the aggregate are:

                                                                         ITL/000
                                                                         -------
   Year ending December 31:
     1999...............................................................       0
     2000...............................................................       0
     2001............................................................... 120,000
     2002............................................................... 400,000
     2003............................................................... 400,000
                                                                         -------
                                                                         920,000
                                                                         =======

  Interest expense for the year ended December 31, 1998 was ITL/000 14,696.

10. Capital Stock

  On August 5, 1998, the Stockholders approved:

  a) A 1000-for-1 stock split, thereby increasing the number of issued and outstanding shares from 900 to 900,000, and decreasing the par value of each share from ITL 1,000,000 to ITL 1,000.

  b) To increase the Company's capital stock from ITL 900,000,000 to ITL 1,182,857,000, issuing 282,857 additional shares of the Company's ITL 1,000 par value common stock, at a price of ITL 7,777.7817 per share.

  c) A 1.84541073-for-1 stock split of the Company's ITL 1,000 par value common stock. As a result of the split, 1,000,000 additional shares were issued, additional paid-in capital was reduced from ITL 1,917,143,000 to ITL 917,143,000, and common stock was increased from ITL 1,182,857,000 to ITL 2,182,857,000.

  d) A capital contribution of ITL 66,748,000 as additional paid-in capital.

11. Accumulated Deficit

  As described in Note 2.i, Italian corporations are required to maintain a legal reserve that is not available for distribution, and only the unappropriated retained earnings resulting from the statutory financial statements prepared in accordance with Italian GAAP are available for distribution.

  Accumulated deficit as of December 31, 1998 consists of:

                                                                      ITL/000
                                                                     ----------
   Legal reserve (restricted).......................................        175
   Net loss for the period--Italian GAAP basis...................... (1,207,286)
   Increase in accumulated deficit due to US GAAP adjustments....... (2,493,028)
                                                                     ----------
                                                                     (3,700,139)
                                                                     ==========

                                FLASHNET S.p.A.

                               DECEMBER 31, 1998


12. Business combinations

  On November 26, 1998, the Company acquired the assets of Venezia Net S.r.l. in a business combination accounted for as a purchase. Venezia Net S.r.l. is primarily engaged in providing internet services. The results of operations of Venezia Net S.r.l. are included in the accompanying financial statements since the date of acquisition. The total cost of the acquisition was ITL/000 94,477, which exceeded the fair value of the net assets of Venezia Net S.r.l. by ITL/000 84,943. As indicated in Note 2.k, the excess is being amortized on the straight-line method over five years.

13. Related-Party Transactions

  The Company sells Internet services, purchases part of its computer equipment, and leases part of its office to a minority stockholder. The Company is also indebted with two minority stockholders because of the bonds and related interest, described in Note 9. Following is a summary of transactions and balances at December 31, 1998:


                                                                         ITL/000
                                                                         -------
   Purchases from stockholder........................................... 375,092
                                                                         =======
   Sales to stockholder.................................................  57,410
                                                                         =======
   Rent income..........................................................  42,000
                                                                         =======
   Interest on bonds....................................................  14,696
                                                                         =======
   Due from stockholder (included in accounts receivable)............... 351,641
                                                                         =======
   Bonds payable........................................................ 800,000
                                                                         =======

14. Income Taxes

  Income tax expense for the year ended December 31, 1998 consists of:

                                                                       ITL/000
                                                                      ---------
   Current...........................................................  (101,618)
   Deferred.......................................................... 1,116,787
                                                                      ---------
                                                                      1,015,169
                                                                      =========

  The following temporary differences gave rise to the current and noncurrent deferred tax asset at December 31, 1998:

                                                                      ITL/000
                                                                      -------
   Service income deferred for financial accounting purposes......... 964,301
                                                                      -------
   Total Deferred Tax Asset--Current................................. 964,301
                                                                      =======
   Lease capitalized for financial accounting purposes but expensed for tax purposes................................................. (83,007)
   Intangible assets expensed for financial accounting purposes and deferred for tax purposes........................................ 839,381
   Net operating loss carryforward................................... 235,000
                                                                      -------
   Total Deferred Tax Asset--Noncurrent.............................. 991,374
                                                                      =======

                                FLASHNET S.p.A.

                               DECEMBER 31, 1998


15. Research and Development Costs

  Research and development costs charged to operations for the year ended December 31, 1998 were ITL/000 834,041.

16. Commitments and Contingencies

  a. At December 31, 1998, the Company is contingently liable for penalties and interest relating to late payment of payroll taxes. Accordingly, a provision of ITL/000 358,780 has been charged to operations in the accompanying financial statements.

  b. The Company leases office space under operating leases expiring in various years through January 2004. Minimum future rental payments under non-cancelable operating leases having remaining terms in excess of 1 year as of December 31, 1998 for each of the next 5 years and in the aggregate are:

                                                                        ITL/000
                                                                       ---------
     Year ending December 31:
     1999.............................................................   344,252
     2000.............................................................   344,252
     2001.............................................................   344,252
     2002.............................................................   344,252
     2003.............................................................    57,780
     Subsequent to December 31, 2003..................................     1,050
                                                                       ---------
     Total minimum future rental payments............................. 1,435,838
                                                                       =========

  Rental expense under operating leases for the year ended December 31, 1998 was ITL/000 118,820.

17. Subsequent Events

  On April 9, 1999, the Stockholders approved:

  a. To increase the Company's capital stock from ITL 2,182,857,000 to ITL 2,690,937,000, issuing 427,080 additional shares of the Company's ITL 1,000 par value common stock, at a price of ITL 4,214.667 par share.

  b. To issue at no cost 171,428 warrants to purchase 171,428 shares of the Company's common stock, ITL 1,000 par value, at ITL 7,000.0233 per share. On the same date the Stockholders authorized the issuance of 171,428 additional shares of the Company's ITL 1,000 par value common stock, that were reserved for that purpose. The warrants are exercisable through December 31, 2001.

                                FLASHNET S.p.A.

                                 BALANCE SHEETS
                            MARCH 31, 1999 AND 1998
                         (amounts in thousands of ITL)
                                  (unaudited)

                                                           1999        1998
                                                        ----------  ----------
                        ASSETS
Current assets
  Cash.................................................     45,333      21,563
  Accounts receivable (Note 2.c and 3).................  5,886,650   2,127,182
  Inventories (Notes 2.d and 4)........................    489,895     197,190
  Deferred income taxes (Notes 2.i and 13).............    993,775     517,243
  Prepaid cable rentals................................    200,808      53,096
  Other current assets.................................    403,341      61,276
                                                        ----------  ----------
    Total current assets...............................  8,019,802   2,977,550
Property, plant, and equipment (Notes 2.e and 5).......  3,962,956   2,304,606
Other assets (Note 6)..................................  1,611,896     856,432
                                                        ----------  ----------
    Total Assets....................................... 13,594,654   6,138,588
                                                        ==========  ==========
         LIABILITIES AND STOCKHOLDERS DEFICIT
Current liabilities
  Bank overdraft.......................................    534,966   1,089,447
  Accounts payable.....................................  7,585,701   2,999,429
  Current maturities of long-term debt.................    401,217     220,614
  Deferred income (Note 2.j)...........................  2,886,431   1,267,735
  Other current liabilities (Note 7)...................  1,995,149   1,209,351
                                                        ----------  ----------
    Total current liabilities.......................... 13,403,464   6,786,576
Long-term liabilities
  Obligations under capital leases (Note 8)............    623,106     516,395
  Severance indemnities (Notes 2.g and 9)..............    134,638      38,867
  Bonds payable (Note 10)..............................    800,000           0
                                                        ----------  ----------
    Total Liabilities.................................. 14,961,208   7,341,838
                                                        ----------  ----------
Stockholders deficit
  Common stock, par value ITL 1,000 in 1999 and ITL
   1,000,000 in 1998, authorized 2,297,142 shares in
   1999 and 900 shares in 1998, issued and outstanding
   2,182,857 shares in 1999 and 900 shares in 1998.....  2,182,857     900,000
  Additional paid-in capital...........................    983,891           0
  Accumulated deficit (Notes 2.h and 11)............... (4,533,302) (2,103,250)
                                                        ----------  ----------
    Total Stockholders Deficit......................... (1,366,554) (1,203,250)
                                                        ----------  ----------
    Total Liabilities and Stockholders Deficit......... 13,594,654   6,138,588
                                                        ==========  ==========

                            See accompanying notes.

                                FLASHNET S.p.A.

                               STATEMENTS OF LOSS
               FOR THE THREE MONTHS ENDED MARCH 31, 1999 AND 1998
                         (amounts in thousands of ITL)
                                  (unaudited)

Net sales.............................................   3,174,987   1,243,465
Cost of sales.........................................  (2,735,912) (1,129,140)
                                                       -----------  ----------
Gross profit..........................................     439,075     114,325
Operating expenses....................................  (1,510,442)   (815,964)
                                                       -----------  ----------
Loss from operations..................................  (1,071,367)   (701,639)
                                                       -----------  ----------
Other income (expense)
  Interest expense, net ..............................    (113,646)   (104,334)
  Penalties and interest on late payment of payroll
   taxes..............................................     (11,341)   (222,547)
  Rent income.........................................      10,500      10,500
  Others..............................................      13,185       9,119
                                                       -----------  ----------
    Total other income (expense)......................    (101,302)   (307,262)
                                                       -----------  ----------
Loss before income taxes..............................  (1,172,669) (1,008,901)
Income taxes (Notes 2.i and 13).......................     339,506     240,287
                                                       -----------  ----------
Net loss..............................................    (833,163)   (768,614)
                                                       ===========  ==========



                            See accompanying notes.

                                FLASHNET S.p.A.

                      STATEMENTS OF STOCKHOLDERS' DEFICIT
               FOR THE THREE MONTHS ENDED MARCH 31, 1999 AND 1998
                         (amounts in thousands of ITL)
                                  (unaudited)

                                                        Additional
                                               Common    paid-in   Accumulated
                                    Total       stock    capital     deficit
                                  ----------  --------- ---------- -----------
Balance, Jan. 1, 1998 ITL/000....   (434,636)   900,000            (1,334,636)
Net loss for the period .........   (768,614)                        (768,614)
                                  ----------  ---------  -------   ----------
Balance, Mar. 31, 1998 ITL/000... (1,203,250)   900,000            (2,103,250)
                                  ==========  =========  =======   ==========
Balance, Jan. 1, 1999 ITL/000....   (533,391) 2,182,857  983,891   (3,700,139)
Net loss for the period .........   (833,163)                        (833,163)
                                  ----------  ---------  -------   ----------
Balance, Mar. 31, 1999 ITL/000... (1,366,554) 2,182,857  983,891   (4,533,302)
                                  ==========  =========  =======   ==========



                            See accompanying notes.

                                FLASHNET S.p.A.

                            STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 1999 AND 1998
                         (amounts in thousands of ITL)
                                  (unaudited)

                                                             1999       1998
                                                          ----------  --------
Cash flows from operating activities
 Net loss................................................   (833,163) (768,614)
 Adjustments to reconcile net loss to net cash provided
  by operating activities:
  Depreciation and amortization..........................    208,548   111,937
  Change in assets and liabilities
   (Increase) decrease in accounts receivable............ (1,387,110)   51,762
   (Increase) decrease in inventories....................   (315,125)    2,243
   (Increase) decrease in deferred tax asset-current.....    (29,474)   58,468
   (Increase) decrease in deferred tax asset-noncurrent..   (360,032) (298,755)
   Decrease in other current assets......................    228,130   516,147
   Increase in accounts payable..........................  2,619,401   270,999
   Increase (decrease) in deferred income................    111,723  (127,928)
   Increase in other current liabilities.................    368,991   468,661
   Increase in severance indemnities, net................     40,294     6,836
                                                          ----------  --------
    Net cash provided by operating activities............    652,183   291,756
                                                          ----------  --------
Cash flows from investing activities.....................
 Purchase of property, plant, and equipment..............   (343,545) (240,668)
                                                          ----------  --------
    Net cash used in investing activities................   (343,545) (240,668)
                                                          ----------  --------
Cash flows from financing activities.....................
 (Decrease) increase in bank overdraft...................   (181,471)   34,025
 Principal payments under capital lease obligations......   (113,868)  (81,856)
                                                          ----------  --------
    Net cash used in financing activities................   (295,339)  (47,831)
                                                          ----------  --------
Net change in cash and cash equivalents..................     13,299     3,257
Cash and cash equivalents--beginning of period...........     32,034    18,306
                                                          ----------  --------
Cash and cash equivalents--end of period.................     45,333    21,563
                                                          ==========  ========
Supplemental disclosures of cash flow information
  Cash paid during the period for:
   Interest..............................................     28,643     9,174
   Income taxes..........................................          0         0
Supplemental schedule of noncash investing and financing
 activities:
  The following capital obligations were incurred when
   the Company entered into new leases for new telephone
   and computer equipment................................    143,311   106,175

                            See accompanying notes.

                                FLASHNET S.p.A.

                         NOTES TO FINANCIAL STATEMENTS
                            March 31, 1999 and 1998
                                  (unaudited)

1. General

  Flashnet S.p.A., the "Company", was established in Italy in 1995, and is mainly involved in providing internet and long-distance telephone services.

2. Summary of Significant Accounting Policies

 a. Basis of Financial Statements presentation

  The Company maintains its accounting records in Italian Liras ("ITL") and prepares its statutory financial statements in conformity with accounting principles generally accepted in Italy. The accompanying financial statements have been restated in order to comply with accounting principles generally accepted in the United States of America, for consolidation purposes. The main adjustments have been made to reflect the provisions of FAS-13 (Accounting for Leases), and SOP 98-1 (Accounting for the Costs of Computer Software Developed or Obtained for Internal Use).

  All information contained in the accompanying financial statements and related notes are expressed in thousands of ITL ("ITL/000"), unless otherwise indicated.

 b. Statement of cash flows

  For purposes of the statement of cash flows, cash equivalents include time deposits, certificate of deposits, and all highly liquid debt instruments with original maturities of three months or less.

 c. Accounts receivable

  Accounts receivable are reported at net realizable value. Net realizable value is equal to the gross amount of receivable less an allowance for doubtful accounts, based on an estimate of the collectibility of individual accounts and prior years' bad debt experience.

 d. Inventories

  Inventories are stated at the lower of cost, determined by the FIFO method, or market.

 e. Property, plant, and equipment

  The cost of property, plant, and equipment is depreciated over the estimated useful lives of the related assets. Leasehold improvements are depreciated over the lesser of the term of the related lease or the estimated useful lives of the assets. Depreciation is computed using the straight line method for both financial reporting and income tax purposes.

  Maintenance and repairs are charged to operations when incurred. Betterment and renewals are capitalized. When property, plant, and equipment is sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved and any gain or loss is included in operations.

  The useful lives of property, plant, and equipment for purposes of computing depreciation are:

     Computer and telephone equipment................................. 8.5 years
     Office furniture and equipment................................... 3-8 years
     Vehicles.........................................................   4 years

  Property, plant, and equipment costing less than ITL 1,000,000 is entirely expensed in the year of acquisition.

                                FLASHNET S.p.A.

                            March 31, 1999 and 1998
                                  (unaudited)


 g. Severance indemnities

  Under Italian Law, all employees are entitled to receive severance indemnities upon termination of their employment, based on salary paid and increase in cost of living. The severance indemnities accrue approximately at the rate of 1/13.5 of the gross salaries paid during the year, and are revaluated applying a cost of living factor established by the Italian Government.

 h. Retained Earnings

  Italian corporations are required, under Italian Business Law, to appropriate to a legal reserve not less than 1/20 of the net income for the period, until the legal reserve reaches an amount equal to 1/5 of the capital stock. The legal reserve is not available for distribution.

 i. Income taxes

  Income taxes are accounted for by the asset/liability approach in accordance with FASB Statement 109. Deferred taxes arising from taxable temporary differences and deductible temporary differences are included in the tax expense in the income statement and in the deferred tax balances in the balance sheet. Deferred tax assets are subject to reduction by a valuation account if evidence indicates that it is more likely than not that some or all the deferred tax assets will not be realized. Income taxes attributable to items charged or credited directly to shareholders' equity, are charged or credited to that component of shareholders' equity.

 j. Deferred income

  The Company collects in advance the subscriptions as provider of internet services from customers, and allocates the related revenues based on time remaining to the end of the contract. Deferred income represents the unearned portion at the balance sheet date.

 k. Goodwill

  Goodwill represents the excess of the cost of companies acquired over the fair value of its net assets at dates of acquisition, and is being amortized on the straight-line method over five years. The carrying amount of goodwill is reviewed if the facts and circumstances suggest that it may be impaired. Negative operating results, negative cash flows from operations, among other factors, could be indicative of the impairment of goodwill. If this review indicates that goodwill will not be recoverable, the Company's carrying value of goodwill would be reduced.

 l. Research and development costs and advertising costs

  Research and development costs and advertising costs, are charged to operations when incurred and are included in operating expenses.

3. Accounts Receivable

  Following is a summary of accounts receivable at March 31, 1999 and 1998:

                                                             1999       1998
                                                           ---------  ---------
     Trade accounts............................... ITL/000 5,936,650  2,177,182
     Less: allowance for doubtful accounts........           (50,000)   (50,000)
                                                           ---------  ---------
                                                   ITL/000 5,886,650  2,127,182
                                                           =========  =========

                                FLASHNET S.p.A.

                            March 31, 1999 and 1998
                                  (unaudited)
4. Inventories

  Inventories at March 31, 1999 and 1998 consist of:

                                                             1999       1998
                                                          ----------  ---------
     Finished goods.............................  ITL/000    489,895    197,190
     Less: allowance for obsolete inventory.....                   0          0
                                                          ----------  ---------
                                                  ITL/000    489,895    197,190
                                                          ==========  =========

5. Property, Plant, and Equipment

  Following is a summary of property, plant, and equipment at cost, less accumulated depreciation at March 31, 1999 and 1998:

                                                             1999       1998
                                                          ----------  ---------
     Telephone and computer equipment (owned)...  ITL/000  2,327,829  1,387,880
     Telephone and computer equipment (leased)..           1,597,715  1,097,218
     Office furniture and equipment.............             377,630    147,301
     Leasehold improvements.....................             477,990     58,633
     Vehicles (leased)..........................             185,403          0
                                                          ----------  ---------
                                                           4,966,567  2,691,032
     Less: accumulated depreciation.............          (1,003,611)  (386,426)
                                                          ----------  ---------
                                                  ITL/000  3,962,956  2,304,606
                                                          ==========  =========

  Depreciation expenses charged to operations for the three months ended March
31, 1999 and 1998, was ITL/000 171,801 and ITL/000 79,437, respectively.

6. Other Assets

  Other assets at March 31, 1999 and 1998 consist of:

                                                             1999       1998
                                                          ----------  ---------
     Goodwill (net of accumulated amortization
      of ITL/000 493,163 in 1999 and ITL/000
      357,500 in 1998)..........................  ITL/000    241,780    292,500
     Deferred income taxes......................           1,351,406    561,932
     Others.....................................              18,710      2,000
                                                          ----------  ---------
                                                  ITL/000  1,611,896    856,432
                                                          ==========  =========

  Amortization of goodwill charged to operations for the three months ended March 31, 1999 and 1998, was ITL/000 36,747 and ITL/000 32,500, respectively.

                                FLASHNET S.p.A.

                            March 31, 1999 and 1998
                                  (unaudited)


7. Other Current Liabilities

  Other current liabilities at March 31, 1999 and 1998 consist of:

                                                            1999      1998
                                                          --------- ---------
   Provision for penalties and interest on late
    payment of payroll taxes..................... ITL/000   370,121   222,547
   Income taxes payable..........................            71,031    22,967
   Payroll taxes payable.........................           656,738   449,682
   Salaries payable..............................           147,419    42,146
   VAT payable...................................           101,407   158,655
   Others........................................           648,433   313,354
                                                          --------- ---------
                                                  ITL/000 1,995,149 1,209,351
                                                          ========= =========

8. Obligations Under Capital Leases

  The Company is the lessee of computer and telephone equipment and five vehicles under capital leases expiring in various years through December 2003. The assets and liabilities under capital leases are recorded at the fair value of the leased property, which approximates the present value of the minimum lease payments.

  Depreciation of the assets under capital lease is included in depreciation expense for the period and is based on the assets estimated useful life. Accumulated depreciation of as of March 31, 1999 and 1998 was ITL/000 298,994 and ITL/000 103,146, respectively.

  Minimum future lease payments as of March 31, 1999 for each of the next five years and in the aggregate are:

   Year ending March 31:
   1999...................................................... ITL/000   585,557
   2000......................................................           451,600
   2001......................................................           196,200
   2002......................................................            49,805
   2003......................................................            19,148
   Subsequent to March 31, 2003..............................                 0
                                                                      ---------
   Total minimum lease payments..............................         1,302,310
   Less: amount representing interest........................          (277,987)
                                                                      ---------
   Present value of minimum lease payments................... ITL/000 1,024,323
                                                                      =========

  The above payments are computed using the interest rate in effect at December 31, 1998; actual payments may vary because of changes in applicable rates.

  All leases provide for purchase options at the expiration of the lease; the minimum future lease payments above, include the payments required to exercise the purchase options.

                                FLASHNET S.p.A.

                            March 31, 1999 and 1998
                                  (unaudited)


9. Severance Indemnities

  The amount shown in the financial statements represents the actual liability at the balance sheet date. Following is detail of changes during the three months ended March 31, 1999 and 1998:

                                                                 1999     1998
                                                                -------  ------
   Balance--beginning of period........................ ITL/000  94,344  32,030
   Severance indemnities expense for the period........          42,474  10,244
   Indemnities paid during the period..................          (2,180) (3,407)
                                                                -------  ------
   Balance--end of period.............................. ITL/000 134,638  38,867
                                                                =======  ======

  Severance indemnities expense for the three months ended March 31, 1999 and 1998, includes the following components:

                                                                 1999   1998
                                                                ------ ------
   Revaluation of indemnities accrued at the beginning
    of the year ....................................... ITL/000    616    232
   Indemnities accrued for the period..................         41,858 10,012
                                                                ------ ------
                                                        ITL/000 42,474 10,244
                                                                ====== ======

10. Bonds Payable

  Bonds payable consist of 800,000, 5% unsecured convertible bonds, face value ITL 1,000 per bond, payable in quarterly installments from December 31, 2001 to December 31, 2003. The bonds are convertible in 114,285 common shares (7-for-
1), par value ITL 1,000 per share.

Maturities as of March 31, 1999 for each of the next 5 years and in the aggregate are:

   Year ending March 31:
     1999....................................................... ITL/000       0
     2000.......................................................               0
     2001.......................................................         220,000
     2002.......................................................         400,000
     2003.......................................................         300,000
                                                                         -------
                                                                 ITL/000 920,000
                                                                         =======

  Interest expense for the three months ended March 31, 1999 and 1998 was ITL/000 9,864 and ITL/000 -0-, respectively.

11. Accumulated Deficit

  As described in Note 2.i, Italian corporations are required to maintain a legal reserve that is not available for distribution, and only the unappropriated retained earnings resulting from the statutory financial statements prepared in accordance with Italian GAAP are available for distribution.

  Accumulated deficit as of March 31, 1999 and 1998 consists of:

                                                          1999        1998
                                                       ----------  ----------
   Legal reserve (restricted)................. ITL/000        175         175
   Net loss of prior periods-Italian GAAP
    basis.....................................         (1,207,286)    (66,748)
   Net loss for the period--Italian GAAP
    basis.....................................           (772,995)   (987,066)
   Increase in accumulated deficit due to US
    GAAP adjustments..........................         (2,553,196) (1,049,611)
                                                       ----------  ----------
                                               ITL/000 (4,533,302) (2,103,250)
                                                       ==========  ==========

                                FLASHNET S.p.A.

                            March 31, 1999 and 1998
                                  (unaudited)

12. Related Party Transactions

  The Company sells internet services, purchases part of its computer equipment, and leases part of its office to a minority stockholder.

  The Company is also indebted with two minority stockholders because of the bonds and related interest, described in Note 9.

  Following is a summary of transactions and balances at March 31, 1999 and 1998:

                                                                 1999    1998
                                                                ------- -------
   Purchases from stockholder.........................  ITL/000  71,022  60,966
                                                                ======= =======
   Sales to stockholder...............................           82,193  14,085
                                                                ======= =======
   Rent income........................................           10,500  10,500
                                                                ======= =======
   Interest on bonds..................................            9,864       0
                                                                ======= =======
   Due from stockholder (included in accounts
    receivable).......................................          613,898 514,524
                                                                ======= =======
   Due to stockholder (included in accounts payable)..          144,734 173,419
                                                                ======= =======
   Bonds payable......................................  ITL/000 800,000       0
                                                                ======= =======

13. Income Taxes

  Income tax expense for the three months ended March 31, 1999 and 1998 consists of:

                                                                 1999     1998
                                                                -------  -------
   Current............................................. ITL/000 (50,000)       0
   Deferred............................................         389,506  240,287
                                                                -------  -------
                                                        ITL/000 339,506  240,287
                                                                =======  =======

  The following temporary differences gave rise to the current and noncurrent deferred tax asset at March 31, 1999 and 1998:

                                                             1999      1998
                                                           ---------  -------
   Service income deferred for financial
    accounting purposes........................... ITL/000   993,775  517,243
                                                           ---------  -------
   Total Deferred Tax Asset--Current.............. ITL/000   993,775  517,243
                                                           =========  =======
                                                             1999      1998
                                                           ---------  -------
   Lease capitalized for financial accounting
    purposes but expensed for tax purposes........ ITL/000   (94,152) (39,578)
   Intangible assets expensed for financial
    accounting purposes and deferred for tax
    purposes......................................           970,558  363,278
   Net operating loss carryforward................           475,000  238,232
                                                           ---------  -------
       Total Deferred Tax Asset--Noncurrent....... ITL/000 1,351,406  561,932
                                                           =========  =======

                                FLASHNET S.p.A.

                            March 31, 1999 and 1998
                                  (unaudited)

14. Research and Development Costs

  Research and development costs charged to operations for the three months ended March 31, 1999 and 1998 were ITL/000 113,504 and ITL/000 212,639.

15. Commitments and Contingencies

  a) At March 31, 1999, the Company is contingently liable for penalties and interest relating to late payment of payroll taxes. The accompanying financial statements at March 31, 1999, include a provision of ITL/000 370,121 with regards to such contingency.

  b) The Company leases office space under operating leases expiring in various years through January 2004. Minimum future rental payments under non-cancelable operating leases having remaining terms in excess of 1 year as of March 31, 1999 for each of the next 5 years and in the aggregate are:

     Year ending March 31:
       1999................................................... ITL/000   344,252
       2000...................................................           344,252
       2001...................................................           344,252
       2002...................................................           272,634
       2003...................................................            43,598
     Subsequent to March 31, 2003.............................               788
                                                                       ---------
     Total minimum future rental payments..................... ITL/000 1,349,776
                                                                       =========

  Rental expense under operating leases for the three months ended March 31, 1999 and 1998 was ITL/000 102,155 and ITL/000 61,144, respectively.

16. Subsequent Events

  On April 9, 1999, the Stockholders approved:

  a) To increase the Company's capital stock from ITL 2,182,857,000 to ITL 2,609,937,000, issuing 427,080 additional shares of the Company's ITL 1,000 par value common stock, at a price of ITL 4,214.667 per share.

  b) To issue, at no-cost, 171,428 warrants to purchase 171,428 shares of the Company's common stock, ITL 1,000 par value, at ITL 7,000.0233 per share. On the same date the Stockholders authorized the issuance of 171,428 additional shares of the Company's ITL 1,000 par value common stock, that were reserved for that purpose. The warrants are exercisable through December 31, 2001.

                           Head Office of the Company

                            Stefan-George-Ring 19-23
                                 D-81929 Munich
                                    Germany

                            Auditors to the Company

                             Schitag Ernst & Young
                        Deutsche Allgemeine Treuhand AG
                          Eschersheimer Landstrasse 14
                               D-60322 Frankfurt
                                    Germany

                                    Trustee

                              The Bank of New York
                               101 Barclay Street
                            New York, New York 10286
                                     U.S.A.

                         Legal Advisors to the Company



           as to U.S. law                       as to German law

  Powell, Goldstein, Frazer & Murphy          Besner Kreifels Weber
                 LLP                           41 Widenmayerstrasse
      1001 Pennsylvania Ave, NW                   D-80538 Munich
         Washington, DC 20004                        Germany
                U.S.A.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                              (Euro)25,000,000 13%
                        CONVERTIBLE SENIOR SUBORDINATED
                               PAY-IN-KIND NOTES
                                    DUE 2009

                                $50,002,183 13%
                        CONVERTIBLE SENIOR SUBORDINATED
                                 DISCOUNT NOTES
                                    DUE 2009

                              5,617,138 SHARES OF
                                  COMMON STOCK

                                     [LOGO]

                                ---------------

                                   PROSPECTUS

                                ---------------

                                Dated   .  1999


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

  The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are set forth in the following table. All amounts except the Securities and Exchange Commission registration fee are estimated.

Securities and Exchange Commission registration fee................. $29,596.17
Printing and engraving expenses.....................................          *
Legal fees of Registrant............................................          *
Accountants' fees and expenses......................................          *
Miscellaneous.......................................................          *
                                                                     ----------
  Total............................................................. $        *

--------
*To be completed

Item 14. Indemnification of Directors and Officers

  Section 145 of the Delaware General Corporation Law permits indemnification of directors, officers, employees and agents of corporations for liabilities arising under the Securities Act of 1933, as amended.

  The registrant's Certificate of Incorporation and By-laws provide for indemnification of the registrant's directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Statutory Provisions

  Section 102(b)(7) of the Delaware General Corporation Law enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of members of its Board of Directors to the corporation or its stockholders for monetary damages for violations of a director's fiduciary duty of care. The provision would have no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. In addition, no provision may eliminate or limit the liability misconduct or knowingly violating a law, paying an unlawful dividend or approving an illegal stock repurchase, or obtaining an improper personal benefit.

  Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses which the court shall deem proper. Additionally, a corporation is required to indemnify its directors and officers against expenses to the extent that the directors or officers have been successful on the merits or otherwise in any action, suit or proceeding or in defense of any claim, issue or matter.

  An indemnification can be made by the corporation only upon a determination that indemnification is proper in the circumstances because the party seeking indemnification has met the applicable standard of conduct as set forth in the Delaware General Corporation Law. The indemnification provided by the Delaware

General Corporation Law shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. A corporation also has the power to purchase and maintain insurance on behalf of any person, whether or not the corporation would have the power to indemnify him against such liability. The indemnification provided by the Delaware General Corporation Law shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of the person.

The Company's Charter Provision

  Our Company's Certificate of Incorporation limits a director's liability for monetary damages to our Company and our stockholders for breaches of fiduciary duty except under the circumstances outlined in the Delaware General Corporation Law as described above under "Statutory Provisions."

  Our Company's Certificate of Incorporation extends indemnification rights to the fullest extent authorized by the Delaware General Corporation Law to directors and officers involved in any action, suit or proceeding where the basis of the involvement is the person's alleged action in an official capacity or in any other capacity while serving as a director or officer of our Company.

Item 15. Recent Sales of Unregistered Securities

  During the past three years the Company sold shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, as follows:

      Date          Securities Sold         Purchasers          Consideration     Exemption
      ----         ------------------ ---------------------- ------------------- ------------
June 1997          5,160,000          Cybermind              Shares of           Section 4(2)
                   Series B Preferred                        Cybernet AG
June 1997          1,200,000          600,000 Cybermind      Shares of           Section 4(2)
                   Series A Preferred 262,500 Andreas Eder   Cybernet AG
                                      18,750 Roland Manger
                                      75,000 Thomas Schulz
                                      56,250 Rudolf Strobl
                                      187,500 Holger Timm
June 1997          5,160,000          2,257,500 Andreas Eder Shares of           Section 4(2)
                   Common Stock       161,250 Roland Manger  Cybernet AG
                                      645,000 Thomas Schulz
                                      483,750 Rudolf Strobl
                                      1,612,500 Holger Timm
June 23, 1997      1,400,000(1)       Private Placement      $9,800,000          Regulation S
                   Series C Preferred Investors
September 1, 1997  72,620             Stefan Heiligensetzer  $619,106            Section 4(2)
                   Common Stock       Lothar Bernecker       Purchase of Artwise
                                      Frank Marchewicz
                                      Gerhard Schoenenberger
                                      Rolf Strehle
December 1997      27,000             Eiderdown Trading Ltd  Payment in          Section 4(2)
                   Common Stock                              connection with
                                                             the Eclipse
                                                             acquisition

      Date           Securities Sold          Purchasers          Consideration     Exemption
      ----        --------------------- ---------------------- ------------------- ------------
August 1998       58,852                Open: Net Sellers      Shares of Open: Net Section 4(2)
                  Common Stock          Thomas Egner           valued at
                                        Uwe Hagenmeier         $94,286
                                        Markus Kress
                                        Oliver Schaeffer

May 1998          700,000               Private Placement      $12,600,000         Regulation S
                  Common Stock          Investors
January 1999      300,000               Vianet Sellers:        Shares of Vianet    Section 4(2)
                  Common Stock          Tristan Libischer
                                        Alexander Wiesmueller
April 13, 1999    25,600                Sunweb Sellers         51% of Sunweb stock Section 4(2)
                  Common Stock
June 30, 1999     301,290               Flashnet Sellers       Shares of Flashnet  Section 4(2)
                  Common Stock
July 8, 1999      150,000 Units,        Initial Purchasers:    $145,500,000        Section 144A
                  each consisting       Morgan Stanley,
                  of $1,000             Dean Witter,
                  14% Note and          Lehman Brothers
                  a fraction of
                  warrants for
                  aggregate of
                  4,534,604 shares.
August 26, 1999   13% Discount Notes    Principal Underwriter: $50,002,183         Section 144A
                                        Morgan Stanley
August 26, 1999   13% pay-in-kind Notes Principal Underwriter: (Euro)25,000,000    Section 144A
                                        Morgan Stanley
October 9, 1999   39,412 Common Stock   Novento Seller         51% of Novento      Section 4(2)
October 29, 1999  136,402 Common Stock  Eclipse Sellers        34% of Eclipse      Section 4(2)

--------
(1) Between May 31, 1998 and September 30, 1998, all of the 1,400,000 shares of Series C Preferred Stock were converted to the same number of shares of Common Stock by the holders thereof.

Item 16. Exhibits.

 Exhibit
 Number                                Description
 -------                               -----------
 1.1     Amended Underwriting Agreement (Incorporated by reference to Exhibit
         1.1 to Form S-1/A Registration Statement No. 333-63755 filed with the
         Commission on November 25, 1998).

 1.2     Purchase Agreement dated July 1, 1999 by and among the Company, Lehman
         Brothers International (Europe) and Morgan Stanley & Co. International
         Limited relating to the Company's $150,000,000 in Units comprised of 14% Senior Notes due 2009 and Warrants. (Incorporated by reference to
         Exhibit 1.2 to Form S-4 Registration Statement No. 333-86853 filed
         September 10, 1999.)

 1.3 Purchase Agreement dated as of August 19, 1999 by and between the Company and Morgan Stanley & Co. International Limited relating to the
         Company's (Euro)25,000,000 Convertible Senior Subordinated Pay-In-Kind
         Notes due 2009. (Incorporated by reference to Exhibit 1.3 to Form S-4
         Registration Statement No. 333-86853 filed September 10, 1999.)

 1.4 Purchase Agreement dated as of August 19, 1999 by and between the Company and Morgan Stanley & Co. International Limited relating to the
         Company's $35,000,000 13.0% Convertible Senior Subordinated Discount
         Notes due 2009. (Incorporated by reference to Exhibit 1.4 to Form S-4
         Registration Statement No. 333-86853 filed September 10, 1999.)

 1.5 Purchase Agreement dated as of August 23, 1999 by and between the Company and Morgan Stanley & Co. International Limited relating to the
         Company's $15,002,183 13.0% Convertible Senior Subordinated Discount
         Notes due 2009. (Incorporated by reference to Exhibit 1.5 to Form S-4
         Registration Statement No. 333-86853 filed September 10, 1999.)

 3.1     Certificate of Incorporation. (Incorporated by reference to Exhibit
         3.1 to Form S-1 Registration Statement No. 333-63755 filed with the
         Commission on September 18, 1998).

 3.2     Bylaws (Incorporated by reference to Exhibit 3.2 to Form S-1
         Registration Statement No. 333-63755 filed with the Commission on
         September 18, 1998).

 4.1 Unit Agreement dated as of July 8, 1999 by and among the Company, Lehman Brothers International (Europe) and Morgan Stanley & Co.
         International Limited. (Incorporated by reference to Exhibit 4.1 to
         Form S-4 Registration Statement No. 333-86853 filed September 10,
         1999.)

 4.2     Indenture dated as of July 8, 1999 by and between the Company and The
         Bank of New York, relating to the Company's notes contained in the Units. (Incorporated by reference to Exhibit 4.2 to Form S-4
         Registration Statement No. 333-86853 filed September 10, 1999.)

 4.3 Collateral Agreement dated as of July 8, 1999 by and among the Company, Lehman Brothers International (Europe) and Morgan Stanley &
         Co. International Limited, relating to the Unit Agreement.
         (Incorporated by reference to Exhibit 4.3 to Form S-4 Registration
         Statement No. 333-86853 filed September 10, 1999.)

 4.4 Registration Rights Agreement dated as of July 8, 1999 by and among the Company, Lehman Brothers International (Europe) and Morgan Stanley
         & Co. International Limited, relating to the Company's notes contained in the Units. (Incorporated by reference to Exhibit 4.4 to Form S-4
         Registration Statement No. 333-86853 filed September 10, 1999.)

 4.5     Warrant Agreement, dated as of July 8, 1999 by and among Cybernet
         Internet Services International, Inc., Lehman Brothers International
         (Europe) and Morgan Stanley & Co. International Limited, relating to the Company's warrants contained in the Units. (Incorporated by reference to Exhibit 4.5 to Form S-4 Registration Statement No. 333-
         86853 filed September 10, 1999.)

 5.1**   Opinion of Powell, Goldstein, Frazer & Murphy LLP.


 Exhibit
 Number                                Description
 -------                               -----------
 10.1    Sale and Assignment of Business Shares of the Artwise GmbH Software
         Losugen dated September 18, 1997 by and among Mr. Stefan
         Heiligensetzer, Mr. Frank Marchewicz, Mr. Rolf Strehle, Mr. Gerhard
         Schonenberger, Mr. Lothar Bernecker, Artwise GmbH Software Solutions,
         Cybernet Internet--Dienstleistungen AG and Cybernet Internet--
         Beteiligungs GmbH (Incorporated by reference Exhibit 10.1 to Form S-1
         Registration Statement No. 333-63755 filed with the Commission on
         September 18, 1998).

 10.2    Sale and Assignment of Shares in OpenNet Internet Solutions GmbH dated
         August 12, 1998 by and among Mr. Thomas Egner, Mr. Uwe Hagenmeier, Mr.
         Markus Kress, Mr. Oliver Schaffer, Cybernet Internet Dienstleistungen
         AG, and Cybernet Internet--Beteiligungs GmbH (Incorporated by reference to Exhibit 10.2 to Form S-1 Registration Statement No. 333-
         63755 filed with the Commission on September 18, 1998).

 10.3 Private Agreement for the Sale of Company Shareholdings and Increase of Share Capital dated December 4, 1997 by and among Cybernet Internet
         Dienstleistung ag, Mr. Robert Loro, Stefano Longano, Domenico Loro,
         Angelo Longano, Emma Pontara, Maria Teresa Francesconi and Mauro
         Longano (Incorporated by reference to Exhibit 10.3 to Form S-1
         Registration Statement No. 333-63755 filed with the Commission on
         September 18, 1998).

 10.4    Stock Purchase Agreement dated June 17, 1998 among the Company,
         Tristan Libischer, and Alexander Wiesmuller (Incorporated by reference to Exhibit 10.4 to Form S-1 Registration Statement No. 333-63755 filed with the Commission on September 18, 1998).

 10.5    Stock Purchase Agreement, dated June 11, 1997, among the Company,
         Cybermind Interactive Europe AG, Rudolf Strobl, Roland Manger, Thomas
         Schulz, Andreas Eder, and Holger Timm (Incorporated by reference to
         Exhibit 10.5 to Form S-1 Registration Statement No. 333-63755 filed with the Commission on September 18, 1998).

 10.6    Pooling and Trust Agreement dated August 18, 1997 among Cybermind
         Interactive Europe AG, Andreas Eder, Roland Manger, Thomas Schulz,
         Rudolf Strobl, Holger Timm, and Dr. Hurbert Besner, as trustee
         (Incorporated by reference to Exhibit 10.6 to Form S-1 Registration
         Statement No. 333-63755 filed with the Commission on September 18,
         1998).

 10.7    Pooling and Trust Agreement dated August 1, 1998 between Stefan
         Heiligensetzer and Dr. Hubert Besner, as trustee (Incorporated by reference to Exhibit 10.7 to Form S-1 Registration Statement No. 333-
         63755 filed with the Commission on September 18, 1998).

 10.7.1 Schedule of Additional Artwise Pooling Agreements, referencing agreements of Mr. Marchewicz, Mr. Strehle, Mr. Schonenberger and Mr.
         Bernecker (Incorporated by reference to Exhibits 10.7 and 10.7.1 to Form S-1 Registration Statement No. 333-63755 filed with the
         Commission on September 18, 1998).

 10.8    Consulting Agreement dated December 15, 1997 between Cybernet
         Internet--Dienstleistungen AG and Eiderdown Trading Ltd. (Incorporated by reference to Exhibit 10.8 to Form S-1 Registration Statement No.
         333-63755 filed with the Commission on September 18, 1998).

 10.9    Employment Contract dated February 23, 1998 between Cybernet
         Internet--Dienstleistungen Aktiengesellschaft and Andreas Eder
         (Incorporated by reference to Exhibit 10.9 to Form S-1 Registration
         Statement No. 333-63755 filed with the Commission on September 18,
         1998).

 10.10   Employment Contract dated May 15, 1997 between Cybernet Internet--
         Dienstleistungen Aktiengesellschaft and Alessondro Giacalone
         (Incorporated by reference to Exhibit 10.10 to Form S-1 Registration
         Statement No. 333-63755 filed with the Commission on September 18,
         1998).


 Exhibit
 Number                                Description
 -------                               -----------
 10.11   Employment Contract dated April 28, 1997 between Cybernet Internet
         Dienstleistungen AG and Christian Moosmann (Incorporated by reference to Exhibit 10.11 to Form S-1 Registration Statement No. 333-63755
         filed with the commission on September 18, 1998).

 10.12   Employment Contract dated February 23, 1998 between Cybernet
         Internet--Dienstleistungen Aktiengesellschaft and Rudolf Strobl
         (Incorporated by reference to Exhibit 10.12 to Form S-1 Registration
         Statement No. 333-63755 filed with the Commission on September 18,
         1998).

 10.13 Sublease for business premises office dated February 29, 1996 between KG Bayerische Hausbau GmbH and Co. and Cybernet AG.i.G. (Incorporated by reference to Exhibit 10.13 to Form S-1 Registration Statement No.
         333-63755 filed with the Commission on September 18, 1998).

 10.14   Full Amortization leasing Agreement No. 13 00 00 for Hard- and
         Software with purchase, extension and return options between CyberNet
         Internet--Dienstleistungen AG and Miller Leasing Miete GMbH dated
         January 22, 1998 (Incorporated by reference to Exhibit 10.14 to Form
         S-1 Registration Statement No. 333-63755 filed with the Commission on
         September 18, 1998).

 10.15 Agreement on the use of Data Communication Installations of Info AG dated July 29, 1996 between Info AG and CyberNet Internet--
         Dienstleistungen Ag (Incorporated by reference to Exhibit 10.15 to
         Form S-1 Registration Statement No. 333-63755 filed with the
         Commission on September 18, 1998).

 10.16   Ebone Internet Access Contract dated February 26, 1997 between Ebone
         Inc. and Cybernet AG (Incorporated by reference to Exhibit 10.16 to
         Form S-1 Registration Statement No. 333-63755 filed with the
         Commission on September 18, 1998).

 10.17   Agreement, undated, between feratel International GmbH and Cybernet
         Internet--Dienstleistungen AG (Incorporated by reference to Exhibit
         10.17 to Form S-1 Registration Statement No. 333-63755 filed with the
         Commission on September 18, 1998).

 10.18   Cybernet Internet Services International, Inc. 1998 Stock Incentive
         Plan (Incorporated by reference to Exhibit 10.18 to Form S-1/A
         Registration Statement No. 333-63755 filed with the Commission on
         November 5, 1998).

 10.19   Cybernet Internet Services International, Inc. 1998 Outside Directors'
         Stock Option Plan (Incorporated by reference to Exhibit 10.19 to Form
         S-1/A Registration Statement No. 333-63755 filed with the Commission on November 5, 1998).

 10.20   Agreement and Plan of Merger, dated October 9, 1998, between the
         Company, a Utah corporation, and Cybernet Internet Services
         International, Inc., a Delaware corporation (Incorporated by reference to Exhibit 2.1 to Form S-1/A Registration Statement No. 333-63755 filed on November 5, 1998).

 10.23   Registration Rights Agreement dated August 26, 1999 by and between the
         Company and Morgan Stanley & Co. International Limited relating to the
         Company's (Euro)25,000,000 Convertible Senior Subordinated Pay-In-Kind
         Notes due 2009. (Incorporated by reference to Exhibit 10.23 to Form S-
         4 Registration Statement No. 333-86855 filed with the Commission on
         September 10, 1999).

 10.24   Indenture dated August 26, 1999 by and between the Company and The
         Bank of New York relating to the Company's (Euro)25,000,000
         Convertible Senior Subordinated Pay-In-Kind Notes due 2009.
         (Incorporated by reference to Exhibit 10.25 to Form S-4 Registration
         Statement No. 333-86855 filed with the Commission on September 10,
         1999).

 10.26   Registration Rights Agreement dated August 26, 1999 by and between the
         Company and Morgan Stanley & Co. International Limited relating to the company's $35,000,000 13.0% Convertible Senior Subordinated Discount
         Notes due 2009 (Incorporated by reference to Exhibit 10.26 to Form S-4
         Registration Statement No. 333-86855 filed with the Commission on
         September 10, 1999).

 10.27   Registration Rights Agreement dated August 26, 1999 by and between the
         Company and Morgan Stanley & Co. International Ltd. relating to the company's $15,002,183 13.0% Convertible Senior Subordinated Discount
         Notes due 2009. (Incorporated by reference to Exhibit 10.27 to Form S-
         4 Registration Statement No. 333-86855 filed with the Commission on
         September 10, 1999).

 Exhibit
 Number                                Description
 -------                               -----------
 10.28   Indenture dated August 26, 1999 by and between the Company and The
         Bank of New York relating to the company's $35,000,000 and $15,002,183
         13.0% Convertible Senior Subordinated Discount Notes due 2009.
         (Incorporated by reference to Exhibit 10.28 to Form S-4 Registration
         Statement No. 333-86855 filed with the Commission on September 10,
         1999).

 10.29*  Condition Precedent Sale and Transfer of Novento Telecom AG and
         Multicall Telefonmarketing AG Stock and Sale and Assignment of Claims.

 21.1*   Subsidiaries.

 23.4*   Consent of Ernst & Young Deutsche Allgemeine Treuhand AG.

 23.5*   Consent of Ernst & Young, Wirtschaftsprufungs-Und,
         Steuerberatungsellschaft MBH.

 23.6*   Consent of Grant Thornton S.p.A.

 24.1    Power of Attorney (included in the signature page hereto).

 25.1*   Statement of Eligibility of Trustee Regarding Pay-In-Kind Notes.

 25.2*   Statement of Eligibility of Trustee Regarding Discount Notes.

 27.1 Financial Data Schedule (Incorporated by reference to Exhibit 27 to the Quarterly Report on Form 10-Q for Cybernet filed November 15,
         1999).


--------
 * Filed herewith
**To be filed by amendment

Item 17. Undertakings.

    The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                 EXHIBIT INDEX

 Exhibit
 Number                                Description
 -------                               -----------
 1.1     Amended Underwriting Agreement (Incorporated by reference as Exhibit
         1.1 to the Form S-1/A Registration Statement filed with the Commission on November 25, 1998).

 1.2     Purchase Agreement dated July 1, 1999 by and among the Company, Lehman
         Brothers International (Europe) and Morgan Stanley & Co. International
         Limited relating to the Company's $150,000,000 in Units comprised of 14% Senior Notes due 2009 and Warrants.

 1.3 Purchase Agreement dated as of August 19, 1999 by and between the Company and Morgan Stanley & Co. International Limited relating to the
         Company's (Euro)25,000,000 Convertible Senior Subordinated Pay-In-Kind
         Notes due 2009.

 1.4 Purchase Agreement dated as of August 19, 1999 by and between the Company and Morgan Stanley & Co. International Limited relating to the
         Company's $35,000,000 13.0% Convertible Senior Subordinated Discount
         Notes due 2009.

 1.5 Purchase Agreement dated as of August 23, 1999 by and between the Company and Morgan Stanley & Co. International Limited relating to the
         Company's $15,002,183 13.0% Convertible Senior Subordinated Discount
         Notes due 2009.

 3.1     Certificate of Incorporation. (Incorporated by reference as Exhibit
         3.1 to the Form S-1 Registration Statement filed with the Commission on September 18, 1998).

 3.2     Bylaws (Incorporated by reference as Exhibit 3.2 to the Form S-1
         Registration Statement filed with the Commission on September 18,
         1998).

 4.1 Unit Agreement dated as of July 8, 1999 by and among the Company, Lehman Brothers International (Europe) and Morgan Stanley & Co.
         International Limited.

 4.2     Indenture dated as of July 8, 1999 by and between the Company and The
         Bank of New York, relating to the Company's notes contained in the Units.

 4.3 Collateral Agreement dated as of July 8, 1999 by and among the Company, Lehman Brothers International (Europe) and Morgan Stanley &
         Co. International Limited, relating to the Unit Agreement.

 4.4 Registration Rights Agreement dated as of July 8, 1999 by and among the Company, Lehman Brothers International (Europe) and Morgan Stanley
         & Co. International Limited, relating to the Company's notes contained in the Units.

 4.5     Warrant Agreement, dated as of July 8, 1999 by and among Cybernet
         Internet Services International, Inc., Lehman Brothers International
         (Europe) and Morgan Stanley & Co. International Limited, relating to the Company's warrants contained in the Units.

 5.1**   Opinion of Powell, Goldstein, Frazer & Murphy LLP.
 10.1    Sale and Assignment of Business Shares of the Artwise GmbH Software
         Losugen dated September 18, 1997 by and among Mr. Stefan
         Heiligensetzer, Mr. Frank Marchewicz, Mr. Rolf Strehle, Mr. Gerhard
         Schonenberger, Mr. Lothar Bernecker, Artwise GmbH Software Solutions,
         Cybernet Internet--Dienstleistungen AG and Cybernet Internet--
         Beteiligungs GmbH (Incorporated by reference as Exhibit 10.1 to the
         Form S-1 Registration Statement filed with the Commission on September
         18, 1998).

 10.2    Sale and Assignment of Shares in OpenNet Internet Solutions GmbH dated
         August 12, 1998 by and among Mr. Thomas Egner, Mr. Uwe Hagenmeier, Mr.
         Markus Kress, Mr. Oliver Schaffer, Cybernet Internet Dienstleistungen
         AG, and Cybernet Internet--Beteiligungs GmbH (Incorporated by reference as Exhibit 10.2 to the Form S-1 Registration Statement filed with the Commission on September 18, 1998).


 Exhibit
 Number                                Description
 -------                               -----------
 10.3    Private Agreement for the Sale of Company Shareholdings and Increase
         of Share Capital dated December 4, 1997 by and among Cybernet Internet
         Dienstleistung ag, Mr. Robert Loro, Stefano Longano, Domenico Loro,
         Angelo Longano, Emma Pontara, Maria Teresa Francesconi and Mauro
         Longano (Incorporated by reference as Exhibit 10.3 to the Form S-1
         Registration Statement filed with the Commission on September 18,
         1998).

 10.4    Stock Purchase Agreement dated June 17, 1998 among the Company,
         Tristan Libischer, and Alexander Wiesmuller (Incorporated by reference as Exhibit 10.4 to the Form S-1 Registration Statement filed with the Commission on September 18, 1998).

 10.5    Stock Purchase Agreement, dated June 11, 1997, among the Company,
         Cybermind Interactive Europe AG, Rudolf Strobl, Roland Manger, Thomas
         Schulz, Andreas Eder, and Holger Timm (Incorporated by reference as
         Exhibit 10.5 to the Form S-1 Registration Statement filed with the
         Commission on September 18, 1998).

 10.6    Pooling and Trust Agreement dated August 18, 1997 among Cybermind
         Interactive Europe AG, Andreas Eder, Roland Manger, Thomas Schulz,
         Rudolf Strobl, Holger Timm, and Dr. Hurbert Besner, as trustee
         (Incorporated by reference as Exhibit 10.6 to the Form S-1
         Registration Statement filed with the Commission on September 18,
         1998).

 10.7    Pooling and Trust Agreement dated August 1, 1998 between Stefan
         Heiligensetzer and Dr. Hubert Besner, as trustee (Incorporated by reference as Exhibit 10.7 to the Form S-1 Registration Statement filed with the Commission on September 18, 1998).

 10.7.1 Schedule of Additional Artwise Pooling Agreements, referencing agreements of Mr. Marchewicz, Mr. Strehle, Mr. Schonenberger and Mr.
         Bernecker (Incorporated by reference as Exhibits 10.7 and 10.7.1 to the Form S-1 Registration Statement filed with the Commission on September 18, 1998).

 10.8    Consulting Agreement dated December 15, 1997 between Cybernet
         Internet--Dienstleistungen AG and Eiderdown Trading Ltd. (Incorporated by reference as Exhibit 10.8 to the Form S-1 Registration Statement filed with the Commission on September 18, 1998).

 10.9    Employment Contract dated February 23, 1998 between Cybernet
         Internet--Dienstleistungen Aktiengesellschaft and Andreas Eder
         (Incorporated by reference as Exhibit 10.9 to the Form S-1
         Registration Statement filed with the Commission on September 18,
         1998).

 10.10   Employment Contract dated May 15, 1997 between Cybernet Internet--
         Dienstleistungen Aktiengesellschaft and Alessondro Giacalone
         (Incorporated by reference as Exhibit 10.10 to the Form S-1
         Registration Statement filed with the Commission on September 18,
         1998).

 10.11   Employment Contract dated April 28, 1997 between Cybernet Internet
         Dienstleistungen AG and Christian Moosmann (Incorporated by reference as Exhibit 10.11 to the Form S-1 Registration Statement filed with the commission on September 18, 1998).

 10.12   Employment Contract dated February 23, 1998 between Cybernet
         Internet--Dienstleistungen Aktiengesellschaft and Rudolf Strobl
         (Incorporated by reference as Exhibit 10.12 to the Form S-1
         Registration Statement filed with the Commission on September 18,
         1998).

 10.13 Sublease for business premises office dated February 29, 1996 between KG Bayerische Hausbau GmbH and Co. and Cybernet AG.i.G. (Incorporated by reference as Exhibit 10.13 to the Form S-1 Registration Statement filed with the Commission on September 18, 1998).

 10.14   Full Amortization leasing Agreement No. 13 00 00 for Hard- and
         Software with purchase, extension and return options between CyberNet
         Internet--Dienstleistungen AG and Miller Leasing Miete GMbH dated
         January 22, 1998 (Incorporated by reference as Exhibit 10.14 to the
         Form S-1 Registration Statement filed with the Commission on September
         18, 1998).


 Exhibit
 Number                                Description
 -------                               -----------
 10.15   Agreement on the use of Data Communication Installations of Info AG
         dated July 29, 1996 between Info AG and CyberNet Internet--
         Dienstleistungen Ag (Incorporated by reference as Exhibit 10.15 to the
         Form S-1 Registration Statement filed with the Commission on September
         18, 1998).

 10.16   Ebone Internet Access Contract dated February 26, 1997 between Ebone
         Inc. and Cybernet AG (Incorporated by reference as Exhibit 10.16 to the Form S-1 Registration Statement filed with the Commission on September 18, 1998).

 10.17   Agreement, undated, between feratel International GmbH and Cybernet
         Internet--Dienstleistungen AG (Incorporated by reference as Exhibit
         10.17 to the Form S-1 Registration Statement filed with the Commission on September 18, 1998).

 10.18   Cybernet Internet Services International, Inc. 1998 Stock Incentive
         Plan (Incorporated by reference as Exhibit 10.18 to the Form S-1/A
         Registration Statement filed with the Commission on November 5, 1998).

 10.19   Cybernet Internet Services International, Inc. 1998 Outside Directors'
         Stock Option Plan (Incorporated by reference as Exhibit 10.19 to the
         Form S-1/A Registration Statement filed with the Commission on
         November 5, 1998).

 10.20   Agreement and Plan of Merger, dated October 9, 1998, between the
         Company, a Utah corporation, and Cybernet Internet Services
         International, Inc., a Delaware corporation (Incorporated by reference as Exhibit 2.1 to the Form S-1/A Registration Statement filed on
         November 5, 1998).

 10.23   Registration Rights Agreement dated August 26, 1999 by and between the
         Company and Morgan Stanley & Co. International Limited relating to the
         Company's (Euro)25,000,000 Convertible Senior Subordinated Pay-In-Kind
         Notes due 2009.

 10.24   Indenture dated August 26, 1999 by and between the Company and The
         Bank of New York relating to the Company's (Euro)25,000,000
         Convertible Senior Subordinated Pay-In-Kind Notes due 2009.

 10.26   Registration Rights Agreement dated August 26, 1999 by and between the
         Company and Morgan Stanley & Co. International Limited relating to the company's $35,000,000 13.0% Convertible Senior Subordinated Discount
         Notes due 2009

 10.27   Registration Rights Agreement dated August 26, 1999 by and between the
         Company and Morgan Stanley & Co. International Ltd. relating to the company's $15,002,183 13.0% Convertible Senior Subordinated Discount
         Notes due 2009.

 10.28   Indenture dated August 26, 1999 by and between the Company and The
         Bank of New York relating to the company's $35,000,000 and $15,002,183
         13.0% Convertible Senior Subordinated Discount Notes due 2009.

 10.29*  Condition Precedent Sale and Transfer of Novento Telecom AG and
         Multicall Telefonmarketing AG Stock and Sale and Assignment of Claims.

 21.1*   Subsidiaries.

 23.4*   Consent of Ernst & Young Deutsche Allgemeine Treuhand AG.

 23.5*   Consent of Ernst & Young, Wirtschaftsprufungs-Und,
         Steuerberatungsellschaft MBH.

 23.6*   Consent of Grant Thornton S.p.A.

 24.1    Power of Attorney (included in the signature page hereto).

 25.1*   Statement of Eligibility of Trustee Regarding Pay-In-Kind Notes.

 25.2*   Statement of Eligibility of Trustee Regarding Discount Notes.

 27.1 Financial Data Schedule (Incorporated by reference to Exhibit 27 to the Quarterly Report on Form 10-Q for Cybernet filed November 15,
         1999).


--------
  * Filed herewith
 ** To be filed by amendment

LETTERHEAD OF POWELL, GOLDSTEIN, FRAZER AND MURPHY, LLP STATIONERY APPEARS HERE




                               November 23, 1999


By Messenger
------------

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

     Re:  Cybernet Internet Services International, Inc.

Ladies and Gentlemen:

     Herewith please find a Registration Statement on Form S-1 filed by Cybernet Internet Services International, Inc. (the "Company") for the purpose of registering the Company's 13.0% Convertible Senior Subordinated Discount Notes Due 2009, the Company's 13.0% Convertible Senior Subordinated Pay-In-Kind Notes due 2009 and the Company's common stock, par value $.001 per share, into which those notes are convertible (collectively, the "Securities").

     The Securities to be registered pursuant to this registration statement were sold to Qualified Institutional Buyers pursuant to Rule 144A, or to institutional investors who are not U.S. Persons pursuant to Regulation S. Pursuant to Rule 415, the Securities are to be offered on a delayed or continuous basis.

     Disclosure in this registration statement relating to the Company is substantially similar to the disclosure contained in the Company's registration statement on Form S-4 (relating to an exchange offer for the Company's 14.0% Senior Note Due 2009) which the Commission recently declared effective on October 7, 1999. Of course, the disclosure has been updated to include September 30, 1999 financial information and to reflect developments since the effective date of the S-4.

Securities and Exchange Commission
November 23, 1999
Page 2


     If the Staff should have any questions or if we can be of any assistance, please do not hesitate to contact the undersigned at (202) 624-7271.

                              Sincerely,


                              Joseph M. Berl



Enclosure